As filed with the Securities and Exchange Commission on September 26, 2023
Registration No. 333-274490

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Atlantic Union Bankshares Corporation
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	54-1598552 (IRS Employer Identification Number)

1051 East Cary Street
Suite 1200
Richmond, Virginia 23219
(804) 633-5031
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John C. Asbury
President and Chief Executive Officer
Atlantic Union Bankshares Corporation
1051 East Cary Street
Suite 1200
Richmond, Virginia 23219
(804) 633-5031
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Frank M. Conner III, Esq. Charlotte May, Esq. Brianna M. Bloodgood, Esq. Covington & Burling LLP One CityCenter 850 Tenth Street N.W. Washington, D.C. 20001 (202) 662-6000	Jeffrey V. Haley President and Chief Executive Officer American National Bankshares Inc. 628 Main Street Danville, Virginia 24541 (434) 792-5111	Scott H. Richter, Esq. Benjamin A. McCall, Esq. Lee G. Lester, Esq. Williams Mullen 200 South 10th Street, Suite 1600 Richmond, Virginia 23219 (804) 420-6000
Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed document.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such dates as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
PRELIMINARY — SUBJECT TO COMPLETION — DATED SEPTEMBER 26, 2023

PROPOSED MERGER — YOUR VOTE IS VERY IMPORTANT
Dear Shareholders of American National Bankshares Inc.:
On July 24, 2023, Atlantic Union Bankshares Corporation, which we refer to as Atlantic Union, a Virginia corporation, and American National Bankshares Inc., which we refer to as American National, a Virginia corporation, entered into an Agreement and Plan of Merger, as it may be amended from time to time, which we refer to as the merger agreement. Under the merger agreement, American National will merge with and into Atlantic Union, with Atlantic Union continuing as the surviving corporation, which we refer to as the merger. Immediately following the merger, American National Bank and Trust Company, a national banking association and wholly owned subsidiary of American National, will merge with and into Atlantic Union Bank, a Virginia chartered bank and wholly owned subsidiary of Atlantic Union, with Atlantic Union Bank continuing as the surviving bank, which we refer to as the bank merger and, together with the merger, as the mergers.
If the merger is completed, each share of common stock, par value $1.00 per share, of American National, which we refer to as American National common stock, excluding certain specified shares owned by Atlantic Union or American National, that is issued and outstanding immediately prior to the effective time of the merger, will be converted into the right to receive 1.35 shares, which we refer to as the exchange ratio, of common stock, par value $1.33 per share, of Atlantic Union, which we refer to as Atlantic Union common stock, with such shares referred to as the merger consideration.
Although the exchange ratio is fixed, the market value of the merger consideration will fluctuate with the market price of Atlantic Union common stock and, as such, the market value of the merger consideration at the effective time of the merger will not be known at the time American National shareholders vote on the merger. Shares of Atlantic Union common stock are listed on the New York Stock Exchange under the symbol “AUB” and shares of American National common stock are listed on The Nasdaq Global Select Market under the symbol “AMNB.” The following table sets forth the closing sale prices per share of Atlantic Union common stock and American National common stock on July 24, 2023, the last trading day before the public announcement of the signing of the merger agreement, and on September 22, 2023, the latest practicable trading day before the printing date of this proxy statement/prospectus. The table also shows the implied value of the merger consideration payable for each share of American National common stock on July 24, 2023 and on September 22, 2023, determined by multiplying the closing price of the Atlantic Union common stock on such dates by the exchange ratio. We urge you to obtain current market quotations for Atlantic Union common stock and American National common stock.
	Atlantic Union Common Stock	American National Common Stock	Implied Value of Merger Consideration
July 24, 2023	$30.94	$31.60	$41.77
September 22, 2023	$28.10	$36.98	$37.94
Based on the number of shares of American National common stock outstanding, including shares granted in respect of American National restricted stock awards, as of September 26, 2023, Atlantic Union expects to issue approximately 14.3 million shares of Atlantic Union common stock in the merger. However, an increase or decrease in the number of outstanding shares of American National common stock before completion of the merger could cause the actual number of shares issued in connection with the merger to change.
American National will hold a special meeting of its shareholders in connection with the merger, which we refer to as the special meeting. Atlantic Union and American National cannot complete the mergers unless the American National shareholders approve the merger agreement and the transactions contemplated thereby, which we refer to as the merger proposal. The American National board of directors is providing this proxy statement/prospectus to solicit your proxy to vote on the merger proposal and related matters. In addition, this proxy statement/prospectus is also being delivered to American National shareholders as Atlantic Union’s prospectus for its offering of Atlantic Union common stock in connection with the merger.
The special meeting will be held on November 14, 2023 at 10:00 a.m., Eastern Time, at The Wednesday Club, 1002 Main Street, Danville, Virginia 24541.
Your vote is very important. To ensure your representation at the special meeting, please complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or the internet by following the instructions on your proxy card. Whether or not you expect to attend the special meeting, please vote promptly. Submitting a proxy now will not prevent you from being able to vote in person at the special meeting.
The American National board of directors has unanimously adopted the merger agreement and approved the transactions contemplated thereby and unanimously recommends to its shareholders to vote “FOR” approval of the merger proposal. The members of the American National board of directors have, as shareholders of American National, agreed to vote their shares of American National common stock to approve the merger proposal.
The accompanying proxy statement/prospectus provides a detailed description of the mergers, the merger agreement and related matters. We urge you to read the proxy statement/prospectus, including any documents incorporated in the proxy statement/prospectus by reference, and its annexes, carefully and in their entirety, including the “Risk Factors,” beginning on page 18, for a discussion of the risks relating to the mergers. You also can obtain information about Atlantic Union and American National from documents that each has filed with the Securities and Exchange Commission.
Sincerely,
Jeffrey V. Haley
President and Chief Executive Officer
American National Bankshares Inc.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the merger or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.
The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Atlantic Union or American National, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this proxy statement/prospectus is [           ], 2023, and it is first being mailed or otherwise delivered to American National shareholders on or about [           ], 2023.

628 Main Street
Danville, Virginia 24541
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 14, 2023
To the Shareholders of American National Bankshares Inc.:
Notice is hereby given that American National Bankshares Inc., which we refer to as American National, will hold a special meeting of shareholders, which we refer to as the special meeting, on November 14, 2023 at 10:00 a.m., Eastern Time, at The Wednesday Club, 1002 Main Street, Danville, Virginia 24541. The special meeting will be held for the purposes of allowing American National shareholders to consider and vote on the following matters:

•
a proposal to approve the Agreement and Plan of Merger, dated as of July 24, 2023, as it may be amended from time to time, which we refer to as the merger agreement, by and between Atlantic Union Bankshares Corporation, which we refer to as Atlantic Union, and American National, under which American National will merge with and into Atlantic Union, with Atlantic Union continuing as the surviving corporation, which transaction we refer to as the merger, and which proposal we refer to as the merger proposal;

•
a proposal to approve, on an advisory (non-binding) basis, specified compensation that may be paid or become payable to the named executive officers of American National that is based on or otherwise relates to the merger, which we refer to as the compensation proposal; and

•
a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger proposal, which we refer to as the adjournment proposal.

These proposals are described in greater detail in the accompanying proxy statement/prospectus. American National will transact no other business at the special meeting, except for the business properly brought before the special meeting or any adjournment or postponement thereof.
American National has fixed the close of business on September 26, 2023 as the record date for the special meeting, which we refer to as the record date. Only American National shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement thereof. Approval of the merger proposal requires the affirmative vote of holders of more than two-thirds of the outstanding shares of American National common stock entitled to vote on the merger proposal. Approval of the compensation proposal and the adjournment proposal each requires the affirmative vote of holders of a majority of the votes cast, in person or by proxy, at the special meeting. At the close of business on the record date, 10,629,111 shares of American National common stock were outstanding, of which 10,464,449 shares were entitled to notice of, and to vote at, the special meeting.
Your vote is very important. Atlantic Union and American National cannot complete the merger unless American National’s shareholders approve the merger proposal.
To ensure your representation at the special meeting, please complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or the internet by following the instructions on your proxy card. If your shares of American National common stock are held in “street name” by a bank, broker or other nominee, please follow the instructions on the voting instruction form provided by the record holder. Whether or not you expect to attend the special meeting, please vote promptly. Submitting a proxy now will not prevent you from being able to vote in person at the special meeting.
The accompanying proxy statement/prospectus provides a detailed description of the mergers, the merger agreement and related matters. We urge you to read the proxy statement/prospectus, including any documents incorporated in the proxy statement/prospectus by reference, and its annexes, carefully and in their entirety.

The American National board of directors has unanimously adopted the merger agreement and approved the transactions contemplated thereby and unanimously recommends that its shareholders vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.
BY ORDER OF THE BOARD OF DIRECTORS
Jeffrey V. Haley
President & Chief Executive Officer
Danville, Virginia
[           ], 2023

ADDITIONAL INFORMATION
Atlantic Union and American National file reports, proxy statements and other information with the United States Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. In addition, this proxy statement/prospectus incorporates by reference important business and financial information about Atlantic Union and American National from documents that have been filed with the SEC that are not included in or delivered with this proxy statement/prospectus. You will also be able to obtain these documents, free of charge, from Atlantic Union at www.atlanticunionbank.com or from American National at www.amnb.com. These documents are also available without charge on the SEC’s website at www.sec.gov and upon written or oral request to the applicable company’s principal executive offices. The respective addresses and telephone numbers of such principal executive offices are listed below:
Atlantic Union Bankshares Corporation	American National Bankshares Inc.
4300 Cox Road Richmond, Virginia 23060 Attention: Rachael R. Lape Executive Vice President, General Counsel and Corporate Secretary Telephone: (804) 633-5031	628 Main Street Danville, Virginia 24541 Attention: Jeffrey W. Farrar Senior Executive Vice President, Chief Operating and Chief Financial Officer Telephone: (434) 792-5111
The websites listed above are inactive textual references only. Except as specifically incorporated by reference into this proxy statement/prospectus, information provided on those websites is not a part of the accompanying proxy statement/prospectus and therefore is not incorporated by reference into the accompanying proxy statement/prospectus.
You will not be charged for any of these documents that you request. To receive timely delivery of these documents in advance of the special meeting, you must make your request no later than November 7, 2023 in order to receive them before the special meeting.
For a more detailed description of the information incorporated by reference into the accompanying proxy statement/prospectus and how you may obtain it, see the section entitled “Where You Can Find More Information.”
This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make any such offer or solicitation in that jurisdiction. Atlantic Union and American National have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated [           ], 2023. You should assume that the information contained in this proxy statement/prospectus is accurate only as of such date. You should assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of the date of such document. Neither the mailing of this proxy statement/prospectus to American National shareholders nor the issuance by Atlantic Union of shares of Atlantic Union common stock in connection with the merger will create any implication to the contrary.
Except where the context otherwise indicates, information contained in this proxy statement/prospectus regarding Atlantic Union has been provided by Atlantic Union and information contained in this proxy statement/prospectus regarding American National has been provided by American National.

i

Annex Index
Annex A:	Agreement and Plan of Merger, dated as of July 24, 2023, by and between Atlantic Union Bankshares Corporation and American National Bankshares Inc.
Annex B:	Form of Affiliate Agreement, by and among Atlantic Union Bankshares Corporation, American National Bankshares Inc. and directors and certain executive officers of American National Bankshares Inc.
Annex C:	Opinion of Keefe, Bruyette & Woods, Inc.

ii

QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGERS AND THE SPECIAL MEETING
The following are answers to some questions that you may have regarding the mergers or the special meeting. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the mergers and the special meeting. Additional important information is also contained in the documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information.”
Unless the context otherwise requires, references in this proxy statement/prospectus to “Atlantic Union” refer to Atlantic Union Bankshares Corporation, references to “American National” refer to American National Bankshares Inc., and references to “we,” “our” and “us” refer to Atlantic Union and American National together. References in this proxy statement/prospectus to “Atlantic Union common stock” refer to the common stock of Atlantic Union, par value $1.33 per share, and references to “American National common stock” refer to the common stock of American National, par value $1.00 per share.
Q:
What are the mergers?

A:
Atlantic Union and American National have entered into an Agreement and Plan of Merger, dated as of July 24, 2023, as it may be amended from time to time, which we refer to as the merger agreement. Under the merger agreement, American National will merge with and into Atlantic Union, with Atlantic Union continuing as the surviving corporation, which we refer to as the merger. Immediately following the merger, American National Bank and Trust Company will merge with and into Atlantic Union Bank, with Atlantic Union Bank continuing as the surviving bank, which we refer to as the bank merger and, together with the merger, as the mergers. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus. Following the merger, the shares of American National common stock will be delisted from The Nasdaq Global Select Market, or Nasdaq, and thereafter will be deregistered under the Exchange Act. The Atlantic Union common stock issued in the merger will be listed on New York Stock Exchange, or the NYSE.

Q:
Why am I receiving this proxy statement/prospectus?

A:
American National is sending these materials to their shareholders to help them decide how to vote their shares of American National common stock with respect to the matters to be considered at the special meeting.

Atlantic Union and American National cannot complete the mergers unless the American National shareholders approve the merger agreement and the transactions contemplated thereby, including the merger. American National is holding a special meeting of its shareholders to vote on the proposals necessary to complete the mergers as well as other related matters. Information about the special meeting, the mergers and the other business to be considered by American National shareholders at the special meeting is contained in this proxy statement/prospectus.
This document constitutes both a proxy statement of American National and a prospectus of Atlantic Union. It is a proxy statement because the American National board of directors is using this document to solicit proxies from its shareholders. This document is also a prospectus because Atlantic Union, in connection with the merger, is offering shares of Atlantic Union common stock in exchange for outstanding shares of American National common stock.
Q:
What will American National shareholders receive in the merger?

A:
If the merger is completed, each share of American National common stock, except for certain shares of American National common stock owned by American National or Atlantic Union, that is issued and outstanding immediately prior to the effective time of the merger, which we refer to as the effective time, will be converted into the right to receive 1.35 shares, which we refer to as the exchange ratio, of Atlantic Union common stock, such shares referred to as the merger consideration.

Atlantic Union will not issue any fractional shares of Atlantic Union common stock in the merger. Instead, an American National shareholder who would otherwise be entitled to receive a fraction of a share of Atlantic Union common stock will receive, in lieu thereof, cash (without interest and rounded to the nearest cent) in an amount determined by multiplying (i) the average of the closing-sale prices of Atlantic Union common stock on the NYSE as reported by The Wall Street Journal for the consecutive period of ten full trading days ending on the day preceding the closing date of the merger, which we refer to as the average closing price, by (ii) the fraction of a share (rounded to the nearest one-thousandth when expressed in decimal form) of Atlantic Union common stock which such American National shareholder would otherwise be entitled to receive.
It is currently expected that the former shareholders of American National as a group will receive shares in the merger constituting approximately 16% of the outstanding shares of the combined company’s common stock immediately after the merger is completed.
Q:
Will the value of the per share merger consideration change between the date of this proxy statement/prospectus and the effective time?

A:
Yes. Although the exchange ratio is fixed, the market value of the merger consideration will fluctuate with the market price of the Atlantic Union common stock between the date of this proxy statement/prospectus and the completion of the merger. Any change in the market price of Atlantic Union common stock after the date of this proxy statement/prospectus will change the value of the shares of Atlantic Union common stock that American National shareholders will receive.

Q:
What will happen to American National restricted stock awards in the merger?

A:
Under the merger agreement, at the effective time, each outstanding American National restricted stock award that is unvested will fully vest and be converted automatically into the right to receive the merger consideration in respect of each share of American National common stock underlying such award.

Q:
Will the merger affect shares of Atlantic Union common stock held by current Atlantic Union shareholders?

A:
No. Atlantic Union shareholders will continue to own their existing shares of Atlantic Union common stock after the merger is completed.

Q:
When do you expect to complete the mergers?

A:
We expect to complete the mergers in the first quarter of 2024. However, we cannot assure you of when or if the mergers will be completed. We must first obtain the approval of American National shareholders, as well as obtain necessary regulatory approvals and satisfy certain other closing conditions. For further information, please see the section entitled “The Merger Agreement — Conditions to Completion of the Merger.”

Q:
What am I being asked to vote on?

A:
American National shareholders are being asked to vote on the following:

•
a proposal to approve the merger agreement, a copy of which is attached as Annex A, and the transactions contemplated thereby, including the merger, which we refer to as the merger proposal;

•
a proposal to approve, on an advisory (non-binding) basis, specified compensation that may be paid or become payable to the named executive officers of American National that is based on or otherwise relates to the merger, which we refer to as the compensation proposal; and

•
a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger proposal, which we refer to as the adjournment proposal.

Approval of the merger proposal is required to complete the mergers. American National will transact no other business at the special meeting, except for the business properly brought before the special meeting or any adjournment or postponement thereof.

Q:
How does the American National board of directors recommend that American National shareholders vote at the special meeting?

A:
The American National board of directors has unanimously adopted the merger agreement and approved the transactions contemplated thereby and unanimously recommends that American National shareholders vote “FOR” the merger proposal, “FOR” the compensation proposal, and “FOR” the adjournment proposal.

Q:
When and where is the special meeting?

A:
The special meeting will be held on November 14, 2023, at 10:00 a.m., Eastern Time, at The Wednesday Club, 1002 Main Street, Danville, Virginia 24541. Subject to space availability, all American National shareholders as of the record date for the special meeting, which we refer to as the record date, or their duly appointed proxies, may attend the special meeting. Since seating is limited, admission to the special meeting will be on a first come, first served basis. Registration and seating will begin at 9:30 a.m., Eastern Time.

Q:
What constitutes a quorum for the special meeting?

A:
The presence, in person or by proxy, of holders of a majority of the shares of American National common stock outstanding and entitled to vote as of the record date will constitute a quorum for purposes of the special meeting. All shares of American National common stock entitled to vote and present in person or represented by proxy, including abstentions, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the special meeting.

Q:
Who is entitled to vote at the special meeting?

A:
Holders of record of American National common stock at the close of business on September 26, 2023, which is the date that the American National board of directors has fixed as the record date, will be entitled to vote at the special meeting.

Ambro and Company, the nominee name that American National Bank and Trust Company uses to register the securities it holds in a fiduciary capacity for customers, held 164,662 shares of American National common stock as sole fiduciary and with sole investment authority (with no qualifying co-fiduciary having been appointed) as of the record date, which constituted 1.55% of the issued and outstanding shares of American National common stock on that date. Such shares cannot be voted at the American National special meeting and are not deemed to be outstanding and entitled to vote for purposes of determining a quorum.
Q:
What is the vote required to approve each proposal at the special meeting?

A:
Merger proposal:

•
Standard:   Approval of the merger proposal requires the affirmative vote of holders of more than two-thirds of the outstanding shares of American National common stock entitled to vote on the merger proposal.

•
Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have the same effect as a vote “AGAINST” the merger proposal.

Compensation proposal and adjournment proposal:
•
Standard:   Approval of the compensation proposal and the adjournment proposal each requires the affirmative vote of holders of a majority of the votes cast, in person or by proxy, at the special meeting.

•
Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on the compensation proposal or the adjournment proposal.
Q:
Are there any voting agreements with existing American National shareholders?

A:
Yes. In connection with entering into the merger agreement, the members of the American National board of directors and certain executive officers of American National, in their capacities as American National shareholders, entered into affiliate agreements, which we refer to as the affiliate agreements, in which they agreed to vote their shares of American National common stock in favor of the merger proposal and certain related matters and against alternative transactions. As of the record date, shares constituting 3.20% of American National common stock entitled to vote at the special meeting are subject to affiliate agreements. For further information, please see the section entitled “The Merger Agreement — Affiliate Agreements.”

Q:
Why is my vote important?

A:
If you do not vote, it will be more difficult for American National to obtain the necessary quorum to hold the special meeting and to obtain the shareholder approval for the merger proposal necessary to complete the merger by the voting requirements described above. The American National board of directors unanimously recommends that American National shareholders vote “FOR” the merger proposal, “FOR” the compensation proposal, and “FOR” the adjournment proposal.

Q:
How many votes do I have?

A:
Each holder of shares of American National common stock outstanding on the record date will be entitled to one vote for each share held of record. As of the close of business on the record date, there were 10,464,449 shares of American National common stock entitled to vote at the special meeting. As of the close of business on the record date, the directors and executive officers of American National and their affiliates beneficially owned and were entitled to vote approximately 419,414 shares of American National common stock, representing approximately 3.95% of the shares of American National common stock outstanding on that date.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement/prospectus, including any documents incorporated in this proxy statement/prospectus by reference, and its annexes, please complete, sign, date and return the enclosed proxy card and return it in the enclosed envelope or vote by telephone or the internet by following the instructions on your proxy card as soon as possible so that your shares will be represented at the special meeting.

Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in “street name” by a bank, broker or other nominee.
Q:
How do I vote?

A:
If you are a shareholder of record of American National as of the record date, you may submit your proxy before the special meeting in one of the following ways:

•
completing, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided;

•
accessing the website specified on your proxy card and following the instructions, using the control number provided on your proxy card; or

•
calling the toll-free number specified on your proxy card and following the instructions, using the control number provided on your proxy card.

You may also cast your vote in person at the special meeting.
If your shares are held in “street name” by a bank, broker or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. “Street name” shareholders who wish to vote at the special meeting will need to obtain a proxy form from their bank, broker or other nominee.

Q:
If my shares of American National common stock are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee automatically vote my shares for me?

A:
No. If your shares are held in “street name” by a bank, broker or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your bank, broker or other nominee. Please note that you may not vote shares held in “street name” by returning a proxy card directly to American National or by voting in person at the special meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee.

Under stock exchange rules, banks, brokers and other nominees who hold shares of American National common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. Because none of the proposals to be voted on at the special meeting are “routine” matters for which banks, brokers or other nominees have discretionary authority to vote, American National does not expect any broker non-votes at the special meeting. As a result, if you do not instruct your bank, broker or other nominee on how to vote your shares, your shares will not be represented or voted on any matter at the special meeting. It is therefore critical that you cast your vote by instructing your bank, broker or other nominee on how to vote.
Q:
What will happen if I return my proxy without indicating how to vote?

A:
If you sign and return your proxy or voting instruction card without indicating how to vote on any particular proposal, the American National common stock represented by your proxy will be voted as recommended by the American National board of directors with respect to each proposal.

Q:
May I change or revoke my vote after I have delivered my proxy?

A:
Yes. You may change or revoke your vote at any time before your proxy is voted at the special meeting. You may do this in one of four ways:

•
by completing, signing, dating and returning a proxy card with a later date than your original proxy card;

•
voting by telephone or the internet at a later time than your original vote (but before the internet and telephone voting deadline);

•
by delivering a written revocation letter to American National’s corporate secretary; or

•
by attending the special meeting in person, notifying the corporate secretary and voting by ballot (your attendance alone at the applicable special meeting will not change or revoke your vote).

If your shares are held in “street name” by a bank, broker or other nominee, you should follow the instructions of your broker, bank or other nominee regarding the change or revocation of voting instructions.
Q:
Do I need identification to attend the special meeting in person?

A:
Yes. Please bring valid photo identification, together with proof that you are a record owner of American National common stock. If you are not an American National shareholder of record or if your shares are held in “street name” by a bank, broker or other nominee, please bring a letter from the record holder of your shares confirming your beneficial ownership and a valid photo identification in order to be admitted to the meeting. A copy or printout of a brokerage statement will not be sufficient without a signed letter from the bank, broker or other nominee through which you beneficially own American National common stock. American National reserves the right to refuse admittance to anyone without proper proof of share ownership and without valid photo identification.

Q:
Are American National shareholders entitled to dissenters’ rights?

A:
No. Under Virginia law, American National shareholders will not be entitled to exercise any appraisal or dissenters’ rights in connection with the merger. See the section entitled “The Merger — Appraisal and Dissenters’ Rights.”

Q:
What are the material U.S. federal income tax consequences of the merger to American National shareholders?

A:
Atlantic Union and American National intend that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, or the Code. In connection with the filing of the registration statement of which this proxy statement/prospectus is a part, Covington & Burling LLP, or Covington, Atlantic Union’s counsel, has delivered to Atlantic Union, and Williams Mullen, American National’s counsel, has delivered to American National, their respective opinions that, for United States federal income tax purposes, subject to the limitations, assumptions and qualifications described in “Material United States Federal Income Tax Consequences of the Merger,” the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Additionally, as a condition to the respective obligations of Atlantic Union and American National to each complete the merger, Atlantic Union will receive a legal opinion from Covington and American National will receive a legal opinion from Williams Mullen, each dated as of the date the effective time occurs, which we refer to as the closing date, and each to the effect that the merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Accordingly, if you are a U.S. holder (as defined in the section entitled “Material United States Federal Income Tax Consequences of the Merger”) of American National common stock, you will not recognize any gain or loss for U.S. federal income tax purposes upon your exchange of shares of American National common stock for shares of Atlantic Union common stock in the merger, except with respect to cash received in lieu of fractional shares of Atlantic Union common stock. Notwithstanding the foregoing, your tax treatment will depend on your specific situation and many variables not within Atlantic Union’s or American National’s control.
The delivery of the legal opinions described above are conditions to the respective obligations of Atlantic Union and American National to each complete the merger. Neither Atlantic Union nor American National currently intends to waive these conditions to the completion of the merger. In the event that Atlantic Union or American National waives the condition to receive such tax opinion and the tax consequences of the merger materially change, then American National will recirculate appropriate soliciting materials and seek new approval of the merger from American National shareholders.
For further information, see the section entitled “Material U.S. Federal Income Tax Consequences Relating to the Merger.”
The U.S. federal income tax consequences described above may not apply to all holders of American National common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.
Q:
If I am an American National shareholder, should I send in my stock certificates now?

A:
No. American National shareholders SHOULD NOT send in any stock certificates now. If the merger is completed, transmittal materials with instructions for their completion will be provided to American National shareholders after the effective time and under separate cover and the stock certificates should be sent at that time.

Q:
What should I do if I hold my shares of American National common stock in book-entry form?

A:
If the merger is completed, you will receive written instructions from the exchange agent on how to exchange your shares of American National common stock for shares of Atlantic Union common stock that will be issued in book-entry form.

Q:
Whom may I contact if I cannot locate my American National stock certificate(s)?

A:
If you are unable to locate your original American National stock certificate(s), you should contact American National’s transfer agent, Computershare, at (800) 368-5948.

Q:
What should I do if I receive more than one set of voting materials?

A:
American National shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares of American National common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of American National common stock and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this proxy statement/prospectus to ensure that you vote every share of American National common stock that you own.

Q:
What happens if I sell my shares of American National common stock after the record date but before the special meeting?

A:
The record date is earlier than the date of the special meeting and the date that the merger is expected to be completed. If you transfer your shares of American National common stock after the record date but before the date of the special meeting, you will retain your right to vote at the meeting (provided that such shares remain outstanding on the date of the meeting), but you will not have the right to receive any merger consideration for the transferred shares of American National common stock. You will only be entitled to receive the merger consideration in respect of shares of American National common stock that you hold at the effective time.

Q:
Are there risks involved in undertaking the merger?

A:
Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 18.

Q:
What happens if the merger is not completed?

A:
If the merger is not completed, American National shareholders will not receive the merger consideration. Instead, each of American National and Atlantic Union will remain an independent public company and shares of common stock of each will continue to be listed on Nasdaq and the NYSE, respectively.

Q:
Whom should I contact if I have questions?

A:
If you have any questions about the proxy materials or if you need assistance submitting your proxy or voting your shares, or need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact American National’s corporate secretary at American National Bankshares Inc., 628 Main Street, Danville, Virginia 24541, Attention: Corporate Secretary, or American National’s proxy solicitor, Regan & Associates, Inc., at (800) 737-3426.

Q:
Where can I find more information about Atlantic Union and American National?

A:
You can find more information about Atlantic Union and American National from the various sources described under the section entitled “Where You Can Find More Information.”

SUMMARY
The following summary highlights selected information in this proxy statement/prospectus and may not contain all the information that may be important to you. You should read carefully this entire proxy statement/prospectus, including any document incorporated by reference in this proxy statement/prospectus, and its annexes, because this section may not contain all of the information that may be important to you in determining how to vote. For a description of, and instructions as to how to obtain, this information, see the section entitled “Where You Can Find More Information.” Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.
The Companies (page 30)
Atlantic Union Bankshares Corporation
4300 Cox Road
Richmond, Virginia 23060
Telephone: (804) 633-5031
Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation is the holding company for Atlantic Union Bank. Atlantic Union Bank has branches and ATMs located throughout Virginia and in portions of Maryland and North Carolina. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products. Shares of Atlantic Union’s common stock are listed on the NYSE under the symbol “AUB.”
American National Bankshares Inc.
628 Main Street
Danville, Virginia 24541
Telephone: (434) 792-5111
Headquartered in Danville, Virginia, American National Bankshares Inc. is a one-bank holding company organized under the laws of the Commonwealth of Virginia in 1984. On September 1, 1984, American National acquired all of the outstanding capital stock of American National Bank and Trust Company, a national banking association chartered in 1909 under the laws of the United States. American National Bank and Trust Company is a community bank serving its primary market areas of south central Virginia, the New River Valley and Roanoke, Virginia, and north central North Carolina. Shares of American National’s common stock are listed on Nasdaq under the symbol “AMNB.”
The Merger (page 31)
The terms and conditions of the merger are contained in the merger agreement, which is attached to this proxy statement/prospectus as Annex A. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger. All descriptions in this summary and elsewhere in this proxy statement/prospectus of the terms and conditions the merger are subject to, and qualified in their entirety by reference to, the merger agreement.
At the effective time, each share of American National common stock, excluding certain specified shares owned by Atlantic Union or American National, that is issued and outstanding immediately prior to the effective time, will be converted into the right to receive 1.35 shares of Atlantic Union common stock. Atlantic Union will not issue any fractional shares of Atlantic Union common stock in the merger. Instead, an American National shareholder who would otherwise be entitled to receive a fraction of a share of Atlantic Union common stock will receive, in lieu thereof, cash (without interest and rounded to the nearest cent) in an amount determined by multiplying (i) the average closing price by (ii) the fraction of a share (rounded to the nearest one-thousandth when expressed in decimal form) of Atlantic Union common stock which such American National shareholder would otherwise be entitled to receive.
Although the exchange ratio is fixed, the market value of the merger consideration will fluctuate with the market price of Atlantic Union common stock between the date of this proxy statement/prospectus and the completion of the merger. Based on the closing sale price of Atlantic common stock on July 24, 2023, the last trading day before the public announcement of the signing of the merger agreement, the implied value of the per share merger consideration payable to holders of American National common stock was $41.77. Based on the closing sale price of Atlantic Union common stock of  $28.10 on September 22, 2023, the last practicable trading day before the printing of this proxy statement/prospectus, the implied value of the per share merger consideration was $37.94.
Treatment of American National Restricted Stock Awards (page 57)
At the effective time, each outstanding American National restricted stock award that is unvested will fully vest and be converted automatically into the right to receive the merger consideration in respect of each share of American National common stock underlying such award.
American National’s Reasons for the Merger and Recommendation of the American National Board of Directors (page 38)
The American National board of directors has unanimously adopted the merger agreement and approved the transactions contemplated thereby and unanimously recommends that American National’s shareholders vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal. Please see the section entitled “The Merger — American National’s Reasons for the Merger and Recommendation of the American National Board of Directors” for a more detailed discussion of the factors considered by the American National board of directors in reaching its decision to approve the merger agreement and the transactions contemplated thereby.
Opinion of American National’s Financial Advisor (page 41)
In connection with the merger, American National’s financial advisor, Keefe, Bruyette & Woods, Inc., which we refer to as KBW, delivered a written opinion, dated July 24, 2023, to the American National board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of American National common stock of the exchange ratio in the merger. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Annex C to this proxy statement/prospectus. The opinion was for the information of, and was directed to, the American National board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of American National to engage in the merger or enter into the merger agreement or constitute a recommendation to the American National board of directors in connection with the merger, and it does not constitute a recommendation to any holder of American National common stock or any shareholder of any other entity as to how to vote in connection with the merger or any other matter.
Atlantic Union’s Reasons for the Merger (page 55)
The Atlantic Union board of directors has unanimously adopted the merger agreement and approved the transactions contemplated thereby. Please see the section entitled “The Merger — Atlantic Union’s Reasons for the Merger and Recommendations of the Atlantic Union Board of Directors” for a more detailed discussion of the factors considered by the Atlantic Union board of directors in reaching its decision to adopt the merger agreement and approve the transactions contemplated thereby.
The Special Meeting (page 24)
American National will hold the special meeting at The Wednesday Club, 1002 Main Street, Danville, Virginia 24541, at 10:00 a.m., Eastern Time, on November 14, 2023. At the special meeting, American National shareholders will be asked to consider and vote on the merger proposal, the compensation proposal and the adjournment proposal, if necessary or appropriate.
American National has set the close of business on September 26, 2023 as the record date to determine which American National shareholders will be entitled to receive notice of and vote at the special meeting. Each holder of shares of American National common stock outstanding on the record date will be entitled to one vote for each share held of record. As of the close of business on the record date, there were 10,464,449 shares of American National common stock entitled to vote at the special meeting. As of the record date, the directors and executive officers of American National and their affiliates beneficially owned and were entitled to vote approximately 419,414 shares of American National common stock, representing approximately 3.95% of the shares of American National common stock outstanding on that date.
Approval of the merger proposal requires the affirmative vote of holders of more than two-thirds of the outstanding shares of American National common stock entitled to vote on the merger proposal. Approval of the compensation proposal and the adjournment proposal each requires the affirmative vote of holders of a majority of the votes cast, in person or by proxy, at the special meeting.
With respect to the merger proposal, if you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have the same effect as a vote “AGAINST” the merger proposal. With respect to the compensation proposal and the adjournment proposal, if you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on such proposals.
Interests of American National’s Directors and Executive Officers in the Merger (page 57)
In considering the recommendation of the American National board of directors, American National shareholders should be aware that American National’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the American National shareholders generally. The American National board of directors was aware of these interests and considered them, among other matters, in adopting the merger agreement and approving the transactions contemplated thereby and in determining to recommend to the American National shareholders that they vote to approve the merger proposal.
These interests are described in more detail under the section entitled “The Merger — Interests of American National’s Directors and Executive Officers in the Merger.”
Governance of Atlantic Union Following the Completion of the Merger (page 57)
Under the merger agreement, at the effective time, Nancy Howell Agee and Joel R. Shepherd will join the boards of directors of each of Atlantic Union and Atlantic Union Bank, and as a result such boards will each consist of 13 members. Nancy Howell Agee and Joel R. Shepherd are currently members of the American National board of directors.
Regulatory Approvals Required for the Mergers (page 61)
The completion of the mergers is subject to prior receipt of certain approvals and consents required to be obtained from applicable governmental and regulatory authorities. These approvals include approvals from the Board of Governors of the Federal Reserve System, which we refer to as the Federal Reserve, and the Bureau of Financial Institutions of the Virginia State Corporation Commission, which we refer to as the VBFI. Atlantic Union and American National have filed all necessary applications and notifications to obtain the required regulatory approvals, consents and waivers. Although neither Atlantic Union nor American National knows of any reason why the parties cannot obtain regulatory approvals required to complete the mergers in a timely manner, Atlantic Union and American National cannot be certain of when or if such approvals will be obtained.
Accounting Treatment of the Merger (page 62)
The merger will be accounted for as an acquisition by Atlantic Union using the acquisition method of accounting in accordance with FASB ASC Topic 805, “Business Combinations.” Accordingly, the acquired assets (including separately identifiable intangible assets) and assumed liabilities of American National as of the date of acquisition will be recorded at their respective fair values and added to those of Atlantic Union. The excess of the total consideration paid in connection with the merger over the net fair values is recorded as goodwill.

Public Trading Markets (page 62)
Atlantic Union common stock is listed on the NYSE under the symbol “AUB.” American National common stock is listed on Nasdaq under the symbol “AMNB.” Upon completion of the merger, American National common stock will be delisted from Nasdaq and thereafter will be deregistered under the Exchange Act. The Atlantic Union common stock issued in the merger will be listed on the NYSE.
Appraisal Rights of American National Shareholders (page 62)
Under Virginia law, American National shareholders will not be entitled to exercise any appraisal or dissenters’ rights in connection with the merger.
Agreement Not to Solicit Other Offers (page 72)
American National has agreed that it will not, and will cause its subsidiaries and its subsidiaries’ respective representatives not to, directly or indirectly:
•
initiate, solicit, encourage or facilitate any inquiries or proposals with respect to any acquisition proposal (as defined in “The Merger Agreement — Agreement Not to Solicit Other Offers”);

•
engage or participate in any negotiations or discussions concerning any acquisition proposal;

•
provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any acquisition proposal;

•
waive, amend, release or fail to enforce, any confidentiality, standstill or similar agreement; or

•
unless the merger agreement has been terminated, approve or enter into any term sheet, letter of intent, commitment or other agreement (whether written or oral, binding or nonbinding) that are based on or related to any acquisition proposal.

Notwithstanding American National’s non-solicitation obligations described above, if after the date of the merger agreement and before the approval of the merger proposal, American National receives an unsolicited, bona fide written acquisition proposal that did not result from or arise in connection with a breach of its non-solicitation obligations, then American National may, and may permit its subsidiaries and its subsidiaries’ representatives to, furnish confidential or nonpublic information or data to and participate in negotiations or discussions with the person making the acquisition proposal if (i) the American National board of directors concludes in good faith (after consulting with its outside counsel, and with respect to financial matters, its financial advisors) that such acquisition proposal constitutes or could reasonably be expected to lead to, a superior proposal (as defined in “The Merger Agreement — Agreement Not to Solicit Other Offers”) and that the failure to take such actions would be reasonably likely to be a violation of its fiduciary duties under applicable law, (ii) American National provides Atlantic Union with at least one business day notice before providing such confidential or nonpublic information or data to the person making an acquisition proposal, and (iii) before furnishing any confidential or nonpublic information or data, American National provides such information to Atlantic Union and enters into a confidentiality agreement with the person making such acquisition proposal on terms no less favorable to it than the confidentiality agreement between Atlantic Union and American National, dated June 8, 2023, which confidentiality agreement will not provide such person with any exclusive right to negotiate with American National or otherwise prevent American National from providing any information to Atlantic Union in accordance with the merger agreement or otherwise comply with its obligations under the merger agreement.
Special Meeting and Recommendation of the American National Board of Directors (page 74)
American National has agreed to call a meeting of its shareholders to be held as soon as reasonably practicable after this proxy statement/prospectus is declared effective for the purpose of receiving approval of the merger proposal.
The American National board of directors has agreed to recommend to American National shareholders the approval of the merger proposal, and to include such recommendation in this proxy statement/prospectus and to solicit and use its reasonable best efforts to obtain the approval of the merger proposal. The American

National board of directors agreed to not (i) withhold, withdraw, modify or qualify in a manner adverse to Atlantic Union, such recommendation, (ii) fail to make such recommendation in this proxy statement/prospectus, or otherwise submit the merger agreement to its shareholders for adoption and approval without such recommendation, (iii) adopt, approve, agree to, accept, recommend or endorse an acquisition proposal or publicly announce an intention to adopt, approve, recommend or endorse an acquisition proposal, (iv) fail to publicly and without qualification recommend against any acquisition proposal or reaffirm the recommendation of the American National board of directors within ten business days after an acquisition proposal is made public or any request by Atlantic Union to do so, (v) take any action, or make any public statement, filing or release inconsistent with the recommendation of the American National board of directors, or (vi) publicly propose to do any of the foregoing, each of which we refer to as a change in recommendation.
However, at any time before the receipt of the approval of the merger proposal, American National may (i) submit the merger agreement to American National shareholders without recommendation and communicate the basis for the lack of a recommendation in this proxy statement/prospectus or any amendment or supplement to this proxy statement/prospectus to the extent required by law, or (ii) terminate the merger agreement and enter into an acquisition agreement with respect to a superior proposal subject to compliance with the termination fee provisions in the merger agreement. The American National board of directors may only take such actions if:
•
American National receives a superior proposal;

•
the American National board of directors, after consulting with its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would be reasonably likely to be a violation of its fiduciary duties under applicable law to recommend the merger;

•
American National has complied in all material respects with its non-solicitation obligations under the merger agreement;

•
American National gives Atlantic Union at least five business days’ prior written notice of its intention to take the actions described above and gives a reasonable description of the event or circumstances giving rise to its determination to take such action, including the latest material terms and conditions and the identity of the third party making any such superior proposal; and

•
the American National board of directors, at the end of such five business day period, determines in good faith that such superior proposal remains a superior proposal (taking into account any amendment or modification to the merger agreement proposed by Atlantic Union), after consulting with its outside counsel and, with respect to financial matters, its financial advisors, and it would be reasonably likely to be a violation of its fiduciary duties under applicable law to recommend the merger.

Any material amendment to any acquisition proposal will require a new determination and notice period, except that the notice period will be three business days rather than five business days.
Conditions to Completion of the Merger (page 74)
The obligation of each party to complete the merger is subject to the satisfaction or waiver at or before the effective time of the following conditions:
•
the approval of the merger proposal;

•
the approval of the listing on the NYSE of the Atlantic Union common stock to be issued in the merger;

•
the receipt of all requisite regulatory approvals;

•
the effectiveness of the registration statement of which this proxy statement/prospectus is a part under the Securities Act of 1933, as amended, or the Securities Act, and there being no stop order or proceeding by the SEC to suspend the effectiveness of the registration statement;

•
no order, injunction or decree by any court or governmental entity of competent jurisdiction or other legal restraint or prohibition preventing the completion of the merger or any of the other transactions contemplated by the merger agreement being in effect, and no law, statute, rule, regulation, order, injunction or decree having been enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal the completion of the merger or any of the other transactions contemplated by the merger agreement;
•
the accuracy of the representations and warranties of the other party in the merger agreement as of the date of the merger agreement and as of the closing date, subject to the materiality standards provided in the merger agreement, and the receipt by each party of a certificate signed on behalf of the other party to the foregoing effect;

•
the performance by the other party in all material respects of all obligations, covenants and agreements of such party required to be performed by it under the merger agreement at or before the effective time, and the receipt by each party of a certificate signed on behalf of the other party to the foregoing effect;

•
the receipt by each party of a written opinion of its counsel to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and

•
in the case of Atlantic Union, the receipt of requisite regulatory approvals without the imposition of a materially burdensome regulatory condition.

We cannot be certain of when, or if, the conditions to the merger will be satisfied or waived, or that the mergers will be completed in the first quarter of 2024 or at all. As of the date of this proxy statement/prospectus, we have no reason to believe that any of these conditions will not be satisfied.
Termination of the Merger Agreement (page 75)
The merger agreement may be terminated at any time before the effective time (whether before or after the approval of the merger by American National shareholders) by mutual written consent, or by either party in the following circumstances:
•
if (i) any governmental entity denies a requisite regulatory approval and such denial is final and non-appealable or has advised Atlantic Union that it will not grant (or intends to rescind or revoke) a requisite regulatory approval, (ii) any governmental entity has requested in writing that Atlantic Union, American National or any of their respective affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with respect to a requisite regulatory approval, or (iii) any governmental entity has issued a final and nonappealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the completion of the mergers;

•
if the approval of the merger proposal is not obtained at the special meeting, which we refer to as a no-vote termination;

•
if the merger has not been completed by July 24, 2024, which we refer to as the outside date, if the failure to complete the transactions contemplated by the merger agreement on or before the outside date is not caused by the terminating party’s breach of the merger agreement, which we refer to as an outside date termination; or

•
if there was a breach of any representation, warranty, obligation, covenant or other agreement contained in the merger agreement on the part of American National, in the case of a termination by Atlantic Union, or Atlantic Union, in the case of a termination by American National, which breach or failure to be true would, either individually or in the aggregate with all other breaches by such party, constitute the failure of a Atlantic Union or American National condition to closing, respectively, and is not cured within 45 days following written notice or by its nature cannot be cured during such period, as long as the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained in the merger agreement, which we refer to as a breach termination.

In addition, Atlantic Union may terminate the merger agreement if:
•
before obtaining the approval of the merger proposal, the American National board of directors effects a change in recommendation or American National breaches its obligations with respect to not soliciting acquisition proposals, holding the special meeting or making its recommendation to approve the merger proposal; or
•
a governmental entity grants a requisite regulatory approval but such requisite regulatory approval contains, results in or would reasonably be expected to result in, the imposition of a materially burdensome regulatory condition.

In addition, American National may terminate the merger agreement if before obtaining the approval of the merger proposal, the American National board of directors determines to enter into an acquisition agreement with respect to a superior proposal in accordance with its obligations with respect to acquisition proposals.
American National will pay Atlantic Union a $17,232,000 termination fee if:
•
(i) either American National or Atlantic Union effects a no-vote termination, (ii) either American National or Atlantic Union effects an outside date termination (and the approval of the merger proposal has not been obtained), or (iii) Atlantic Union effects a breach termination and, in each case, American National enters into a definitive agreement or completes a transaction with respect to an acquisition proposal within 12 months of such termination;

•
Atlantic Union terminates the merger agreement because American National board of directors has effected a change in recommendation or American National breached its obligations with respect to not soliciting acquisition proposals, holding the special meeting or making its recommendation to approve the merger proposal; or

•
American National terminates the merger agreement because the American National board of directors determines to enter into an acquisition agreement with respect to a superior proposal in accordance with its obligations with respect to acquisition proposals.

Affiliate Agreements (page 77)
In connection with entering into the merger agreement, the members of the American National board of directors and certain executive officers of American National, in their capacities as American National shareholders, entered into affiliate agreements in which they agreed to vote their shares of American National common stock in favor of the merger proposal and certain related matters and against alternative transactions. As of the record date, shares constituting 3.20% of the American National common stock entitled to vote at the special meeting are subject to affiliate agreements.
Material U.S. Federal Income Tax Consequences Relating to the Merger (page 78)
Atlantic Union and American National intend that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, or the Code. In connection with the filing of the registration statement of which this proxy statement/prospectus is a part, Covington & Burling LLP, or Covington, Atlantic Union’s counsel, has delivered to Atlantic Union, and Williams Mullen, American National’s counsel, has delivered to American National, their respective opinions that, for United States federal income tax purposes, subject to the limitations, assumptions and qualifications described in “Material United States Federal Income Tax Consequences of the Merger,” the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Additionally, as a condition to the respective obligations of Atlantic Union and American National to each complete the merger, Atlantic Union will receive a legal opinion from Covington and American National will receive a legal opinion from Williams Mullen, each dated as of the date the effective time occurs, which we refer to as the closing date, and each to the effect that the merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
Accordingly, if you are a U.S. holder (as defined in the section entitled “Material United States Federal Income Tax Consequences of the Merger”) of American National common stock, you will not recognize any gain or loss for U.S. federal income tax purposes upon your exchange of shares of American National common stock for shares of Atlantic Union common stock in the merger, except with respect to cash received in lieu of fractional shares of Atlantic Union common stock. Notwithstanding the foregoing, your tax treatment will depend on your specific situation and many variables not within Atlantic Union’s or American National’s control.
The delivery of the legal opinions described above are conditions to the respective obligations of Atlantic Union and American National to each complete the merger. Neither Atlantic Union nor American National currently intends to waive these conditions to the completion of the merger. In the event that Atlantic Union or American National waives the condition to receive such tax opinion and the tax consequences of the merger materially change, then American National will recirculate appropriate soliciting materials and seek new approval of the merger from American National shareholders.
The U.S. federal income tax consequences described above may not apply to all holders of American National common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.
Comparison of Shareholders’ Rights (page 90)
Upon completion of the merger, the rights of former American National shareholders will be governed by the articles of incorporation and bylaws of Atlantic Union, each as amended and restated to date, which we refer to as the Atlantic Union articles and the Atlantic Union bylaws, respectively. The rights associated with American National common stock are different from the rights associated with Atlantic Union common stock. Please see the section entitled “Comparison of Shareholders’ Rights” for a discussion of the different rights associated with Atlantic Union common stock.
Risk Factors (page 18)
Before voting at the special meeting, you should carefully consider all of the information contained in or incorporated by reference into this proxy statement/prospectus, including the risk factors set forth in the section entitled “Risk Factors” and described in each of Atlantic Union’s and American National’s Annual Report on Form 10-K for the year ended on December 31, 2022, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and other reports filed by Atlantic Union and American National with the SEC, which are incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this proxy statement/prospectus may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and include projections, predictions, expectations, or beliefs about future events or results. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of Atlantic Union and American National with respect to the proposed mergers, the strategic benefits and financial benefits of the proposed mergers, including the expected impact of the proposed mergers on the combined company’s future financial performance (including anticipated accretion to earnings per share, the tangible book value earn-back period and other operating and return metrics), assumed purchase accounting adjustments, the timing of the closing of the proposed mergers, and the ability to successfully integrate the combined businesses. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of Atlantic Union or American National or their management about future events. Although each of Atlantic Union and American National believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of Atlantic Union or American National will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements.
In addition to factors previously disclosed in Atlantic Union’s and American National’s reports filed with the SEC, and those identified elsewhere in this filing (including the section entitled “Risk Factors” beginning on page 18), the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:
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the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement;

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the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the mergers) and the approval by American National shareholders, on a timely basis or at all;

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the possibility that the anticipated benefits of the mergers, including anticipated cost savings and strategic gains, are not realized when expected or at all;

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the possibility that the integration of the two companies may be more difficult, time-consuming or costly than expected;

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the impact of purchase accounting with respect to the mergers, or any change in the assumptions used regarding the assets acquired and liabilities assumed to determine their fair value and credit marks, particularly in light of the current rising interest rate environment;

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the outcome of any legal proceedings that may be instituted against Atlantic Union or American National;

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the possibility that the mergers may be more expensive or take longer to complete than anticipated, including as a result of unexpected factors or events;

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diversion of management’s attention from ongoing business operations and opportunities;

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potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the mergers;

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changes in Atlantic Union’s or American National’s share price before closing;

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risks relating to the dilutive effect of shares of Atlantic Union’s common stock to be issued in the merger; and

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other factors that may affect future results of Atlantic Union or American National including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates; deposit flows; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and actions of the Federal Reserve and legislative and regulatory actions and reforms.

We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Atlantic Union’s and American National’s Annual Report on Form 10-K for the year ended December 31, 2022 and comparable sections of Atlantic Union’s and American National’s Quarterly Reports on Form 10-Q, and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. All of the forward-looking statements included in this proxy statement/prospectus are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Atlantic Union, American National or their respective businesses or operations. Readers are cautioned not to rely on the forward-looking statements contained in this proxy statement/prospectus. Forward-looking statements speak only as of the date they are made and neither Atlantic Union nor American National undertakes any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS
In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” and the matters discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Atlantic Union’s Annual Report on Form 10-K for the year ended December 31, 2022, American National’s Annual Report on Form 10-K for the year ended December 31, 2022 and any updates to those risk factors set forth in Atlantic Union’s and American National’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings which have been filed with the SEC, American National shareholders should carefully consider the following factors in deciding whether to vote for the proposals presented in this proxy statement/prospectus. Please also see the section entitled “Where You Can Find More Information.”
Risks Relating to the Mergers
Failure to complete the merger could negatively impact Atlantic Union and American National.
The merger agreement is subject to a number of conditions which must be fulfilled in order to complete the merger. If the merger is not completed for any reason, there may be various adverse consequences and each company may experience negative reactions from the financial markets and from its customers and employees. For example, either party’s business may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of its management on the merger, without realizing any of the anticipated benefits of completing the merger. Additionally, if the merger agreement is terminated, the market price of each company’s common stock could decline to the extent that current market prices reflect a market assumption that the merger will be beneficial and will be completed. Atlantic Union and/or American National also could be subject to litigation related to any failure to complete the merger or to proceedings commenced against either company to perform our obligations under the merger agreement.
Additionally, Atlantic Union and American National have incurred and will incur substantial expenses relating to negotiation and completion of the transactions contemplated by the merger agreement. If the merger is not completed, each party would have to recognize these expenses without realizing the expected benefits of the merger.
Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated, cannot be met, or that could have an adverse effect on the combined company following the merger.
Before the merger and the bank merger may be completed, various approvals, consents and non-objections must be obtained from bank regulatory authorities, including the Federal Reserve. In determining whether to grant these approvals, the regulators consider a variety of factors, including the regulatory standing of each party. These approvals could be delayed or not obtained at all, including due to an adverse development in either party’s regulatory standing or in any other factors considered by regulators in granting such approvals; governmental, political or community group inquiries, investigations or opposition; or changes in legislation or the political or regulatory environment generally.
The approvals that are granted may impose terms and conditions, limitations, obligations or costs, or place restrictions on the conduct of the combined company’s business or require changes to the terms of the transactions contemplated by the merger agreement. There can be no assurance that regulators will not impose any such conditions, limitations, obligations or restrictions and that such conditions, limitations, obligations or restrictions will not have the effect of delaying the completion of any of the transactions contemplated by the merger agreement, imposing additional material costs on or materially limiting the revenues of the combined company following the merger or otherwise reduce the anticipated benefits of the merger if the merger were completed successfully within the expected timeframe. In addition, there can be no assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the merger. The completion of the merger is conditioned on the receipt of the requisite regulatory approvals without the imposition of any materially financially burdensome regulatory condition and the expiration of all statutory waiting periods. Additionally, the completion of the merger is conditioned on the absence of certain laws, orders, injunctions or decrees issued by any court or governmental entity of competent jurisdiction that would prevent, prohibit or make illegal the completion of the merger, the bank merger or any of the other transactions contemplated by the merger agreement.
If the completion of the merger is delayed, including by a delay in receipt of necessary regulatory approvals, the business, financial condition and results of operations of each party may be adversely affected.
Because the exchange ratio is fixed and the market price of Atlantic Union common stock will fluctuate, the value of the merger consideration to be received by American National shareholders may change.
Under the merger agreement, upon completion of the merger, each share of American National common stock, except for certain shares of American National common stock owned by American National or Atlantic Union, that is issued and outstanding immediately prior to the effective time will be converted into the right to receive 1.35 shares of Atlantic Union common stock. The closing price of Atlantic Union common stock on the date that the merger is completed may vary from the closing price of Atlantic Union common stock on the date Atlantic Union and American National announced the signing of the merger agreement, the date that this proxy statement/prospectus is being mailed or otherwise delivered to American National shareholders and the date of the special meeting. Because the merger consideration is determined by a fixed exchange ratio, at the time of the special meeting, American National shareholders will not know or be able to calculate the value of the shares of Atlantic Union common stock they will receive upon completion of the merger. Any change in the market price of Atlantic Union common stock before completion of the merger may affect the value of the merger consideration that American National shareholders will receive upon completion of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in the companies’ respective businesses, operations and prospects, changes in estimates or recommendations by securities analysts or ratings agencies, and regulatory considerations, among other things. Many of these factors are beyond the control of Atlantic Union and American National. American National shareholders should obtain current market quotations for shares of Atlantic Union common stock and American National common stock before voting their shares at the special meeting.
Shareholder litigation could prevent or delay the completion of the merger or otherwise negatively impact our business, financial condition and results of operations.
Shareholders of Atlantic Union and/or American National may file lawsuits against Atlantic Union, American National and/or the directors and officers of either company in connection with the merger. One of the conditions to the closing is that no law, order, injunction or decree issued by any court or governmental entity of competent jurisdiction that would prevent, prohibit or make illegal the completion of the merger, the bank merger or any of the other transactions contemplated by the merger agreement be in effect. If any plaintiff were successful in obtaining an injunction prohibiting Atlantic Union or American National from completing the merger, the bank merger or any of the other transactions contemplated by the merger agreement, then such injunction may delay or prevent the effectiveness of the merger and could result in significant costs to either party, including any cost associated with the indemnification of its directors and officers. Each party may incur costs relating to the defense or settlement of any shareholder lawsuits filed in connection with the merger. Shareholder lawsuits may divert management attention from management of each company’s business or operations. Such litigation could have an adverse effect on such party’s business, financial condition and results of operations and could prevent or delay the completion of the merger.
Some of the conditions to the merger may be waived by American National or Atlantic Union without resoliciting approval of the merger proposal.
Some of the conditions to the merger set forth in the merger agreement may be waived by American National or Atlantic Union, subject to the agreement of the other party in specific cases. See the section entitled “The Merger Agreement — Conditions to Completion of the Merger.” If any such conditions are waived, American National and Atlantic Union will evaluate whether an amendment of this proxy statement/prospectus and resolicitation of proxies is warranted. In the event that the American National board of directors determines that resolicitation of American National shareholders is not warranted, American National and Atlantic Union will have the discretion to complete the merger without seeking further approval of the merger proposal.
American National and Atlantic Union will be subject to business uncertainties and contractual restrictions while the mergers are pending.
Uncertainty about the effect of the mergers on employees, customers (including depositors and borrowers), suppliers and vendors may have an adverse effect on the business, financial condition and results of operations of American National and Atlantic Union. These uncertainties may impair American National’s and Atlantic Union’s ability to attract, retain and motivate key personnel and customers (including depositors and borrowers) pending the completion of the mergers, as such personnel and customers may experience uncertainty about their future roles and relationships following the completion of the mergers. Additionally, these uncertainties could cause customers (including depositors and borrowers), suppliers, vendors and others who deal with American National and Atlantic Union to seek to change existing business relationships with American National and Atlantic Union or fail to extend an existing relationship with American National or Atlantic Union, as applicable. In addition, competitors may target each party’s existing customers by highlighting potential uncertainties and integration difficulties that may result from the mergers.
The pursuit of the merger and the preparation for the integration may place a burden on American National’s and Atlantic Union’s management and internal resources. Any significant diversion of management attention away from ongoing business concerns and any difficulties encountered in the transition and integration process could have an adverse effect on American National’s or Atlantic Union’s business, financial condition and results of operations.
In addition, the merger agreement restricts American National from taking certain actions without Atlantic Union’s consent while the merger is pending. These restrictions could prevent American National from pursuing attractive business opportunities that may arise prior to completion of the merger. Please see the section entitled “The Merger Agreement — Covenants and Agreements — Conduct of Business Prior to the Effective Time” for a description of the restrictive covenants applicable to American National.
American National’s directors and executive officers may have interests in the mergers different from the interests of other American National shareholders.
American National’s directors and executive officers have interests in the mergers that may be different from, or in addition to, the interests of the American National shareholders generally. The American National board of directors was aware of these interests and considered them, among other matters, in adopting the merger agreement and approving the transactions contemplated by the merger agreement and in determining to recommend to the American National shareholders that they vote to approve the merger proposal. These interests are described in more detail under the section entitled “The Merger — Interests of American National’s Directors and Executive Officers in the Merger.”
Shares of Atlantic Union common stock to be received by American National shareholders as a result of the merger will have rights different from the shares of American National common stock.
The rights of American National shareholders are currently governed by the articles of incorporation and the bylaws of American National, each as amended and restated to date, which we refer to as the American National articles and the American National bylaws, respectively. Upon completion of the merger, the rights of former American National shareholders will be governed by the Atlantic Union articles and the Atlantic Union bylaws. The rights associated with American National common stock are different from the rights associated with Atlantic Union common stock. Please see the section entitled “Comparison of Shareholders’ Rights” for a discussion of the different rights associated with Atlantic Union common stock.
The merger agreement contains provisions that may discourage other companies from pursuing, announcing or submitting a business combination proposal to American National that might result in greater value to American National shareholders.
The merger agreement contains provisions that may discourage a third party from pursuing, announcing or submitting a business combination proposal to American National that might result in greater value to the American National shareholders than the merger. These provisions include a general prohibition on American National from soliciting, or, subject to certain exceptions, entering into discussions with any third party regarding any acquisition proposal or offers for competing transactions, as described under the section entitled “The Merger Agreement — Agreement Not to Solicit Other Offers.” Furthermore, if the merger agreement is terminated, under certain circumstances, American National may be required to pay Atlantic Union a termination fee equal to $17,232,000, as described under the section entitled “The Merger Agreement — Termination Fee.” American National also has an obligation to submit the merger proposal to a vote of its shareholders, even if American National receives an unsolicited acquisition proposal that the American National board of directors believes is superior to the merger, unless the merger agreement is terminated by American National under certain conditions as described under the section entitled “The Merger Agreement — Termination of the Merger Agreement.” See also the section entitled “The Merger Agreement — Special Meeting and Recommendation of the American National Board of Directors.”
Each of the members of the American National board of directors and certain executive officers of American National, in their capacities as shareholders of American National, entered into affiliate agreements in which they agreed to vote their shares of American National common stock in favor of the merger proposal and certain related matters and against alternative transactions. As of the record date, shares constituting 3.20% of American National common stock entitled to vote at the special meeting were held by signatories to affiliate agreements. For further information, please see the section entitled “The Merger Agreement — Affiliate Agreements.”
The opinion of KBW delivered to the American National board of directors before the signing of the merger agreement will not reflect changes in circumstances that occur after the date of the opinion.
Before the execution of the merger agreement, the American National board of directors received an opinion from KBW, American National’s financial advisor, as to the fairness, from a financial point of view, to American National shareholders of the exchange ratio in the merger, which opinion was delivered on and dated July 24, 2023. Subsequent changes in the operations and prospects of American National or Atlantic Union, general market and economic conditions and other factors that may be beyond the control of American National and Atlantic Union may significantly alter the value of American National or Atlantic Union or the price of the shares of American National common stock or Atlantic Union common stock by the time the merger is completed. The opinion does not speak as of the effective time or as of any other date other than the date of such opinion. For a description of the opinion received by the American National board of directors, please refer to the section entitled, “The Merger — Opinion of American National’s Financial Advisor.”
Risks Relating to the Combined Company’s Business Following the Mergers
The market price of the common stock of the combined company after the merger may be affected by factors different from those currently affecting the shares of Atlantic Union or American National common stock.
Upon the completion of the merger, Atlantic Union shareholders and American National shareholders will be shareholders of the combined company. Atlantic Union’s business differs from that of American National, and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations of each of Atlantic Union and American National. For a discussion of the businesses of Atlantic Union and American National, please see the section entitled “Information About the Companies.” For a discussion of the businesses of Atlantic Union and American National and of certain factors to consider in connection with such businesses, please see the documents incorporated by reference in this proxy statement/prospectus and referred to in the section entitled “Where You Can Find More Information.”
Combining Atlantic Union and American National may be more difficult, costly or time consuming than expected and the combined company may fail to realize the anticipated benefits and cost savings of the merger.
The success of the merger will depend, in part, on the ability to realize the anticipated cost savings from combining the businesses of Atlantic Union and American National. To realize the anticipated benefits and cost savings from the merger, Atlantic Union and American National must successfully integrate and combine their businesses in a manner that permits those cost savings to be realized. If Atlantic Union and American National are not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. In addition, the actual cost savings and anticipated benefits of the merger could be less than anticipated, and integration may result in additional unforeseen expenses.
An inability to realize the full extent of the anticipated benefits of the merger and the other transactions contemplated by the merger agreement, as well as any delays encountered in the integration process, could have an adverse effect on the revenues, levels of expenses and operating results of the combined company following the completion of the merger, which may adversely affect the value of the common stock of the combined company following the completion of the merger.
Atlantic Union and American National have operated and, until the completion of the merger, must continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect each company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. Integration efforts may also divert management attention during this transition period and for an undetermined period after completion of the merger, which may have an adverse effect on the combined company.
The combined company expects to incur substantial expenses related to the mergers.
The combined company expects to incur substantial expenses in connection with completion of the mergers and combining the business, operations, networks, systems, technologies, policies and procedures of the two companies. Although Atlantic Union and American National have assumed that a certain level of transaction and combination expenses would be incurred, there are a number of factors beyond their control that could affect the total amount or the timing of their combination expenses. Many of the expenses that will be incurred are, by their nature, difficult to estimate accurately at the present time. As a result of these expenses, both Atlantic Union and American National expect to take charges against their earnings before, and Atlantic Union expects to take charges against its earnings after, the completion of the mergers. The charges taken in connection with the mergers are expected to be significant, although the aggregate amount and timing of such charges are uncertain at present. There can be no assurance that the anticipated benefits and cost savings related to the integration of the businesses will be realized to offset these transaction and integration expenses over time.
Atlantic Union and American National shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management.
Atlantic Union shareholders currently have the right to vote in the election of the Atlantic Union board of directors and on other matters affecting Atlantic Union. American National shareholders currently have the right to vote in the election of the American National board of directors and on other matters affecting American National. Upon the completion of the merger, each shareholder of either party will be a shareholder of Atlantic Union with a percentage ownership of Atlantic Union that is smaller than such shareholder’s current percentage ownership of Atlantic Union or American National, as applicable. It is currently expected that the former American National shareholders as a group will receive shares in the merger constituting approximately 16% of the outstanding shares of the combined company’s common stock immediately after the completion of the merger. Current Atlantic Union shareholders as a group are expected to own approximately 84% of the outstanding shares of the combined company immediately after the completion of the merger. As a result, Atlantic Union and American National shareholders will have less influence on the management and policies of the combined company than they now have on the management and policies of Atlantic Union or American National, as applicable.
Issuance of shares of Atlantic Union common stock in connection with the merger may adversely affect the market price of Atlantic Union common stock.
In connection with the payment of the merger consideration, Atlantic Union expects to issue approximately 14.4 million shares of Atlantic Union common stock to American National shareholders.

The issuance of these new shares of Atlantic Union common stock may result in fluctuations in the market price of Atlantic Union common stock, including a stock price decrease.
The unaudited pro forma condensed combined financial information included in this proxy statement/prospectus is illustrative only and the actual financial condition and results of operations after the merger may differ materially.
The unaudited pro forma condensed combined financial statements in this proxy statement/prospectus are presented for illustrative purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. A final determination of the fair values of American National’s assets and liabilities, which cannot be made prior to the completion of the merger, will be based on the actual net tangible and intangible assets of American National that exist as of the effective time. Consequently, fair value adjustments and amounts preliminarily allocated to goodwill and identifiable intangibles could change significantly from those allocations used in the unaudited pro forma condensed combined financial statements presented herein and could result in a material change in amortization of acquired intangible assets. In addition, the value of the final merger consideration will be based on the closing price of Atlantic Union common stock on the closing date. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements.”
The current rising interest rate environment may adversely impact the fair value adjustments of investments and loans acquired in the merger.
Upon the closing of the merger, the combined company will need to adjust the fair value of American National’s investment and loan portfolios. The rising interest rate environment could have the effect of increasing the magnitude of the purchase accounting marks relating to such fair value adjustments, thereby increasing initial tangible book value dilution, extending the tangible book value earn-back period, and negatively impacting the combined company’s capital ratios after completion of the merger.

THE SPECIAL MEETING
This section contains information for American National shareholders about the special meeting. American National is mailing or otherwise delivering this proxy statement/prospectus to you, as an American National shareholder, on or about [           ], 2023. This proxy statement/prospectus is also being delivered to American National shareholders as Atlantic Union’s prospectus for its offering of Atlantic Union common stock in connection with the merger. This proxy statement/prospectus is accompanied by a notice of the special meeting and a proxy card that the American National board of directors is soliciting for use at the special meeting and at any adjournments or postponements of the special meeting. References to “you” and “your” in this section are to American National shareholders.
Date, Time and Place of the Special Meeting
American National will hold the special meeting at The Wednesday Club, 1002 Main Street, Danville, Virginia 24541, commencing at 10:00 a.m., Eastern Time, on November 14, 2023. On or about [           ], 2023, American National commenced mailing or otherwise delivering this proxy statement/prospectus and a proxy card to its shareholders entitled to vote at the special meeting.
Purpose of the Special Meeting
At the special meeting, American National shareholders will be asked to consider and vote on the following matters:
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the merger proposal;

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the compensation proposal; and

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the adjournment proposal, if necessary or appropriate.

Recommendation of the American National Board of Directors
The American National board of directors has unanimously adopted the merger agreement and approved the transactions contemplated thereby and unanimously recommends that American National shareholders vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal. Please see the section entitled “The Merger — American National’s Reasons for the Merger and Recommendations of the American National Board of Directors” for a more detailed discussion of the factors considered by the American National board of directors in reaching its decision to adopt the merger agreement and approve the transactions contemplated thereby.
Completion of the mergers is conditioned upon the approval of the merger proposal, but is not conditioned upon the approval of the compensation proposal or, if necessary or appropriate, the adjournment proposal.
Record Date and Quorum
American National has fixed the close of business on September 26, 2023 as the record date to determine which American National shareholders will be entitled to receive notice of and vote at the special meeting. Only American National shareholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement thereof. As of the close of business on the record date, there were 10,629,111 shares of American National common stock outstanding, of which 10,464,449 shares were entitled to notice of, and to vote at, the special meeting, held by approximately 3,760 American National shareholders of record. Each holder of shares of American National common stock outstanding on the record date will be entitled to one vote for each share held of record.
Ambro and Company, the nominee name that American National Bank and Trust Company uses to register the securities it holds in a fiduciary capacity for customers, held 164,662 shares of American National common stock as sole fiduciary and with sole investment authority (with no qualifying co-fiduciary having been appointed) as of the record date, which constituted 1.55% of the issued and outstanding shares of

American National common stock on that date. Such shares cannot be voted at the American National special meeting and are not deemed to be outstanding and entitled to vote for purposes of determining a quorum.
The presence at the special meeting, in person or by proxy, of holders of a majority of the shares of American National common stock outstanding and entitled to vote as of the record date will constitute a quorum for the purposes of the special meeting. All shares of American National common stock entitled to vote and present in person or represented by proxy, including abstentions, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the special meeting.
If a quorum is not present at the special meeting, it will be postponed until the holders of the number of shares of American National common stock required to constitute a quorum attend. If additional votes must be solicited in order for American National shareholders to approve the merger proposal and the adjournment proposal is approved, the special meeting will be adjourned to solicit additional proxies. The special meeting may be adjourned by the affirmative vote of holders of a majority of the votes cast, even if less than a quorum.
Vote Required; Treatment of Abstentions and Failure to Vote
Approval of the merger proposal requires the affirmative vote of holders of more than two-thirds of the outstanding shares of American National common stock entitled to vote on the merger proposal. Approval of the compensation proposal and the adjournment proposal each requires the affirmative vote of holders of a majority of the votes cast, in person or by proxy, at the special meeting.
With respect to the merger proposal, if you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have the same effect as a vote “AGAINST” the merger proposal. With respect to the compensation proposal and the adjournment proposal, if you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on such proposals.
Shares Held by Directors and Executive Officers
As of the close of business on the record date, there were 10,464,449 shares of American National common stock entitled to vote at the special meeting. As of the close of business on the record date, the directors and executive officers of American National and their affiliates beneficially owned and were entitled to vote approximately 419,414 shares of American National common stock, representing approximately 3.95% of the shares of American National common stock outstanding on that date. American National currently expects that each of its directors and executive officers will vote their shares of American National common stock in favor of the merger proposal and the adjournment proposal. Each of the members of the American National board of directors and certain executive officers of American National, in their capacities as American National shareholders, entered into affiliate agreements in which they agreed to vote their shares of American National common stock in favor of the merger proposal and certain related matters and against alternative transactions. For further information, please see the section entitled “The Merger Agreement —  Affiliate Agreements.”
Voting of Proxies; Incomplete Proxies
An American National shareholder may vote by proxy or in person at the special meeting. If you hold your shares of American National common stock in your name as a shareholder of record, you may use one of the following methods to submit a proxy as an American National shareholder:

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through the internet by visiting www.investorvote.com/AMNB and following the instructions, using the control number provided on your proxy card;

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by telephone by calling 1-800-652-VOTE (8683) and following the recorded instructions, using the control number provided on your proxy card; or

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by mail by completing, signing, dating and returning the proxy card in the enclosed envelope, which requires no additional postage if mailed in the United States.

When a properly executed proxy card is returned, the shares of American National common stock represented by it will be voted at the special meeting in accordance with the instructions contained on the proxy card. If any proxy card is returned without indication as to how to vote, the shares of American National common stock represented by the proxy card will be voted as recommended by the American National board of directors.
The deadline for voting by telephone or the internet as a shareholder of record is 5:00 p.m., Eastern Time, on November 13, 2023. For shareholders whose shares are registered in the name of a bank, broker or other nominee, please consult the voting instructions provided by your bank, broker or other nominee for information about the deadline for voting by telephone or the internet.
If an American National shareholder’s shares are held in “street name” by a bank, broker or other nominee, the shareholder should check the voting form used by that firm to determine how to vote. You may not vote shares held in “street name” by returning a proxy card directly to American National or by voting in person at the special meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee.
Every American National shareholder’s vote is important. Accordingly, you should complete, sign, date and return the enclosed proxy card, or submit your proxy by telephone or the internet by following the instructions on your proxy card, whether or not you plan to attend the special meeting in person. Submitting a proxy will not prevent you from being able to vote in person at the special meeting.
If your shares are held in “street name” by a bank, broker or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Under stock exchange rules, banks, brokers and other nominees who hold shares of American National common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. American National expects that all proposals to be voted on at the special meeting will be “non-routine” matters. Broker non-votes are shares held by a bank, broker or other nominee with respect to which such entity is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your bank, broker or other nominee holds your shares of American National common stock in “street name,” such entity will vote your shares of American National common stock only if you provide instructions on how to vote by complying with the voter instruction form sent to you by your bank, broker or other nominee with this proxy statement/prospectus.
Revocability of Proxies and Changes to an American National Shareholder’s Vote
If you hold stock in your name as a shareholder of record, you may change or revoke your vote or revoke any proxy at any time before it is voted by (i) completing, signing, dating and returning a proxy card with a later date, (ii) voting by telephone or the internet at a later time than your original vote (but before the internet and telephone voting deadline), (iii) delivering a written revocation letter to American National’s corporate secretary, or (iv) attending the special meeting in person, notifying the corporate secretary and voting by ballot at the special meeting. If you choose to send a completed proxy card bearing a later date than your original proxy card, the new proxy card must be received before the beginning of the special meeting.
Any American National shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence (without notifying American National’s corporate secretary) of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

Written notices of revocation and other communications about revoking your proxy card should be addressed to:
American National Bankshares Inc.
628 Main Street
Danville, Virginia 24541
Attention: Corporate Secretary
If your shares are held in “street name” by a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the change or revocation of voting instructions.
Solicitation of Proxies
American National is soliciting proxies from its shareholders in conjunction with the merger. American National will bear the entire cost of soliciting proxies from its shareholders. In addition to solicitation of proxies by mail, American National will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of American National common stock and secure their voting instructions. American National will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, American National may use its directors, officers or employees, who will not be specially compensated, to solicit proxies from American National shareholders, either personally or by telephone, facsimile, letter or electronic means. American National has also made arrangements with Regan & Associates, Inc. to assist it in soliciting proxies for the special meeting and has agreed to pay a flat fee of $34,000, inclusive of all expenses for these services.
Attending the Special Meeting
Subject to space availability, all American National shareholders as of the record date, or their duly appointed proxies, may attend the special meeting. Since seating is limited, admission to the special meeting will be on a first-come, first-served basis. Registration and seating will begin at 9:30 a.m., Eastern Time.
If you hold your shares of American National common stock in your name as a shareholder of record and you wish to attend the special meeting, please bring your proxy card to the special meeting. You should also bring valid photo identification. We encourage you to submit your proxy through the internet or by telephone if possible. When a shareholder submits a proxy through the internet or by telephone, his or her proxy is recorded immediately. If you attend the special meeting, you may also submit your vote in person. Any votes that you previously submitted — whether through the internet, by telephone or by mail — will be superseded by any vote that you cast at the special meeting.
If you are not an American National shareholder of record or if your shares are held in “street name” by a bank, broker or other nominee please bring a letter from the record holder of your shares confirming your beneficial ownership and a valid photo identification in order to be admitted to the meeting. A copy or printout of a brokerage statement will not be sufficient without a signed letter from the bank, broker or other nominee through which you beneficially own American National common stock. American National reserves the right to refuse admittance to anyone without proper proof of share ownership and without valid photo identification.
Assistance
If you need assistance in completing your proxy card, have questions regarding the special meeting, or would like additional copies of this proxy statement/prospectus, please contact American National’s Corporate Secretary at American National Bankshares Inc., 628 Main Street, Danville, Virginia 24541, Attention: Corporate Secretary, or American National’s proxy solicitor, Regan & Associates, Inc., at (800) 737-3426.

THE AMERICAN NATIONAL PROPOSALS
Proposal 1:   Merger Proposal
American National is asking its shareholders to approve the merger agreement under which American National will merge with and into Atlantic Union. For a detailed discussion of the terms and conditions of the merger agreement, please see the section entitled “The Merger Agreement.” American National shareholders should read this proxy statement/prospectus, including any documents incorporated in this proxy statement/prospectus by reference, and its annexes, carefully and in their entirety for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A.
As discussed in the section entitled “The Merger — American National’s Reasons for the Merger and Recommendations of the American National Board of Directors,” after careful consideration, the American National board of directors unanimously adopted the merger agreement and approved the transactions contemplated thereby and unanimously declared the merger agreement and the transactions contemplated thereby, including the merger, to be advisable and in the best interest of American National and the American National shareholders.
Required Vote
Approval of the merger proposal requires the affirmative vote of holders of more than two-thirds of the outstanding shares of American National common stock entitled to vote on the merger proposal. If you mark “ABSTAIN” for the merger proposal on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have the same effect as a vote “AGAINST” the merger proposal.
The American National board of directors unanimously recommends that American National shareholders vote “FOR” the merger proposal.
Proposal 2:   Compensation Proposal
In accordance with Section 14A of the Exchange Act, American National is providing its shareholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be paid or become payable to its named executive officers that is based on or otherwise relates to the merger, the value of which is set forth in the table included in the section of this proxy statement/prospectus entitled “The Merger — Potential Payments and Benefits to American National’s Named Executive Officers in Connection with a Change in Control.” As required by Section 14A of the Exchange Act, American National is asking its shareholders to vote on the adoption of the following resolution:
“RESOLVED, that the compensation that may be paid or become payable to American National’s named executive officers that is based on or otherwise relates to the merger, as disclosed in the table in the section of the proxy statement/prospectus statement entitled “The Merger — Potential Payments and Benefits to American National’s Named Executive Officers in Connection with a Change in Control,” including the associated narrative discussion and the agreements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”
The vote on specified compensation that may be payable in connection with the merger is a vote separate and apart from the vote to approve the merger agreement. Accordingly, a shareholder may vote to approve such specified compensation and vote not to approve the merger agreement and vice versa. Because the vote to approve such specified compensation is advisory in nature only, it will not be binding on either American National or Atlantic Union. Accordingly, because American National may be contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger agreement is approved and the merger is completed and regardless of the outcome of the compensational proposal.

Required Vote
Approval of the compensation proposal requires the affirmative vote of holders of a majority of the votes cast, in person or by proxy, at the special meeting. If you mark “ABSTAIN” for the compensation proposal on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on the compensation proposal.
The American National board of directors unanimously recommends a vote “FOR” the compensation proposal.
Proposal 3:   Adjournment Proposal
American National is asking its shareholders to approve the adjournment of the special meeting to another date and place if necessary or appropriate to solicit additional votes in favor of the merger proposal if there are insufficient votes at the time of such adjournment to approve the merger proposal.
If, at the special meeting, there is an insufficient number of shares of American National common stock present in person or represented by proxy and voting in favor of the merger proposal, American National will move to adjourn the special meeting in order to enable the American National board of directors to solicit additional proxies for approval of the merger proposal. If the American National shareholders approve the adjournment proposal, American National may adjourn the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from American National shareholders who have previously voted. If the date of the adjournment is not announced at the special meeting or a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the adjourned meeting, unless the meeting has been adjourned for less than a total of 120 days, in which case no notice of the date, time, place or purposes of such adjourned meeting is required to be given to the shareholders. Even if a quorum is not present, the special meeting may be adjourned by the affirmative vote of holders of a majority of the votes cast.
Required Vote
Approval of the adjournment proposal requires the affirmative vote of holders of a majority of the votes cast, in person or by proxy, at the special meeting. If you mark “ABSTAIN” for the adjournment proposal on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on the adjournment proposal.
The American National board of directors unanimously recommends that American National shareholders vote “FOR” the adjournment proposal.
Other Matters to Come Before the Special Meeting
As of the date of this proxy statement/prospectus, the American National board of directors is not aware of any matters that will be presented for consideration at the special meeting other than as described in this proxy statement/prospectus. If, however, the American National board of directors properly brings any other matters before the special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the recommendation of the American National board of directors on any such matter (unless the American National shareholder checks the box on the proxy card to withhold discretionary voting authority).

INFORMATION ABOUT THE COMPANIES
Atlantic Union Bankshares Corporation
4300 Cox Road
Richmond, Virginia 23060
Telephone: (804) 633-5031
Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation is the holding company for Atlantic Union Bank. Atlantic Union Bank has branches and ATMs located throughout Virginia and in portions of Maryland and North Carolina. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products. Shares of Atlantic Union’s common stock are listed on the NYSE under the symbol “AUB.”
As of June 30, 2023, Atlantic Union had total consolidated assets of approximately $20.6 billion, total consolidated loans held for investment, net of deferred fees and costs, of approximately $15.1 billion, total consolidated deposits through Atlantic Union Bank of approximately $16.4 billion, and consolidated shareholders’ equity of approximately $2.4 billion.
For more information about Atlantic Union, see the section entitled “Where You Can Find More Information.”
American National Bankshares Inc.
628 Main Street
Danville, Virginia 24541
Telephone: (434) 792-5111
American National Bankshares Inc. is a one-bank holding company organized under the laws of the Commonwealth of Virginia in 1984. On September 1, 1984, American National acquired all of the outstanding capital stock of American National Bank and Trust Company, a national banking association chartered in 1909 under the laws of the United States. Shares of American National’s common stock are listed on Nasdaq under the symbol “AMNB.”
Headquartered in Danville, Virginia, American National is the parent company of American National Bank and Trust Company. American National Bank and Trust Company is a community bank serving its primary market areas of south central Virginia, the New River Valley and Roanoke, Virginia, and north central North Carolina. American National Bank and Trust Company also manages an additional $1.2 billion of trust, investment and brokerage assets in its Wealth Division.
As of June 30, 2023, American National had total consolidated assets of approximately $3.1 billion, total consolidated loans, net of deferred fees and costs, of approximately $2.2 billion, total consolidated deposits through American National Bank and Trust Company of approximately $2.7 billion, and consolidated shareholders’ equity of approximately $328.0 million.
For more information about American National, see the section entitled “Where You Can find More Information.”

THE MERGER
The following discussion contains material information regarding the merger. The discussion is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference herein. The following is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. This discussion does not purport to be complete and may not contain all of the information about the merger that is important to you. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement, for a more complete understanding of the mergers.
Terms of the Merger
Each of the Atlantic Union board of directors and the American National board of directors has unanimously adopted the merger agreement and approved the transactions contemplated thereby. Under the merger agreement, American National will merge with and into Atlantic Union, with Atlantic Union continuing as the surviving corporation. Immediately following the merger, American National Bank and Trust Company will merge with and into Atlantic Union Bank, with Atlantic Union Bank continuing as the surviving bank.
At the effective time, each share of American National common stock, excluding certain specified shares owned by Atlantic Union or American National, that is issued and outstanding immediately prior to the effective time, will be converted into the right to receive 1.35 shares of Atlantic Union common stock.
Atlantic Union will not issue any fractional shares of Atlantic Union common stock in the merger. Instead, an American National shareholder who would otherwise be entitled to receive a fraction of a share of Atlantic Union common stock will receive, in lieu thereof, cash (without interest and rounded to the nearest cent) in an amount determined by multiplying (i) the average closing price by (ii) the fraction of a share (rounded to the nearest one-thousandth when expressed in decimal form) of Atlantic Union common stock which such American National shareholder would otherwise be entitled to receive.
American National shareholders are being asked to approve the merger agreement. See the section entitled “The Merger Agreement” for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to completion of the merger and the provisions for terminating or amending the merger agreement.
Background of the Merger
The American National board of directors and American National management have regularly considered and discussed strategic growth and business combination opportunities over the years as part of American National’s ongoing evaluation of its long-term business prospects, objectives and strategies, in order to increase long-term value for its shareholders and support its customers and the communities it serves. These strategies and opportunities have included business combinations, operational enhancements and improvements related to American National’s use of capital through, for example, dividends and repurchases of common stock.
As part of its business strategy and objectives, American National has been an active participant in the mergers and acquisitions market in Virginia, having completed five whole-bank acquisitions since 1996, including two bank mergers since Jeffrey V. Haley became President and Chief Executive Officer in 2013. One of Mr. Haley’s board-approved goals has been to establish and develop relationships with potential merger partners. As a result, the American National board has regularly reviewed potential acquisition and business combination opportunities. Mr. Haley has had, from time to time, informal discussions with representatives of other financial institutions, including Atlantic Union, relating to potential strategic matters, including possible business combination opportunities, and regularly updated the American National board of directors regarding such discussions.
In March and April 2023, Mr. Haley had separate meetings with multiple peer bank chief executive officers to gain perspective from larger and smaller organizations operating in or around American National’s markets. One such meeting occurred on April 7, 2023 with John C. Asbury, President and Chief Executive Officer of Atlantic Union, and involved a high-level discussion about the state of the banking industry and the future opportunities and challenges ahead for both companies in light of recent economic events. Messrs. Asbury and Haley shared perspectives on the respective markets, operations and strategies of Atlantic Union and American National. At this meeting, Mr. Asbury informed Mr. Haley that Atlantic Union desired to continue its strategy of growth through acquisitions and was looking for attractive acquisition targets like American National. No specific terms of a potential merger were discussed at the meeting.
To assist in keeping abreast of the state of the banking industry, members of American National management have regularly met with representatives of various investment banking firms experienced in the banking industry to discuss market conditions, current industry trends, American National’s performance and potential business combination opportunities. On several occasions during April 2023, Mr. Haley contacted representatives of KBW to discuss various topics related to the community banking industry and KBW’s observations regarding strategic alternatives potentially available to American National. One potential alternative discussed was American National engaging in a business combination, including a potential merger with a larger organization like Atlantic Union. During these conversations with representatives of KBW, Mr. Haley cited his recent meetings with certain peer bank chief executive officers, including representatives of two larger institutions that in the past expressed interest in American National. Based primarily on Mr. Haley’s meetings with other bank chief executive officers, including Mr. Asbury, and following the discussions with representatives of KBW, Mr. Haley contacted Mr. Asbury in late April 2023 to gauge interest in having a peer-to-peer meeting between management of the two organizations to discuss their companies, operations and cultures in particular and the banking industry in general.
On April 29, 2023, Mr. Haley and Edward C. Martin, Senior Executive Vice President and Chief Administrative Officer of American National, met with Mr. Asbury, and the following additional members of Atlantic Union’s leadership team: Robert M. Gorman, Executive Vice President and Chief Financial Officer; Maria P. Tedesco, Executive Vice President of Atlantic Union and President and Chief Operating Officer of Atlantic Union Bank; Shawn E. O’Brien, Executive Vice President and Consumer and Business Banking Group Executive; David V. Ring, Executive Vice President and Wholesale Banking Group Executive; and David Hartley, Managing Director, Trust and Wealth. The purpose of the meeting was to discuss the corporate culture, business lines, organizational structure and strategic priorities of both companies. At this meeting, the representatives from Atlantic Union informed the representatives of American National that Atlantic Union may be interested in exploring a merger transaction with American National if there was interest in such a transaction. No specific terms of a potential merger were discussed at the meeting.
On May 10, 2023, Mr. Asbury, Mr. Gorman, and Toler F. Cross, Head of Corporate Development & Strategy of Atlantic Union, met with representatives of Atlantic Union’s financial advisor, Piper Sandler & Co., which we refer to as Piper Sandler, to discuss a potential transaction with American National, including reviewing certain financial models of the merger and discussing potential terms of the transaction.
On May 12, 2023, Messrs. Asbury, Gorman, and Cross and representatives of Piper Sandler met with representatives of KBW to discuss Atlantic Union’s preliminary financial analysis of a transaction between Atlantic Union and American National. On May 12, 2023, representatives of KBW relayed Atlantic Union’s preliminary pricing indication to Mr. Haley, which consisted of an all-stock transaction with a proposed fixed exchange ratio in the range of 1.25-1.30 shares of Atlantic Union common stock for each share of American National common stock.
Over the course of May 2023, members of Atlantic Union management held meetings, with representatives of Piper Sandler in attendance, to further discuss the potential transaction with American National.
On May 30, 2023, the capital management committee of the American National board of directors held a special meeting to evaluate American National’s strategic plan, have American National management provide 2023 year-to-date performance information and an updated 2023 forecast, and to discuss short- and long-term strategic options for American National. Messrs. Haley and Martin were present at this meeting as was Jeffrey W. Farrar, Senior Executive Vice President and Chief Operating and Chief Financial Officer of American National. The American National board of directors created the capital management committee in 2014 to assist in fulfilling the American National board of director’s oversight responsibilities with respect to market, interest rate, liquidity and investment risk; capital management; mergers and acquisitions; and dividend and securities related matters. The members of the capital management committee at this time were four independent directors of American National: Nancy Howell Agee, Michael P. Haley, Ronda M. Penn and Joel R. Shepherd. All references to Mr. Haley in this section refer to Jeffrey V. Haley, the President and Chief Executive Officer of American National, and not to Michael P. Haley, a director of American National and member of the capital management committee of the American National board of directors.
At the May 30 capital management committee meeting, Mr. Haley reviewed with the capital management committee the following four strategic options for American National: (i) maintain American National’s existing business model and grow organically with minor changes to its operating strategy, including building a greater risk profile; (ii) materially change American National’s business model and operating strategy by making a major investment in one or more fintech companies, buying businesses that provide fee income outside of traditional banking services and/or making a major increase in loan concentration limits; (iii) acquire smaller community banks or partner with a similarly sized financial institution in a merger of equals; and (iv) pursue a strategic merger with a larger financial institution. He also discussed industry shifts, technology adoption by customers, and current merger prospects. Mr. Martin provided a summary of American National’s strategic plan and reviewed 2022 and 2023 year-to-date operational performance and the status of American National’s operations as measured against the goals stated in the strategic plan. Mr. Farrar presented 2023 year-to-date financial performance metrics and an updated 2023 forecast, led a discussion on revenue expectations and operating leverage, and identified the revenue and profit benchmarks likely required for top quartile peer performance in 2023 and several years in the future. Mr. Haley discussed the current challenges faced by banks of similar size to American National and the industry in general. He also shared an overview of recent discussions with chief executive officers of other banks of various sizes since March 2023 and noted management’s view that over the next two to three years, there was an absence of viable acquisition targets that would bring meaningful value to American National’s franchise. Mr. Haley also informed the committee of potential merger of equal partnerships as well as potential acquirers of American National, specifically mentioning Atlantic Union, and reviewed these potential acquirers’ financial metrics, peer comparisons and apparent financial capacity to acquire American National based on publicly available information. The capital management committee engaged in a discussion regarding the current operating environment, the challenges faced by American National in particular and the banking industry in general, and the shifting customer preferences toward digital channels. Questions were raised about the risks associated with American National’s existing strategic plan and its feasibility to maintain its operational strength and successfully achieve the identified financial performance targets in the strategic plan for the foreseeable future given the current and projected market environment. The capital management committee discussed exploring a potential sale of American National due to the challenges faced by American National and the substantial operational transformation that would be required for top quartile peer performance. Given the information presented at this meeting and discussion with management, the capital management committee members concurred that Atlantic Union appeared to be the most suitable merger partner due to the strength of its stock price currency and interest in the American National franchise, as well as the operational familiarity and compatible culture of both companies. The capital management committee then authorized Mr. Haley to call a special board meeting for June 5, 2023 to share with the full American National board of directors the material and information reviewed by the capital management committee.
On June 2, 2023, the executive committee of the Atlantic Union board of directors held a special meeting to discuss Atlantic Union’s interest in a possible acquisition of American National, which was attended by members of Atlantic Union management and representatives of Piper Sandler. During the meeting, the executive committee discussed, amongst itself and with members of Atlantic Union management and representatives of Piper Sandler, strategic considerations relating to a possible acquisition of American National, the results of due diligence conducted to date based on publicly available information, a review of the potential financial impact of the merger, and the potential terms of the merger. At the conclusion of the meeting, the executive committee authorized members of Atlantic Union management to negotiate, execute and deliver a non-binding indication of interest letter to American National with a fixed exchange ratio not to exceed 1.35 shares of Atlantic Union common stock for each share of American National common stock.
On June 5, 2023, the American National board of directors held a special meeting to evaluate and discuss the material and information presented to the capital management committee at its May 30 meeting. Members of American National management gave a similar presentation to the American National board of directors as it had for the capital management committee in the May 30 meeting, which included a review of American National’s strategic plan against the current economic landscape and management’s report on short- and long-term strategic options. Mr. Haley led a discussion on the current prospects and developments in the banking industry, the financial markets, the regulatory environment and the implications of the foregoing for banks generally and for American National in particular. The review also included assessments of ongoing consolidation in the banking industry and the benefits and risks to American National and its shareholders of pursuing strategic combinations and sale opportunities as compared to the benefits and risks of continuing to operate as a standalone company. The American National board of directors discussed a number of matters relating to the presentation, including American National’s efforts to successfully acquire in strategic markets and the related complications in doing so, the difficulty in obtaining the needed level of growth organically, American National’s creation of good value to date combined with the current presence of interested buyers, the apparent financial capacity of a select number of likely interested buyers to acquire American National on financial terms that American National might accept, and the fit of American National and each potential acquirer culturally and geographically. After considering the above matters, the American National board of directors authorized members of American National management to continue discussions with Atlantic Union about a possible merger of the companies and authorized members of American National management to continue to work with KBW as American National’s financial advisor with respect to a merger with Atlantic Union.
On June 6, 2023, Mr. Haley contacted representatives of KBW to discuss a possible transaction with Atlantic Union. Among other matters, Mr. Haley directed KBW to contact Piper Sandler to request that Atlantic Union increase its preliminary pricing to an exchange ratio of 1.35 shares of Atlantic Union common stock for each share of American National common stock. KBW relayed the request for increasing the exchange ratio to Piper Sandler the same day.
On June 7, 2023, Mr. Asbury and Ronald L. Tillett, Chairman of the Atlantic Union board of directors, met with Mr. Haley to discuss the potential merger and recent developments at their respective companies. During this meeting, the parties reviewed each institution’s operations, financial performance, recent experience in merger transactions, and the strategic rationale for Atlantic Union’s potential acquisition of American National. Terms for a possible merger were discussed, including an all-stock transaction with a fixed exchange ratio and two board seats for American National representatives on the Atlantic Union board of directors subject to certain corporate governance requirements. The parties acknowledged American National’s request of June 6, 2023 to increase the exchange ratio to 1.35 but did not commit or come to any agreement on any specific pricing information or exchange ratio at this meeting. Mr. Asbury noted that Atlantic Union would be prepared to deliver a non-binding indication of interest letter in the following week if Mr. Haley believed that American National would have interest in exploring a transaction with Atlantic Union. Mr. Haley stated that, based on the most recent meeting of the American National board of directors, he believed that American National was interested in continuing merger discussions and he would ask American National’s capital management committee to meet to review the non-binding indication of interest letter as soon as practicable upon receipt.
On June 8, 2023, Atlantic Union and American National signed a mutual confidentiality agreement and began to exchange confidential information to facilitate the companies’ respective due diligence. During the period June 8, 2023 through July 24, 2023, representatives of Atlantic Union and American National and their respective financial and legal advisors communicated by phone and other electronic means to review business, financial and other information regarding each company. During these meetings, members of management of each of the companies and their advisors engaged in a series of discussions and asked and answered questions regarding each company’s respective businesses.
On June 9, 2023, the capital management committee of the American National board of directors held a special meeting at which Mr. Haley reported the matters discussed at the June 7, 2023 meeting with representatives of Atlantic Union. Mr. Haley stated that Atlantic Union would be submitting a non-binding indication of interest letter for a proposed merger transaction in the following days. The committee members agreed to meet promptly following receipt of Atlantic Union’s non-binding indication of interest. Representatives of KBW and Williams Mullen, American National’s legal counsel, attended the meeting and provided observations regarding the anticipated merger process and timeline.

On June 12, 2023, Atlantic Union submitted a non-binding indication of interest letter for the merger of American National into Atlantic Union in an all-stock transaction that set forth, among other things, a proposed exchange ratio of 1.35 shares of Atlantic Union common stock for each share of American National common stock and a 60-day exclusivity covenant from American National, subject to renewal for an additional 30-day period. The non-binding indication of interest letter also provided that up to two current directors of American National be appointed to serve on Atlantic Union’s board of directors subject to certain corporate governance requirements. Based on the closing price of Atlantic Union common stock of $28.86 per share on June 9, 2023, the 1.35 exchange ratio represented an implied value of $38.96 per share of American National common stock, and a 27.4% premium to American National’s closing price of $30.58 on June 9, 2023.
On June 14, 2023, the capital management committee of the American National board of directors convened a special meeting to discuss the non-binding indication of interest letter from Atlantic Union. Representatives of KBW and Williams Mullen attended the meeting, as did Messrs. Farrar, Haley and Martin. Representatives of KBW reviewed the exchange ratio with the capital management committee. The other terms of the non-binding indication of interest letter were also reviewed with the capital management committee by the American National management team and representatives of Williams Mullen and KBW. Members of the capital management committee inquired about the terms of the non-binding indication of interest letter and discussed its contents with meeting participants. Based on those discussions, the committee concluded that the exchange ratio was attractive and that moving forward with a merger with Atlantic Union was in the best interest of American National shareholders. The capital management committee directed that American National, through KBW, request certain modifications to the non-binding indication of interest letter, including those relating to severance payments to employees who would not be retained after the merger, indemnification and insurance for officers and directors of American National after the merger, and shortening the exclusivity period for negotiating a definitive merger agreement. Such revised non-binding indication of interest letter was delivered to Atlantic Union on June 15, 2023.
On June 15, 2023, the Atlantic Union board of directors held a meeting, which was attended by members of Atlantic Union management and representatives of Piper Sandler. At the meeting, members of Atlantic Union management reviewed the status of negotiations with American National, including the above-described changes requested by American National to the non-binding indication of interest letter, and the results of Atlantic Union’s due diligence of American National to date. Representatives of Piper Sandler then discussed, among other matters, certain financial information of Atlantic Union and American National, and reviewed certain preliminary financial analyses regarding the transaction at the proposed 1.35 exchange ratio. During the meeting, the Atlantic Union board of directors also authorized the corporate development advisory committee of the Atlantic Union board of directors, a committee composed solely of independent directors, to receive updates regarding due diligence and to advise Atlantic Union management on the merger.
On June 16, 2023, Atlantic Union delivered to American National a revised non-binding indication of interest letter that incorporated the above-described changes requested by American National. Other than these changes, the material transaction terms set forth in the revised non-binding indication of interest letter remained unchanged from the initial non-binding indication of interest letter submitted by Atlantic Union on June 12, 2023.
On June 16, 2023, American National granted access to its electronic data room to Atlantic Union and its advisors to facilitate Atlantic Union’s due diligence review of American National.
On June 22, 2023, the American National board of directors held a special meeting at which Atlantic Union’s revised non-binding indication of interest letter and the proposed merger were discussed. Messrs. Farrar and Martin and representatives of KBW and Williams Mullen were also in attendance at the meeting. Representatives of Williams Mullen reviewed the terms of the revised non-binding indication of interest letter. Representatives of KBW discussed the current bank mergers and acquisitions environment, American National’s potentially available strategic options and preliminary valuation matters. Representatives of KBW also provided a preliminary financial overview of the proposed merger transaction, including financial highlights, demographic information and pro forma loan and deposit composition, based on publicly available information on the parties and the proposed 1.35 exchange ratio. Based on the closing price of Atlantic Union common stock of $29.01 per share on June 16, 2023, the 1.35 exchange ratio represented an implied value of $39.16 per share of American National common stock, and a 27.6% premium to American National’s closing price of $30.70 on June 16, 2023. Representatives of KBW reviewed with the American National board of directors publicly available information regarding pricing metrics of transactions announced since December 31, 2020 involving other banking institutions nationally and also provided observations regarding certain other potential acquirers’ apparent financial capacity to acquire American National based on publicly available information, and the board considered such information. Representatives of KBW and Williams Mullen then discussed with the American National board of directors a proposed timeline and steps to be taken towards entering into a definitive merger agreement with Atlantic Union.
At the June 22, 2023 meeting, the American National board of directors discussed the potential benefits and risks of a merger with Atlantic Union, and engaged in a thorough discussion on the potential combination with Atlantic Union, especially the proposed exchange ratio. The American National board of directors also considered, in general, the impact of the proposed transaction on American National’s management, employees and communities it serves. The American National board of directors reviewed the financial performance, stock performance, market position, growth prospects and other matters concerning Atlantic Union. After a lengthy discussion, the American National board of directors determined that a merger with Atlantic Union would provide substantial long-term benefits to American National’s shareholders. The American National board of directors then authorized management to proceed with the negotiation of a definitive merger agreement and related documents with Atlantic Union.
After the American National board meeting, Mr. Haley contacted Mr. Asbury to inform him that the American National board had determined to move forward in merger discussions with Atlantic Union, and executed and delivered the revised non-binding indication of interest letter to Mr. Asbury. The non-binding indication of interest letter contained a 45-day exclusivity covenant for American National, subject to renewal for an additional 30-day period.
On July 7, 2023, representatives of Covington, Atlantic Union’s legal counsel, provided representatives of Williams Mullen with a draft merger agreement. Until execution on July 24, 2023, Atlantic Union and American National, with the assistance of their legal advisors, continued to negotiate the outstanding terms of the merger agreement and related transaction documents, including the affiliate agreements, disclosure schedules and certain agreements between Atlantic Union and Mr. Haley as described in the section entitled “— Interests of American National’s Directors and Executive Officers in the Merger — Agreements between Mr. Haley and Atlantic Union Bank.”
On July 7, 2023, the corporate development advisory committee of the Atlantic Union board of directors held a meeting, which was attended by members of Atlantic Union management and representatives of Piper Sandler. Members of Atlantic Union management updated the corporate development advisory committee on the status, process and preliminary findings of Atlantic Union’s ongoing due diligence of American National, and discussed the anticipated impact of the transaction on the combined company, including the expected impact on key financial metrics.
On July 14, 2023, the corporate development advisory committee of the Atlantic Union board of directors held a meeting, which was attended by members of Atlantic Union management and representatives of Piper Sandler. Members of Atlantic Union management reported on the results of Atlantic Union’s due diligence of American National, which had been substantially completed, and provided an update on each company’s quarter-end financial results. Representatives of Piper Sandler discussed with the corporate development advisory committee, among other things, a summary of the financial terms of the transaction, including the potential impact of the transaction on the combined company and the possible impact on certain key financial metrics. Following a discussion, the corporate development advisory committee recommended that the Atlantic Union board of directors review the merger for approval and authorized Atlantic Union management to continue their negotiation of the merger agreement.
On July 18, 2023, the American National board of directors held a regularly scheduled meeting to discuss the current status of the merger and received updates from members of American National management and representatives of KBW and Williams Mullen. Members of management discussed aspects of Atlantic Union’s due diligence of American National and American National’s reverse due diligence of Atlantic Union. Members of management and representatives of Williams Mullen and KBW discussed the current negotiations and the status of the proposed merger agreement, the preparation of disclosure schedules to the merger agreement and the current proposed merger consideration, including the exchange ratio. The American National board of directors discussed the merger and the proposed merger agreement and asked for additional negotiation of certain key terms, particularly with respect to deal protection and termination rights. The American National board of directors, members of management and representatives of KBW and Williams Mullen discussed timing and next steps, which included the completion and resolution of due diligence and the merger agreement and formal approval from the American National board of directors. In addition, Mr. Asbury and Ms. Tedesco attended a portion of the meeting to discuss Atlantic Union’s history, strategy and rationale for pursuing a combination with American National.
On July 22, 2023, the American National board of directors held a special meeting with members of management and representatives of American National’s financial and legal advisors in attendance, to discuss the proposed transaction and review the terms of the proposed merger agreement and merger. Prior to such meeting, the American National board of directors was provided with copies of the latest draft versions of the merger agreement, the plan of merger, the bank merger agreement and the affiliate agreements, and a summary of the material terms of the merger agreement and related documents prepared by Williams Mullen. Members of management reviewed for the American National board of directors the progress of negotiations with Atlantic Union and reported on the status of its reverse due diligence investigation of Atlantic Union. At the meeting, representatives of Williams Mullen discussed with the American National board of directors the fiduciary duty legal standards applicable to its decisions and actions with respect to its consideration of the merger, including the applicable standard of director conduct under Virginia law, and reviewed in detail the legal terms of the proposed merger agreement and related transaction documents. KBW also reviewed certain financial aspects of the proposed merger and preliminarily discussed the opinion expected to be delivered by KBW with respect to the fairness, from a financial point of view, of the exchange ratio in the merger. Members of Williams Mullen and KBW responded to questions from the board regarding the proposed merger and the draft merger agreement and related documents. After review and thorough discussion among members of the American National board of directors, including consideration of the factors described under “— American National’s Reasons for the Merger and Recommendation of the American National Board of Directors,” the American National board of directors determined to hold a meeting on July 24 to further consider the merger.
On July 24, 2023, the American National board of directors held a special meeting at which updates on the merger negotiations were provided by members of American National management. Prior to such meeting, the American National board of directors was provided with the financial presentation materials prepared by KBW. Representatives of Williams Mullen briefed the American National board of directors on its discussions with Covington and the changes to the merger agreement and related documents from the draft merger agreement and related documents previously reviewed on July 22, 2023. At this meeting, KBW reviewed the financial aspects of the merger and rendered to the American National board of directors an opinion (which was initially rendered verbally and then confirmed in a written opinion, dated July 24, 2023, a copy of which is attached to this proxy statement/prospectus as Annex C) to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the exchange ratio in the merger was fair, from a financial point of view, to the holders of American National common stock. The American National board of directors engaged in a substantive discussion on the merger, the terms of the merger agreement and related documents and the presentation by KBW. American National board members presented questions to members of American National management and representatives of Williams Mullen and KBW regarding the merger and the merger agreement, and such members and representatives responded to the inquiries. After further discussion of the terms of the merger, including consideration of the factors described under “— American National’s Reasons for the Merger and Recommendation of the American National Board of Directors,” the American National board of directors determined that the merger agreement, including the mergers and the transactions contemplated thereby, were advisable and in the best interest of American National and its shareholders. The board voted unanimously to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement.
On July 24, 2023, the Atlantic Union board of directors held a special meeting, held jointly with a special meeting of the Atlantic Union Bank board of directors, to consider the terms of the merger and merger agreement. Before such meeting, the Atlantic Union board of directors was provided with copies of the latest draft versions of the merger agreement, the plan of merger, the bank merger agreement and the affiliate agreements, and a summary of the material terms of the merger agreement and the affiliate agreements and related documents prepared by Covington. At the meeting, members of Atlantic Union management reported on the results of Atlantic Union’s due diligence and the status of negotiations with American National. Also at the meeting, representatives of Piper Sandler reviewed with the Atlantic Union board of directors the financial aspects of the merger. At the meeting, representatives of Covington reviewed with the Atlantic Union board of directors its fiduciary duties in the context of the merger and reviewed the key terms of the merger agreement and related agreements (including the affiliate agreements), as described elsewhere in this proxy statement/prospectus, including a summary of the provisions relating to governance of the combined company and the provisions relating to employee matters. Atlantic Union board members presented questions to members of Atlantic Union management and representatives of Covington and its financial advisor regarding the merger and the merger agreement, and such members and representatives responded to the inquiries. After considering the proposed terms of the merger agreement, the terms of the affiliate agreements, and taking into consideration the matters discussed during that meeting and prior meetings of the Atlantic Union board of directors, including the factors described in the section entitled “— Atlantic Union’s Reasons for the Merger,” the Atlantic Union board of directors determined that the merger agreement, including the mergers and the other transactions contemplated thereby, were consistent with Atlantic Union’s business strategies, advisable and in the best interests of Atlantic Union and Atlantic Union shareholders and the Atlantic Union board of directors voted to unanimously adopt the merger agreement, and approve the mergers and the other transactions contemplated by the merger agreement.
Following the board meetings of Atlantic Union and American National on July 24, 2023, and after finalizing the merger agreement, Atlantic Union and American National executed the merger agreement, and each of the directors and certain executive officers of American National executed affiliate agreements. On the morning of July 25, 2023, Atlantic Union and American National issued a joint press release announcing the execution of the merger agreement.
American National’s Reasons for the Merger and Recommendation of the American National Board of Directors
After careful consideration, at a meeting held on July 24, 2023, the American National board of directors unanimously determined that the merger agreement, including the merger and the other transactions contemplated thereby, is advisable and in the best interest of American National and its shareholders. Accordingly, the American National board of directors unanimously adopted the merger agreement and approved the transactions contemplated thereby, including the merger, and unanimously recommends that the American National shareholders vote “FOR” the merger proposal.
In reaching its decision to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, and recommend that the American National shareholders approve the merger proposal, the American National board of directors evaluated the merger and the merger agreement in consultation with American National’s management, as well as American National’s financial and legal advisors, and considered a number of factors, including, without limitation, the following material factors, which are not presented in order of importance:
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the review undertaken by the American National board of directors and management with respect to the strategic alternatives available to American National, including remaining independent and growing organically or engaging in alternative strategic merger transactions;

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the business strategy of American National and its prospects for the future as an independent institution, including the risks inherent in successful execution of its strategic plan and its projected financial results;

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the challenges facing American National in the current competitive, economic, financial and regulatory climate, including evolving trends in technology and increasing nationwide and global competition, and the potential benefits of aligning American National with a larger organization;

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the consistency of the merger with American National’s long-term strategic plan to seek profitable future expansion, leading to opportunities for growth in overall shareholder value and enhanced liquidity for the American National shareholders;

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each of American National’s, Atlantic Union’s and the combined company’s business, operations, financial condition, asset quality, earnings and prospects;

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the terms of the merger agreement, including the fixed exchange ratio, expected tax treatment, deal protection and termination fee provisions, which the American National board of directors reviewed with American National’s management and American National’s outside legal and financial advisors;

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the fact that the transaction value would be approximately $430.9 million, with an implied value of $40.55 per share of American National common stock based on the closing price of Atlantic Union common stock of $30.04 per share on July 21, 2023;

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the value of the merger consideration relative to the market value, book value, tangible book value, earnings and projected earnings of American National;

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the expected receipt by the American National shareholders, after the effective time, of dividends declared and paid by Atlantic Union on its common stock consistent with historical levels and trends that, taking into account the exchange ratio, would be higher than dividends declared and paid by American National on its common stock consistent with historical levels and trends;

•
the greater market capitalization and trading liquidity of Atlantic Union common stock;

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the potential for the combined entity to have greater future earnings and prospects compared to American National’s earnings and prospects on an independent basis due to greater operating efficiencies and better penetration of commercial and consumer markets;

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the ability of Atlantic Union to complete a merger transaction with American National from a financial and regulatory perspective, including Atlantic Union’s prior history of successful merger transactions;

•
the strong capital positions maintained by Atlantic Union and American National before the merger and the anticipated strong capital position for the combined company following the merger;

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the benefits to American National and its customers of operating as a larger organization, including enhancements in products and services, higher lending limits, and greater financial resources;

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the compatibility and complementary nature of the American National and Atlantic Union businesses and cultures, including customer focus, geographic coverage, business operations and management operating styles;

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the long- and short-term interests of American National and its shareholders, and the interests of American National’s employees, customers and the communities in which American National maintains offices;

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the likelihood of realizing the strategic benefits of the merger that the American National board of directors believes will result from the continuity provided to the American National shareholders by the corporate governance aspects of the merger, including the appointment at the effective time of two current members of the American National board of directors, Nancy Howell Agee and Joel R. Shepherd, as directors of each of Atlantic Union and Atlantic Union Bank;

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the opinion, dated July 24, 2023, of KBW to the American National board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of American National common stock of the exchange ratio in the merger, as more fully described below under “— Opinion of American National’s Financial Advisor;”

•
the fact that American National would be prohibited from soliciting or, subject to certain exceptions, entering into discussions with any third party regarding, any acquisition proposal or offers for competing transactions after execution of the merger agreement, and the possibility that, while it was not viewed as precluding other proposals, the $17,232,000 termination fee payable to Atlantic Union if the merger agreement is terminated under certain circumstances could potentially discourage other companies from pursuing, announcing or submitting a business combination proposal to American National that might result in greater value to the American National shareholders;

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the risk that, because the exchange ratio is fixed, the value of the shares of Atlantic Union that the American National shareholders receive in the merger could be adversely affected by a decrease in the trading price of Atlantic Union common stock before the effective time;

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the risk that potential benefits and synergies sought in the merger may not be realized or may not be realized within the expected time period;

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the fact that, while the merger is pending, American National will be subject to certain customary restrictions on the conduct of its business, which may delay or prevent it from pursuing business opportunities that may arise, or preclude it from taking actions that it would otherwise take absent the pending merger;

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the potential challenges of integrating American National’s businesses, operations and employees with those of Atlantic Union, including the costs associated with such integration;

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the effects of the merger on American National employees, including the prospects for continued employment in a larger organization and various benefits agreed to be provided to American National employees;

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the possibility that the merger and the integration process could result in employee attrition and have a negative effect on business and customer relationships of American National;

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the fact that, while American National expects that the merger will be completed, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, including the risk that certain regulatory approvals or approval of the American National shareholders, the receipt of which are conditions to the completion of the merger, might not be obtained, and, as a result, the merger may not be completed;

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the potential risk of diverting management attention and resources from the operation of American National’s business and towards completion of the merger;

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anticipated substantial costs even if the merger is not completed;

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the fact that certain of American National’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of other American National shareholders. See “— Interests of American National’s Directors and Executive Officers in the Merger;”

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the significant risks and costs involved in connection with entering into and completing the merger, or failing to complete the merger in a timely manner, or at all;

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the challenges in absorbing the effect of any failure to complete the merger, including the potential existence of a tail period for the termination fee and market reactions; and

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the possibility of litigation in connection with the merger.

The foregoing discussion of the factors considered by the American National board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the American National board of directors. In reaching its decision to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, the American National board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The American National board of directors considered all these factors as a whole, including through discussion with, and questioning of, American National’s management and American National’s financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination to adopt the merger agreement and approve the transactions contemplated thereby, including the merger.
For the reasons set forth above, the American National board of directors unanimously adopted the merger agreement and approved the transactions contemplated thereby, determined that the merger is advisable and in the best interest of American National and its shareholders and unanimously recommends that the American National shareholders vote “FOR” the merger proposal.
This explanation of the American National board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Opinion of American National’s Financial Advisor
American National engaged KBW to render financial advisory and investment banking services to American National, including an opinion to the American National board of directors as to the fairness, from a financial point of view, to the holders of American National common stock of the exchange ratio. American National selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.
As part of KBW’s engagement, representatives of KBW attended the meeting of the American National board of directors held on July 24, 2023, at which the American National board of directors evaluated the merger. At this meeting, KBW reviewed the financial aspects of the merger and rendered to the American National board of directors an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the exchange ratio was fair, from a financial point of view, to the holders of American National common stock. The American National board of directors unanimously adopted the merger agreement and approved the transactions contemplated thereby at this meeting.
The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex C to this proxy statement/prospectus and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.
KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the American National board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, to the holders of American National common stock of the exchange ratio. It did not address the underlying business decision of American National to engage in the merger or enter into the merger agreement or constitute a recommendation to the American National board of directors in connection with the merger, and it does not constitute a recommendation to any holder of American National common stock or any shareholder of any other entity as to how to vote in connection with the merger or any other matter, nor does it constitute a recommendation regarding whether or not any such shareholder should enter into a voting, shareholders’ or affiliates’ agreement with respect to the merger.
KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.
In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of American National and Atlantic Union and bearing upon the merger, including, among other things, the following:
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a draft of the merger agreement dated July 20, 2023 (the most recent draft then made available to KBW);

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the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2022 of American National;

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the unaudited quarterly financial statements and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 of American National;

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certain preliminary draft and unaudited financial results for the quarter ended June 30, 2023 of American National (provided by American National);

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the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2022 of Atlantic Union;

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the unaudited quarterly financial statements and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 of Atlantic Union;

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certain preliminary draft and unaudited financial results for the quarter ended June 30, 2023 of Atlantic Union (provided by Atlantic Union);

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certain publicly available regulatory filings of American National and Atlantic Union and their respective subsidiaries, including as applicable, the quarterly reports on Form FR Y-9C and the quarterly call reports required to be filed (as the case may be) with respect to each quarter during the three-year period ended December 31, 2022 and the quarter ended March 31, 2023;

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certain other interim reports and other communications of American National and Atlantic Union to their respective shareholders; and

•
other financial information concerning the businesses and operations of American National and Atlantic Union furnished to KBW by American National and Atlantic Union or that KBW was otherwise directed to use for purposes of KBW’s analyses.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:
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the historical and current financial position and results of operations of American National and Atlantic Union;

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the assets and liabilities of American National and Atlantic Union;

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the nature and terms of certain other merger transactions and business combinations in the banking industry;

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a comparison of certain financial and stock market information for American National and Atlantic Union with similar information for certain other companies the securities of which were publicly traded;

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financial and operating forecasts and projections of American National that were provided to and discussed with KBW by American National management, and used and relied upon by KBW at the direction of such management and with the consent of the American National board of directors;

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publicly available consensus “street estimates” of Atlantic Union, as well as assumed long-term Atlantic Union growth rates provided to KBW by Atlantic Union management, all of which information was discussed with KBW by Atlantic Union management and used and relied upon by KBW based on such discussions, at the direction of American National management and with the consent of the American National board of directors; and

•
estimates regarding certain pro forma financial effects of the merger on Atlantic Union (including, without limitation, the cost savings expected to result or be derived from the merger) that were provided to and discussed with KBW by Atlantic Union management, and used and relied upon by KBW based on such discussions, at the direction of American National management and with the consent of the American National board of directors.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also participated in discussions held by the managements of American National and Atlantic Union regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as KBW deemed relevant to its inquiry. KBW was not requested to assist, and did not assist, American National with soliciting indications of interest from third parties regarding a potential transaction with American National.
In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to or discussed with it or that was publicly available and KBW did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the management of American National as to the reasonableness and achievability of the financial and operating forecasts and projections of American National referred to above (and the assumptions and bases therefor), and KBW assumed that such forecasts and projections represented the best currently available estimates and judgments of such management and that such forecasts and projections would be realized in the amounts and in the time periods estimated by such management. KBW further relied, with the consent of American National, upon Atlantic Union management as to the reasonableness and achievability of the publicly available consensus “street estimates” of Atlantic Union, the assumed long-term Atlantic Union growth rates, and the estimates regarding certain pro forma financial effects of the merger on Atlantic Union (including, without limitation, the cost savings expected to result or be derived from the merger), all as referred to above (and the assumptions and bases for all such information), and KBW assumed that all such information represented, or in the case of the Atlantic Union “street estimates” referred to above that such estimates were consistent with, the best currently available estimates and judgments of Atlantic Union management and that the forecasts, projections and estimates reflected in such information would be realized in the amounts and in the time periods estimated.
It is understood that the portion of the foregoing financial information of American National and Atlantic Union that was provided to KBW was not prepared with the expectation of public disclosure and that all of the foregoing financial information, including the publicly available consensus “street estimates” of Atlantic Union referred to above, was based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions and, in particular, the widespread disruption, extraordinary uncertainty and unusual volatility arising from global tensions and political unrest, economic uncertainty, inflation, rising interest rates, the COVID-19 pandemic and, in the case of the banking industry, recent actual or threatened regional bank failures, including the effect of evolving governmental interventions and non-interventions) and, accordingly, actual results could vary significantly from those set forth in such information. KBW assumed, based on discussions with the respective managements of American National and Atlantic Union and with the consent of the American National board of directors, that all such information provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.
KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either American National or Atlantic Union since the date of the last financial statements of each such entity that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and KBW assumed, without independent verification and with American National’s consent, that the aggregate allowances for loan and lease losses for each of American National and Atlantic Union are adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of American National or Atlantic Union, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of American National or Atlantic Union under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. KBW made note of the classification by each of American National and Atlantic Union of its loans and owned securities as either held to maturity or held for investment, on the one hand, or held for sale, on the other hand, and also reviewed reported fair value marks-to-market and other reported valuation information, if any, relating to such loans or owned securities contained in the respective financial statements of American National and Atlantic Union, but KBW expressed no view as to any such matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as KBW’s view of the actual value of any companies or assets.
KBW assumed, in all respects material to its analyses, the following:
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that the merger and any related transactions (including, without limitation the bank merger) would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed would not differ in any respect material to KBW’s analyses from the draft reviewed by KBW and referred to above), with no adjustments to the exchange ratio and with no other consideration or payments in respect of American National common stock;

•
that the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;

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that each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

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that there were no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger or any related transactions and that all conditions to the completion of the merger and any related transactions would be satisfied without any waivers or modifications to the merger agreement or any of the related documents; and

•
that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transactions, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of American National, Atlantic Union or the pro forma entity, or the contemplated benefits of the merger, including without limitation the cost savings expected to result or be derived from the merger.

KBW assumed that the merger would be consummated in a manner that complies with the applicable provisions of the Securities Act, the Exchange Act, and all other applicable federal and state statutes, rules and regulations. KBW was further advised by representatives of American National that American National relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to American National, Atlantic Union, the merger and any related transaction, and the merger agreement. KBW did not provide advice with respect to any such matters.
KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of the opinion, of the exchange ratio to the holders of American National common stock. KBW expressed no view or opinion as to any other terms or aspects of the merger or any term or aspect of any related transactions (including the bank merger), including without limitation, the form or structure of the merger or any such related transaction, any consequences of the merger or any such related transaction to American National, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through the date of such opinion. There is currently significant volatility in the stock and other financial markets arising from global tensions and political unrest, economic uncertainty, inflation, rising interest rates, the COVID-19 pandemic and, in the case of the banking industry, recent actual or threatened regional bank failures, including the effect of evolving governmental interventions and non-interventions. Developments subsequent to the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:
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the underlying business decision of American National to engage in the merger or enter into the merger agreement;

•
the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by American National or the American National board of directors;

•
the fairness of the amount or nature of any compensation to any of American National’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of American National common stock;

•
the effect of the merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of American National (other than the holders of American National common stock, solely with respect to the exchange ratio as described in KBW’s opinion and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of Atlantic Union or any other party to any transaction contemplated by the merger agreement;

•
the actual value of Atlantic Union common stock to be issued in the merger;

•
the prices, trading range or volume at which American National common stock or Atlantic Union common stock would trade following the public announcement of the merger or the prices, trading range or volume at which Atlantic Union common stock would trade following the consummation of the merger;

•
any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or

•
any legal, regulatory, accounting, tax or similar matters relating to American National, Atlantic Union, their respective shareholders, or relating to or arising out of or as a consequence of the merger or any related transactions (including the bank merger), including whether or not the merger would qualify as a tax-free reorganization for United States federal income tax purposes.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, American National and Atlantic Union. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, KBW’s opinion was among several factors taken into consideration by the American National board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the American National board of directors with respect to the fairness of the exchange ratio. The type and amount of consideration payable in the merger were determined through negotiation between American National and Atlantic Union and the decision of American National to enter into the merger agreement was solely that of the American National board of directors.
The following is a summary of the material financial analyses presented by KBW to the American National board of directors in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the American National board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.
For purposes of the financial analyses described below, KBW utilized an implied transaction value for the merger of $40.55 per outstanding share of American National common stock, or approximately $430.9 million in the aggregate, based on the 1.35x exchange ratio provided for in the merger agreement and the closing price of Atlantic Union common stock on July 21, 2023. In addition to the financial analyses described below, KBW reviewed with the American National board of directors for informational purposes, among other things, implied transaction multiples for the merger (based on the implied transaction value for the merger of $40.55 per outstanding share of American National common stock) of 14.6x American National’s estimated calendar year 2023 earnings per share, or EPS, using publicly available consensus “street estimates” of American National.
Atlantic Union Selected Companies Analysis.   Using publicly available information, KBW compared the financial performance, financial condition and market performance of Atlantic Union to nine selected major exchange-traded banks headquartered in Washington, D.C., Florida, Georgia, Maryland, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia with total assets between $10 billion and $30 billion. Live Oak Bancshares, Inc. was excluded from the selected companies.
The selected companies were as follows (shown in descending order of total assets):
Ameris Bancorp
United Community Banks, Inc.
WesBanco, Inc.
TowneBank
Seacoast Banking Corporation of Florida
Sandy Spring Bancorp, Inc.
FB Financial Corporation
First Bancorp
Eagle Bancorp, Inc.
To perform this analysis, KBW used profitability and other financial information for the latest 12 months, or LTM, or the most recent completed fiscal quarter, or MRQ, publicly available (which, in all cases, were the periods ended March 31, 2023) or as of the end of such periods and market price information as of July 21, 2023. KBW also used 2023 and 2024 EPS estimates taken from publicly available consensus “street estimates” for Atlantic Union and the selected companies. Certain financial data presented in the tables below may not correspond to the data presented in Atlantic Union’s historical financial statements as a result of the different periods, assumptions and methods used to compute the financial data presented below.
KBW’s analysis showed the following concerning the financial performance of Atlantic Union and the selected companies:
		Selected Companies
	Atlantic Union	75th Percentile	Average	Median	25th Percentile
LTM Core Return on Average Assets(1)	1.19%	1.28%	1.24%	1.21%	1.19%
LTM Core Return on Average Tangible Common Equity(1)	17.6%	16.9%	15.4%	15.3%	13.4%
LTM Core Pre-Tax Pre-Provision Return on Average Assets(2)	1.63%	1.93%	1.83%	1.77%	1.66%
LTM Net Interest Margin	3.47%	3.68%	3.47%	3.31%	3.30%
LTM Fee Income / Revenue Ratio	14.4%	19.1%	17.2%	15.5%	13.9%
LTM Efficiency Ratio	55.2%	49.0%	52.8%	51.4%	57.6%

(1)
Core net income excluded extraordinary items, non-recurring items and gains / (losses) on sale of securities, non-controlling interest and amortization of intangible and goodwill impairment.

(2)
Core net income excluding provision for loan losses and taxes.

KBW’s analysis also showed the following concerning the financial condition of Atlantic Union and the selected companies:
		Selected Companies
	Atlantic Union	75th Percentile	Average	Median	25th Percentile
Tangible Common Equity / Tangible Assets	6.91%	8.68%	8.36%	8.40%	8.09%
CET1 Ratio	9.91%	12.53%	11.76%	11.68%	11.11%
Total Capital Ratio	13.76%	14.74%	14.37%	14.55%	14.40%
Loans Held for Investment / Deposits	88.6%	100.5%	88.1%	83.8%	82.2%
Loan Loss Reserve / Loans	0.80%	1.36%	1.20%	1.09%	1.03%
Nonperforming Assets / Loans + OREO(1)	0.20%	0.40%	0.52%	0.42%	0.53%
LTM Net Charge-offs / Average Loans	0.05%	0.03%	0.05%	0.03%	0.06%

(1)
Nonperforming assets included nonaccrual loans, restructured loans and other real estate owned, or OREO.

In addition, KBW’s analysis showed the following concerning the market performance of Atlantic Union and the selected companies:
		Selected Companies
	Atlantic Union	75th Percentile	Average	Median	25th Percentile
One-Year Stock Price Change	(13.7)%	(10.9)%	(20.2)%	(14.2)%	(23.9)%
Year-To-Date Stock Price Change	(19.4)%	(20.5)%	(29.8)%	(25.7)%	(26.7)%
Price / Tangible Book Value per Share	170%	160%	135%	136%	129%
Price / LTM EPS	10.5x	10.7x	10.1x	9.5x	8.5x
Price / 2023 EPS Estimate	11.3x	12.0x	10.8x	11.3x	9.5x
Price / 2024 EPS Estimate	11.1x	11.5x	10.7x	10.5x	9.2x
Dividend Yield(1)	4.0%	5.0%	3.8%	3.3%	2.6%
MRQ Dividend Payout Ratio(1)	68.7%	57.7%	49.8%	48.1%	29.8%

(1)
Most recent quarterly dividend annualized as a percentage of stock price in the case of dividend yield and annualized MRQ EPS in the case of dividend payout ratio.

No company used as a comparison in the above selected companies analysis is identical to Atlantic Union. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
American National Selected Companies Analysis.   Using publicly available information, KBW compared the financial performance, financial condition and market performance of American National to 21 selected major exchange-traded banks headquartered in Washington, D.C., Florida, Georgia, Maryland, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia with total assets between $2 billion and $5 billion.
The selected companies were as follows (shown in descending order of total assets):
SmartFinancial, Inc.
HomeTrust Bancshares, Inc.
Capital City Bank Group, Inc.
Carter Bankshares, Inc.
Primis Financial Corp.
Summit Financial Group, Inc.
Southern First Bancshares, Inc.
Burke & Herbert Financial Services Corp.
Shore Bancshares, Inc.
MVB Financial Corp.
MetroCity Bankshares, Inc.
Blue Ridge Bankshares, Inc.
CapStar Financial Holdings, Inc.
First Community Bankshares, Inc.
Colony Bankcorp, Inc.
C&F Financial Corporation
John Marshall Bancorp, Inc.
FVCBankcorp, Inc.
Capital Bancorp, Inc.
USCB Financial Holdings, Inc.
MainStreet Bancshares, Inc.
To perform this analysis, KBW used profitability and other financial information for the latest 12 months or the most recent completed fiscal quarter publicly available (which, in all cases, were the periods ended March 31, 2023) or as of the end of such periods and market price information as of July 21,

2023. KBW also used 2023 and 2024 EPS estimates taken from publicly available consensus “street estimates” for American National and the selected companies to the extent publicly available (consensus “street estimates” were not publicly available for four of the selected companies). Where consolidated holding company level financial data for the selected companies was unreported, subsidiary bank level data was utilized to calculate ratios. Subsidiary bank level data necessary to calculate total capital ratio and CET1 ratio was also unreported for five of the selected companies. Certain financial data presented in the tables below may not correspond to the data presented in American National’s historical financial statements as a result of the different periods, assumptions and methods used to compute the financial data presented below.
KBW’s analysis showed the following concerning the financial performance of American National and the selected companies:
		Selected Companies
	American National	75th Percentile	Average	Median	25th Percentile
LTM Core Return on Average Assets(1)	1.13%	1.33%	1.15%	1.08%	1.00%
LTM Core Return on Average Tangible Common Equity(1)	15.0%	16.5%	13.6%	13.9%	11.0%
LTM Core Pre-Tax Pre-Provision Return on Average Assets(2)	1.52%	1.82%	1.70%	1.63%	1.39%
LTM Net Interest Margin	3.12%	4.14%	3.78%	3.50%	3.25%
LTM Fee Income / Revenue Ratio	15.9%	20.9%	16.2%	16.0%	12.1%
LTM Efficiency Ratio	57.0%	53.5%	59.7%	61.4%	67.2%

(1)
Core net income excluded extraordinary items, non-recurring items and gains / (losses) on sale of securities, non-controlling interest and amortization of intangible and goodwill impairment.

(2)
Core net income excluding provision for loan losses and taxes.

KBW’s analysis also showed the following concerning the financial condition of American National and, to the extent publicly available, the selected companies:
		Selected Companies
	American National	75th Percentile	Average	Median	25th Percentile
Tangible Common Equity / Tangible Assets	8.06%	9.21%	8.25%	8.13%	7.37%
CET1 Ratio	11.75%	12.97%	12.18%	11.67%	10.38%
Total Capital Ratio	13.93%	15.21%	14.48%	14.09%	13.46%
Loans Held For Investment / Deposits	84.2%	93.9%	87.6%	89.0%	83.0%
Loan Loss Reserve / Loans	1.13%	1.32%	1.29%	1.18%	1.03%
Nonperforming Assets / Loans + OREO(1)	0.09%	0.14%	0.49%	0.40%	0.60%
LTM Net Charge-offs / Average Loans	0.05%	(0.00)%	0.12%	0.02%	0.20%

(1)
Nonperforming assets included nonaccrual loans, restructured loans and OREO.

In addition, KBW’s analysis showed the following concerning the market performance of American National and, to the extent publicly available, the selected companies:

		Selected Companies
	American National	75th Percentile	Average	Median	25th Percentile
One-Year Stock Price Change	(13.7)%	2.3%	(12.8)%	(14.3)%	(27.3)%
Year-To-Date Stock Price Change	(17.6)%	(4.5)%	(20.2)%	(24.4)%	(38.6)%
Price / Tangible Book Value per Share	137%	125%	113%	109%	97%
Price / LTM EPS	9.6x	11.1x	9.6x	9.3x	7.8x
Price / 2023 EPS Estimate	10.9x	11.2x	10.0x	9.8x	8.5x
Price / 2024 EPS Estimate	11.8x	10.2x	9.4x	9.3x	8.0x
Dividend Yield(1)	3.9%	3.8%	2.9%	3.2%	1.7%
MRQ Dividend Payout Ratio(1)	34.8%	37.8%	31.3%	24.3%	14.0%

(1)
Most recent quarterly dividend annualized as a percentage of stock price in the case of dividend yield and annualized MRQ EPS in the case of dividend payout ratio.

No company used as a comparison in the above selected companies analysis is identical to American National. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
Selected Transactions Analysis.   KBW reviewed publicly available information related to 19 selected U.S. whole bank transactions announced since December 31, 2020 with announced transaction values between $250 million and $750 million. The acquisition of Marlin Business Services Corp. by a non-bank buyer and one merger-of-equals transaction were excluded from the selected transactions.
The 19 selected transactions in this group were as follows:
Acquiror	Acquired Company
Washington Federal, Inc.	Luther Burbank Corporation
Prosperity Bancshares, Inc.	First Bancshares of Texas, Inc.
Seacoast Banking Corporation of Florida	Professional Holding Corp.
Brookline Bancorp, Inc.	PCSB Financial Corporation
United Community Banks, Inc.	Progress Financial Corporation
Origin Bancorp, Inc.	BT Holdings, Inc.
Simmons First National Corporation	Spirit of Texas Bancshares, Inc.
First Merchants Corporation	Level One Bancorp, Inc.
Old Second Bancorp, Inc.	West Suburban Bancorp, Inc.
South State Corporation	Atlantic Capital Bancshares, Inc.
United Community Banks, Inc.	Reliant Bancorp, Inc.
F.N.B. Corporation	Howard Bancorp, Inc.
Columbia Banking System, Inc.	Bank of Commerce Holdings
First Foundation Inc.	TGR Financial, Inc.
United Bankshares, Inc.	Community Bankers Trust Corporation
First Bancorp	Select Bancorp, Inc.
Enterprise Financial Services Corp	First Choice Bancorp
Eastern Bankshares, Inc.	Century Bancorp, Inc.
Peoples Bancorp Inc.	Premier Financial Bancorp, Inc.
For each selected transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the acquired company’s then latest publicly available financial statements prior to the announcement of the respective transaction or the acquiror’s public investor presentation for the respective transaction and, to the extent publicly available, one year forward estimated EPS prior to the announcement of the respective transaction:
•
transaction value per share to tangible book value per share of the acquired company;

•
pay to trade ratio (calculated using the transaction value to tangible book value multiple paid in the respective transaction as a percentage of the acquiror’s standalone closing stock price to tangible book value per share multiple);

•
price per common share to LTM core EPS (excluded extraordinary items, non-recurring items and gains / (losses) on sale of securities, non-controlling interest and amortization of intangibles and goodwill impairment) of the acquired company;

•
price per common share to estimated EPS of the acquired company for the first full year after the announcement of the respective transaction, which we refer to as NTM EPS, in the 17 selected transactions in which consensus “street estimates” for the acquired company were available at announcement; and

•
tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium.

KBW also reviewed the price per common share paid for the acquired company for the 16 selected transactions involving publicly traded acquired companies as a premium to the closing stock price of the acquired company one day prior to the announcement of the acquisition (expressed as a percentage and referred to as the one-day market premium). The resulting transaction statistics for the selected transactions were compared with the corresponding transaction statistics for the merger based on the implied transaction value for the merger of $40.55 per outstanding share of American National’s common stock, or $430.9 million in the aggregate, and using historical financial information for American National as of, or for the 12-month period ended, June 30, 2023 provided by American National, publicly available consensus “street estimates” for American National’s 2024 EPS, and the closing price of American National common stock on July 21, 2023.
The results of the analysis are set forth in the following table:
	Atlantic Union / American National	Selected Transactions
		75th Percentile	Average	Median	25th Percentile
Price / Tangible Book Value per Share	179%	185%	164%	165%	156%
Pay to Trade Ratio	1.04x	1.03x	0.96x	0.95x	0.85x
Price / LTM Core EPS	12.5x	16.0x	15.1x	14.3x	12.4x
Price / NTM EPS	15.4x	15.2x	14.0x	14.1x	12.5x
Core Deposit Premium	7.8%	11.3%	8.0%	7.5%	6.2%
One-Day Market Premium	30.6%	30.2%	19.9%	15.0%	10.6%
No company or transaction used as a comparison in the above selected transaction analysis is identical to American National or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
Relative Contribution Analysis.   KBW analyzed the relative standalone contribution of Atlantic Union and American National to the combined market capitalization of the combined entity and various pro forma balance sheet and income statement items. This analysis did not include purchase accounting adjustments or cost savings. To perform this analysis, KBW used (i) balance sheet and net income data for Atlantic Union and American National as of, or for the 12-month period ended, June 30, 2023 provided by Atlantic Union and American National, respectively, (ii) publicly available consensus “street estimates” for Atlantic Union, (iii) financial and operating forecasts and projections of American National provided by

American National management, and (iv) market price information as of July 21, 2023. The results of KBW’s analysis are set forth in the following table, which also compares the results of KBW’s analysis with the implied pro forma ownership percentages of Atlantic Union’s and American National’s respective shareholders in the combined company based on the 1.35x exchange ratio provided for in the merger agreement:
	Atlantic Union % of Total	American National % of Total
Ownership at 1.35x merger exchange ratio:	84%	16%
Market Information:
Pre-Transaction Market Capitalization	87%	13%
Balance Sheet:
Assets	87%	13%
Gross Loans Held for Investment	87%	13%
Deposits	86%	14%
Tangible Common Equity	84%	16%
Income Statement:
LTM Core Net Income(1)	87%	13%
2023 Estimated Earnings	85%	15%
2024 Estimated Earnings	87%	13%

(1)
Core net income excluded extraordinary items, non-recurring items and gains / (losses) on sale of securities, non-controlling interest and amortization of intangibles and goodwill impairment.

Financial Impact Analysis.   KBW performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of Atlantic Union and American National. Using (i) closing balance sheet estimates assumed as of December 31, 2023 for Atlantic Union and American National extrapolated from publicly available consensus “street estimates” of Atlantic Union and American National, (ii) calendar year 2024 EPS estimates for Atlantic Union and American National taken from publicly available consensus “street estimates” of Atlantic Union and American National, (iii) assumed net income growth rates for Atlantic Union and American National with respect to calendar year 2025 provided by Atlantic Union management, and (iv) pro forma assumptions (including, without limitation, the cost savings expected to result or be derived from the merger and certain purchase accounting and other merger related adjustments and restructuring charges assumed with respect thereto) provided by Atlantic Union management, KBW analyzed the potential financial impact of the merger on certain projected financial results of Atlantic Union. This analysis indicated the merger could be accretive to each of Atlantic Union’s estimated 2024 EPS and estimated 2025 EPS and dilutive to Atlantic Union’s estimated tangible book value per share at closing assumed as of December 31, 2023. Furthermore, the analysis indicated that, pro forma for the merger, each of Atlantic Union’s tangible common equity to tangible assets ratio, tier 1 leverage ratio, CET1 ratio, tier 1 capital ratio and total risk-based capital ratio at closing assumed as of December 31, 2023 could be lower. For all of the above analysis, the actual results achieved by Atlantic Union following the merger may vary from the projected results, and the variations may be material.
Atlantic Union Dividend Discount Model Analysis.   KBW performed a dividend discount model analysis of Atlantic Union to estimate a range for the implied equity value of Atlantic Union. In this analysis, KBW used publicly available consensus “street estimates” of Atlantic Union and assumed long-term growth rates for Atlantic Union provided by Atlantic Union management, and assumed discount rates ranging from 10.5% to 12.5%. The range of values was derived by adding (i) the present value of implied future excess capital available for dividends that Atlantic Union could generate over the period from March 31, 2023 through December 31, 2027 as a standalone company, and (ii) the present value of Atlantic Union’s implied terminal value at the end of such period. KBW assumed that Atlantic Union would maintain a CET1 ratio of 9.50% and would retain sufficient earnings to maintain that level. In calculating implied terminal values for Atlantic Union, KBW applied a range of 9.5x to 13.5x Atlantic Union’s estimated 2028 earnings.

This dividend discount model analysis resulted in a range of implied values per share of Atlantic Union common stock of $25.40 to $34.86.
The dividend discount model analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values and discount rates. The foregoing dividend discount model analysis did not purport to be indicative of the actual values or expected values of Atlantic Union or the pro forma combined entity.
American National’s Dividend Discount Model Analysis.   KBW performed a dividend discount model analysis of American National to estimate a range for the implied equity value of American National. In this analysis, KBW used financial forecasts and projections relating to the assets and earnings of American National provided by American National management, and assumed discount rates ranging from 10.5% to 12.5%. The range of values was derived by adding (i) the present value of implied future excess capital available for dividends that American National could generate over the period from March 31, 2023 through December 31, 2027 as a standalone company, and (ii) the present value of American National’s implied terminal value at the end of such period. KBW assumed that American National would maintain a CET1 ratio of 9.50% and would retain sufficient earnings to maintain that level. In calculating implied terminal values for American National, KBW applied a range of 9.0x to 12.0x American National’s estimated 2028 earnings. This dividend discount model analysis resulted in a range of implied values per share of American National common stock of $27.66 to $34.76.
The dividend discount model analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values and discount rates. The foregoing dividend discount model analysis did not purport to be indicative of the actual values or expected values of American National.
Miscellaneous.   KBW acted as financial advisor to American National in connection with the merger and did not act as an advisor to or agent of any other person. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. KBW and its affiliates, in the ordinary course of its and their broker-dealer businesses (and further to existing sales and trading relationships between each of American National and Atlantic Union and a KBW broker-dealer affiliate), may from time to time purchase securities from, and sell securities to, American National and Atlantic Union. In addition, as a market maker in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of American National or Atlantic Union for its and their own respective accounts and for the accounts of its and their respective customers and clients.
Under the KBW engagement agreement, American National agreed to pay KBW a cash fee equal to 1.25% of the aggregate merger consideration, $500,000 of which became payable to KBW with the rendering of KBW’s opinion and the balance of which is contingent upon the closing of the merger. As of July 24, 2023, and based upon the closing price of Atlantic Union common stock on that date of $30.94, KBW’s fee is anticipated to be approximately $5.5 million in the aggregate. American National also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. Other than in connection with the present engagement, in the two years preceding the date of its opinion, KBW did not provide investment banking or financial advisory services to American National. In the two years preceding the date of its opinion, KBW provided investment banking and financial advisory services to Atlantic Union and received compensation for such services. KBW acted as lead book-running manager in Atlantic Union’s December 2021 offering of subordinated unsecured notes. KBW may in the future provide investment banking and financial advisory services to American National or Atlantic Union and receive compensation for such services.
Certain Unaudited Prospective Financial Information
Atlantic Union and American National do not as a matter of course make public projections as to future performance, revenues, earnings or other financial results due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates. However, Atlantic Union and American National are including in this proxy statement/prospectus certain unaudited prospective financial information for (a) American National, on a standalone basis without giving effect to the merger; (b) Atlantic Union, on a standalone basis without giving effect to the merger; and (c) the combined company after giving effect to the merger, including, among other things, estimated cost savings resulting or derived from the merger, that were made available as described below. The inclusion of this information should not be regarded as an indication that any of Atlantic Union, American National, KBW or their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such.
This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to Atlantic Union’s and American National’s respective business, all of which are difficult to predict and many of which are beyond Atlantic Union’s and American National’s control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and therefore, is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. No assurance can be given that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes subject to greater uncertainty with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to Atlantic Union’s and American National’s business, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”
The unaudited prospective financial information appearing below was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, the prevailing practices in the banking industry, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in Atlantic Union’s or American National’s historical GAAP financial statements. Neither Atlantic Union’s nor American National’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained in this document, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the unaudited prospective financial information. The independent registered public accountant reports incorporated by reference in this proxy statement/prospectus relate to historical financial information of each of Atlantic Union and American National. They do not extend to the unaudited prospective financial information and should not be read to do so.
Furthermore, except as set forth below under the section entitled “— Pro Forma Assumptions — Estimated Cost Savings Resulting or Derived from the Merger,” the unaudited prospective financial information does not take into account any circumstances or events occurring after July 24, 2023. No assurance can be given that, had the unaudited prospective financial information been prepared as of the date of this proxy statement/prospectus, similar estimates and assumptions would be used. Neither Atlantic Union nor American National intends to, and expressly disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. Except as set forth below under the section entitled “— Pro Forma Assumptions — Estimated Cost Savings Resulting or Derived from the Merger,” the unaudited prospective financial information does not take into account the possible financial and other effects on Atlantic Union or American National of the merger and does not attempt to predict or suggest future results of the combined company after giving effect to the merger. Except as set forth below under the section entitled “— Pro Forma Assumptions — Estimated Cost Savings Resulting or Derived from the Merger,” the unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with completing the merger, the potential synergies that may be achieved by the combined company as a result of the merger, the effect on Atlantic Union or American National of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on Atlantic Union or American National of any possible failure of the merger to occur. By inclusion of the unaudited prospective financial information in this document, none of Atlantic Union, American National, KBW or their respective affiliates, associates, officers, directors, advisors, agents or other representatives makes any representation to any shareholder of Atlantic Union or American National or any other person regarding Atlantic Union’s or American National’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the projected results will be achieved. The inclusion of the unaudited prospective financial information in this document should not be deemed an admission or representation by Atlantic Union or American National that it is viewed as material information, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the unaudited prospective financial information included below is not being included to influence your decision whether to vote to approve the merger, but is being provided solely because it was made available to KBW as discussed below, in connection with the merger.
In light of the foregoing, and considering that the American National special meeting will be held several months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, shareholders are cautioned not to place unwarranted reliance on such information, and Atlantic Union and American National urge all shareholders to review Atlantic Union’s and American National’s financial statements and other information contained elsewhere in this document for a description of Atlantic Union’s and American National’s respective businesses and reported financial results. See the section entitled “Where You Can Find More Information.”
Certain Unaudited Prospective Financial Information of American National
For purposes of certain financial analyses performed in connection with KBW’s opinion, American National provided KBW with certain estimated unaudited prospective financial information for American National in 2023 and 2024, as well as estimated annual growth rates to be used to extrapolate American National’s financial results. The following table presents American National’s estimated unaudited prospective net income for the years ending December 31, 2023 and 2024, as provided to KBW by American National and used by KBW in performing financial analyses in connection with its opinion delivered to the American National board of directors.
	For the year ending December 31, 2023	For the year ending December 31, 2024
Net Income (in millions)	$30.9	$29.7
For purposes of the dividend discount model analysis for American National performed by KBW in connection with KBW’s opinion, American National management provided KBW with estimated annual growth rates of 5.0% in 2025 and thereafter for American National’s net income and 2.5% in 2023 and thereafter for American National’s risk weighted assets.

The following table presents consensus Wall Street research estimates for American National’s 2023 and 2024 earnings per share and net income that were used by KBW in performing certain financial analyses in connection with its opinion delivered to the American National board of directors.
	For the year ending December 31, 2023	For the year ending December 31, 2024
EPS	$2.77	$2.64
Net Income (in millions)	$29.5	$28.0
In addition, for purposes of the financial impact analysis performed by KBW in connection with KBW’s opinion, Atlantic Union management provided KBW with an estimated annual growth rate of 6.0% in 2025 for American National’s net income.
Certain Unaudited Prospective Financial Information of Atlantic Union
The following table presents consensus Wall Street research estimates for Atlantic Union’s 2023 and 2024 earnings per share and net income that were used by KBW in performing financial analyses in connection with its opinion delivered to the American National board of directors.
	For the year ending December 31, 2023	For the year ending December 31, 2024
EPS	$2.66	$2.71
Net Income (in millions)	$180.0	$203.2
In addition, for purposes of the financial impact analysis performed by KBW in connection with KBW’s opinion, Atlantic Union management provided KBW with an estimated annual growth rate of 6.0% in 2025 for Atlantic Union’s net income.
For purposes of the dividend discount model analysis of Atlantic Union performed by KBW in connection with KBW’s opinion delivered to the American National board of directors, Atlantic Union management provided KBW with estimated annual growth rates of 6.0% in 2025 and thereafter for Atlantic Union’s net income and 2.5% in 2023 and thereafter for Atlantic Union’s risk weighted assets.
Pro Forma Assumptions — Estimated Cost Savings Resulting or Derived from the Merger
For purposes of the financial impact analysis performed by KBW in connection with KBW’s opinion, Atlantic Union management provided KBW with assumed pro forma cost savings of 40.0% of American National’s projected 2024 noninterest expense of $68.0 million, phased in 75% in 2024.
See above in this section for further information regarding the uncertainties underlying the prospective financial information, including the estimated cost savings resulting or derived from the merger, as well as the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors,” for further information regarding the uncertainties and factors associated with realizing cost savings in connection with the merger.
Atlantic Union’s Reasons for the Merger
In reaching its decision to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, the Atlantic Union board of directors evaluated the merger agreement and the mergers in consultation with Atlantic Union’s management, as well as Atlantic Union’s financial and legal advisors, and considered a number of factors, including, among others, the following material factors, which are not presented in order of importance:
•
the fact that the mergers are expected to increase Atlantic Union’s scale, density and scarcity value in Virginia, particularly in southwest and southside Virginia, and enhances Atlantic Union’s presence in North Carolina, including in the attractive North Carolina Piedmont Triad region;

•
each of Atlantic Union’s, American National’s and the combined company’s business, operations, financial condition, asset quality, earnings and prospects;

•
the fact that American National’s business and operations complement those of Atlantic Union and that the merger would result in a combined company with a diversified revenue stream from diversified geographic markets, a well-balanced portfolio and an attractive funding base;

•
the potential to broaden the scale of Atlantic Union’s organization and the expanded possibilities, including organic growth and future acquisitions, that would be available to the combined company, given its larger size, asset base, capital, and footprint;

•
its existing knowledge of American National’s business through the companies’ long-standing relationship and its review and discussions with Atlantic Union’s management concerning the additional due diligence examination of American National conducted in connection with the merger;

•
the complementary nature of the cultures of the two companies, including in their lending strategies and community focus, among other things which Atlantic Union’s management believes should facilitate integration and implementation of the mergers;

•
the complementary branch networks of Atlantic Union and American National;

•
the anticipated pro forma impact of the merger on the combined company, including the expected positive impact on certain financial metrics, such as earnings, return on assets, return on tangible common equity, and efficiency ratio;

•
its understanding of the current and prospective environment in which Atlantic Union and American National operate, including national, regional and local economic conditions, the competitive environment for financial institutions generally and the likely effect of these factors on Atlantic Union both with and without the mergers;

•
the market for alternative merger or acquisition transactions in the financial services industry and the likelihood and timing of other material strategic transactions;

•
the terms of the merger agreement, including the fixed exchange ratio, expected tax treatment, deal protection and termination fee provisions, which the Atlantic Union board of directors reviewed with Atlantic Union’s management and Atlantic Union’s outside financial and legal advisors;

•
the expectation of annual cost savings resulting from the transaction, which are expected to enhance efficiencies of the combined company;

•
the strong capital positions maintained by Atlantic Union and American National before the mergers and the anticipated strong capital position for the combined company following the mergers;

•
its belief that the mergers will permit the combined company to improve offerings to existing clients of both American National and Atlantic Union and expand its products and lending capacity;

•
Atlantic Union’s successful operating and acquisition track record, specifically Atlantic Union’s history of efficiently closing and integrating acquisitions;

•
its belief that the mergers are likely to provide substantial value to Atlantic Union shareholders;

•
the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating American National’s business, operations and workforce with those of Atlantic Union;

•
the potential risk of diverting management attention and resources from the operation of Atlantic Union’s business and towards the completion of the mergers;

•
certain anticipated merger-related costs;

•
the regulatory and other approvals required in connection with the mergers and the current expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions, including a burdensome condition;

•
the potential risk of losing other acquisition opportunities while Atlantic Union remains focused on completing the mergers; and

•
the nature and amount of payments and other benefits to be received by American National management in connection with the mergers.

The foregoing discussion of the factors considered by the Atlantic Union board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the Atlantic Union board of directors. In reaching its decision to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement, the Atlantic Union board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Atlantic Union board of directors considered all these factors as a whole, and overall considered the factors to be favorable to, and to support, its determination to adopt the merger agreement and approve the transactions contemplated thereby, including the merger.
This explanation of the Atlantic Union board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”
Governance of Atlantic Union Following the Completion of the Merger
Under the merger agreement, at the effective time, Nancy Howell Agee and Joel R. Shepherd will join the boards of directors of each of Atlantic Union and Atlantic Union Bank, and as a result such boards will each consist of 13 members. Nancy Howell Agee and Joel R. Shepherd are currently members of the American National board of directors. Information about the current members of the Atlantic Union board of directors can be found in the documents listed under “Where You Can Find More Information” included elsewhere in this proxy statement/prospectus.
Interests of American National’s Directors and Executive Officers in the Merger
In considering the recommendations of the American National board of directors, American National shareholders should be aware that American National’s directors and executive officers have interests in the mergers that may be different from, or in addition to, the interests of the American National shareholders generally. These interests are described below. The American National board of directors was aware of these interests and considered them, among other matters, in adopting the merger agreement and approving the transactions contemplated by the merger agreement and in determining to recommend to the American National shareholders that they vote in favor of the merger proposal.
Treatment of American National Restricted Stock Awards
As of the date hereof, American National’s executive officers owned, in the aggregate, 41,474 shares of American National common stock underlying unvested American National restricted stock awards, including the following held by American National’s executive officers: Jeffrey V. Haley, 15,797; Jeffrey W. Farrar, 7,283; Edward C. Martin, 6,687; Rhonda P. Joyce, 6,388; and Alexander Jung, 5,319. Under the merger agreement, at the effective time, each American National restricted stock award that is unvested will fully vest and be cancelled and converted automatically into the right to receive the merger consideration in respect of each share of American National common stock underlying such award. None of American National’s non-employee directors holds unvested American National restricted stock awards.
For an estimate of the value to be received by each of American National’s named executive officers in respect of their unvested American National restricted stock awards outstanding as of the date hereof, see the section entitled “— Potential Payments and Benefits to American National Named Executive Officers in Connection with a Change in Control” below.
Employment Agreements with American National
Each of the executive officers of American National currently have operative employment agreements with American National.
American National will terminate the employment of Mr. Haley as of the effective time. American National expects to enter into a separation agreement with Mr. Haley on or before the effective time which will provide that Mr. Haley will be entitled to the change in control severance benefits described in his employment agreement, as described below, as well as the title to the Company-provided automobile that was made available to Mr. Haley immediately prior to the effective time.

Under the terms of Mr. Haley’s employment agreement, if a “change in control” occurs and Mr. Haley’s employment is terminated by him for “good reason” or by American National due to its failure to renew such agreement or without “cause” (as those terms are defined in Mr. Haley’s employment agreement), in each case within 24 months following the change in control, Mr. Haley will be entitled to receive, subject to his execution and non-revocation of a general release of claims, a lump sum payment equal to the sum of: (i) any earned but unpaid incentive or bonus compensation with respect to any completed calendar year; (ii) a pro-rated cash bonus amount based on his prior year’s cash bonus amount; (iii) any other benefits or awards which, under the terms of any plans, policies or programs of American National, have been earned or become payable but which have not been paid; and (iv) an amount equal to either (a) 2.99 times Mr. Haley’s “total annual compensation” (as such term is defined in his employment agreement) or (b) if his employment terminates between his 65th birthday and the date he attains his U.S. Social Security Administration normal retirement age, the product of (1) his total annual compensation divided by 12 times (2) the number of months remaining between the date of termination and the date he attains his Social Security normal retirement age.
Atlantic Union expects to enter into retention agreements with each of Mr. Martin and Ms. Joyce, as described below under the section entitled, “— Employment with Atlantic Union Bank After the Merger.” In addition, Mr. Farrar and Mr. Jung are expected to enter into separation agreements in connection with the mergers. Such separation agreements are expected to provide that each executive officer will be entitled to the change in control severance benefits contained in their employment agreements and as described below; provided that each executes, and does not revoke, a general release of claims. The termination and change in control provisions of the employment agreements between American National and each of Mr. Martin, Ms. Joyce, Mr. Farrar and Mr. Jung are substantially the same as the corresponding provisions of Mr. Haley’s employment agreement, except the amount described in item (iv) in the preceding paragraph would be an amount equal to the product of (i) the executive officer’s total annual compensation divided by 12 times (ii) the lesser of 24 or the number of months remaining between the date of termination and the date the officer attains his or her Social Security normal retirement age.
Each employment agreement described above also provides that the severance payments and benefits to which the executive officer may be entitled in connection with a change in control will be reduced to the amount that does not trigger the excise tax under Section 4999 of the Code. No reduction, however, will be made, and the executive officer will be responsible for all excise and other taxes, if his or her after-tax position with no cutback exceeds his or her after-tax position with a cutback by more than five percent, which we refer to as the net best provision.
See the section entitled “Potential Payments and Benefits to American National Named Executive Officers in Connection with a Change in Control” below for an estimate of the value of the severance and benefits payments to American National’s named executive officers upon a qualifying termination under their employment agreements with American National.
2023 Annual Incentive Awards
American National’s named executive officers participate in American National’s 2023 performance compensation and bonus program under which they have the opportunity to earn incentive payments for 2023 performance. American National expects to pay annual bonuses under the 2023 performance compensation and bonus program based on actual performance following the end of the year consistent with its historical practice and the terms of such program; however, because the mergers may be completed before such planned payout, American National may decide to pay these annual incentive awards in cash earlier than historical practice and/or before the effective time, subject to Atlantic Union’s prior consent under the merger agreement. For quantification of the target amount that would be received by each of American National’s named executive officers, see the section entitled “— Potential Payments and Benefits to American National Named Executive Officers in Connection with a Change in Control” below.
Deferred Compensation Plans
As shown in the table in the section entitled, “— Potential Payments and Benefits to American National Named Executive Officers in Connection with a Change in Control,” certain deferred compensation amounts may be accelerated under the terms of the respective deferred compensation plan as a result of a change in control or a termination of employment under specified circumstances within 12 months of a change in control. In addition, under American National’s Non-Employee Director Deferral Plan, all amounts credited to a participant’s account will become immediately due and payable as of the date of a change in control.
Agreements between Mr. Haley and Atlantic Union Bank
Atlantic Union Bank has entered into a consulting agreement with Mr. Haley, effective immediately following the effective time and subject to Mr. Haley’s execution of the separation agreement with American National as described above. Mr. Haley’s consulting agreement provides that he will serve as a special advisor to Atlantic Union Bank for a two-year period beginning immediately following the effective time. Atlantic Union Bank may terminate the consulting agreement only for “cause” (as such term is defined in the consulting agreement). Mr. Haley will be entitled to a cash payment of $2,000,000, which will be paid in a lump sum within 15 business days following the effective time (subject to Mr. Haley’s obligations to repay a prorated portion of such payment if the consulting agreement is terminated under certain circumstances). In addition, Mr. Haley will be subject to enhanced non-competition and non-solicitation covenants that will apply across Atlantic Union’s footprint for two years following the effective time.
Atlantic Union Bank also has entered into a charitable trust services agreement with Mr. Haley, effective immediately following the effective time. Under the charitable trust services agreement, Mr. Haley will serve as Atlantic Union Bank’s representative to two charitable trusts for which Atlantic Union Bank, as successor to American National and Trust Company, will serve as trustee: the Alexander Berkeley & Ruth S. Carrington, Jr. Charitable Trust and the E Stuart James Grant Charitable Trust. The funds of these trusts are distributed periodically to various community and charitable organizations to benefit Danville, Virginia and surrounding communities. The term of the charitable trust services agreement is 20 years, during which Mr. Haley will perform the services expected of a trustee representative of a charitable trust. In consideration for these services and subject to Mr. Haley’s continued engagement, Mr. Haley will receive an annual cash payment of $50,000 per trust. Atlantic Union Bank may terminate the charitable trust services agreement only for “cause” (as such term is defined in the charitable trust services agreement).
Employment with Atlantic Union Bank After the Merger
In connection with the merger, Atlantic Union Bank expects to enter into retention agreements with each of Mr. Martin and Ms. Joyce which will constitute offers of employment, to be effective upon completion of the merger. In addition, in exchange for waiving any rights they may have under their employment agreement with American National and executing, without revocation, a general release of claims, the retention agreements will provide for a payment which will generally be equal to the amount of the change in control severance each of Mr. Martin and Ms. Joyce would have received under their respective employment agreements with American National if their employment had been terminated following the effective time as described above. The retention agreements are also expected to provide for base salary, annual bonus and equity incentives, a retention equity award, participation in executive benefit plans, and coverage under Atlantic Union Bank’s executive severance plan.
Indemnification and Insurance of Directors and Officers
The merger agreement provides that Atlantic Union will maintain American National’s existing directors’ and officers’ liability insurance, except Atlantic Union or the surviving corporation is not obligated to expend more than 300%, on an annual basis, of the current annual premium paid by American National for its current policy. In lieu of the insurance policy described in the preceding sentence, Atlantic Union or American National, in consultation with the other party, may obtain at or before the effective time a six-year “tail” policy under American National’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence.
Atlantic Union, as the surviving corporation, will indemnify any person who is entitled to indemnification from American National or any of its subsidiaries for matters existing or occurring at or before the effective time, including matters, acts or omissions occurring in connection with the approval of the merger agreement and the transactions contemplated by the merger agreement; provided, that the indemnified party to whom expenses are advanced agrees to repay such advances if it is ultimately determined that such indemnified party is not entitled to indemnification.
Combined Company’s Board of Directors
Under the merger agreement, at the effective time, Nancy Howell Agee and Joel R. Shepherd will join the boards of directors of each of Atlantic Union and Atlantic Union Bank.
Potential Payments and Benefits to American National’s Named Executive Officers in Connection with a Change in Control
The information set forth in the following table is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about the payments and benefits that may be paid or become payable to American National’s named executive officers that is based on or otherwise relates to the merger. Such compensation is the subject of the compensation proposal.
For purposes of this compensation-related disclosure, all of American National’s executive officers are named executive officers.
The amounts shown below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below, and do not reflect certain compensation actions that may be taken or that may occur before completion of the merger. As a result, the actual amounts, if any, to be received by a named executive officer of American National may differ materially from the amounts shown below. Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:
•
the relevant price per share of American National common stock is $40.07, which is the average closing price per share of American National common stock as quoted on Nasdaq over the first five business days following the first public announcement of the merger on July 25, 2023;

•
the effective time takes place on August 1, 2023, which is the assumed date of the closing solely for purposes of the disclosure in this section;

•
the employment of each executive officer of American National is terminated “without cause” (as such term is defined in the relevant American National employment agreements in effect on that date) immediately following the assumed effective time on August 1, 2023, or the executive officer is subject to a retention or separation agreement as described above providing for a payment equal to the amount of the change in control severance under such executive officer’s employment agreement with American National; and

•
each named executive officer receives an annual bonus under American National’s 2023 performance compensation and bonus program equal to such executive officer’s target incentive payment.

The amounts below do not include the value of benefits in which the named executive officers are vested without regard to the occurrence of a change in control. The amounts below also do not reflect the potential reductions in payments and benefits after the application of the net best provision described above.
Name	Cash ($)(1)	Equity ($)(2)	Pension / NQDC ($)(3)	Perquisites / Benefits ($)	Total ($)(5)
Jeffrey V. Haley	4,105,535	632,986	—	100,000(4)	4,838,521
Jeffrey W. Farrar	1,586,499	291,830	47,776	—	1,878,329
Edward C. Martin	1,469,460	267,948	—	—	1,737,408
Rhonda P. Joyce	1,427,482	255,967	350,000	—	2,033,449
Alexander Jung	1,296,879	213,132	—	—	1,510,011

(1)
Cash.   The amounts in this column reflect (i) cash severance payments to which the named executive officer would be entitled to receive in connection with the merger either under the executive’s employment agreement as described under “—  Employment Agreements with American National,” or as payment in lieu thereof under Ms. Joyce’s and Mr. Martin’s retention agreements or under Mr. Haley’s, Mr. Farrar’s and Mr. Jung’s separation agreements, as applicable, and based on the assumptions set forth above and (ii) target annual bonus amounts under American National’s 2023 performance compensation and bonus program (detailed below). The payments in lieu of severance are equivalent to those that otherwise would be made under such executive’s employment agreement. The cash severance payable under an executive’s employment agreement or in lieu thereof under a separation agreement, as applicable, is considered a “double trigger” benefit since the severance amounts are conditioned upon a termination of employment without cause or resignation with good reason following a change in control of American National. The amounts paid in lieu of such severance under an executive’s retention agreement are single trigger payments because they are payable in connection with a change in control without regard to termination of employment. Payment of the 2023 annual bonuses are “single trigger” payments because they are payable in connection with a change in control without regard to termination of employment.
Name	Payments in Lieu of Severance ($)	Annual Bonus ($)	Total Cash ($)
Jeffrey V. Haley	3,745,535	360,000	4,105,535
Jeffrey W. Farrar	1,395,394	191,105	1,586,499
Edward C. Martin	1,294,560	174,900	1,469,460
Rhonda P. Joyce	1,256,857	170,625	1,427,482
Alexander Jung	1,142,379	154,500	1,296,879

(2)
Equity.   The amounts in this column reflect the value of unvested American National restricted stock awards that will vest at the effective time as described under “— Treatment of American National Restricted Stock Awards” by multiplying such amounts by $40.07, which is the average closing price per share of American National common stock as quoted on Nasdaq over the first five business days following the first public announcement of the merger on July 25, 2023. The amounts do not include the actual value the named executive officers will receive under the terms of the merger agreement. The values shown are different from — and significantly higher than — the valuation of the accelerated vesting of outstanding American National restricted stock awards for purposes of Section 280G of the Code. The amounts payable under this column are considered a “single trigger” benefit since they are payable upon completion of the merger without regard to termination of employment.

(3)
Pension / NQDC.   For Mr. Farrar, the amount in this column reflects 25% of the annual bonus under American National’s 2023 performance compensation and bonus program that Mr. Farrar elected to defer under the VBA Deferred Compensation Plan for American National Bank and Trust Company and which would be payable upon a change in control. The full bonus amount is already reflected in the cash column, and the portion subject to the election is also being shown in this column to reflect the acceleration of this amount. For Ms. Joyce, the amount in this column is the estimated maximum value that would be payable in an immediate lump sum rather than in the form of an annuity commencing at normal retirement age under her Mid-Carolina Bank Restated Salary Continuation Agreement, if her employment ended due to a good reason or involuntary termination without cause within 12 months of a change in control.

(4)
This amount reflects the estimated value of the Company-provided automobile transferred to Mr. Haley in connection with his separation agreement as described above.

(5)
Total.   Except with respect to Mr. Farrar, the amounts in this column reflect the total payments across all previous columns. For Mr. Farrar, the total reflects solely the sum of the cash column and the equity column, because the cash column includes the full target annual bonus, which amount is inclusive of the portion of his annual bonus that would be deferred and become payable upon a change in control under the VBA Deferred Compensation Plan for American National Bank and Trust Company, as reflected in the pension/NQDC column.

Regulatory Approvals Required for the Mergers
The completion of the mergers is subject to prior receipt of certain approvals and consents required to be obtained from applicable governmental and regulatory authorities. These approvals include approvals from the Federal Reserve and the VBFI.
Subject to the terms of the merger agreement, both Atlantic Union and American National have agreed to cooperate with each other and use their reasonable best efforts to promptly prepare and file all documentation, to effect all applications, notices, petitions and filings, and to obtain all permits, consents, orders, approvals, waivers, non-objections and authorizations of all third parties and governmental entities that are necessary or advisable to complete the transactions contemplated by the merger agreement, including the mergers. Atlantic Union and American National have filed all necessary applications and notifications to obtain the required regulatory approvals, consents and waivers.
The merger requires the approval of the Federal Reserve under the Bank Holding Company Act of 1956, as amended, and the approval of the VBFI under the Code of Virginia. The bank merger requires the approval of the Federal Reserve under the Bank Merger Act, and the approval of the VBFI under the

Code of Virginia. In addition, the termination of American National Bank and Trust Company as a separate legal entity requires notice to the Office of the Comptroller of the Currency under federal regulations.
Although neither Atlantic Union nor American National knows of any reason why the parties cannot obtain regulatory approvals required to complete the mergers in a timely manner, Atlantic Union and American National cannot be certain of when or if such approvals will be obtained.
The United States Department of Justice, which we refer to as the DOJ, has between 15 and 30 days following approval of the merger or the bank merger by the Federal Reserve to challenge the approval on antitrust grounds. While Atlantic Union and American National do not know of any basis on which the DOJ would challenge regulatory approval by the Federal Reserve and believe that the likelihood of such action is remote, there can be no assurance that the DOJ will not initiate such a proceeding, or if such a proceeding is initiated, as to the result of any such challenge.
Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations.
The approval of any notice or application merely implies satisfaction of regulatory criteria for approval, and does not include review of the mergers from the standpoint of the adequacy of the consideration to be received by, or fairness to, shareholders. Regulatory approval does not constitute an endorsement or recommendation of the mergers.
Atlantic Union and American National are not aware of any material governmental approvals or actions that are required before the completion of the mergers other than those described in this proxy statement/prospectus. If any additional governmental approvals or actions are required other than those described in this proxy statement/prospectus, Atlantic Union and American National presently intend to seek those approvals or actions. However, Atlantic Union and American National cannot assure you that any of these additional approvals or actions will be obtained.
Accounting Treatment of the Merger
The merger will be accounted for as an acquisition by Atlantic Union using the acquisition method of accounting in accordance with FASB ASC Topic 805, “Business Combinations.” Accordingly, the acquired assets (including separately identifiable intangible assets) and assumed liabilities of American National as of the date of acquisition will be recorded at their respective fair values and added to those of Atlantic Union. The excess of the total consideration paid in connection with the merger over the net fair values is recorded as goodwill.
Public Trading Markets
Atlantic Union common stock is listed on the NYSE under the symbol “AUB.” American National common stock is listed on Nasdaq under the symbol “AMNB.” Upon completion of the merger, American National common stock will be delisted from Nasdaq and thereafter will be deregistered under the Exchange Act. The Atlantic Union common stock issuable in the merger will be listed on the NYSE.
Appraisal Rights of American National Shareholders
Under Virginia law, American National shareholders will not be entitled to exercise any appraisal or dissenters’ rights in connection with the merger.

THE MERGER AGREEMENT
The following describes certain material provisions of the merger agreement, but does not describe all of the terms of the merger agreement and may not contain all of the information about the merger agreement that is important to you. The following is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the mergers.
Explanatory Note Regarding the Merger Agreement
The merger agreement and this summary of terms are included to provide you with information regarding the terms of the merger agreement. Factual disclosures about Atlantic Union and American National contained in this proxy statement/prospectus or in the public reports of Atlantic Union or American National filed with the SEC may supplement, update or modify the factual disclosures about Atlantic Union and American National contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by Atlantic Union and American National were made solely for the benefit of the parties to the merger agreement and are qualified and subject to important limitations agreed to by Atlantic Union and American National in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to complete the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from the standard generally applicable to shareholders and reports and documents filed with the SEC, and some were qualified by the matters contained in the confidential disclosure schedules that Atlantic Union and American National each delivered in connection with the merger agreement and certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the merger agreement. Accordingly, the representations and warranties in the merger agreement should not be relied on by any persons as characterizations of the actual state of facts about Atlantic Union and American National at the time they were made or otherwise.
Structure of the Mergers
Under the merger agreement, American National will merge with and into Atlantic Union with Atlantic Union continuing as the surviving corporation. Immediately following the merger, American National Bank and Trust Company will merge with and into Atlantic Union Bank with Atlantic Union Bank continuing as the surviving bank.
The Merger Consideration
At the effective time, each share of American National common stock, except for certain shares of American National common stock owned by American National or Atlantic Union, that is issued and outstanding immediately prior to the effective time, will be converted into the right to receive the merger consideration.
Fractional Shares
Atlantic Union will not issue any fractional shares of Atlantic Union common stock in the merger. Instead, an American National shareholder who would otherwise be entitled to receive a fraction of a share of Atlantic Union common stock will receive, in lieu thereof, cash (without interest and rounded to the nearest cent) in an amount determined by multiplying (i) the average closing price by (ii) the fraction of a share (rounded to the nearest one-thousandth when expressed in decimal form) of Atlantic Union common stock which such American National shareholder would otherwise be entitled to receive.

Treatment of the Restricted Stock Awards
At the effective time, each outstanding American National restricted stock award that is unvested will fully vest and be converted automatically into the right to receive the merger consideration in respect of each share of American National common stock underlying such award.
Surviving Corporation Governing Documents, Directors and Officers
At the effective time, the Atlantic Union articles and the Atlantic Union bylaws in effect immediately prior to the effective time will be the articles of incorporation and bylaws of Atlantic Union as the surviving corporation of the merger, until the same be amended or repealed in accordance with their respective terms and applicable law.
Under the merger agreement, at the effective time, Nancy Howell Agee and Joel R. Shepherd will join the boards of directors of each of Atlantic Union and Atlantic Union Bank, and as a result such boards will each consist of 13 members. Nancy Howell Agee and Joel R. Shepherd are currently members of the American National board of directors.
Closing and Effective Time
The mergers will be completed only if all conditions to the merger discussed in this proxy statement/prospectus and set forth in the merger agreement are either satisfied or waived. See the section entitled “— Conditions to Completion of the Merger” below.
The merger will become effective at the date and time specified in the articles of merger filed with the Virginia State Corporation Commission, or at such later time as provided by applicable law. The bank merger will become effective immediately following the merger.
Under the merger agreement, except as Atlantic Union and American National may otherwise mutually agree, the closing will occur on the first day of the calendar month immediately following the calendar month in which the last of the conditions specified in the merger agreement is satisfied or waived in writing, except that if such satisfaction or waiver occurs on or after the 20th day of a calendar month, then the closing will occur on the first day of the calendar month that is the second calendar month from the month in which such satisfaction or waiver occurs. The merger agreement also provides that the closing will not occur before January 1, 2024. We expect to complete the mergers in the first quarter of 2024. However, we cannot assure you of when or if the mergers will be completed.
As described below, if the merger has not closed by July 24, 2024, the merger agreement may be terminated by either Atlantic Union or American National, as long as the failure of the effective time to occur on or before that date is not caused by any breach of the merger agreement by the party electing to terminate the merger agreement.
Conversion of Shares; Exchange Procedures
The conversion of American National common stock into the right to receive the merger consideration will occur automatically at the effective time.
Exchange Agent
Before the effective time, Atlantic Union will appoint an exchange agent, which we refer to as the exchange agent, for the payment and exchange of the merger consideration, under an exchange agent agreement to be entered into between Atlantic Union and the exchange agent.
Exchange Procedures
At or before the effective time, Atlantic Union will deposit with the exchange agent cash sufficient to pay the cash payable in lieu of fractional shares of Atlantic Union common stock that would otherwise be issued in the merger and certificates representing, or at Atlantic Union’s option, evidence in book-entry form of, shares of Atlantic Union common stock to be paid under the merger agreement. Within five business days after the effective time, Atlantic Union will cause the exchange agent to mail to each holder of record of American National common stock immediately before the effective time transmittal materials, which such holder may complete in accordance with the instructions thereto and deliver together with the proper surrender of a certificate, if applicable, to the exchange agent in exchange for the merger consideration and any cash in lieu of fractional shares of American National common stock, and any dividends or distributions which such shareholder is entitled to receive under the merger agreement.
Withholding
Atlantic Union, the surviving corporation or the exchange agent, as applicable, will be entitled to deduct and withhold from any cash payable in lieu of fractional shares or any other amounts otherwise payable under the merger agreement to any American National shareholder or holder of an American National restricted stock award such amounts, if any, as it is required to deduct and withhold with respect to making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that any amounts are so deducted or withheld, these amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction and withholding was made.
Dividends and Distributions
Any dividend or other distribution declared by Atlantic Union on Atlantic Union common stock with a record date after the effective time will not be paid to any former record holder of American National common stock until such holder has surrendered its certificate, if any, representing American National common stock in accordance with the merger agreement. After the surrender of any such certificate, the record holder of the whole shares of Atlantic Union common stock issued in exchange therefor will be paid, without interest, the merger consideration together with any such undelivered dividends and other distributions.
Representations and Warranties
The merger agreement contains representations and warranties made, on the one hand, by American National to Atlantic Union and, on the other hand, by Atlantic Union to American National, which were made only for purposes of the merger agreement.
In the merger agreement, American National has made customary representations and warranties to Atlantic Union with respect to:
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the due organization, valid existence, good standing and power and authority of American National, American National Bank and Trust Company, and American National’s other subsidiaries;

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the capitalization of American National, including in particular the number of shares of American National common stock issued and outstanding;

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ownership of subsidiaries;

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American National’s authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against American National in accordance with its terms;

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the absence of violations or breaches of American National’s governing instruments, certain agreements or applicable laws as a result of entering into the merger agreement and the completion of the transactions contemplated by the merger agreement;

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the required applications, filings and notices with regulatory authorities in connection with the transactions contemplated by the merger agreement;

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reports filed with regulatory authorities;

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financial matters;

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the absence of certain undisclosed liabilities;

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the absence of undisclosed brokers’ fees and expenses;

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the absence since December 31, 2022 of an event that has had a material adverse effect on American National, and American National and its subsidiaries having conducted their respective businesses in all material respects only in the ordinary course since December 31, 2022;

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legal proceedings;

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tax matters and tax treatment of the merger;

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labor and employment matters;

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matters relating to employee benefit plans and ERISA;

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compliance with laws, including the Community Reinvestment Act;

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matters with respect to certain of American National’s contracts;

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agreements with regulatory agencies;

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derivative transactions entered into for the account of American National or its subsidiaries or its or their customers;

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environmental matters;

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investment securities;

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real property;

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intellectual property;

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customer relationships with wealth management customers of American National;

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transactions with affiliates and related parties;

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the inapplicability of state anti-takeover statutes;

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receipt by the American National board of directors of the opinion from American National’s financial advisor;

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accuracy of the information relating to American National for inclusion in the filings with the SEC in connection with the completion of the transactions contemplated by the merger agreement;

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loan portfolio;

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deposits and deposit accounts;

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insurance matters; and

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neither American National nor any subsidiary being required to register with the SEC as an investment advisor or broker-dealer, or conducting insurance operations that require a license from a governmental entity.

In the merger agreement, Atlantic Union made customary representations and warranties to American National with respect to:
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the due organization, valid existence, good standing and power and authority of Atlantic Union, Atlantic Union Bank and Atlantic Union’s other subsidiaries;

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the capitalization of Atlantic Union, including in particular the number of shares of Atlantic Union common stock issued and outstanding;

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ownership of subsidiaries;

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Atlantic Union’s authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against Atlantic Union in accordance with its terms;

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the absence of violations or breaches of Atlantic Union’s governing instruments, certain agreements or applicable laws as a result of entering into the merger agreement and the completion of the transactions contemplated by the merger agreement;

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the required applications, filings and notices with regulatory authorities in connection with the transactions contemplated by the merger agreement;

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reports filed with regulatory authorities;

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financial matters;

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the absence of undisclosed brokers’ fees and expenses;

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the absence since December 31, 2022 of an event that has had a material adverse effect on Atlantic Union, and Atlantic Union and its subsidiaries having conducted their respective businesses in all material respects only in the ordinary course since December 31, 2022;

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legal proceedings;

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tax matters and tax treatment of the merger;

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compliance with laws, including the Community Reinvestment Act;

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the inapplicability of state anti-takeover statutes;

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accuracy of the information relating to Atlantic Union for inclusion in the filings with the SEC in connection with the completion of the transactions contemplated by the merger agreement; and

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insurance matters.

The representations and warranties in the merger agreement do not survive the effective time and, as described below under the section entitled “— Effect of Termination,” if the merger agreement is validly terminated, the merger agreement will become void and have no effect (except with respect to designated provisions of the merger agreement, including, but not limited to, those related to payment of fees and expenses and the confidential treatment of information), unless a party committed fraud or willfully and materially breached the merger agreement.
Many of the representations and warranties in the merger agreement made by American National and Atlantic Union are qualified by a materiality or material adverse effect standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct is material or would result in a material adverse effect).
Under the merger agreement, a “material adverse effect” is defined, with respect to a party, as any effect, change, event, fact, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries taken as a whole or (ii) the ability of such party to timely complete the transactions contemplated by the merger agreement, except that in the case of the foregoing clause (i), a material adverse effect will not be deemed to include the impact of the following (except, in certain instances, to the extent that the effects of such change are materially disproportionately adverse to the business, properties, results of operations or financial condition of such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate):
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changes after the date of the merger agreement in U.S. generally accepted accounting principles, which we refer to as GAAP, or applicable regulatory accounting requirements;

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changes after the date of the merger agreement in laws, rules or regulation of general applicability to the financial services industry or the interpretation thereof by any governmental entity;

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changes after the date of the merger agreement in global, national or regional political conditions or in economic or market conditions generally affecting the financial services industry generally;

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the public disclosure of the transactions contemplated by the merger agreement or actions or omissions expressly required by the merger agreement or that are taken with the prior written consent of the other party in contemplation of the transactions contemplated by the merger agreement;

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changes after the date of the merger agreement resulting from hurricanes, earthquakes, tornados, floods or other natural disasters or from any epidemic, pandemic, or outbreak of any disease or other public health event; and

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decline in the trading price of a party’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts, but in either case, not including any underlying causes thereof.

Covenants and Agreements
Conduct of Business Prior to the Effective Time
American National has agreed that until the effective time, unless Atlantic Union provides its prior written consent (which it may not unreasonably withhold, condition or delay) and except for certain exceptions and as otherwise expressly contemplated or permitted by the merger agreement or as required by law, American National will not, and will not permit any of its subsidiaries to do, any of the following:
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conduct its business other than in the ordinary course or fail to use its reasonable best efforts to maintain and preserve intact its business organization, rights, permits, franchises, business relationships with customers, vendors, strategic partners, suppliers, distributors and others doing business with it, and the services of its officers and key employees;

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incur, assume, guarantee, endorse or otherwise as an accommodation become responsible for any debt obligation or other indebtedness or obligation for borrowed money, other than certain debt incurred in the ordinary course;

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adjust, split, combine or reclassify any of its capital stock;

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make, declare, pay or set a record date for any dividend or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible or exchangeable into, or exercisable for, any shares of its capital stock or other equity or voting securities, other than certain ordinary course of dividends and distributions;

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grant any stock options, restricted stock units, performance stock units, phantom stock units, restricted shares or other equity-based awards or interests, or grant any person any right to acquire any of its or its subsidiaries’ equity securities;

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make any new loans to any of its or its subsidiaries’ “executive officers” or other “insiders” as defined in Regulation O promulgated by the Federal Reserve in excess of $500,000;

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issue, sell, transfer, encumber or otherwise permit to become outstanding any shares of capital stock or voting securities or equity interests or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or other equity or voting securities, or any options, warrants, or other rights of any kind to acquire any shares of capital stock or other equity or voting securities, other than pursuant to (i) the vesting or settlement of equity-based awards outstanding as of the date of the merger agreement or (ii) American National’s dividend reinvestment plan;

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adopt or implement any shareholder rights plan or similar arrangement;

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(i) purchase any securities, other than investment securities in the ordinary course, or make any acquisition of or investment in any person other than American National Bank and Trust Company, or otherwise acquire direct or indirect control over any person, or (ii) enter into a plan of consolidation, merger, share exchange, share acquisition, reorganization, recapitalization or complete or partial liquidation or dissolution, or a letter of intent, memorandum of understanding or agreement in principle with respect thereto;

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sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets, other than investment securities in the ordinary course, to any person other than a wholly owned subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person;

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other than transactions in the ordinary course, (i) terminate, materially amend, or waive any material provision of, or waive, release, compromise or assign any material rights or claims under, certain of its contracts, or make any change in any instrument or agreement governing the terms of any of its securities, or (ii) enter into any contract that would have been made available to Atlantic Union under the merger agreement if it were in effect on the date of the merger agreement;
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except as required under any of its benefit plans existing on the date of the merger agreement, including for compliance with applicable law or as required by third-party benefit administrators, (i) enter into, adopt or terminate any employee benefit or compensation plan, program, policy or arrangement for the benefit or welfare of any current or former employee, officer, director or individual consultant, other than in connection with a new hire or a promotion, in each instance, in the ordinary course, (ii) amend any employee benefit or compensation plan, program, policy or arrangement for the benefit or welfare of any current or former employee, officer, director or individual consultant, (iii) increase the compensation or benefits payable to current or former employees, officers, directors or individual consultants by an amount greater than 3% of the total compensation and benefits payable to such individuals as of the date of the merger agreement, other than in connection with a promotion, (iv) pay or award, or accelerate the vesting of, any non-equity-based bonuses or incentive compensation, (v) waive any stock repurchase rights, or grant, accelerate, amend or change the period of exercisability of any equity-based awards or other equity-based compensation, or authorize cash payments in exchange for any equity-based awards or other equity-based compensation, (vi) enter into any new, or amend any existing, employment, severance, change in control, retention or bonus agreement or similar agreement or arrangement, other than in connection with a new hire or a promotion, (vii) fund any rabbi trust or similar arrangement, (viii) terminate the employment or services of any officer or any employee whose annual base salary or wage rate is greater than $200,000, other than for cause, (ix) hire any officer, employee or individual consultant who has an annual base salary or wage rate greater than $200,000 other than to replace a departed employee or fill an open position, or (x) become a party to or bound by any collective bargaining agreement or other agreement with a labor union or labor organization with respect to its employees;

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(i) commence any claim, suit, action or proceeding other than in the ordinary course, or (ii) settle any claim, suit, action or proceeding, except in the ordinary course involving solely monetary remedies in an amount, individually and in the aggregate, greater than $500,000, and that would not impose any material restriction on the business, in each case;

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take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

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amend, waive, rescind or otherwise modify its articles of incorporation, its bylaws, or comparable governing documents of its subsidiaries;

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implement or adopt any change in its accounting principles, practices, methods or systems and internal accounting controls or disclosure controls, other than as may be required by GAAP;

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enter into any new line of business or, other than in the ordinary course, change in any material respect its lending, investment, risk and asset liability management, interest rate, fee pricing or other material banking or operating policies and practices and other banking and operating, securitization and servicing policies and practices, except as required by applicable regulation or policies;

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other than in the ordinary course, make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing or buying or selling rights to service loans, or its investment securities portfolio, hedging practices and policies or its policies with respect to the classification or reporting of such portfolios, in each case except as requested by a governmental entity or required by GAAP;

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make or acquire any loan, issue a commitment, or renew or extend an existing commitment for any loan, or amend or modify any loan in any material respect, except for (i) loans or commitments for loans with a principal balance less than $15,000,000 in full compliance with American National Bank and Trust Company’s underwriting policy and related loan policies without utilization of any of the exceptions provided in such policies, (ii) loans or commitments for loans with a principal balance less than $10,000,000 in full compliance with American National Bank and Trust Company’s underwriting policy and related loan policies, including pursuant to an exception to such policies that is reasonable in light of the underwriting of the borrower for such loan, and (iii) amendments or modifications of any existing loan in full compliance with American National Bank and Trust Company’s underwriting policy and related loan policies without utilization of any of the exceptions provided in such policies;
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enter into any securitizations of any loans or create any special purpose funding or variable interest entity other than on behalf of clients;

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make, or commit to make, any capital expenditures in excess of $500,000 in the aggregate;

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make, change or revoke any material tax election, change an annual tax accounting period, adopt or change any material tax accounting method, file any material amended tax return, enter into any closing agreement with respect to a material amount of taxes, or settle any material tax claim, audit, assessment or dispute or surrender any material right to claim a refund of taxes;

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cancel, compromise, waive, or release any material indebtedness owed to any person or any rights or claims held by any person, except for sales of loans and sales of investment securities in the ordinary course, or as expressly required by the terms of certain of its contracts;

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permit the commencement of any construction of new structures or facilities upon, or purchase or lease any real property in respect of any branch or other facility, or make any application to open, relocate or close any branch or other facility;

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except for non-exclusive licenses and the expiration of intellectual property in the ordinary course, sell, assign, dispose of, abandon, allow to expire, license or transfer any of its or its subsidiaries’ material intellectual property;

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materially reduce the amount of insurance coverage in place or fail to renew or replace any existing insurance policies;

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take any action that is intended to or which would reasonably be expected to adversely affect, impede or materially delay (i) completion of the transactions contemplated by the merger agreement on a timely basis, (ii) the receipt of any consents or approvals of any regulatory agency or third party required to complete the transactions contemplated by the merger agreement, or (iii) the performance of its obligations, covenants or agreements under the merger agreement, or result in any of the closing conditions not being satisfied; or

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agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of any of the above prohibited actions.

Atlantic Union has also agreed that until the effective time, unless American National provides it prior written consent (which consent it may not unreasonably withhold, condition or delay) and except for certain exceptions and as otherwise expressly contemplated or permitted by the merger agreement or required by law, Atlantic Union will not, and will not permit any of its subsidiaries to do, the following actions:
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amend any provision of the Atlantic Union articles or the Atlantic Union bylaws in a manner that would adversely affect American National or its shareholders relative to other Atlantic Union shareholders;

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adjust, split, combine or reclassify any of its capital stock;

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adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution;

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take any action that is intended to or which would reasonably be expected to adversely affect, impede or materially delay (i) completion of the transactions contemplated by the merger agreement on a timely basis, (ii) the receipt of any consents or approvals of any regulatory agency or third party required to complete the transactions contemplated by the merger agreement, or (iii) the performance of its obligations, covenants or agreements under the merger agreement, or result in any of the closing conditions not being satisfied; or

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agree to take, make any commitment to take or adopt any resolutions of the Atlantic Union board of directors in support of, any of the above prohibited actions.

Regulatory Matters
Atlantic Union and American National have agreed to cooperate and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings and to obtain as promptly as practicable all permits, consents, orders, approvals, waivers, non-objections and authorizations of all third parties and governmental entities that are necessary or advisable to complete the transactions contemplated by the merger agreement. Each of Atlantic Union and American National have agreed to use its reasonable best efforts to comply with the terms and conditions of all such permits, consents, orders, approvals, waivers, non-objections and authorizations of third parties and governmental entities and to resolve objections, if any, which may be asserted with respect to the merger agreement or the transactions contemplated thereby. Notwithstanding the foregoing, in no event is Atlantic Union or any of its subsidiaries required, and American National and its subsidiaries are not permitted (without Atlantic Union’s written consent), to take any action, or commit to take any action, or agree to any condition, commitment or restriction that would be materially financially burdensome to the business, operations, financial condition or results of operations of Atlantic Union, the surviving corporation or the surviving bank, or their respective subsidiaries, in each case, after giving effect to the merger, which condition, commitment or restriction we refer to as a materially burdensome regulatory condition.
For a more complete discussion of the regulatory approvals required to complete the mergers and the terms of the merger agreement related to regulatory approvals, see the section entitled “The Merger — Regulatory Approvals Required for the Mergers.”
Tax Matters
Atlantic Union and American National have agreed to use their respective reasonable best efforts to cause the merger, and to take no action that would cause the merger not, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for federal income tax purposes
Employee Matters
For one year after the effective time, Atlantic Union will provide to employees who are actively employed by American National or its subsidiaries as of the closing date who continue to be employed by Atlantic Union or its subsidiaries immediately following the closing date, which we refer to as covered employees, employee benefits, other than severance benefits, under Atlantic Union’s benefit plans and compensation on terms and conditions which are, in the aggregate, substantially comparable to those provided to similarly situated employees of Atlantic Union or its subsidiaries.
Covered employees will generally receive credit for prior service with American National and its subsidiaries for purposes of eligibility to participate and vesting under Atlantic Union benefit plans and for purposes of determining a covered employee’s entitlement to paid time off under the Atlantic Union’s paid time off program, subject to certain exceptions. Atlantic Union has agreed to amend the Atlantic Union benefit plans to the extent necessary, prior to and effective at the effective time, to permit giving covered employees the credit described in the preceding sentence.
Atlantic Union will use commercially reasonable efforts to cause Atlantic Union welfare benefit plans in which any covered employee is eligible to participate to: (i) waive any preexisting condition limitations to the extent such conditions were covered under the applicable welfare plan of American National and its subsidiaries, (ii) provide credit under welfare plans for any deductibles, co-payment and out-of-pocket expenses incurred by the covered employees under analogous American National welfare plans before the effective time during the portion of the applicable plan year before participation, and (iii) waive any waiting period limitation, actively-at-work requirement or evidence of insurability requirement that would otherwise be applicable to such covered employees on or after the effective time to the extent such covered employee had satisfied any similar limitation or requirement under an analogous welfare plan of American National before the effective time.
American National has agreed that it and its affiliates will not take any material action regarding the termination of American National’s pension plan without Atlantic Union’s written consent. Upon written request by Atlantic Union, American National and its subsidiaries will cooperate with Atlantic Union to amend, freeze, terminate or modify any other benefit plans of American National to the extent and in the manner determined by Atlantic Union, to be effective upon the closing date or any other time mutually agreed by the parties.
Atlantic Union will, as of and after the effective time, assume and honor all employment, severance, change in control, salary continuation, supplemental executive retirement and deferred compensation agreements or plans that American National and its subsidiaries have with their current and former officers, directors and employees, subject to certain exceptions.
D&O Indemnification and Insurance
The merger agreement provides that Atlantic Union or the surviving corporation will cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by American National with respect to claims arising from factors or events which occurred at or before the effective time, except Atlantic Union or the surviving corporation is not obligated to expend more than 300%, on an annual basis, of the current annual premium paid by American National for its current policy. In lieu of the insurance policy described in the preceding sentence, Atlantic Union or American National, in consultation with the other party, may obtain at or before the effective time a six-year “tail” policy under American National’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence.
Atlantic Union, as the surviving corporation, will indemnify, defend and hold harmless and advance expenses to any person who is entitled to indemnification from American National or any of its subsidiaries under American National’s or any of its subsidiaries’ organizational documents, as the case may be, or any indemnification agreements to which such person is a party as in existence on the date of the merger agreement, for matters existing or occurring at or before the effective time, including matters, acts or omissions occurring in connection with the approval of the merger agreement and the transactions contemplated by the merger agreement; provided, that the indemnified party to whom expenses are advanced agrees to repay such advances if it is ultimately determined that such indemnified party is not entitled to indemnification.
Certain Additional Covenants
The merger agreement also contains additional covenants, including, but not limited to, covenants relating to the filing of this proxy statement/prospectus, access to information and confidentiality, potential shareholder litigation, restructuring efforts, takeover laws, exemption from liability under Section 16(b) of the Exchange Act, the listing of the shares of Atlantic Union common stock to be issued in the merger, public announcements with respect to the transactions contemplated by the merger agreement and assumption of American National’s trust preferred securities and related indentures.
Agreement Not to Solicit Other Offers
American National has agreed that it will not, and will cause its subsidiaries and its subsidiaries’ respective representatives not to, directly or indirectly:
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initiate, solicit, encourage or facilitate any inquiries or proposals with respect to any acquisition proposal;

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engage or participate in any negotiations or discussions concerning any acquisition proposal;

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provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any acquisition proposal;

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waive, amend, release or fail to enforce, any confidentiality, standstill or similar agreement; or

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unless the merger agreement has been terminated, approve or enter into any term sheet, letter of intent, commitment or other agreement (whether written or oral, binding or nonbinding) that are based on or related to any acquisition proposal.

American National has agreed to, and to cause its representatives to, (i) immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of the merger agreement with any person other than Atlantic Union, with respect to any offer or proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal, and (ii) request the prompt return or destruction of all confidential information previously furnished to any person (other than Atlantic Union and its representatives) that has made or indicated an intention to make an acquisition proposal.
Notwithstanding American National’s non-solicitation obligations described above, if after the date of the merger agreement and before the approval of the merger proposal, American National receives an unsolicited, bona fide written acquisition proposal that did not result from or arise in connection with a breach of its non-solicitation obligations, then American National may, and may permit its subsidiaries and its subsidiaries’ representatives to, furnish confidential or nonpublic information or data to and participate in negotiations or discussions with the person making the acquisition proposal if (i) the American National board of directors concludes in good faith (after consulting with its outside counsel, and with respect to financial matters, its financial advisors) that such acquisition proposal constitutes or could reasonably be expected to lead to, a superior proposal and that the failure to take such actions would be reasonably likely to be a violation of its fiduciary duties under applicable law, (ii) American National provides Atlantic Union with at least one business day notice before providing such confidential or nonpublic information or data to the person making an acquisition proposal, and (iii) before furnishing any confidential or nonpublic information or data, American National provides such information to Atlantic Union and enters into a confidentiality agreement with the person making such acquisition proposal on terms no less favorable to it than the confidentiality agreement between Atlantic Union and American National, dated June 8, 2023, which confidentiality agreement will not provide such person with any exclusive right to negotiate with American National or otherwise prevent American National from providing any information to Atlantic Union in accordance with the merger agreement or otherwise comply with its obligations under the merger agreement.
For purposes of the merger agreement,
•
an “acquisition proposal” means, other than the transactions contemplated by the merger agreement, any offer, proposal or inquiry relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of American National and its subsidiaries AMNB and its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of American National, or 25% or more of any class of equity or voting securities of American National or its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% or more of the consolidated assets of American National, (ii) any tender offer (including a self-tender offer) or exchange offer that, if completed, would result in such third party beneficially owning more than 25% of any class of equity or voting securities of American National or its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of American National, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving American National or its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of American National; and

•
a “superior proposal” means any unsolicited bona fide written acquisition proposal with respect to which the American National board of directors determines in its good faith judgment (after consulting with its outside legal counsel and its financial advisor) is reasonably likely to be completed in accordance with the terms proposed, and if completed, would result in a transaction more favorable, from a financial point of view, to American National shareholders than the merger and the other transactions contemplated by the merger agreement (as it may be proposed to be amended by Atlantic Union), taking into account all legal, financial, regulatory and other relevant factors, including (i) the acquisition proposal and the merger agreement (including any proposed changes to the merger agreement that may be proposed by Atlantic Union in response to such acquisition proposal), and (ii) any conditions to closing and certainty of closing, timing, any applicable break-up fees and expense reimbursement provisions, and ability of such offeree to complete the acquisition proposal; provided, that for purposes of the definition of superior proposal, the references to “25%” in the definition of acquisition proposal above will be deemed to be references to “50%.”

Special Meeting and Recommendation of the American National Board of Directors
American National has agreed to call a meeting of its shareholders to be held as soon as reasonably practicable after this proxy statement/prospectus is declared effective for the purpose of receiving approval of the merger proposal.
The American National board of directors has agreed to recommend to American National shareholders the approval of the merger proposal, and to include such recommendation in this proxy statement/prospectus and to solicit and use its reasonable best efforts to obtain the approval of the merger proposal. The American National board of directors agreed to not (i) withhold, withdraw, modify or qualify in a manner adverse to Atlantic Union, such recommendation, (ii) fail to make such recommendation in this proxy statement/prospectus, or otherwise submit the merger agreement to its shareholders for adoption and approval without such recommendation, (iii) adopt, approve, agree to, accept, recommend or endorse an acquisition proposal or publicly announce an intention to adopt, approve, recommend or endorse an acquisition proposal, (iv) fail to publicly and without qualification recommend against any acquisition proposal or reaffirm the recommendation of the American National board of directors within ten business days after an Acquisition Proposal is made public or any request by Atlantic Union to do so, (v) take any action, or make any public statement, filing or release inconsistent with the recommendation of the American National board of directors, or (vi) publicly propose to do any of the foregoing, each of which we refer to as a change in recommendation.
However, at any time before the receipt of approval of the merger proposal, American National may (i) submit the merger agreement to American National shareholders without recommendation and communicate the basis for the lack of a recommendation in this proxy statement/prospectus or any amendment or supplement to this proxy statement/prospectus to the extent required by law, or (ii) terminate the merger agreement and enter into an acquisition agreement with respect to a superior proposal, subject to compliance with the termination fee provisions in the merger agreement. The American National board of directors may only take such actions if:
•
American National receives a superior proposal;

•
the American National board of directors, after consulting with its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would be reasonably likely to be a violation of its fiduciary duties under applicable law to recommend the merger;

•
American National has complied in all material respects with its non-solicitation obligations under the merger agreement;

•
American National gives Atlantic Union at least five business days’ prior written notice of its intention to take the actions described above and gives a reasonable description of the event or circumstances giving rise to its determination to take such action, including the latest material terms and conditions and the identity of the third party making any such superior proposal; and

•
the American National board of directors, at the end of such five business day period, determines in good faith that such superior proposal remains a superior proposal (taking into account any amendment or modification to the merger agreement proposed by Atlantic Union), after consulting with its outside counsel and, with respect to financial matters, its financial advisors, and it would be reasonably likely to be a violation of its fiduciary duties under applicable law to recommend the merger.

Any material amendment to any acquisition proposal will require a new determination and notice period, except that the notice period will be three business days rather than five business days.
Conditions to Completion of the Merger
The obligation of each party to complete the merger is subject to the satisfaction or waiver at or before the effective time of the following conditions:
•
the approval of the merger proposal;

•
the approval of the listing on the NYSE of the Atlantic Union common stock to be issued in the merger;

•
the receipt of all requisite regulatory approvals;

•
the effectiveness of the registration statement of which this proxy statement/prospectus is a part under the Securities Act and there being no stop order or proceeding by the SEC to suspend the effectiveness of the registration statement;

•
no order, injunction or decree issued by any court or governmental entity of competent jurisdiction or other legal restraint or prohibition preventing the completion of the merger or any of the other transactions contemplated by the merger agreement being in effect, and no law, statute, rule, regulation, order, injunction or decree having been enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal the completion of the merger or any of the other transactions contemplated by the merger agreement;

•
the accuracy of the representations and warranties of the other party in the merger agreement as of the date of the merger agreement and as of the closing date, subject to the materiality standards provided in the merger agreement, and the receipt by each party of a certification signed on behalf of the other party to the foregoing effect;

•
the performance by the other party in all material respects of all obligations, covenants and agreements of such party required to be performed by it under the merger agreement at or before the effective time, and the receipt by each party of a certification signed on behalf of the other party to the foregoing effect;

•
the receipt by each party of a written opinion of its counsel to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and

•
in the case of Atlantic Union, the receipt of requisite regulatory approvals without the imposition of a materially burdensome regulatory condition.

We cannot be certain of when, or if, the conditions to the merger will be satisfied or waived, or that the mergers will be completed in the first quarter of 2024 or at all. As of the date of this proxy statement/prospectus, we have no reason to believe that any of these conditions will not be satisfied.
Termination of the Merger Agreement
The merger agreement may be terminated at any time before the effective time (whether before or after the approval of the merger proposal) by mutual written consent, or by either party in the following circumstances:
•
if (i) any governmental entity denies a requisite regulatory approval and such denial is final and non-appealable or has advised Atlantic Union that it will not grant (or intends to rescind or revoke) a requisite regulatory approval, (ii) any governmental entity has requested in writing that Atlantic Union, American National or any of their respective affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with respect to a requisite regulatory approval, or (iii) any governmental entity has issued a final and nonappealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the completion of the mergers;

•
if the approval of the merger proposal is not obtained at the special meeting, which we refer to as a no-vote termination;

•
if the merger has not been completed by July 24, 2024, which we refer to as the outside date, if the failure to complete the transactions contemplated by the merger agreement on or before the outside date is not caused by the terminating party’s breach of the merger agreement, which we refer to as an outside date termination; or

•
if there was a breach of any representation, warranty, obligation, covenant or other agreement contained in the merger agreement on the part of American National, in the case of a termination by Atlantic Union, or Atlantic Union, in the case of a termination by American National, which breach or failure to be true would, either individually or in the aggregate with all other breaches by such party, constitute the failure of a Atlantic Union or American National condition to closing, respectively, and is not cured within 45 days following written notice or by its nature cannot be cured during such period, as long as the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained in the merger agreement, which we refer to as a breach termination.
In addition, Atlantic Union may terminate the merger agreement if:
•
before obtaining the approval of the merger proposal, the American National board of directors effects a change in recommendation or American National breaches its obligations with respect to not soliciting acquisition proposals, holding the special meeting or making its recommendation to approve the merger proposal; or

•
a governmental entity grants a requisite regulatory approval but such requisite regulatory approval contains, results in or would reasonably be expected to result in, the imposition of a materially burdensome regulatory condition.

In addition, American National may terminate the merger agreement if before obtaining the approval of the merger proposal, the American National board of directors determines to enter into an acquisition agreement with respect to a superior proposal in accordance with its obligations with respect to acquisition proposals.
Effect of Termination
If the merger agreement is terminated, it will become void and have no effect, except that (i) designated provisions of the merger agreement will survive the termination, including, but not limited to, those relating to payment of fees and expenses, the confidential treatment of information and public announcements, and (ii) both Atlantic Union and American National will remain liable for any liability or damages arising out of its fraud or willful and material breach of the merger agreement occurring before termination.
Termination Fee
American National will pay Atlantic Union a $17,232,000 termination fee if:
•
(i) either American National or Atlantic Union effects a no-vote termination, (ii) either American National or Atlantic Union effects an outside date termination (and the approval of the merger proposal has not been obtained), or (iii) Atlantic Union effects a breach termination and, in each case, American National enters into a definitive agreement or completes a transaction with respect to an acquisition proposal within 12 months of such termination;

•
Atlantic Union terminates the merger agreement because American National board of directors has effected a change in recommendation or American National breached its obligations with respect to not soliciting acquisition proposals, holding the special meeting or making its recommendation to approve the merger proposal; or

•
American National terminates the merger agreement because the American National board of directors determines to enter into an acquisition agreement with respect to a superior proposal in accordance with its obligations with respect to acquisition proposals.

If American National fails to promptly pay any termination fee payable when due and Atlantic Union commences a suit which results in a judgment against American National for the termination fee, then American National must pay to Atlantic Union the costs and expenses of Atlantic Union (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of such fee at the prime rate published in The Wall Street Journal from the date such payment was due under the merger agreement.
Expenses
Each of Atlantic Union and American National will pay all costs and expenses incurred by it in connection with the transactions contemplated by the merger agreement. The costs and expenses of printing this proxy statement/prospectus, and all filing fees paid to the SEC in connection with this proxy statement/prospectus, will be borne equally by Atlantic Union and American National.
Amendments, Extensions and Waivers
The merger agreement may be amended by an instrument in writing signed by each of the parties at any time, whether before or after obtaining the approval of the merger proposal. After obtaining such approval, there may not be, without the further approval of the American National shareholders, any amendment that requires such further approval under applicable law.
At any time before the effective time, the parties to the merger agreement may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party to the merger agreement, (ii) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered under the merger agreement, and (iii) waive compliance with any of the agreements or satisfaction of any conditions contained in the merger agreement. However, after the approval of the merger proposal is obtained, there may not be, without the further approval of such shareholders, any extension or waiver of the merger agreement or any portion thereof that requires such further approval under applicable law.
Affiliate Agreements
Each of the members of the American National board of directors and certain executive officers of American National, in their capacities as American National shareholders, entered into affiliate agreements in which they agreed to vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all shares as to which the they control the right to vote, (i) in favor of the merger agreement and the completion of the transactions contemplated thereby, including the merger, (ii) against any acquisition proposal, (iii) against any action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation of American National under the merger agreement or the shareholder under the affiliate agreement and (iv) against any action or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or frustrate the purposes of or inhibit the timely completion of the mergers or the other transactions contemplated by the merger agreement or the affiliate agreement or fulfilment of Atlantic Union’s or American National’s obligations or conditions under the merger agreement. In addition, the affiliate agreements provide that such shareholders will not sell or transfer any of their shares of American National common stock, subject to certain exceptions. The affiliate agreements remain in effect until the earlier to occur of the effective time and the date of termination of the merger agreement in accordance with its terms.
As of the record date, shares constituting 3.20% of American National common stock entitled to vote at the special meeting are subject to affiliate agreements.
The foregoing description of the affiliate agreements is subject to, and qualified in its entirety by reference to, the affiliate agreements, a form of which is attached to this proxy statement/prospectus as Annex B and is incorporated by reference into this proxy statement/prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER
This section discusses the material U.S. federal income tax consequences of the merger to a U.S. holder (as defined below) that receives Atlantic Union common stock in exchange for American National common stock in the merger. This section is the opinion of Covington & Burling LLP, counsel to Atlantic Union, and Williams Mullen, counsel to American National, and is subject to the assumptions and qualifications set forth below and in the opinions filed as Exhibits 8.1 and 8.2, respectively, to the registration statement of which this proxy statement/prospectus is part.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of American National common stock and is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if  (a) a court within the United States is able to exercise primary supervision over its administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of such trust, or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes, or (iv) an estate, the income of which is subject to U.S. federal income tax regardless of its source.
This discussion applies only to U.S. holders who hold their shares of American National common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment) and exchange those shares for the merger consideration in the merger. Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies; traders in securities that elect to apply a mark-to-market method of accounting; banks and certain other financial institutions; insurance companies; regulated investment companies and real estate investment trusts; tax-exempt organizations; holders of American National common stock subject to the alternative minimum tax provisions of the Code; S corporations; partnerships or other pass-through entities (or investors in S corporations, partnerships or other pass-through entities); controlled foreign corporations or passive foreign investment companies; holders of American National common stock whose functional currency is not the U.S. dollar; holders who hold shares of American National common stock as part of a “hedge,” “straddle,” “constructive sale” or “conversion transaction” (as such terms are used in the Code) or other integrated investment; holders of American National common stock who exercise appraisal rights; persons who purchased their shares of American National common stock as part of a wash sale; holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; holders of American National options, stock warrants or debt instruments; or holders required to accelerate the recognition of any item of gross income for U.S. federal income tax purposes with respect to Atlantic Union common stock as a result of such item being taken into account in an applicable financial statement).
This discussion does not address any tax consequences arising under any U.S. state or local, or foreign laws, the Medicare contribution tax, the alternative minimum tax or under any U.S. federal laws other than U.S. federal income tax laws (such as estate or gift tax laws).
If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds American National common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds American National common stock, and any partners in such partnership, are strongly urged to consult their own tax advisors about the tax consequences of the merger to them.
This discussion, and the tax opinion referred to below, is based upon the Code, the Treasury Regulations promulgated thereunder and judicial and administrative authorities, rulings, and decisions, all as in effect on the date of this proxy statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. The opinion described below will not be binding on the IRS, or any court. Atlantic Union and American National have not sought and will not seek any ruling from the IRS regarding any matters relating to the mergers, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which the opinion is based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.
Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within our control. You are strongly urged to consult with your own tax advisor as to the specific tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any U.S. federal, state and local, foreign and other tax laws and of changes in those laws.
U.S. Federal Income Tax Consequences of the Merger Generally
Subject to the limitations, assumptions and qualifications described herein, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Accordingly, and as discussed in greater detail below, except with respect to cash received in lieu of a fractional share interest in Atlantic Union common stock, no gain or loss will be recognized by holders of American National common stock that exchange all of their American National common stock for Atlantic Union common stock in the merger. Atlantic Union will receive a legal opinion from Covington, and American National will receive a legal opinion from Williams Mullen, each to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Code. Each of Atlantic Union and American National has the ability to waive receipt of the legal opinion of its counsel as a condition to completing the merger; however, neither Atlantic Union nor American National currently intends to waive these conditions to the completion of the merger. In the event that Atlantic Union or American National waives the condition to receive such tax opinion and the tax consequences of the merger materially change, then Atlantic Union and American National will recirculate appropriate soliciting materials and seek new approval of the merger from American National and Atlantic Union shareholders.
These opinions will be based on representations by Atlantic Union and American National, as well as certain covenants and undertakings by Atlantic Union and American National and customary assumptions. If any of the representations, covenants, undertakings, or assumptions is incorrect, incomplete, inaccurate or is violated, the validity of the opinions described above may be affected and the U.S. federal income tax consequences of the merger could differ materially from those described in this proxy statement/prospectus.
Accordingly, subject to the limitations and qualifications set forth herein and in the opinions described above, for U.S. federal income tax purposes, when a U.S. holder of American National common stock receives Atlantic Union common stock and cash instead of fractional shares of Atlantic Union common stock, if any, in the merger, such U.S. holder will not recognize gain or loss, except with respect to cash received instead of fractional shares of Atlantic Union common stock (as discussed below).
The aggregate tax basis of the Atlantic Union common stock that a U.S. holder receives in the merger, will equal such U.S. holder’s aggregate adjusted tax basis in the shares of American National common stock that it surrenders in the merger, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received, as described below. The holding period for the shares of Atlantic Union common stock that a U.S. holder receives in the merger (including any fractional share deemed received and redeemed for cash as described below) will include the holding period for the shares of American National common stock that such U.S. holder surrenders in the merger. The basis and holding period of each block of Atlantic Union common stock a U.S. holder receives will be determined on a block-for-block basis depending on the basis and holding period of the blocks of American National common stock exchanged for such block of Atlantic Union common stock. U.S. holders should consult their tax advisors regarding the manner in which shares of Atlantic Union common stock should be allocated among different blocks of their American National common stock surrendered in the merger.
Cash Instead of Fractional Shares
If a U.S. holder receives cash instead of a fractional share of Atlantic Union common stock, the U.S. holder will be treated as having received such fractional share of Atlantic Union common stock in the merger and then as having received cash in exchange for such fractional share of Atlantic Union common stock.

As a result, such U.S. holder generally will recognize gain or loss equal to the difference between the amount of cash received instead of a fractional share and the U.S. holder’s adjusted tax basis allocable to the fractional share of Atlantic Union common stock it is treated as receiving as set forth above. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, as of the effective time, the holding period for such fractional share (including the holding period of shares of American National common stock surrendered therefor) exceeds one year. The deductibility of capital losses is subject to limitations.
Net Investment Income Tax
If you are an individual U.S. holder, you will be subject to a 3.8% tax on the lesser of: (i) your “net investment income” for the relevant taxable year, or (ii) the excess of your modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on your U.S. federal income tax filing status). Estates and trusts are subject to similar rules. Net investment income generally will include any capital gain recognized as a result of receiving cash instead of fractional shares, as well as, among other items, other interest, dividends, capital gains and rental or royalty income you receive. You should consult your tax advisors as to the application of the net investment income tax in your circumstances.
Backup Withholding and Information Reporting
Non-corporate U.S. holders of American National common stock may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 24%) on any cash payments received in connection with the merger. Such a U.S. holder generally will not be subject to backup withholding, however, if the U.S. holder:
•
furnishes a correct taxpayer identification number, certifies that the U.S. holder is not subject to backup withholding on the Form W-9 or applicable successor form and otherwise complies with all the applicable requirements of the backup withholding rules; or

•
provides proof that the U.S. holder is otherwise exempt from backup withholding.

Any amounts withheld from payments to U.S. holders of American National common stock under the backup withholding rules are not an additional tax and generally will be allowed as a refund or credit against such U.S. holder’s applicable U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders of American National common stock should consult their own tax advisors regarding the application of backup withholding based on their particular circumstances and the availability of, and procedure for, obtaining an exemption from backup withholding.
Certain Reporting Requirements
If you are a U.S. holder that receives Atlantic Union common stock in the merger and are considered a “significant holder,” you will be required (i) to file a statement with your U.S. federal income tax return providing certain facts pertinent to the merger, including your tax basis in, and the fair market value of, the American National common stock that you surrendered, and (ii) to retain permanent records of these facts relating to the merger. You are a “significant holder” if, immediately before the merger, you (a) owned at least 5% (by vote or value) of the outstanding stock of American National, or (b) owned American National securities with a tax basis of $1.0 million or more.
This discussion of certain material U.S. federal income tax consequences is not intended to be, and may not be construed as, tax advice. Holders of American National common stock are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following tables show the unaudited condensed combined financial information for each of Atlantic Union and American National, as well as unaudited pro forma condensed combined financial information for Atlantic Union and American National reflecting the merger, for the year ended December 31, 2022 and as of and for the six months ended June 30, 2023, and pro forma assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. See “Additional Information” in the forepart of this proxy statement/prospectus and “Where You Can Find More Information.”
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting for business combinations under GAAP, with Atlantic Union as the acquirer for accounting purposes. Certain reclassifications have been made to the historical financial statements of American National to conform to the presentation in Atlantic Union’s financial statements. The unaudited pro forma condensed combined balance sheet as of June 30, 2023 in the table below is presented as if the merger occurred on June 30, 2023, and the unaudited pro forma condensed combined statements of income for the six months ended June 30, 2023 and the year ended December 31, 2022 are presented as if the merger occurred on January 1, 2022.
The following unaudited pro forma condensed combined financial information and accompanying notes are based on and should be read together with:
•
the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
Atlantic Union’s historical unaudited interim financial statements and accompanying notes included in Atlantic Union’s Quarterly Report on Form 10-Q for the period ended June 30, 2023, which is incorporated by reference into this proxy statement/prospectus;

•
Atlantic Union’s historical audited financial statements and accompanying notes included in Atlantic Union’s Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference into this proxy statement/prospectus;

•
American National’s historical unaudited interim financial statements and accompanying notes included in American National’s Quarterly Report on Form 10-Q for the period ended June 30, 2023, which is incorporated by reference into this proxy statement/prospectus; and

•
American National’s historical audited financial statements and accompanying notes included in American National’s Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference into this proxy statement/prospectus.

The pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined company had Atlantic Union and American National actually been combined as of the dates indicated and at the beginning of the period presented, nor does it necessarily indicate the results of operations in future periods of the future financial position of the combined entities, which could differ materially from those shown in this information. In addition to the depiction of the accounting for the transaction as required by Article 11 of Regulation S-X, Regulation S-X also allows the presentation of management adjustments that could include the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur. Atlantic Union has elected not to present any management adjustments. The unaudited pro forma condensed combined financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the realization of potential cost savings, revenue synergies, changes in market conditions and asset dispositions, among other factors, and, accordingly, does not attempt to predict or suggest future results. The pro forma condensed combined statements of income do not include estimated merger and integration-related costs expected to be incurred in conjunction with the merger. See Note 4 accompanying the pro forma condensed combined financial information for additional information regarding merger and integration-related costs. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger.

As of the date of this proxy statement/prospectus, Atlantic Union has not yet completed the valuation analysis and calculations at the level of detail required to obtain the necessary estimates of the fair market values of the American National assets to be acquired or liabilities to be assumed, other than a preliminary estimate for intangible assets and certain financial assets and liabilities. Therefore, certain American National assets and liabilities are presented at their respective carrying amounts and should be considered preliminary values. Final determination of the fair values of Americana National assets and liabilities will be obtained based on actual American National asset and liabilities as of the effective time and therefore cannot be known prior to completion of the merger.
Due to the preliminary estimates for the pro forma purchase price and valuation analysis as noted above, the pro forma adjustments presented are to be considered preliminary and subject to change as additional information becomes available, and once the final closing balances are known. The preliminary pro forma adjustments have been presented solely for the purpose of providing the unaudited pro forma condensed combined financial information.
Upon completion of the merger, a final determination of the fair values of American National assets acquired and liabilities assumed will be performed. Any changes in the fair values of the net assets or total purchase price as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the total purchase consideration allocated to goodwill, deferred taxes, and other assets and liabilities, and may impact the combined company’s statement of income.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
	As of June 30, 2023 (unaudited)
(Dollars in thousands)	Atlantic Union (As reported)	American National (As reported)	Merger Pro Forma Adjustments	Note 2	Pro Forma Combined
Assets
Cash and cash equivalents	$428,267	$113,054	$—		$541,321
Securities available for sale, at fair value	2,182,448	560,707	—		2,743,155
Other securities	960,788	9,332	—		970,120
Loans held for sale	10,327	4,048	—		14,375
Loans held for investment, net of deferred fees and costs	15,066,930	2,244,464	(140,752)	[a]	17,170,642
Less: allowance for credit losses	120,683	25,342	(1,322)	[b]	144,703
Total loans held for investment, net	14,946,247	2,219,122	(139,430)		17,025,939
Premises and equipment, net	114,786	32,443	8,376	[c]	155,605
Goodwill	925,211	85,048	100,651	[d]	1,110,910
Amortizable intangibles, net	23,469	2,812	91,880	[e]	118,161
Bank owned life insurance	446,441	30,022	—		476,463
Other assets	564,348	56,575	6,547	[f]	627,470
Total assets	$20,602,332	$3,113,163	$68,024		$23,783,519
Liabilities
Noninterest-bearing demand deposits	$4,310,306	$885,237	$—		$5,195,543
Interest-bearing deposits	12,101,681	1,766,679	(8,180)	[g]	13,860,180
Total deposits	16,411,987	2,651,916	(8,180)		19,055,723
Short-term borrowings	929,861	87,886	—		1,017,747
Long-term borrowings	390,440	28,384	(5,556)	[h]	413,268
Other liabilities	445,574	16,887	9,638	[i]	472,099
Total liabilities	18,177,862	2,785,073	(4,098)		20,958,837
Shareholders’ equity
Preferred stock	173	—	—		173
Common stock	99,088	10,535	8,541	[j], [k]	118,164
Additional paid-in capital	1,776,494	141,954	260,509	[j], [k]	2,178,957
Retained earnings	959,582	229,363	(250,690)	[b], [j], [i]	938,255
Accumulated other comprehensive loss	(410,867)	(53,762)	53,762	[j]	(410,867)
Total shareholders’ equity	2,424,470	328,090	72,122		2,824,682
Total liabilities and shareholders’ equity	$20,602,322	$3,113,163	$68,024		$23,783,519
See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
	For the Six Months Ended June 30, 2023 (unaudited)
(Dollars in thousands, except per share data)	Atlantic Union (As reported)	American National (As reported)	Merger Pro Forma Adjustments	Note 2	Pro Forma Combined
Interest and dividend income
Interest and fees on loans	$395,165	$50,964	$21,734	[l]	$467,863
Interest and dividends on securities:
Taxable	32,317	5,657	8,074	[m]	46,048
Nontaxable	17,804	91	28	[m]	17,923
Other interest income	2,507	1,021	—		3,528
Total interest and dividend income	447,793	57,733	29,836		535,362
Interest expense
Interest on deposits	117,100	10,093	—		127,193
Interest on borrowings	25,165	3,268	231	[o]	28,664
Total interest expense	142,265	13,361	231		155,857
Net interest income	305,528	44,372	29,605		379,505
Provision for credit losses	17,920	597	—		18,517
Net interest income after provision for credit losses	287,608	43,775	29,605		360,988
Noninterest income	33,824	8,727	(2,074)	[p], [u]	40,477
Noninterest expense
Salaries and benefits	122,547	17,472	—		140,019
Amortization of intangible assets	4,494	555	7,320	[q]	12,369
Other expenses	86,893	13,803	(620)	[r], [u]	100,076
Total noninterest expenses	213,934	31,830	6,700		252,464
Income before income taxes	107,498	20,672	20,831		149,001
Income tax expense	16,604	4,375	4,375	[s]	25,354
Net income	90,894	16,297	16,456		123,647
Dividends on preferred stock	5,934	—	—		5,934
Net income available to common shareholders	$84,960	$16,297	$16,456		$117,713
Basic earnings per common share	$1.13	$1.53			$1.32
Diluted earnings per common share	$1.13	$1.53			$1.32
Basic weighted average common shares outstanding	74,914,247	10,627,052	3,719,468	[t]	89,260,767
Diluted weighted average common shares outstanding	74,915,977	10,628,751	3,720,063	[t]	89,264,791
See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
	For the Year Ended December 31, 2022 (unaudited)
(Dollars in thousands, except per share data)	Atlantic Union (As reported)	American National (As reported)	Merger Pro Forma Adjustments	Note 2	Pro Forma Combined
Interest and dividend income
Interest and fees on loans	$555,614	$82,568	$60,026	[l]	$698,208
Interest and dividends on securities:
Taxable	59,306	10,538	19,376	[m]	89,220
Nontaxable	42,903	407	68	[m]	43,378
Other interest income	2,612	2,491	—		5,103
Total interest and dividend income	660,435	96,004	79,470		835,909
Interest expense
Interest on deposits	56,201	3,553	8,180	[n]	67,934
Interest on borrowings	19,973	2,213	463	[o]	22,649
Total interest expense	76,174	5,766	8,643		90,583
Net interest income	584,261	90,238	70,827		745,326
Provision for credit losses	19,028	1,597	—		20,625
Net interest income after provision for credit losses	565,233	88,641	70,827		724,701
Noninterest income	118,523	18,807	(3,775)	[p], [u]	133,555
Noninterest expense
Salaries and benefits	228,926	36,382	—		265,308
Amortization of intangible assets	10,815	1,260	16,125	[q]	28,200
Other expenses	164,061	26,444	(869)	[r], [u]	189,636
Total noninterest expenses	403,802	64,086	15,256		483,144
Income before income taxes	279,954	43,362	51,796		375,112
Income tax expense	45,444	8,934	10,877	[s]	65,255
Net income	234,510	34,428	40,919		309,857
Dividends on preferred stock	11,868	—	—		11,868
Net income available to common shareholders	$222,642	$34,428	$40,919		$297,989
Basic earnings per common share	$2.97	$3.23			$3.33
Diluted earnings per common share	$2.97	$3.23			$3.33
Basic weighted average common shares outstanding	74,949,109	10,672,314	3,735,310	[t]	89,356,733
Diluted weighted average common shares outstanding	74,953,398	10,674,613	3,736,115	[t]	89,364,126
See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
INFORMATION
Note 1 — Basis of Presentation
The unaudited pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the merger under the acquisition method of accounting with Atlantic Union treated as the acquirer. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined entities. Under the acquisition method of accounting, the assets and liabilities of American National, as of the effective date, will be recorded by Atlantic Union at their respective fair values and the excess of the merger consideration over the fair value of American National’s net assets will be allocated to goodwill.
The merger, which is currently expected to be completed in the first quarter of 2024, provides that American National shareholders will receive 1.35 shares of Atlantic Union common stock for each share of American National common stock, valuing the transaction at approximately $421.5 million, or $40.39 per share, based on the closing share price of Atlantic Union common stock on the NYSE on August 28, 2023.
Note 2 — Pro Forma Adjustments
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are preliminary and are based on current valuations, estimates, and assumptions, which are subject to change. Subsequent to the completion of the merger, Atlantic Union will engage an independent third-party valuation firm to determine the fair value of the assets acquired and liabilities assumed, which could significantly change the amount of the estimated fair values used in the pro forma financial information presented.
(a)
Adjustments to American National’s outstanding loans held for investment, net of deferred fees and costs, reflect estimated fair value adjustments consisting of (i) adjustments for credit deterioration in the acquired loan portfolio, including adjustments on acquired loans that have not experienced more-than-insignificant deterioration in credit quality since origination, or non-PCD loans, and adjustments on acquired loans that have experienced more-than-insignificant deterioration in credit quality since origination, or PCD loans, (ii) an interest rate mark based on current market interest rates and spreads including the consideration of liquidity concerns, and (iii) a gross up of PCD loans, each as reflected in the following table:

(Dollars in thousands)	June 30, 2023
Credit mark – acquired non-PCD loans	$(21,050)
Credit mark – acquired PCD loans	(4,300)
Interest rate mark – acquired loans	(119,702)
Net fair value adjustments	(145,052)
Gross up of PCD loans	4,300
Cumulative pro forma adjustments to loans held for investment, net of deferred fees and costs	$(140,752)

(b)
Adjustments to American National’s allowance for credit losses, or ACL, that consist of (i) an adjustment to reverse its existing ACL, as loans acquired in a business combination are recorded at fair value and the recorded ACL of the acquired company is not carried over, (ii) the credit mark on acquired PCD loans, which under the current expected credit losses, or CECL, framework, is reflected as a gross up to both loans and ACL and is subject to change at closing of the merger, and (iii) an additional allowance for non-PCD loans under CECL of $19.7 million with a deferred tax adjustment of $4.1 million, resulting in a net impact to retained earnings of $15.6 million, which will be recognized through the income statement of the combined company following the closing of the merger, each as reflected in the following table:
(Dollars in thousands)	June 30, 2023
Reversal of American National’s existing ACL	$(25,342)
Estimate of lifetime credit losses for PCD loans	4,300
CECL ACL for non-PCD loans	19,720
Cumulative pro forma adjustment to allowance for credit losses	$(1,322)

(c)
Adjustment to reflect the estimated fair value of American National’s premises and equipment.

(d)
An adjustment to eliminate American National’s legacy goodwill of $85.0 million, and to record estimated goodwill of $185.7 million related to the merger, based on the preliminary pro forma allocation of purchase price as shown in Note 3 below.

(e)
Adjustment to record an estimated core deposit intangible asset of $87.2 million and a customer relationship intangible asset of $7.5 million and to eliminate American National’s previously reported other amortizable intangible assets of $2.8 million. The core deposit intangible asset and customer relationship intangible asset is expected to be amortized over 120 and 156 months, respectively, using the sum-of-years digits method. The estimate of the core deposit intangible asset represents a 3.75% premium on American National’s core deposits based on current market data for similar transactions.

(f)
Adjustment to record deferred federal income taxes to reflect the effects of the acquisition accounting adjustments based on Atlantic Union’s federal income statutory tax rate of 21%.

(g)
Adjustment to reflect the estimated fair value of American National’s time deposits based on current market interest rates for similar instruments.

(h)
Adjustment to reflect the estimated fair value of American National’s trust preferred capital notes at current market rates and spreads for similar instruments.

(i)
Adjustment reflects estimated accrual of contractually obligated transaction costs related to the merger.

(j)
Adjustment to eliminate American National’s shareholders’ equity and record the issuance of shares of Atlantic Union common stock on the conversion of all of the outstanding shares of American National common stock into shares of Atlantic Union common stock based on the exchange ratio.

(k)
Adjustment to record the equity to be issued as merger consideration. The adjustment to surplus represents the amount of equity consideration above the $1.33 par value of Atlantic Union common stock issuable in the merger.

(l)
Adjustment represents the estimated net discount accretion on acquired loans. Discount expected to be accreted over four years using the sum-of-years digits method.

(m)
Adjustment represents the estimated net discount accretion on American National’s available for sale securities mark-to-market discount. Discount on such available for sale securities is expected to be accreted over six years using the sum-of-years digits method.

(n)
Adjustment represents the estimated net discount amortization on American National’s time deposits. Discount on such time deposits is expected to be amortized over one year using the sum-of-years digits method.

(o)
Adjustment represents the estimated net discount amortization on American National’s trust preferred capital notes to be assumed in the merger. Discount on such trust preferred capital notes is expected to be accreted over 12 years using the straight-line method.

(p)
Adjustment represents the estimated loss of pre-tax income resulting from application of the Durbin amendment to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 following the merger.

(q)
Adjustment represents amortization of core deposit intangible asset and customer relationship intangible asset premiums, which is expected to be amortized over 120 and 156 months, respectively, using the sum-of-years digits method. Also includes elimination of amortization previously recorded by American National in connection with previous acquisitions.

(r)
Adjustment represents the estimated premium amortization on American National’s premises. Such premium is expected to be amortized over 30 years using the straight-line method.

(s)
Adjustment to federal income tax expense to record the federal income tax effects of pro forma adjustments using a federal corporate income tax rate of 21%.

(t)
Adjustments to weighted average basic and diluted shares of Atlantic Union common stock outstanding to eliminate weighted average basic and diluted shares of American National common stock outstanding and to record shares of Atlantic Union common stock to be issued in the merger, calculated using the exchange ratio.

(u)
Adjustment for the reclassification of interchange network fees recorded in other expenses to noninterest income, to align with the presentation of Atlantic Union’s income statements.

Note 3 — Preliminary Pro Forma Allocation of Purchase Price
The preliminary pro forma allocation of the purchase price reflected in the pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Adjustments may include, but not be limited to, changes in (a) American National’s balance sheet and operating results through the effective time of the merger; (b) the aggregate value of merger consideration paid if the price of shares of Atlantic Union common stock varies from the assumed $29.39 per share; (c) total merger-related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (d) the underlying values of assets and liabilities if market and credit conditions differ from current assumptions.
The pro forma adjustments include the estimated purchase accounting entries to record the merger transaction. The excess of the purchase price over the fair value of net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma condensed combined financial information are based upon available information and certain assumptions considered reasonable, and may be revised as additional information becomes available.
The following table shows the preliminary pro forma allocation of the preliminary consideration paid in the merger for American National’s common stock, based on the closing share price of Atlantic Union common stock of $29.39 on the NYSE on August 28, 2023, to the acquired identifiable assets and liabilities assumed and the pro forma goodwill generated from the merger:

		(Dollars in thousands)
Purchase price:
Fair value of shares of Atlantic Union common stock issued		$421,539
Total pro forma purchase price		$421,539
Fair value of assets acquired:
Cash and cash equivalents	$113,054
Securities	570,039
Loans held for sale	4,048
Net loans held for investment	2,099,412
Premises and equipment	40,819
Amortizable intangibles	94,692
Other assets	89,003
Total assets	3,011,067
Fair value of liabilities assumed:
Deposits	2,643,736
Short-term borrowings	87,886
Long-term borrowings	22,828
Other liabilities	20,777
Total liabilities	$2,775,227
Net assets acquired		$235,840
Preliminary pro forma goodwill		$185,699
The purchase price is contingent on the price per share of Atlantic Union common stock at the effective time of the merger, which has not yet occurred. The following table summarizes the sensitivity of the purchase price with a sensitivity analysis assuming a 10% increase and a 10% decrease in the price per share of Atlantic Union common stock from $29.39, the closing share price of Atlantic Union common stock on the NYSE on August 28, 2023, and its impact on the preliminary goodwill estimate.
	Purchase Price	Estimated Goodwill
Up 10%	$463,693	$227,853
As presented in pro forma	421,539	185,699
Down 10%	379,385	143,545
Note 4 — Merger- and Integration-Related Costs
Merger- and integration-related costs are not included in the pro forma condensed combined statements of income since they will be recorded in the combined results of income as they are incurred prior to, or after completion of, the merger and are not indicative of what the historical results of the combined company would have been had the companies been actually combined during the periods presented.

COMPARISON OF SHAREHOLDERS’ RIGHTS
If the merger is completed, holders of American National common stock will have a right to receive shares of Atlantic Union common stock for their shares of American National common stock. American National and Atlantic Union each are organized under the laws of the Commonwealth of Virginia. The following is a summary of the material differences between (i) the current rights of American National shareholders under the Virginia Stock Corporation Act, or the VSCA, the American National articles and the American National bylaws, and (ii) the current rights of Atlantic Union shareholders under the VSCA, the Atlantic Union articles and the Atlantic Union bylaws.
The following summary is not a complete statement of the rights of shareholders of the two companies or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to the VSCA and American National’s and Atlantic Union’s governing documents, which we urge American National shareholders to read. Copies of Atlantic Union’s and American National’s governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see the section entitled “Where You Can Find More Information.”
	American National	Atlantic Union
Capitalization:	Under the American National articles, American National is authorized to issue 20,000,000 shares of common stock and 2,000,000 shares of serial preferred stock. As of the record date, there were issued and outstanding 10,629,111 shares of American National common stock and no shares of serial preferred stock.	Under the Atlantic Union articles, Atlantic Union is authorized to issue 200,000,000 shares of common stock, and 500,000 shares of serial preferred stock.
Corporate Governance:	The rights of American National shareholders are governed by Virginia law, the American National articles and the American National bylaws.	The rights of Atlantic Union shareholders are governed by Virginia law, the Atlantic Union articles and the Atlantic Union bylaws.
Board of Directors:
The VSCA requires that a corporation have at least one director and permits the number of directors to be specified in or fixed in accordance with the bylaws or articles of incorporation. Directors are elected at a corporation’s first annual shareholders’ meeting and at each annual meeting thereafter unless their terms are staggered.
The American National articles provide that the number of directors will be set forth in the American National bylaws, but such number cannot be increased by more than two during any 12-month period except by the affirmative vote of holders of 80% of all shares of voting stock of American National. Subject to such restriction, the American National board of directors has the power to amend American National bylaws to

The VSCA requires that a corporation have at least one director and permits the number of directors to be specified in or fixed in accordance with the bylaws or articles of incorporation. Directors are elected at a corporation’s first annual shareholders’ meeting and at each annual meeting thereafter unless their terms are staggered.
The Atlantic Union bylaws provide that the number of directors is fixed, from time to time, by the Atlantic Union board of directors in accordance with the Atlantic Union articles. The Atlantic Union articles provide that each director is elected annually by the Atlantic Union shareholders to serve a one-year term to expire at the following annual meeting of shareholders or until his or her successor is duly elected and

	American National	Atlantic Union
	increase or decrease the number of directors. The American National bylaws currently provide that the American National board of directors will consist of 13 directors. The American National articles provide that the board be divided into three classes, apportioned as evenly as possible, with directors serving staggered three-year terms.	qualified. There are currently 11 directors on the Atlantic Union board of directors.
Election and Removal of Directors:
Under Virginia law, unless otherwise provided in the articles of incorporation or the bylaws, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The American National articles and bylaws do not modify this vote standard.
The American National articles do not permit shareholders to cumulate their votes for directors.
Virginia law provides that the shareholders may remove one or more directors with or without cause, unless the articles of incorporation or bylaws provide that directors may be removed only with cause.
The American National articles provide that directors of American National may be removed by American National shareholders, with or without cause, with the affirmative vote of the holders of at least 80% of the outstanding shares of American National common stock.

Under Virginia law, unless otherwise provided in the articles of incorporation or the bylaws, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The Atlantic Union bylaws provide directors are elected by a majority of the votes cast, provided, that, if the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast.
The Atlantic Union articles do not permit shareholders to cumulate their votes for directors.
Virginia law provides that the shareholders may remove one or more directors with or without cause, unless the articles of incorporation or bylaws provide that directors may be removed only with cause.
The Atlantic Union articles provide that directors of Atlantic Union may be removed by Atlantic Union shareholders only for cause and with the affirmative vote of at least two-thirds of the outstanding shares entitled to vote.

Board Vacancies:	Under Virginia law, unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the shareholders may fill the vacancy, the board of directors may fill the vacancy, or if the directors remaining in office are fewer than a quorum of the board,	Under Virginia law, unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the shareholders may fill the vacancy, the board of directors may fill the vacancy, or if the directors remaining in office are fewer than a quorum of the board,

	American National	Atlantic Union

they may fill the vacancy by the affirmative vote of a majority of the directors remaining in office.
Under the American National articles, if the office of any director becomes vacant (including a vacancy resulting from an increase in the number of directors by not more than two), the remaining directors then in office, whether or not a quorum, may by majority vote choose a successor who will hold office until the next annual meeting. In such event, if applicable, the successor elected will hold office for a term that will coincide with the remaining term of the class of directors to which that person has been elected.

they may fill the vacancy by the affirmative vote of a majority of the directors remaining in office.
Under the Atlantic Union articles, if the office of any director becomes vacant (including a vacancy resulting from an increase in the number of directors), the remaining directors then in office, whether or not a quorum, may by majority vote choose a successor who will hold office until the next annual meeting. In such event, if applicable, the successor elected will hold office for a term that will coincide with the remaining term of the class of directors to which that person has been elected.

Vote Required for Certain Shareholder Actions and Quorum Requirement:
The VSCA provides that, except for the election of directors, the affirmative vote of majority of all votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, unless the articles of incorporation provide otherwise. The VSCA also provides that, unless a corporation’s articles of incorporation provide for a greater or lesser vote, certain significant corporate actions must be approved by the affirmative vote of more than two-thirds of all the votes entitled to be cast on the matter.
Certain corporate actions requiring a more than two-thirds vote include: adoption of plans of merger or share exchange; sales of all or substantially all of a corporation’s assets other than in the ordinary course of business; and adoption of plans of dissolution.
The VSCA provides that a corporation’s articles may either increase the vote required to approve those actions or may decrease the vote required to not less than a majority of all the votes cast by each voting group entitled to vote at a meeting at which a quorum of the voting group exists.
The American National articles

The VSCA provides that, except for the election of directors, the affirmative vote of majority of all votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, unless the articles of incorporation provide otherwise. The VSCA also provides that, unless a corporation’s articles of incorporation provide for a greater or lesser vote, certain significant corporate actions must be approved by the affirmative vote of more than two-thirds of all the votes entitled to be cast on the matter.
Certain corporate actions requiring a more than two-thirds vote include: adoption of plans of merger or share exchange; sales of all or substantially all of a corporation’s assets other than in the ordinary course of business; and adoption of plans of dissolution.
The VSCA provides that a corporation’s articles may either increase the vote required to approve those actions or may decrease the vote required to not less than a majority of all the votes cast by each voting group entitled to vote at a meeting at which a quorum of the voting group exists.
The Atlantic Union articles provide

	American National	Atlantic Union

provide that the actions set out above must be approved by a vote of 80% of all votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction when the other party to the transaction owns more than 25% of American National’s outstanding voting stock, unless certain conditions are met. If a transaction does not involve a holder of more than 25% of American National’s outstanding voting stock, the VSCA vote standard applies, and the transaction must be approved by the vote of more than two-thirds of the votes entitled to be cast.
The American National bylaws provide that holders of its common stock have the right to one vote for each share of common stock in their name.
The VSCA provides that, unless a corporation’s articles of incorporation or the VSCA provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. The American National articles do not modify this requirement for quorum.

that the actions set out above must be approved by a majority of all votes entitled to be cast on the transaction by each voting group entitled to vote at a meeting at which a quorum of the voting group is present, provided that the transaction has been approved and recommended by at least two-thirds of the directors in office at the time of such approval and recommendation. If the transaction is not so approved and recommended, then the transaction must be approved by the vote of 80% or more of all the votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction.
The Atlantic Union bylaws provide that holders of its common stock have the right to one vote for each share of common stock in their name.
The VSCA provides that, unless a corporation’s articles of incorporation or the VSCA provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. The Atlantic Union articles do not modify this requirement for quorum.

Amendment of Articles of Incorporation:	The VSCA generally requires that in order for an amendment to the articles of incorporation to be adopted it must be approved by each voting group entitled to vote on the proposed amendment by more than two-thirds of all the votes entitled to be cast by that voting group, unless the VSCA otherwise requires a greater vote, or the articles of incorporation provide for a greater or lesser vote, or a vote by separate voting groups. However, under the VSCA, no amendment to the articles of incorporation may be approved by a vote that is less than a majority of all the votes cast on the amendment by each voting group entitled to vote at a meeting at which a quorum of the voting group exists.	The VSCA generally requires that in order for an amendment to the articles of incorporation to be adopted it must be approved by each voting group entitled to vote on the proposed amendment by more than two-thirds of all the votes entitled to be cast by that voting group, unless the VSCA otherwise requires a greater vote, or the articles of incorporation provide for a greater or lesser vote, or a vote by separate voting groups. However, under the VSCA, no amendment to the articles of incorporation may be approved by a vote that is less than a majority of all the votes cast on the amendment by each voting group entitled to vote at a meeting at which a quorum of the voting group exists.

	American National	Atlantic Union

The American National articles provide that an amendment or restatement of its articles of incorporation, other than an amendment or restatement that amends or affects the shareholder vote required by the VSCA to approve a merger, statutory share exchange, sale of all or substantially all of its assets or its dissolution or as expressly otherwise required by the articles of incorporation, must be approved by a majority of the votes entitled to be cast by each voting group entitled to vote on the matter. No amendment to the American National articles may change, repeal or make inoperative any of the provisions relating to cumulative voting, directors or voting requirements for certain business combinations, unless such amendment receives the affirmative vote of the holders of 80% of all shares of its voting stock; provided, however, that if such amendment has been unanimously recommended to shareholders by its board of directors (i) at a time when no other entity beneficially owns or, to the knowledge of any director, proposes to acquire 25% or more of American National’s voting stock, or (ii) if all such directors are “continuing directors” as defined in the American National articles, such amendment need only be approved by a majority of the votes entitled to be cast by each voting group entitled to vote on the matter.

The Atlantic Union articles provide that an amendment to the Atlantic Union articles must be approved by a majority of all the votes entitled to be cast on the amendment by each voting group entitled to vote at a meeting at which a quorum of the voting group is present, provided that the amendment has been approved and recommended by at least two-thirds of the directors in office at the time of such approval and recommendation. If the amendment is not so approved and recommended, then the amendment must be approved by the affirmative vote of 80% or more of all of the votes entitled to be cast on such amendment by each voting group entitled to vote.

Amendment of Bylaws:	Under the VSCA, unless another process is set forth in a corporation’s articles of incorporation or bylaws, a majority of the directors (except to the extent authority to amend the bylaws is reserved by the VSCA), or, if a quorum exists at a meeting of shareholders, a majority of the shareholders present and entitled to vote may adopt, amend or repeal the bylaws.	Under the VSCA, unless another process is set forth in a corporation’s articles of incorporation or bylaws, a majority of the directors (except to the extent authority to amend the bylaws is reserved by the VSCA), or, if a quorum exists at a meeting of shareholders, a majority of the shareholders present and entitled to vote may adopt, amend or repeal the bylaws.

	American National	Atlantic Union

The American National bylaws may be amended, altered, or repealed by an affirmative vote of a majority of the board of directors at any regular or special meeting thereof. American National shareholders have the power to amend, alter, or repeal any bylaws and to enact bylaws which, if so expressed by the shareholders, may not be amended or repealed by the American National board of directors.

The Atlantic Union bylaws may be amended, altered, or repealed by the board of directors. Atlantic Union shareholders have the power to rescind, alter, amend, or repeal any bylaws and to enact bylaws which, if so expressed by the shareholders, may not be rescinded, altered, amended, or repealed by the Atlantic Union board of directors.

Special Meetings of Shareholders:
Virginia law provides that special meetings of the shareholders may be called by the chairman of the board of directors, the president, or the person or persons authorized to do so by the articles of incorporation or bylaws.
The American National bylaws provide that except as otherwise specifically provided by applicable law, special meetings of the shareholders may be called for any purpose at any time by the American National board of directors or by any shareholder at the written request of at least 10% of the shares entitled to vote at the meeting.
Every such special meeting, unless otherwise provided by law, must be called by mailing, postage prepaid, not less than ten days before the date fixed for such meeting, to each shareholder at the shareholder’s address, notice stating the time, place (or, in the case of a virtual-only meeting, stating that the meeting shall be held at no physical place but solely by means of remote communication) and purpose of the meeting.

Virginia law provides that special meetings of the shareholders may be called by the chairman of the board of directors, the president, or the person or persons authorized to do so by the articles of incorporation or bylaws.
The Atlantic Union bylaws provide that except as otherwise specifically provided by applicable law, any special meeting of the shareholders will be held only upon the call of the Chairman or Vice Chairman of the Atlantic Union board of directors, if any, the CEO, the President, the Atlantic Union board of directors or the Atlantic Union board of directors’ Executive Committee.
Written notice stating the place, date, and time of any special meeting of the shareholders, and the purpose or purposes for which the meeting is called, will be given to each shareholder of record entitled to vote at the meeting not less than ten nor more than 60 days previous thereto (except as otherwise required or permitted by law) either personally, by mail, or by such other manner as permitted or required by applicable law, by or at the direction of the Chairman or Vice Chairman of the Atlantic Union board of directors, the CEO, the President, the Secretary, or by the persons calling the meeting.

	American National	Atlantic Union
Nomination of Directors:
The VSCA provides that a corporation’s articles of incorporation or bylaws may prescribe qualifications for directors or qualifications to be nominated as directors.
The American National bylaws provide that any shareholder entitled to vote for the election of directors at the applicable meeting of shareholders may nominate an individual for election to the board by providing a written notice delivered or mailed to and received by American National’s corporate secretary not less than 120 days before the first anniversary of the date of American National’s proxy statement in connection with the last annual meeting. Such notice must set forth (i) the name and record address of such shareholder, (ii) the class, series and number of American National’s shares that are owned beneficially and of record by such shareholder, (iii) a description of all agreements, arrangements and understandings between such shareholder and the shareholder’s nominee with respect to the nominee’s service or duties as a nominee or director of American National, including, but not limited to, any direct or indirect confidentiality, compensation, reimbursement or indemnification arrangement in connection with such nominee’s service or action as a nominee or director or any commitment or assurance as to how such nominee will act or vote on any matter, and (iv) any other information as reasonably requested by American National. Each such shareholder’s notice must also set forth (i) the name, age, business address and, if known, residence address of each shareholder nominee, (ii) the principal occupation or employment of each shareholder nominee, (iii) the class and number of shares of stock of American National that are owned beneficially and of record by each shareholder nominee, (iv) any other information relating to each shareholder nominee that is

The VSCA provides that a corporation’s articles of incorporation or bylaws may prescribe qualifications for directors or qualifications to be nominated as directors.
The Atlantic Union bylaws provide that nominations for election to the Atlantic Union board of directors may be made by shareholders in accordance with the following procedures: nominations for the election of directors must be (i) specified in the notice of meeting (or any supplement thereto), (ii) made by or at the direction of the board of directors or (iii) provided that the board of directors has determined that directors will be elected at a meeting, by any Atlantic Union shareholder who is a shareholder of record on the date of the notice and, at the time of the such meeting, is entitled to vote at such meeting.
The Atlantic Union bylaws state that no person who is age 72 or older will be eligible to serve on the Atlantic Union board of directors after the annual meeting following his or her 72nd birthday (except for individuals that the Atlantic Union board of directors determines are exempt from this limitation).
A written notice of such nomination by a shareholder must be delivered or mailed to and received by Atlantic Union’s Corporate Secretary at the principal office of Atlantic Union not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the commencement of the preceding year’s annual meeting; provided, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual

American National	Atlantic Union
required to be disclosed in solicitations of proxies for election of directors or is otherwise required to be disclosed under the VSCA or applicable listing standards of the primary exchange on which American National’s capital stock is listed or by the rules and regulations of the SEC promulgated under the Exchange Act, including any proxy statement filed pursuant thereto (in each case, assuming the election is contested), (v) a representation as to whether the shareholder, the beneficial owner, if any, or any associated person intends to solicit proxies in support of director nominees other than those nominated by the American National board of directors in compliance with the requirements of Rule 14a-19(b) under the Exchange Act, including a statement that the shareholder, the beneficial owner, if any, or any associated person intends to solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote in the election of directors, and (vi) the written consent of such shareholder nominee to be named in the proxy statement as a nominee and to serve as a director if elected for the full term.
meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by Atlantic Union.
To be in proper form, such notice must set forth,
•
as to each person whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person (currently and for the past five years), (iii) the class or series and number of shares of capital stock of Atlantic Union which are owned beneficially and of record by such person, (iv) a questionnaire (provided by Atlantic Union’s Corporate Secretary upon request) completed by the nominee that enquires into such person’s independence, (v) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (vi) an agreement providing that the person is not party to a voting commitment that has not been disclosed to Atlantic Union and will not become party to any agreement that would interfere with the person’s fiduciary duties under applicable law, and such person will comply with all applicable Atlantic Union publicly disclosed Corporate Governance Guidelines and (vii) any other information relating to such person that would be required to be disclosed in connection with a solicitation of proxies for election of directors in a contested election, or is otherwise required, in each case under and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and Atlantic Union may require any proposed nominee to furnish such other information as may reasonably be required by

American National	Atlantic Union

Atlantic Union to determine the eligibility of such proposed nominee to serve as an independent director of Atlantic Union or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee;
•
as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf each proposal or nomination is made: (i) the name and address of such shareholder, as they appear on Atlantic Union’s books, of such beneficial owner, if any, and of each associated person; (ii)(a) the class or series and number of shares of Atlantic Union which are, directly or indirectly owned beneficially and of record by such shareholder, such beneficial owner, if any, or any associated person, (b) any derivative instruments directly or indirectly owned beneficially by such shareholder, such beneficial owner and any associated person, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder, such beneficial owner and any associated person has a right to vote any shares of any security of Atlantic Union, (d) any short interest in any security of Atlantic Union held, directly or indirectly, by such shareholder, such beneficial owner and any associated person, (e) any rights to dividends on the shares of Atlantic Union owned beneficially by such shareholder, such beneficial owner and any associated person that are separated or separable from the underlying shares of Atlantic Union, (f) any proportionate interest in shares of Atlantic Union or derivative instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which such shareholder, such beneficial owner and any associated person is a general

	American National	Atlantic Union

partner or manager or, directly or indirectly, beneficially owns an interest, and (g) any performance-related fees to which such shareholder, such beneficial owner and any associated person is entitled based on any increase or decrease in the value of shares of Atlantic Union or derivative instruments, if any, as of the date of such notice; (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iv) a statement whether such shareholder or any other person known to the shareholder will deliver a proxy statement and form of proxy to holders of at least the percentage of Atlantic Union’s voting shares required under applicable law to carry the proposal or elect the nominee; and (v) a representation that the shareholder is a holder of record of stock of Atlantic Union entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination or propose such business specified in the notice from the floor of the meeting.

Shareholder Proposal of Business:	Under Rule 14a-8 under the Exchange Act, for a shareholder proposal to be considered for possible inclusion in the proxy statement for American National’s 2024 annual meeting of shareholders, notice of such proposal must be delivered or mailed to the principal offices of American National not less than 120 days prior to the anniversary date of the mailing date of American National’s proxy statement for the	Under Rule 14a-8 under the Exchange Act, for a shareholder proposal to be considered for possible inclusion in the proxy statement for Atlantic Union’s 2024 annual meeting of shareholders, notice of such proposal must be delivered or mailed to the principal offices of Atlantic Union not less than 120 days prior to the anniversary date of the mailing date of Atlantic Union’s proxy statement for the immediately

American National	Atlantic Union

immediately preceding annual meeting of shareholders.
The American National bylaws provide that any shareholder entitled to vote at an annual meeting of shareholders may properly brought the shareholder proposal before the meeting if the shareholder gives timely notice thereof in writing to American National’s corporate secretary. For such notice to be timely if the shareholder proposal is to be included in American National’s proxy statement, the shareholder must comply with the applicable provisions of the federal securities laws, including Rule 14a-8 under the Exchange Act. For such notice to be timely if the shareholder proposal is not to be included in American National’s proxy statement, the notice must be in writing and delivered or mailed to and received by American National’s corporate secretary not less than 120 days before the first anniversary of the date of American National’s proxy statement in connection with the last annual meeting. A shareholder’s notice to the corporate secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class, series and number of American National’s shares that are owned beneficially and of record by the shareholder, (iv) any material interest of the shareholder in such business, and (v) any other information as reasonably requested by American National.

preceding annual meeting of shareholders.
The Atlantic Union bylaws provide that any shareholder of record on the record date of such meeting entitled to vote thereat or a duly authorized proxy for such shareholder may propose business to be brought before an annual meeting of shareholders, but only if written notice is delivered or mailed to and received by Atlantic Union’s Corporate Secretary at the principal office of Atlantic Union not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the commencement of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by such shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by Atlantic Union.
Such notice must set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any interest of such shareholder and beneficial owner, if any, in such business, (ii) the complete text of any resolutions intended to be presented at the meeting, and in the event that such business includes a proposal to amend the Atlantic Union bylaws, the language of the proposed amendment; and (iii) a description of all agreements, arrangements and understandings between such shareholder, beneficial owner, if any, and any (a) affiliate or person acting

	American National	Atlantic Union
in concert with such shareholder or beneficial owner and (b) director, officer, employee, general partner or manager of such shareholder or beneficial owner or any such affiliate or person with which such shareholder or beneficial owner is acting in concert of such shareholder or beneficial owner, if any and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.
Limitation of Director Liability; Indemnification:	The VSCA provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if the director conducted himself in good faith and believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation’s best interests, and in all other cases, that his conduct was at least not opposed to its best interests, and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The VSCA requires such indemnification when a director or, unless limited by a corporation’s articles of incorporation, officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation, and further provides that a corporation may make any other or further indemnity (including indemnity to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder-adopted bylaw or resolution, except an indemnity against willful misconduct or a knowing violation of the criminal law. The VSCA establishes a statutory limit on liability of officers and directors of a	The VSCA provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if the director conducted himself in good faith and believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation’s best interests, and in all other cases, that his conduct was at least not opposed to its best interests, and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The VSCA requires such indemnification when a director or, unless limited by a corporation’s articles of incorporation, officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation, and further provides that a corporation may make any other or further indemnity (including indemnity to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder-adopted bylaw or resolution, except an indemnity against willful misconduct or a knowing violation of the criminal law. The VSCA establishes a statutory limit on liability of officers and directors of a

American National	Atlantic Union

corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation and authorizes a corporation to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation’s articles of incorporation or bylaws; however, the liability of an officer or director will not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.
The American National articles provide that, to the full extent permitted by the VSCA, American National is required to indemnify a director or officer who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of American National as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. The American National board of directors is empowered, by a majority vote of a quorum of disinterested directors, to cause American National to indemnify or contract in advance to indemnify any person not specified in the preceding sentence by reason of having been an employee or agent of American National, or serving at the request of American National as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. The American National articles provide that, to the full extent permitted by the VSCA, a director or officer of American National will not be liable to American National or its shareholders for monetary damages.

corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation and authorizes a corporation to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation’s articles of incorporation or bylaws; however, the liability of an officer or director will not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.
The Atlantic Union articles provide that, to the full extent permitted by the VSCA, Atlantic Union will indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of Atlantic Union or brought by or on behalf of shareholders of Atlantic Union, by reason of the fact that he or she is or was a director or officer of Atlantic Union, or (ii) any director or officer who is or was serving at the request of Atlantic Union as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him or her in connection with such proceeding unless he or she engaged in willful misconduct or a knowing violation of the criminal law. The Atlantic Union articles also provide that Atlantic Union will advance or reimburse the expenses incurred by any director or officer to whom indemnification is provided in such circumstances, provided that the individual signs an undertaking to repay any funds if it is ultimately determined that he or she is not entitled to indemnification or advancement of expenses.

	American National	Atlantic Union

Atlantic Union may indemnify or contract in advance to indemnify any person not specified in the preceding sentence against liabilities, fines, penalties and claims imposed upon or asserted against him or her (including amounts paid in settlement) by reason of having been an employee, agent or consultant of Atlantic Union whether or not then continuing so to be, and against all expenses (including counsel fees) incurred by him or her in connection therewith, to the same extent as set forth above.
The Atlantic Union articles provide that, in any proceeding brought by a shareholder in the right of Atlantic Union or brought by or on behalf of shareholders of the Atlantic Union to the full extent permitted by the VSCA, a director or officer of Atlantic Union will not be liable in any monetary amount for damages arising out of or resulting from a single transaction, occurrence or course of conduct, provided that such limitation on liability is not applicable if the director or officer engaged in willful misconduct or a knowing violation of criminal law or any federal or state securities law.

Shareholders’ Rights of Dissent and Appraisal:	The VSCA provides that appraisal or dissenters’ rights are not available to holders of shares of any class or series of shares of a Virginia corporation in a merger when the stock is either listed on a national securities exchange or is traded in an organized market, held by at least 2,000 shareholders of record and has a public float of at least $20 million. Despite this exception, appraisal or dissenters’ rights will be available to holders of common stock of a Virginia corporation in a merger if: the articles of incorporation provide for appraisal or dissenters’ rights regardless of an available exception; in the case of a merger or share exchange, shareholders are required by the terms of the merger to accept anything for their shares other than	The VSCA provides that appraisal or dissenters’ rights are not available to holders of shares of any class or series of shares of a Virginia corporation in a merger when the stock is either listed on a national securities exchange or is traded in an organized market, held by at least 2,000 shareholders of record and has a public float of at least $20 million. Despite this exception, appraisal or dissenters’ rights will be available to holders of common stock of a Virginia corporation in a merger if: the articles of incorporation provide for appraisal or dissenters’ rights regardless of an available exception; in the case of a merger or share exchange, shareholders are required by the terms of the merger to accept anything for their shares other than

	American National	Atlantic Union

cash, shares of the surviving or acquiring corporation, or shares of another corporation that are either listed on a national securities exchange or held by more than 2,000 shareholders of record having a public float of at least $20 million, or a combination of cash or such shares; or the merger is an “affiliated transaction,” as described in “— Virginia Anti-Takeover Statutes” below, and it has not been approved by a majority of the disinterested directors.
The American National articles do not authorize such special appraisal or dissenters’ rights and the American National common stock is listed on The Nasdaq Global Select Market; therefore, unless one of the exceptions outlined above applies to a given transaction, shareholders of American National are not entitled to appraisal or dissenters’ rights.

cash, shares of the surviving or acquiring corporation, or shares of another corporation that are either listed on a national securities exchange or held by more than 2,000 shareholders of record having a public float of at least $20 million, or a combination of cash or such shares; or the merger is an “affiliated transaction,” as described in “— Virginia Anti-Takeover Statutes” below, and it has not been approved by a majority of the disinterested directors.
The Atlantic Union articles do not authorize such special appraisal or dissenters’ rights and the Atlantic Union common stock is listed on the NYSE; therefore, unless one of the exceptions outlined above applies to a given transaction, shareholders of Atlantic Union are not entitled to appraisal or dissenters’ rights.

Virginia Anti-Takeover Statutes:	Virginia has two anti-takeover statutes in force, the Affiliated Transactions Statute and the Control Share Acquisitions Statute.	Virginia has two anti-takeover statutes in force, the Affiliated Transactions Statute and the Control Share Acquisitions Statute.
	The Affiliated Transaction Statute of the VSCA contains provisions governing “affiliated transactions” entered into by a public corporation or corporation with over 300 shareholders. These include various transactions such as mergers, share exchanges, sales, leases, or other dispositions of material assets, issuances of securities, dissolutions, and similar transactions with an “interested shareholder.” An interested shareholder is generally the beneficial owner of more than ten percent of any class of a corporation’s outstanding voting shares. During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority (but not less than two) of the disinterested directors (those directors who were	The Affiliated Transaction Statute of the VSCA contains provisions governing “affiliated transactions” entered into by a public corporation or corporation with over 300 shareholders. These include various transactions such as mergers, share exchanges, sales, leases, or other dispositions of material assets, issuances of securities, dissolutions, and similar transactions with an “interested shareholder.” An interested shareholder is generally the beneficial owner of more than ten percent of any class of a corporation’s outstanding voting shares. During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority (but not less than two) of the disinterested directors (those directors who were

American National	Atlantic Union

directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of the disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation’s voting shares other than shares beneficially owned by the interested shareholder. These requirements do not apply to affiliated transactions if a majority of the disinterested directors approve the interested shareholder’s acquisition of voting shares making such a person an interested shareholder before such acquisition. Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if:
•
the transaction is approved by the holders of two-thirds of the corporation’s voting shares, other than shares beneficially owned by the interested shareholder;

•
the affiliated transaction has been approved by a majority of the disinterested directors; or

•
subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to ensure that all shareholders receive fair and equivalent consideration, regardless of when they tendered their shares.

Under the VSCA’s Control Share Acquisitions Statute, voting rights of shares of stock of a Virginia corporation acquired by an acquiring person or other entity at ownership levels of 20%, 33 1∕3%, and 50% of the outstanding shares may, under certain circumstances, be denied. The voting rights may be denied:
•
unless conferred by a special

directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of the disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation’s voting shares other than shares beneficially owned by the interested shareholder. These requirements do not apply to affiliated transactions if a majority of the disinterested directors approve the interested shareholder’s acquisition of voting shares making such a person an interested shareholder before such acquisition. Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if:
•
the transaction is approved by the holders of two-thirds of the corporation’s voting shares, other than shares beneficially owned by the interested shareholder;

•
the affiliated transaction has been approved by a majority of the disinterested directors; or

•
subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to ensure that all shareholders receive fair and equivalent consideration, regardless of when they tendered their shares.

Under the VSCA’s Control Share Acquisitions Statute, voting rights of shares of stock of a Virginia corporation acquired by an acquiring person or other entity at ownership levels of 20%, 33 1∕3%, and 50% of the outstanding shares may, under certain circumstances, be denied. The voting rights may be denied:
•
unless conferred by a special

American National	Atlantic Union

shareholder vote of a majority of the outstanding shares entitled to vote for directors, other than shares held by the acquiring person and officers and directors of the corporation; or
•
among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or the corporation’s articles of incorporation or bylaws permit the acquisition of such shares before the acquiring person’s acquisition thereof.

If authorized in the corporation’s articles of incorporation or bylaws, the statute also permits the corporation to redeem the acquired shares at the average per share price paid for such shares if the voting rights are not approved or if the acquiring person does not file a “control share acquisition statement” with the corporation within 60 days of the last acquisition of such shares. If voting rights are approved for control shares comprising more than 50% of the corporation’s outstanding stock, objecting shareholders may have the right to have their shares repurchased by the corporation for “fair value.”
Corporations may provide in their articles of incorporation or bylaws to opt-out of the Control Share Acquisitions Statute.
American National has not opted-out of the Affiliated Transactions Statute or the Control Share Acquisitions Statute.

shareholder vote of a majority of the outstanding shares entitled to vote for directors, other than shares held by the acquiring person and officers and directors of the corporation; or
•
among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or the corporation’s articles of incorporation or bylaws permit the acquisition of such shares before the acquiring person’s acquisition thereof.

If authorized in the corporation’s articles of incorporation or bylaws, the statute also permits the corporation to redeem the acquired shares at the average per share price paid for such shares if the voting rights are not approved or if the acquiring person does not file a “control share acquisition statement” with the corporation within 60 days of the last acquisition of such shares. If voting rights are approved for control shares comprising more than 50% of the corporation’s outstanding stock, objecting shareholders may have the right to have their shares repurchased by the corporation for “fair value.”
Corporations may provide in their articles of incorporation or bylaws to opt-out of the Control Share Acquisitions Statute.
Atlantic Union has not opted-out of the Affiliated Transactions Statute or the Control Share Acquisitions Statute, and the Atlantic Union bylaws provide that it may, but is not required to, redeem shares of its common stock which have been the subject of a “control share acquisition” as defined in the Control Share Acquisitions Statute.

LEGAL MATTERS
The validity of the Atlantic Union common stock to be issued in connection with the merger will be passed upon for Atlantic Union by Rachael R. Lape, Executive Vice President, General Counsel and Corporate Secretary of Atlantic Union. As of September 25, 2023, Ms. Lape held 7,933 shares of Atlantic Union common stock and 6,383 shares of Atlantic Union common stock subject to unvested restricted stock awards. Covington and Williams Mullen will deliver at the effective time their opinions to Atlantic Union and American National, respectively, as to certain United States federal income tax consequences of the merger. Please see the section entitled “Material U.S. Federal Income Tax Consequences Relating to the Merger.”
EXPERTS
The consolidated financial statements of Atlantic Union as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022, and the effectiveness of Atlantic Union’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports appearing in Atlantic Union’s Annual Report on Form 10-K for the year ended December 31, 2022 and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
With respect to the unaudited consolidated interim financial information of Atlantic Union for the three-month periods ended March 31, 2023 and 2022 and the three and six-month periods ended June 30, 2023 and 2022, incorporated by reference herein, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 4, 2023 and August 3, 2023, included in Atlantic Union’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, respectively, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not “reports” or “parts” of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.
The consolidated financial statements of American National and its subsidiaries as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022, and the effectiveness of American National’s internal control over financial reporting as of December 31, 2022, have been audited by Yount, Hyde & Barbour, P.C., an independent registered public accounting firm, in their reports appearing in American National’s Annual Report on Form 10-K for the year ended December 31, 2022 and incorporated in this proxy statement/prospectus by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the reports of such firm given upon the authority of such firm as experts in accounting and auditing.
OTHER MATTERS
As of the date of this proxy statement/prospectus, the American National board of directors does not know of any matters that will be presented for consideration at the special meeting other than as described in this proxy statement/prospectus. However, if any other matter properly comes before the special meeting, or any adjournment or postponement thereof, and is voted upon, the proposed proxies will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of the special meeting.

ATLANTIC UNION ANNUAL MEETING SHAREHOLDER PROPOSALS
In order for a shareholder proposal to be considered for possible inclusion in Atlantic Union’s 2024 proxy statement for its annual meeting of shareholders, it must comply with applicable requirements and conditions established by the SEC, including Rule 14a-8 of the Exchange Act, and must be received by Atlantic Union’s Corporate Secretary at the address below on or before November 22, 2023.
If you would like to submit a matter for consideration at Atlantic Union’s 2024 annual meeting of shareholders (including any shareholder proposal not submitted under Rule 14a-8 or any director nomination) that will not be included in the proxy statement for such annual meeting, it must be received by Atlantic Union’s Corporate Secretary at the address below no earlier than the close of business on January 3, 2024 and no later than the close of business on February 2, 2024, assuming Atlantic Union does not change the date of its 2024 annual meeting of shareholders by more than 30 days before or 70 days after the anniversary date of Atlantic Union’s 2023 annual meeting of shareholders. The submission of any matter, including any director nomination, must comply with Atlantic Union’s bylaws.
Finally, in addition to satisfying the foregoing requirements under Atlantic Union’s bylaws, to comply with Rule 14a-19, the SEC’s universal proxy rule, for Atlantic Union’s 2024 annual meeting of shareholders, a shareholder who intends to solicit proxies in support of director nominees other than Atlantic Union’s nominees must provide notice that sets forth the information required by Rule 14a-19 by March 3, 2024.
All shareholder proposals must be received by Atlantic Union’s Corporate Secretary at Atlantic Union Bankshares Corporation, 4300 Cox Road, Richmond, Virginia 23060 by the applicable dates specified above.
AMERICAN NATIONAL ANNUAL MEETING SHAREHOLDER PROPOSALS
American National does not anticipate holding a 2024 annual meeting of shareholders if the merger is completed before the second quarter of 2024. However, if the merger is not completed within the expected time frame, or at all, American National may hold an annual meeting of shareholders in 2024.
To be considered for inclusion in American National’s proxy statement relating to American National’s 2024 annual meeting of shareholders, shareholder proposals, including recommendations for director nominees, must be received by American National at its principal office in Danville, Virginia, no later than December 8, 2023. In addition to any other applicable requirements, for business to be properly brought before American National’s 2024 annual meeting by a shareholder, if the proposal is not to be included in American National’s proxy statement, American National’s bylaws provide that the shareholder must give notice in writing to the Secretary of American National no later than January 28, 2024. As to each such matter, the notice must contain (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name, record address of, and number of shares beneficially owned by the shareholder proposing such business, and (iii) any material interest of the shareholder in such business.
Finally, to comply with Rule 14a-19, the SEC’s universal proxy rule, for American National’s 2024 annual meeting of shareholders, a shareholder who intends to solicit proxies in support of director nominees other than Atlantic Union’s nominees must provide notice that sets forth the information required by Rule 14a-19 by March 17, 2024.
WHERE YOU CAN FIND MORE INFORMATION
Atlantic Union has filed with the SEC a registration statement under the Securities Act that registers the offer and sale to American National shareholders of the shares of Atlantic Union common stock to be issued in connection with the merger. This proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of Atlantic Union in addition to being a proxy statement for American National shareholders. The registration statement, including this proxy statement/prospectus and the attached exhibits, contains additional relevant information about Atlantic Union and Atlantic Union common stock.
Atlantic Union and American National also file reports, proxy statements and other information with the SEC under the Exchange Act.

The SEC maintains a website that contains reports, proxy statements and other information about issuers, such as Atlantic Union and American National, that file electronically with the SEC. The address of the site is www.sec.gov. The reports and other information filed by Atlantic Union with the SEC are also available at Atlantic Union’s website at www.atlanticunionbank.com. The reports and other information filed by American National with the SEC are also available at American National’s website at www.anmb.com. The website addresses of the SEC, Atlantic Union and American National are included as inactive textual references only. Except as specifically incorporated by reference into this proxy statement/prospectus, information on those websites is not part of this proxy statement/prospectus.
The SEC allows Atlantic Union and American National to incorporate by reference information in this proxy statement/prospectus. This means that Atlantic Union and American National can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.
This proxy statement/prospectus incorporates by reference the documents listed below that Atlantic Union and American National previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed according to SEC rules). They contain important information about the companies and their financial condition.
Atlantic Union SEC Filings (SEC File No. 000-39325)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2022, filed with the SEC on February 24, 2023.
Quarterly Reports on Form 10-Q	Quarter ended June 30, 2023, filed with the SEC on August 3, 2023 and quarter ended March 31, 2023, filed with the SEC on May 4, 2023.
Current Reports on Form 8-K	Filed with the SEC on January 4, 2023, January 6, 2023, January 9, 2023, January 27, 2023, March 29, 2023, May 2, 2023, May 4, 2023, July 5, 2023, July 14, 2023, July 25, 2023 July 27, 2023 and September 21, 2023(other than those portions of the documents deemed to be furnished and not filed).
Definitive Proxy Statement on Schedule 14A	Filed March 21, 2023 (solely to the extent incorporated by reference into Part III of Atlantic Union’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022).
Description of Atlantic Union common stock	The description of Atlantic Union common stock contained in Atlantic Union’s registration statement on Form 8-A, as filed with the SEC on January 13, 2023, including any subsequently filed amendments and reports updating such description.
American National SEC Filings (SEC File No. 000-12820)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2022, filed with the SEC on March 14, 2023.
Quarterly Reports on Form 10-Q	Quarter ended June 30, 2023, filed with the SEC on August 9, 2023 and quarter ended March 31, 2023, filed with the SEC on May 10, 2023.
Current Reports on Form 8-K	Filed with the SEC on January 26, 2023, February 22, 2023, March 22, 2023, May 17, 2023, May 19, 2023 (Two Filings), July 19, 2023 and July 25, 2023 (other than those portions of the documents deemed to be furnished and not filed).

American National SEC Filings (SEC File No. 000-12820)	Period or Date Filed
Definitive Proxy Statement on Schedule 14A	Filed April 6, 2023 (solely to the extent incorporated by reference into Part III of American National’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022).
Description of American National common stock	The description of American National common stock contained in American National’s registration statement on Form 8-A, as filed with the SEC on September 14, 1984, including any subsequently filed amendments and reports updating such description.
In addition, Atlantic Union and American National also incorporate by reference additional documents that each files with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date the offering is terminated, provided that Atlantic Union and American National are not incorporating by reference any information furnished to, but not filed with, the SEC.
Documents incorporated by reference into this proxy statement/prospectus are available from Atlantic Union or American National, as applicable, without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain documents incorporated by reference into this proxy statement/prospectus or other relevant corporate documents referenced in this proxy statement/prospectus related to Atlantic Union or American National, as applicable, by requesting them to the applicable company’s principal executive offices. The respective addresses and telephone numbers of such principal executive offices are listed below:
Atlantic Union Bankshares Corporation 4300 Cox Road Richmond, Virginia 23060 Attention: Rachael R. Lape Executive Vice President, General Counsel and Corporate Secretary Telephone: (804) 633-5031
American National Bankshares Inc.
628 Main Street
Danville, Virginia 24541
Attention: Jeffrey W. Farrar
Senior Executive Vice President, Chief Operating and
Chief Financial Officer
Telephone: (434) 792-5111

If you are an American National shareholder and have any questions concerning the special meeting, the mergers, the merger agreement or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus without charge or need help voting your shares of American National common stock, please contact American National at the address above.
You will not be charged for any of these documents that you request. To receive timely delivery of these documents in advance of the special meeting, you must make your request no later than November 7, 2023 in order to receive them before the special meeting. If you request any documents from Atlantic Union or American National, Atlantic Union or American National will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.
This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make any such offer or solicitation in that jurisdiction. Atlantic Union and American National have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated [           ], 2023. You should assume that the information contained in this proxy statement/prospectus is accurate only as of such date. You should assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of the date of such document. Neither the mailing of this proxy statement/prospectus to American National shareholders nor the issuance by Atlantic Union of shares of Atlantic Union common stock in connection with the merger will create any implication to the contrary.
Except where the context otherwise indicates, information contained in this proxy statement/prospectus regarding Atlantic Union has been provided by Atlantic Union and information contained in this proxy statement/prospectus regarding American National has been provided by American National.

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER
by and between
ATLANTIC UNION BANKSHARES CORPORATION,
and
AMERICAN NATIONAL BANKSHARES INC.

Dated as of July 24, 2023

A-i

A-ii

Exhibit A – Form of Affiliate Agreement
Exhibit B – Executive Agreement
Exhibit C – Form of Plan of Merger
Exhibit D – Form of Subsidiary Plan of Merger
Schedule I – AMNB Directors
Schedule II – AMNB Executives

A-iii

INDEX OF DEFINED TERMS
Page
ACL	A-15
Acquisition Proposal	A-63
affiliate	A-74
Affiliate Agreements	A-1
Agreement	A-1
AMNB	A-1
AMNB Agent	A-35
AMNB Articles	A-9
AMNB Bank	A-1
AMNB Bank Common Stock	A-11
AMNB Benefit Plans	A-19
AMNB Board Recommendation	A-55
AMNB Bylaws	A-9
AMNB Charters	A-59
AMNB Common Stock	A-2
AMNB Contract	A-28
AMNB Directors	A-61
AMNB Disclosure Schedule	A-8
AMNB ERISA Affiliate	A-19
AMNB Financial Statements	A-14
AMNB Indemnified Parties	A-59
AMNB Insiders	A-66
AMNB Meeting	A-55
AMNB Owned Properties	A-30
AMNB Pension Plan	A-20
AMNB Qualified Plans	A-20
AMNB Real Property	A-30
AMNB Regulatory Agreement	A-28
AMNB Restricted Stock Award	A-4
AMNB SEC Reports	A-14
AMNB Securities	A-11
AMNB Subsidiary	A-9
AMNB Subsidiary Securities	A-12
Articles of Merger	A-2
Bank Merger	A-1
BFI	A-13
BHC Act	A-8
business day	A-74
Buyer	A-1
Buyer Articles	A-4
Buyer Bank	A-1

A-iv

Page
Buyer Bank Articles	A-37
Buyer Bank Bylaws	A-37
Buyer Benefit Plan	A-58
Buyer Bylaws	A-4
Buyer Common Stock	A-3
Buyer Disclosure Schedule	A-36
Buyer Equity Awards	A-38
Buyer Financial Statements	A-41
Buyer Performance-Based RSU Awards	A-38
Buyer Restricted Stock Awards	A-38
Buyer SEC Reports	A-41
Buyer Stock Options	A-38
Chosen Courts	A-75
Closing	A-2
Closing Date	A-2
Code	A-1
Confidentiality Agreement	A-54
Covered Employees	A-56
CRA	A-24
Current Employees	A-56
DOL	A-20
Effective Time	A-2
Enforceability Exceptions	A-12
Environmental Laws	A-29
ERISA	A-19
Exchange Act	A-14
Exchange Agent	A-5
Exchange Fund	A-5
Exchange Ratio	A-3
FDIC	A-10
Federal Reserve Board	A-13
FINRA	A-35
GAAP	A-9
Governmental Entity	A-13
Intellectual Property	A-31
Investment Advisers Act	A-35
IRS	A-20
knowledge	A-74
Liens	A-11
Litigation	A-17
Loans	A-34
made available	A-74
Material Adverse Effect	A-8

A-v

Page
Materially Burdensome Regulatory Condition	A-53
Merger	A-1
Merger Consideration	A-3
Mergers	A-1
Money Laundering Laws	A-25
Multiemployer Plan	A-19
Multiple Employer Plan	A-20
Nasdaq	A-13
New Certificates	A-5
NYSE	A-6
OCC	A-13
Old Certificate	A-3
Ordinary Course	A-47
Pension Plan Termination	A-57
Permitted Liens	A-30
person	A-74
Personal Data	A-24
Plan of Merger	A-2
Premium Cap	A-59
Proxy Statement/Prospectus	A-52
Recommendation Change	A-55
Registration Statement	A-52
Regulatory Agencies	A-13
Regulatory Reports	A-13
Representatives	A-16
Requisite AMNB Vote	A-12
Requisite Regulatory Approvals	A-53
Sanctioned Countries	A-25
Sanctions	A-25
Sarbanes-Oxley Act	A-14
SEC	A-13
Securities Act	A-14
Security Breach	A-24
Series A Preferred Stock	A-38
Subsidiary	A-9
Subsidiary Plan of Merger	A-5
Superior Proposal	A-63
Surviving Bank	A-4
Surviving Corporation	A-1
Systems	A-31
Takeover Statutes	A-33
Tax	A-19
Tax Return	A-19

A-vi

Page
Taxes	A-19
Termination Date	A-70
Termination Fee	A-71
VSCA	A-2
VSCC	A-2

A-vii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of July 24, 2023 (this “Agreement”), is by and between American National Bankshares Inc., a Virginia corporation (“AMNB”), and Atlantic Union Bankshares Corporation, a Virginia corporation (“Buyer”).
W I T N E S S E T H:
WHEREAS, the Boards of Directors of Buyer and AMNB have determined that it is in the best interests of their respective companies and shareholders to consummate the transaction provided for herein, pursuant to which AMNB will, on the terms and subject to the conditions set forth in this Agreement and the Plan of Merger, merge with and into Buyer (the “Merger”), with Buyer as the surviving corporation (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”) in the Merger;
WHEREAS, immediately following the Merger, American National Bank and Trust Company, a national banking association and wholly owned subsidiary of AMNB (“AMNB Bank”), will merge with and into Atlantic Union Bank, a bank duly chartered under the laws of the Commonwealth of Virginia and wholly owned subsidiary of Buyer (“Buyer Bank” ), with Buyer Bank as the surviving bank (the “Bank Merger,” and together with the Merger, the “Mergers” );
WHEREAS, in furtherance thereof, the respective Boards of Directors of Buyer and AMNB have approved the Mergers and adopted this Agreement, and the Board of Directors of AMNB has resolved to recommend that the shareholders of AMNB approve the Merger and this Agreement;
WHEREAS, as a condition and an inducement for Buyer to enter into this Agreement, each of the directors and certain executive officers of AMNB have simultaneously herewith entered into an Affiliate Agreement (the “Affiliate Agreements”), in the form of Exhibit A hereto;
WHEREAS, as a condition and an inducement for Buyer to enter into this Agreement, certain employee of AMNB set forth in Exhibit B hereto have simultaneously herewith entered into executive consulting agreement with Buyer, to be effective upon the Closing;
WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code; and
WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Mergers and also to prescribe certain conditions to the Mergers.
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
THE MERGER
1.1   The Merger.   Subject to the terms and conditions of this Agreement, in accordance with the Virginia Stock Corporation Act, as amended (the “VSCA”), at the Effective Time, AMNB shall merge with and into Buyer pursuant to the Plan of Merger, substantially in the form of Exhibit C hereto (“Plan of Merger”). Buyer shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the Commonwealth of Virginia. Upon consummation of the Merger, the separate corporate existence of AMNB shall terminate.
1.2   Closing.   Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place by electronic exchange of documents at 10:00 a.m., Richmond, Virginia time, on the first (1st) day of the calendar month immediately following the calendar month in which the last of the conditions set forth in Article VII hereof have been satisfied or waived in writing (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof), as determined by Buyer; provided, that, if such satisfaction or waiver occurs on or after the twentieth (20th) day of a calendar month, the Closing will take place on the first (1st) day of the calendar month that is the second calendar month from the month in which such satisfaction or waiver occurs, in each case, unless another date, time or place is agreed to by AMNB and Buyer; provided, further, that notwithstanding the foregoing, the Closing shall take place no earlier than January 1, 2024. The date on which the Closing occurs is referred to as the “Closing Date.”
1.3   Effective Time.   On or (if agreed by AMNB and Buyer) prior to the Closing Date, AMNB and Buyer, respectively, shall cause to be filed articles of merger meeting the requirements of Section 13.1-720 of the VSCA, including containing the Plan of Merger (collectively, the “Articles of Merger”) with the Virginia State Corporation Commission (the “VSCC”). The Merger shall become effective at such time as specified in the Articles of Merger in accordance with the relevant provisions of the VSCA or at such later time as shall be provided by applicable law (such time referred to as the “Effective Time”).
1.4   Effects of the Merger.   At and after the Effective Time, the Merger shall have the effects set forth in Section 13.1-721 of the VSCA.
1.5   Conversion of AMNB Common Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, AMNB or the holder of any securities of Buyer or AMNB:
(a)   Subject to Section 2.2(d), each share of the common stock, par value $1.00 per share, of AMNB (the “AMNB Common Stock”) issued and outstanding immediately prior to the Effective Time, except for shares of AMNB Common Stock owned by AMNB or Buyer (in each case other than shares of AMNB Common Stock (i) held in trust accounts, managed accounts, mutual funds, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties or held in AMNB Benefit Plans or (ii) held, directly or indirectly, by AMNB or Buyer in respect of debts previously contracted), shall be converted in accordance with the procedures set forth in this Agreement, into the right to receive 1.35 shares (the “Exchange Ratio” and such shares the “Merger Consideration”) of the common stock, par value $1.33 per share, of Buyer (the “Buyer Common Stock”).
(b)   All of the shares of AMNB Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of AMNB Common Stock (each, an “Old Certificate,” it being understood that any reference herein to “Old Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of AMNB Common Stock) shall thereafter represent only the right to receive (i) a New Certificate representing the number of whole shares of Buyer Common Stock which such shares of AMNB Common Stock have been converted into the right to receive, (ii) cash in lieu of fractional shares which the shares of AMNB Common Stock represented by such Old Certificate have been converted into the right to receive pursuant to this Section 1.5 and Section 2.2(d), without any interest thereon and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2, in each case, without any interest thereon. If, prior to the Effective Time, the outstanding shares of Buyer Common Stock or AMNB Common Stock or securities convertible or exchangeable into or exercisable for shares of Buyer Common Stock or AMNB Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, redenomination, stock dividend or distribution, stock split or reverse stock split, or there shall be any extraordinary dividend or distribution, merger, issuer tender or exchange offer or other similar transaction, an appropriate and proportionate adjustment shall be made to the Exchange Ratio to give Buyer and the holders of AMNB Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing contained in this sentence shall be construed to permit AMNB or Buyer to take any action with respect to its securities or otherwise that is prohibited by the terms of this Agreement.
(c)   Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of AMNB Common Stock that are owned, directly or indirectly, by AMNB or Buyer (in each case other than shares of AMNB Common Stock (i) held in trust accounts, managed accounts, mutual funds, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties or held in AMNB Benefit Plans or (ii) held, directly or indirectly, by AMNB or Buyer in respect of debts previously contracted) shall be cancelled and shall cease to exist and no Buyer Common Stock or other consideration shall be delivered in exchange therefor.
1.6   Buyer Stock.   At and after the Effective Time, each share of capital stock of Buyer and Buyer Bank issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of capital stock of Buyer and Buyer Bank, respectively, and shall not be affected by the Mergers.
1.7   Treatment of AMNB Equity Awards.
(a)   At the Effective Time by virtue of the Merger and without any action on the part of the holders thereof, each award of AMNB Common Stock that is unvested or subject to similar contingency (a “AMNB Restricted Stock Award”) and outstanding immediately prior to the Effective Time shall fully vest and be converted automatically into the right to receive the Merger Consideration pursuant to Section 1.5(a) and Buyer shall treat the shares of AMNB Common Stock subject to such AMNB Restricted Stock Award in the same manner as all other shares of AMNB Common Stock for such purposes. Buyer and its affiliates shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the Merger Consideration payable in respect of the AMNB Restricted Stock Awards all such amounts as it is required to deduct and withhold under the Code or any provisions of applicable Tax law.
(b)   As of the Effective Time, the AMNB 2018 Equity Compensation Plan (the “AMNB Equity Plan”) shall be terminated, effective as of the Closing Date and contingent upon the occurrence of the Closing, and no further AMNB Restricted Stock Awards, options, shares of restricted stock, restricted stock units, equity interests or other equity awards or rights with respect to shares of capital stock of AMNB shall be granted thereunder.
(c)   At or prior to the Effective Time, AMNB, the Board of Directors of AMNB or its compensation committee, as applicable, shall adopt any resolutions and take any actions that are necessary or appropriate to effectuate the provisions of this Section 1.7.
1.8   Articles of Incorporation.   The articles of incorporation of Buyer in effect immediately prior to the Effective Time (the “Buyer Articles”) shall be the articles of incorporation of the Surviving Corporation until duly amended or repealed in accordance with its terms and applicable law.
1.9   Bylaws.   The bylaws of Buyer in effect immediately prior to the Effective Time (the “Buyer Bylaws”) shall be the bylaws of the Surviving Corporation until duly amended or repealed in accordance with its terms and applicable law.
1.10   Directors and Officers.   Subject to Section 6.10, the directors of Buyer in office immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the articles of incorporation and bylaws of the Surviving Corporation. The officers of Buyer in office immediately prior to the Effective Time shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the articles of incorporation and bylaws of the Surviving Corporation.
1.11   Tax Consequences.   It is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement is intended to be and is adopted as a plan of reorganization for the purposes of Sections 354 and 361 of the Code.
1.12   Bank Merger.   Immediately following the Merger, AMNB Bank will merge with and into Buyer Bank, with Buyer Bank as the surviving bank (sometimes referred to in such capacity as the “Surviving Bank”). Following the Bank Merger, the separate existence of AMNB Bank shall cease. The parties agree that the Bank Merger shall become effective immediately following the Merger. The Bank Merger shall be implemented pursuant to a subsidiary plan of merger, in the form of Exhibit D hereto (the “Subsidiary Plan of Merger”). In order to obtain the necessary regulatory approvals for the Bank Merger, the parties shall cause the following to be accomplished prior to the filing of applications for regulatory approval of the Bank Merger: (a) AMNB shall cause the Board of Directors of AMNB Bank to approve the Subsidiary Plan of Merger, AMNB, as the sole shareholder of AMNB Bank, shall approve the Subsidiary Plan of Merger and AMNB shall cause the Subsidiary Plan of Merger to be duly executed by AMNB Bank and delivered to Buyer, and (b) Buyer shall cause the Board of Directors of Buyer Bank to approve the Subsidiary Plan of Merger, Buyer, as the sole shareholder of Buyer Bank, shall approve the Subsidiary Plan of Merger and Buyer shall cause the Subsidiary Plan of Merger to be duly executed by Buyer Bank and delivered to AMNB. Prior to the Effective Time, AMNB shall cause AMNB Bank, and Buyer shall cause Buyer Bank, to execute and file such applicable articles of merger, and such other documents and certificates as are necessary to make the Bank Merger effective immediately following the Merger.
ARTICLE II
EXCHANGE OF SHARES
2.1   Buyer to Make Consideration Available.   At or prior to the Effective Time, Buyer shall deposit, or shall cause to be deposited, with a bank or trust company designated by Buyer and reasonably acceptable to AMNB (the “Exchange Agent”), for exchange in accordance with this Article II for the benefit of the holders of Old Certificates, certificates or, at Buyer’s option, evidence in book-entry form, representing shares of Buyer Common Stock to be issued pursuant to Article I (collectively, referred to herein as “New Certificates”), and any cash in lieu of any fractional shares to be paid pursuant to Section 2.2(d) (such cash and New Certificates, together with any dividends or distributions with respect to shares of Buyer Common Stock payable in accordance with Section 2.2(b), being referred to herein as the “Exchange Fund”).
2.2   Exchange of Shares.
(a)   Within five (5) business days after the Effective Time, Buyer shall cause the Exchange Agent to mail to each holder of record of one or more Old Certificates representing shares of AMNB Common Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive Buyer Common Stock pursuant to Article I, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for New Certificates representing the number of whole shares of Buyer Common Stock and any cash in lieu of fractional shares which the shares of AMNB Common Stock represented by such Old Certificate or Old Certificates shall have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 2.2(b) (such materials and instructions to include customary provisions with respect to delivery of an “agent’s message” with respect to book-entry shares). Upon proper surrender of an Old Certificate or Old Certificates for exchange and cancellation to the Exchange Agent in accordance with instructions in the transmittal letter (it being understood that no certificates shall be required to be delivered for shares of AMNB Common Stock held in book-entry at the Effective Time), together with such properly completed letter of transmittal, duly executed, if applicable, the holder of such Old Certificate or Old Certificates shall be entitled to receive in exchange therefor, (i) a New Certificate representing that number of whole shares of Buyer Common Stock to which such holder of AMNB Common Stock shall have become entitled pursuant to the provisions of Article I and (ii) a check representing the amount of (A) any cash in lieu of fractional shares which such holder has the right to receive in respect of the Old Certificate or Old Certificates surrendered pursuant to the provisions of this Article II and (B) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2(b), and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Merger Consideration, any cash in lieu of fractional shares or dividends or distributions payable to holders of Old Certificates.
(b)   No dividends or other distributions declared with respect to Buyer Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate (or provide affidavit of loss in lieu thereof) in accordance with this Article II. After the surrender of an Old Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of Buyer Common Stock that the shares of AMNB Common Stock represented by such Old Certificate have been converted into the right to receive.
(c)   At and after the Effective Time, the share transfer books of AMNB shall be closed, and thereafter there shall be no further registration of transfers of shares of AMNB Common Stock. From and after the Effective Time, holders who held shares of AMNB Common Stock immediately prior to the Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for herein. Until surrendered for exchange in accordance with the provisions of this Section 2.2, each Old Certificate theretofore representing shares of AMNB Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in this Agreement in exchange therefor. On or after the Effective Time, any Old Certificate presented to the Exchange Agent or the Surviving Corporation for any reason shall be cancelled and exchanged for New Certificates representing shares of Buyer Common Stock and any cash in lieu of fractional shares and any dividends or distributions as provided in this Article II.
(d)   Notwithstanding anything to the contrary contained herein, no New Certificates or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Old Certificates, no dividend or distribution with respect to Buyer Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Buyer. In lieu of the issuance of any such fractional share, Buyer shall pay to each former holder of AMNB Common Stock who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing-sale prices of Buyer Common Stock on the New York Stock Exchange (“NYSE”) as reported by The Wall Street Journal for the consecutive period of ten (10) full trading days ending on the day preceding the Closing Date by (ii) the fraction of a share (after taking into account all shares of AMNB Common Stock held by such holder immediately prior to the Effective Time and rounded to the nearest one-thousandth when expressed in decimal form) of Buyer Common Stock which such holder would otherwise be entitled to receive pursuant to Article I. The parties acknowledge that payment of such cash consideration in lieu of issuing fractional shares is not separately bargained-for consideration, but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares.
(e)   Any portion of the Exchange Fund that remains unclaimed by the holders of AMNB Common Stock as of the date that is twelve (12) months following the Effective Time shall be paid to the Surviving Corporation. Any former holders of AMNB Common Stock who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of the shares of Buyer Common Stock, cash in lieu of any fractional shares and any unpaid dividends and distributions on the Buyer Common Stock deliverable in respect of each former share of AMNB Common Stock such holder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Buyer, AMNB, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of AMNB Common Stock for any amount that would have otherwise been payable in respect of any Old Certificate from the Exchange Fund delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.
(f)   Each and any of Buyer and the Surviving Corporation shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from any cash in lieu of fractional shares of Buyer Common Stock, cash dividends or distributions payable pursuant to this Section 2.2 or any other amounts otherwise payable pursuant to this Agreement to any holder of AMNB Common Stock or AMNB Restricted Stock Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment or distribution under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so deducted or withheld by Buyer or the Exchange Agent, as the case may be, and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of AMNB Common Stock or AMNB Restricted Stock Awards in respect of which the deduction and withholding was made by Buyer or the Exchange Agent, as the case may be.
(g)   In the event any Old Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Buyer or the Exchange Agent, the posting by such person of a bond in such amount as Buyer or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the shares of Buyer Common Stock, any cash in lieu of fractional shares and/or any dividends or distributions, as applicable, deliverable in respect thereof pursuant to this Agreement.
(h)   If any Old Certificates shall not have been surrendered prior to three (3) years after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration would escheat to or become the property of any Governmental Entity), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable law, become the property of Buyer, free and clear of all claims or interest of any person previously entitled thereto.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF AMNB
Except (a) as disclosed in the disclosure schedule delivered by AMNB to Buyer concurrently herewith (the “AMNB Disclosure Schedule”); provided, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the AMNB Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by AMNB that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have a Material Adverse Effect and (iii) any disclosures made with respect to a section of this Article III shall be deemed to qualify (A) any other section of this Article III specifically referenced or cross referenced and (B) other sections of this Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to other sections or (b) as disclosed in any AMNB SEC Report (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), AMNB hereby represents and warrants to Buyer as follows:
3.1   Corporate Organization.
(a)   AMNB is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). AMNB has the power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. AMNB is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on AMNB. As used in this Agreement, the term “Material Adverse Effect” means, with respect to Buyer, AMNB or the Surviving Corporation, as the case may be, any effect, change, event, fact, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries taken as a whole (provided, that with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements, (B) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, (D) public disclosure of the transactions contemplated hereby or actions or omissions expressly required by this Agreement or that are taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, (E) changes, after the date hereof, resulting from hurricanes, earthquakes, tornados, floods or other natural disasters or from any epidemic, pandemic, or outbreak of any disease or other public health event or (F) a decline in the trading price of a party’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts, but not, in either case, including any underlying causes thereof; except, with respect to subclause (A), (B), (C) or (E), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate) or (ii) the ability of such party to timely consummate the transactions contemplated hereby. As used in this Agreement, the word “Subsidiary” when used with respect to any person, means any corporation, partnership, limited liability company, bank or other organization, whether incorporated or unincorporated, or person of which (x) such first person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions or (y) such first person is or directly or indirectly has the power to appoint a general partner, manager or managing member or others performing similar functions. True and complete copies of the articles of incorporation of AMNB (the “AMNB Articles”) and the bylaws of AMNB (the “AMNB Bylaws”), in each case as in effect as of the date of this Agreement, have previously been made available by AMNB to Buyer. The AMNB Articles and AMNB Bylaws comply with applicable law.
(b)   AMNB Bank is a national banking association duly chartered, validly existing and in good standing under the laws of the United States and a direct, wholly owned Subsidiary of AMNB. AMNB Bank has the power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. AMNB Bank is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on AMNB. True and complete copies of the articles of association of AMNB Bank, as amended, and the bylaws of AMNB Bank, as amended, in each case as in effect as of the date of this Agreement, have previously been made available by AMNB to Buyer. The articles of association of AMNB Bank, as amended, and the bylaws of AMNB Bank, as amended, comply with applicable law.
(c)   Each Subsidiary of AMNB (a “AMNB Subsidiary”) other than AMNB Bank (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing, except for jurisdictions where the failure to be so licensed or qualified or in good standing would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on AMNB and (iii) has all requisite corporate or similar power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of AMNB or any Subsidiary of AMNB to pay dividends or distributions except, in the case of AMNB or a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all similarly regulated entities (including under federal laws or the laws of the Commonwealth of Virginia or state law applicable to such Subsidiary). The deposit accounts of AMNB Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the knowledge of AMNB, threatened. Section 3.1(c) of the AMNB Disclosure Schedule sets forth a true and complete list of all Subsidiaries of AMNB, indicating for each such AMNB Subsidiary its respective jurisdiction of organization and amount and ownership of equity securities thereof issued and outstanding and the owner thereof, as of the date hereof. Neither AMNB nor any Subsidiary of AMNB is in material violation of any of the provisions of their respective articles or certificate of incorporation or bylaws (or comparable organizational documents). There is no person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of AMNB other than the AMNB Subsidiaries.

3.2   Capitalization.
(a)   The authorized capital stock of AMNB consists of 20,000,000 shares of AMNB Common Stock, par value $1.00 per share, and 2,000,000 shares of preferred stock, par value $5.00 per share. As of the date of this Agreement, there are (i) 10,623,778 shares of AMNB Common Stock issued and outstanding, including 86,511 shares of AMNB Common Stock granted in respect of outstanding AMNB Restricted Stock Awards, (ii) no shares of AMNB Common Stock held in treasury, (iii) no preferred stock issued and outstanding and (iv) no other shares of capital stock or other voting securities or equity interests of AMNB issued, reserved for issuance or outstanding. All of the issued and outstanding shares of AMNB’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and have been issued or granted, as applicable, in material compliance with all applicable laws. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of AMNB may vote. None of the outstanding shares of AMNB’s capital stock has been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the current or past shareholders of AMNB. As of the date of this Agreement, no trust preferred or subordinated debt securities of AMNB or any of its Subsidiaries are issued or outstanding.
(b)   Other than (i) AMNB Restricted Stock Awards issued prior to the date of this Agreement as described in Section 3.2(a) and (ii) as set forth in Section 3.2(b) of the AMNB Disclosure Schedule, as of the date of this Agreement there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, shares of capital stock or other voting or equity securities of or ownership interest in AMNB, or contracts, commitments, understandings or arrangements by which AMNB may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in AMNB, or that otherwise obligate AMNB to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing (collectively, “AMNB Securities”).
(c)   Other than AMNB Restricted Stock Awards, no equity-based awards (including any cash awards where the amount of payment is determined, in whole or in part, based on the price of any capital stock of AMNB or any of its Subsidiaries) are outstanding. No AMNB Subsidiary owns any capital stock of AMNB. There are no voting trusts, shareholder agreements, proxies or other agreements in effect to which AMNB or any of its Subsidiaries is a party with respect to the voting or transfer of AMNB Common Stock, capital stock or other voting or equity securities or ownership interests of AMNB or granting any shareholder or other person any registration rights.
(d)   All of the shares of AMNB Common Stock subject to AMNB Restricted Stock Awards will be, when issued in accordance with such AMNB Restricted Stock Award, duly authorized, validly issued, fully paid and nonassessable. Each AMNB Restricted Stock Award (i) was granted in accordance with the terms of the applicable AMNB Equity Plan and all applicable law and (ii) is exempt from Section 409A of the Code. The treatment of the AMNB Restricted Stock Awards provided for under Section 1.7 complies with the requirements of the applicable AMNB Equity Plan and award agreement and applicable law.
3.3   AMNB Subsidiaries.
(a)   The authorized capital stock of AMNB Bank consists of 300,000 shares of common stock, par value $10.00 per share (the “AMNB Bank Common Stock”), and 300,000 shares of AMNB Bank Common Stock are outstanding as of the date of this Agreement.
(b)   AMNB owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the AMNB Subsidiaries, free and clear of any liens, claims, title defects, mortgages, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid and nonassessable (except, with respect to Subsidiaries that are depository institutions, as provided under 12 U.S.C. § 55 or any comparable provision of applicable state law), with no personal liability attaching to the ownership thereof, and all such shares of capital stock have been issued or granted, as applicable, in material compliance with all applicable laws. Other than the shares of capital stock or other equity ownership interests described in the previous sentence, there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of capital stock or other voting or equity securities of or ownership interests in any AMNB Subsidiary, or contracts, commitments, understandings or arrangements by which any AMNB Subsidiary may become bound to issue additional shares of its capital stock or other equity or voting securities or ownership interests in such AMNB Subsidiary, or otherwise obligating any AMNB Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any of the foregoing (collectively, “AMNB Subsidiary Securities”).
3.4   Authority; No Violation.
(a)   AMNB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the Mergers have been duly and validly approved by the Board of Directors of AMNB. The Board of Directors of AMNB has determined that this Agreement and the Mergers, on the terms and conditions set forth in this Agreement, are advisable and in the best interests of AMNB and its shareholders, has adopted and approved this Agreement and the transactions contemplated hereby (including the Mergers), and has directed that this Agreement be submitted to AMNB’s shareholders as required by applicable law and the AMNB Articles and the AMNB Bylaws for approval at a duly held meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the required approval of this Agreement by the affirmative vote of the holders of more than two-thirds of the outstanding shares of AMNB Common Stock entitled to vote on this Agreement (the “Requisite AMNB Vote”), no other corporate proceedings on the part of AMNB are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by AMNB and (assuming due authorization, execution and delivery by Buyer) constitutes a valid and binding obligation of AMNB, enforceable against AMNB in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws of general applicability affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”)).
(b)   Subject to the receipt of the Requisite AMNB Vote, neither the execution and delivery of this Agreement by AMNB nor the consummation by AMNB of the transactions contemplated hereby (including the Mergers), nor compliance by AMNB with any of the terms or provisions hereof, will (i) violate any provision of the AMNB Articles, the AMNB Bylaws or the articles or certificate of incorporation or bylaws (or similar organizational documents) of any AMNB Subsidiary or (ii) assuming that the consents and approvals referred to in Section 3.5 are duly obtained, (A) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to AMNB or any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of AMNB or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which AMNB or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (B) above) for such violations, conflicts, breaches or defaults that, would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on AMNB.
3.5   Consents and Approvals.   Except for (a) the filing of any required applications, filings and notices, as applicable, with the NYSE or Nasdaq Global Select Market (“Nasdaq”), (b) the filing of any required applications, filings and notices, as applicable, with the Board of Governors of the Federal Reserve

System (the “Federal Reserve Board”) under the BHC Act and Bank Merger Act and approval of such applications, filings and notices, (c) the filing of any required applications, filings and notices, as applicable, with the Securities and Exchange Commission (the “SEC”), and approval of such applications, filings and notices, (d) the filing of any required notices with the Office of the Comptroller of the Currency (the “OCC”), (e) the filing of any required applications, filings and notices, as applicable, with the Bureau of Financial Institutions (the “BFI”) of the VSCC in connection with the Mergers, and approval of such applications, filings and notices, (f) the filing with the SEC of the Proxy Statement/Prospectus and the Registration Statement (in which the Proxy Statement/Prospectus will be included), and the declaration of effectiveness of the Registration Statement, (g) the filing of the Articles of Merger with the VSCC pursuant to the VSCA, and (h) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Buyer Common Stock pursuant to this Agreement and the approval of the listing of such Buyer Common Stock on the NYSE, no consents or approvals of or filings or registrations with any court, administrative agency or commission, Regulatory Agency or other governmental or regulatory authority or instrumentality (each, a “Governmental Entity”) or any third party are necessary in connection with (i) the execution and delivery by AMNB of this Agreement or (ii) the consummation by AMNB of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, AMNB is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Mergers on a timely basis.
3.6   Regulatory Reports.
(a)   AMNB and each of its Subsidiaries have timely filed (or furnished, as applicable) all forms, filings, registrations, submissions, statements, certifications, returns, information, data, reports and documents, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2020 with (i) any state regulatory authority, (ii) the SEC, (iii) the Federal Reserve Board, (iv) the OCC, (v) the FDIC, (vi) any foreign regulatory authority and (vii) any self-regulatory organization (clauses (i)  – (vii), collectively, “Regulatory Agencies”), including any report, form, correspondence, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency (collectively, “Regulatory Reports”), and have paid all fees and assessments due and payable in connection therewith in compliance in all material respects with applicable law. Subject to Section 9.14, except for normal examinations conducted by a Regulatory Agency in the Ordinary Course, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of AMNB, investigation into the business or operations of AMNB or any of its Subsidiaries since January 1, 2020. All such forms, filings, registrations, submissions, statements, certifications, returns, information, data, reports and documents were true and complete in all material respects and in compliance in all material respects with the requirements of any applicable law and of the applicable Regulatory Agency. Subject to Section 9.14, except for normal examinations conducted by a Regulatory Agency in the Ordinary Course, there (A) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of AMNB or any of its Subsidiaries and (B) are not any unresolved inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of AMNB or any of its Subsidiaries since January 1, 2020, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on AMNB. Since January 1, 2020, AMNB has been in material compliance with applicable listing and corporate governance rules and regulations of Nasdaq.
(b)   A true and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by AMNB or any of its Subsidiaries pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, as applicable (the “Exchange Act”), as the case may be, since January 1, 2020 (the “AMNB SEC Reports”) is publicly available. No such AMNB SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements, prospectuses and proxy statements, on the dates of effectiveness, dates of first sale of securities and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all AMNB SEC Reports filed or furnished under the Securities Act and the Exchange Act complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of AMNB has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the AMNB SEC Reports.
3.7   Financial Statements.
(a)   The financial statements of AMNB and its Subsidiaries included (or incorporated by reference) in the AMNB SEC Reports (including the related notes, where applicable) (“AMNB Financial Statements”) (i) are true and complete in all material respects, (ii) have been prepared from, and are in accordance with, the books and records of AMNB and its Subsidiaries, (iii) fairly present in all material respects the consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows and consolidated balance sheets of AMNB and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iv) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (v) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. Since January 1, 2020, no independent public accounting firm of AMNB has resigned (or informed AMNB that it intends to resign) or been dismissed as independent public accountants of AMNB as a result of or in connection with any disagreements with AMNB on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(b)   The financial statements contained in the Call Reports of AMNB Bank for the periods ended on or after January 1, 2020, (i) are true and complete in all material respects, (ii) have been prepared from, and are in accordance with, the books and records of AMNB Bank, (iii) fairly present in all material respects the consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows and consolidated balance sheets of AMNB Bank for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iv) complied, as of their respective dates of filing, in all material respects with applicable accounting requirements and with the published rules and regulations with respect thereto, and (v) have been prepared in accordance with GAAP and regulatory accounting principles consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto.
(c)   The allowance for credit losses (“ACL”) reflected in the AMNB Financial Statements was, as of the date of each of the AMNB Financial Statements, in compliance with AMNB’s existing methodology for determining the adequacy of the ACL and in compliance with the standards established by the applicable Regulatory Agency, the Financial Accounting Standards Board and GAAP, and, as reasonably determined by management under the circumstances, was adequate as of the date thereof.
(d)   Neither AMNB nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of AMNB included in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 (including any notes thereto) and for liabilities incurred in the Ordinary Course since March 31, 2023, or in connection with this Agreement and the transactions contemplated hereby.
(e)   The records, systems, controls, data and information of AMNB and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of, or leased or provided as a service to, AMNB or its Subsidiaries or accountants (including all means of access thereto and therefrom). AMNB and AMNB Bank (i) have implemented and maintain disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) and a system of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) to ensure the reliability of the AMNB Financial Statements and to ensure that information relating to AMNB, including its Subsidiaries, is made known to the chief executive officer, the chief financial officer, or other members of executive management of AMNB by others within those entities (A) as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, (B) which allow for maintenance of records that in reasonable detail accurately and fairly reflect the transactions of AMNB and its Subsidiaries and provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (C) that receipts and expenditures of AMNB are being made only in accordance with authorizations of members of executive management of AMNB, and (D) that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of AMNB that could have a material effect on its financial statements and (ii) have disclosed, based on its most recent evaluation prior to the date hereof, to AMNB’s outside auditors and the audit committee of AMNB’s Board of Directors (x) any significant deficiencies and material weaknesses (in each case, as defined in Rule 12b-2 of the Exchange Act) in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect AMNB’s ability to record, process, summarize and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in AMNB’s internal controls over financial reporting. These disclosures were made in writing by management to AMNB’s auditors and audit committee. To the knowledge of AMNB, there is no reason that AMNB’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.
(f)   Since January 1, 2020, (i) neither AMNB nor any of its Subsidiaries, nor, to the knowledge of AMNB, any respective officers, directors, employees, agents, advisors and representatives (collectively, “Representatives”) of AMNB or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of AMNB or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that AMNB or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no employee of or attorney representing AMNB or any of its Subsidiaries, whether or not employed by AMNB or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by AMNB or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of AMNB or any committee thereof or the Board of Directors or similar governing body of any AMNB Subsidiary or any committee thereof, or to the knowledge of AMNB, to any director or officer of AMNB or any of its Subsidiaries. To AMNB’s knowledge, there has been no instance of fraud by any AMNB Subsidiary, whether or not material.
(g)   The independent registered public accounting firm engaged to express its opinion with respect to the AMNB Financial Statements included in AMNB SEC Reports is, and has been throughout the periods covered thereby, “independent” within the meaning of Rule 2-01 of Regulation S-X.
3.8   Broker’s Fees.   With the exception of the engagement of Keefe, Bruyette & Woods, Inc., neither AMNB nor any AMNB Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement. AMNB has disclosed to Buyer as of the date hereof the aggregate fees provided for in connection with the engagement by AMNB of Keefe, Bruyette & Woods, Inc., related to the Merger and the other transactions contemplated hereunder.

3.9   Absence of Certain Changes or Events.
(a)   Since December 31, 2022, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on AMNB.
(b)   Since December 31, 2022, (i) AMNB and its Subsidiaries have carried on their respective businesses in all material respects only in the Ordinary Course, (ii) there has not been any material damage, destruction or other casualty loss with respect to any material asset owned, leased or otherwise used by AMNB or its Subsidiaries whether or not covered by insurance, (iii) AMNB and its Subsidiaries have not purchased any securities (other than investment securities in the Ordinary Course), or made any acquisition of equity interest or assets of any person other than AMNB Bank, or otherwise acquired direct or indirect control over any person, or entered into a plan of consolidation, merger, share exchange, reorganization, recapitalization, liquidation or dissolution, (iv) AMNB and its Subsidiaries have not sold, transferred, encumbered or otherwise disposed of any of their respective material properties or assets (other than investment securities in the Ordinary Course) to any person other than a wholly owned subsidiary, (v) there has not been any commencement of any construction of new structures or purchase or lease of any real property in respect of any branch of AMNB Bank, or submission of any application to open relocate or close any branch of AMNB Bank, (vi) AMNB has not made, declared, paid or set aside for payment any dividend or set any record date for or declared or made any other distribution in respect of AMNB’s capital stock or other equity interests (except for regular quarterly cash dividends), (vii) AMNB and its Subsidiaries have not made, changed or revoked any material Tax election, (viii) there has not been any change in any of AMNB’s Tax or accounting principles, practices or methods or systems of internal accounting controls, except as may be required to conform to changes in Tax laws, regulatory accounting requirements or GAAP, and (ix) there has not been any increase in the compensation payable or that could become payable by AMNB or its Subsidiaries to officers of AMNB or its Subsidiaries or any amendment of any of the AMNB Benefit Plans other than increases or amendments in the Ordinary Course.
3.10   Legal Proceedings.
(a)   Neither AMNB nor any of its Subsidiaries is a party to any, and there are no outstanding or pending or, to the knowledge of AMNB, threatened, legal, administrative, arbitral or other proceedings, claims, actions, audits, hearings, litigation, suits of any nature (“Litigation”) against AMNB or any of its Subsidiaries or any of their current or former directors, executive officers or employees that (a) if adversely determined, would, individually or in the aggregate, be reasonably likely to result in a material restriction on AMNB or any of its Subsidiaries’ businesses or (b) would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on AMNB, or (c) is challenging the validity, enforceability or propriety of this Agreement or the transactions contemplated by this Agreement.
(b)   There is no material injunction, order, judgment, decree, or regulatory restriction imposed upon AMNB, any of its Subsidiaries or the assets of AMNB or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation, Buyer or any of their affiliates).
3.11   Taxes and Tax Returns.
(a)   Each of AMNB and its Subsidiaries has duly and timely filed (including all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true and complete in all material respects. Neither AMNB nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the Ordinary Course). All material Taxes of AMNB and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of AMNB and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. The accrual for Taxes on the most recent balance sheet of AMNB would be adequate to pay all Tax liabilities of AMNB and its Subsidiaries if its current tax year were treated as ending on the Closing Date. There are no liens with respect to Taxes upon any asset of AMNB or any of its Subsidiaries other than liens for Taxes not yet due and payable. Neither AMNB nor any of its Subsidiaries is required to make any adjustment pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign Tax law by reason of any change in any accounting methods, and will not be required to make such an adjustment as a result of the transactions contemplated by this Agreement, and there is no application pending with any governmental authority requesting permission for any changes in any of accounting methods of AMNB or any of its Subsidiaries for Tax purposes. Neither AMNB nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of AMNB and its Subsidiaries or the assets of AMNB and its Subsidiaries. AMNB has made available to Buyer true and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to a material amount of Taxes requested or executed since January 1, 2020. Neither AMNB nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement. Neither AMNB nor any of its Subsidiaries (i) has been a member of an affiliated group filing a (other than either an agreement or arrangement exclusively between or among AMNB and its Subsidiaries or a commercial Tax indemnity in a contract the primary purpose of which is not Taxes) consolidated federal income Tax Return for which the statute of limitations is open (other than a group the common parent of which was AMNB) or (ii) has any liability for the Taxes of any person (other than AMNB or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither AMNB nor any of its Subsidiaries has been, within the past six (6) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither AMNB nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1) or any “tax shelter” within the meaning of Section 6662 of the Code. At no time during the time period specified in Section 897(c)(1)(A)(ii) of the Code has AMNB been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.
(b)   As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, escheat, capital, sales, transfer, stamp, use, license, payroll, employment, social security (or similar, including Federal Insurance Contributions Act), severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments, together with all penalties and additions to tax and interest thereon.
(c)   As used in this Agreement, the term “Tax Return” means any return, election, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.
3.12   Employee Benefits and Employees.
(a)   Section 3.12(a)(i) of the AMNB Disclosure Schedule sets forth a true and complete list of all AMNB Benefit Plans. For purposes of this Agreement, the term “AMNB Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, and all equity, equity-based, employee stock ownership, share purchase, bonus or incentive, deferred compensation, retiree medical or life insurance, retirement, pension, profit-sharing, savings, stock bonus, supplemental retirement, severance, termination, change in control, retention, employment, consulting, medical, dental, vision, wellness, employee assistance program, health reimbursement account, health savings account, flexible spending account, cafeteria plan, disability, vacation, holiday or other benefit plans, programs, agreements, contracts, policies or arrangements with respect to which AMNB or any Subsidiary or any entity which together with AMNB would be deemed a single employer under Section 414 of the

Code or Section 4001(b) of ERISA (a “AMNB ERISA Affiliate”), is a party or has any current or future obligation or that are maintained, sponsored by, contributed to by, or required to be contributed to by AMNB or any of its Subsidiaries or any AMNB ERISA Affiliate for the benefit of any current or former employee, officer, director or independent contractor of AMNB or any of its Subsidiaries or any AMNB ERISA Affiliate, excluding, in each case, any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”). No AMNB Benefit Plan is subject to any laws other than those of the United States or any state, county or municipality in the United States. Section 3.12(a)(ii) of the AMNB Disclosure Schedule sets forth a true and complete list of all AMNB ERISA Affiliates.
(b)   AMNB has made available to Buyer true and complete copies of each AMNB Benefit Plan (and for each such plan that is unwritten, a written description of its material terms) and the following related documents for each such plan, to the extent applicable, (i) all summary plan descriptions, summary of material modifications, and material supplements, (ii) trust agreements, annuity contracts, or any other funding arrangement and amendments thereto, (iii) the annual report (Form 5500) filed with the U.S. Department of Labor (the “DOL”) for the last two (2) plan years, (iv) the most recently received U.S. Internal Revenue Service (“IRS”) favorable determination letter or opinion letter, (v) the most recently prepared actuarial report and actuarial valuation for each of the last two (2) years, (vi) any non-routine correspondence from the DOL, the IRS, or any other Governmental Entity received in the last six (6) years, and (vii) with respect to AMNB Cash Balance Pension Plan (the “AMNB Pension Plan”), all participant communications, requests for proposals sent to any insurance companies and the responses to the same, and government filings related to the proposed plan termination.
(c)   Each AMNB Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. No AMNB Benefit Plan is required to be amended within the ninety (90) day period beginning on the Closing Date in order to continue to comply with the provisions of applicable law. Since January 1, 2020, (i) neither AMNB nor any of its Subsidiaries has taken any action to take corrective action or make a filing under any voluntary correction program of the IRS, DOL or any other Governmental Entity with respect to any AMNB Benefit Plan, and neither AMNB nor any of its Subsidiaries has any knowledge of any plan defect that would qualify for correction under any such program, (ii) each AMNB Benefit Plan that is a health or welfare plan has terms that are in material compliance with and has been administered in accordance with the requirements of the Patient Protection and Affordable Care Act of 2010, as amended, and (iii) no Tax under Sections 4975 through 4980, Sections 4980A through 4980I or Section 5000 of the Code has been incurred or is due with respect to any AMNB Benefit Plan and to the knowledge of AMNB, no circumstance exists which could give rise to such Tax.
(d)   Section 3.12(d) of the AMNB Disclosure Schedule sets forth each AMNB Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “AMNB Qualified Plans”). The IRS has issued a favorable determination letter with respect to each AMNB Qualified Plan that such AMNB Benefit Plan satisfies the requirements of Section 401(a) of the Code and that its related trust is exempt from taxation under Section 501(a) of the Code (which letter has not been revoked) or AMNB may rely upon a favorable prototype opinion letter from the IRS as to such plan’s qualified status, and there are no existing circumstances and no events have occurred that would reasonably be expected to materially and adversely affect the qualified status of any AMNB Qualified Plan. No trust funding any AMNB Benefit Plan is intended to meet the requirements for a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code.
(e)   None of AMNB and its Subsidiaries nor any AMNB ERISA Affiliate has, at any time during the last six (6) years, contributed to or been obligated to contribute to a Multiemployer Plan or a plan that has two (2) or more contributing sponsors at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of AMNB and its Subsidiaries nor any AMNB ERISA Affiliate has incurred any liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan. None of AMNB, its Subsidiaries nor any AMNB ERISA Affiliate has, at any

time during the last six (6) years, sponsored, maintained, contributed to or been obligated to contribute to, or incurred any liability with respect to, any single employer defined benefit plan subject to Title IV of ERISA. None of AMNB, its Subsidiaries nor any AMNB ERISA Affiliate has, at any time during the last six (6) years, sponsored, maintained, contributed to or been obligated to contribute to, or incurred any liability with respect to, any (i) “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, or (ii) self-funded health or welfare benefit plan. AMNB has made available to Buyer prior to the execution of this Agreement a true and complete copy of the most recently available actuarial valuation and the most recent statement of assets for each of the AMNB Benefit Plans that is subject to Title IV of ERISA. Each of the AMNB Benefit Plans that is subject to Title IV of ERISA is fully funded on a termination basis and can be terminated immediately after Closing without the need for any additional funding or other costs.
(f)   Neither AMNB nor any of its Subsidiaries sponsors, has sponsored or has any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement health, medical, or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except for coverage required by Section 4980B of the Code (or similar applicable state or local law) for which the covered individual pays for the full cost of coverage. There are no restrictions on the rights AMNB to amend or terminate any AMNB Benefit Plan that is a retiree health or benefit plan and any such amendment or termination will not result in any liability thereunder.
(g)   All contributions required to be made to any AMNB Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any AMNB Benefit Plan, for any period through the Closing Date, shall have been timely made or paid in full by the Closing Date or, to the extent not required to be made or paid on or before the Closing Date, shall have been fully reflected on the books and records of AMNB as of the Closing Date to the extent required by GAAP, in each instance, in accordance with the past custom and practice of AMNB. All contributions that are due have been made within the time periods, if any, prescribed by ERISA and the Code.
(h)   There are no pending or, to AMNB’s knowledge, threatened claims (other than claims for benefits in the Ordinary Course), lawsuits, investigations, or arbitrations which have been asserted or instituted against the AMNB Benefit Plans, any fiduciaries thereof with respect to their duties to the AMNB Benefit Plans or the assets of any of the trusts under any of the AMNB Benefit Plans that would reasonably be expected to result in any liability of AMNB or any of its Subsidiaries to the Pension Benefit Guaranty Corporation, the IRS, the DOL, any Multiemployer Plan, a Multiple Employer Plan, any participant in an AMNB Benefit Plan, or any other party.
(i)   None of AMNB, its Subsidiaries, any AMNB ERISA Affiliate nor, to AMNB’s knowledge, any other person, including any fiduciary or other “party-in-interest” (as defined in Section 406 of ERISA) or “disqualified person” (as defined in Section 4975 of the Code), has engaged in any nonexempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to subject any of the AMNB Benefit Plans or their related trusts, AMNB, any of its Subsidiaries, any AMNB ERISA Affiliate or any person that AMNB or any of its Subsidiaries has an obligation to indemnify, to any Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.
(j)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in, cause the vesting, exercisability or delivery of, or increase the amount or value of, any material payment, right or other benefit to any current or former employee, officer, director or other service provider of AMNB or any of its Subsidiaries, other than as explicitly contemplated by this Agreement, (ii) result in an obligation to fund any benefits under a AMNB Benefit Plan or (iii) result in any limitation on the right of AMNB or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any AMNB Benefit Plan or related trust. Section 3.12(j) of the AMNB Disclosure Schedule sets forth preliminary calculations with respect to each individual who has a contractual right to severance pay based upon the assumptions set forth in such calculations triggered by a change in control and the amounts potentially payable to each such individual in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) or as a result of a termination of employment or service, taking into account any contractual provisions relating to Section 280G of the Code.
(k)   The transactions contemplated by this Agreement will not cause or require AMNB or any of its affiliates to establish or make any contribution to a rabbi trust or similar funding vehicle.
(l)   No “reportable event” (as described in ERISA Section 4043(c) and the regulations thereunder and determined without regard to whether the Pension Benefit Guaranty Corporation has waived the requirement to report the occurrence of such event) has occurred with respect to any such AMNB Benefit Plan.
(m)   No AMNB Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise, and neither AMNB nor any of its Subsidiaries has any obligation to provide for such a gross-up or reimbursement of Taxes.
(n)   The AMNB Equity Plan is the only AMNB Benefit Plan under which outstanding equity awards have been or may be granted. The treatment of the AMNB Restricted Stock Awards described in Section 1.7 shall not violate the terms of the AMNB Equity Plan or any agreement governing the terms of such AMNB Restricted Stock Awards. None of the AMNB Restricted Stock Awards are subject to an election under Code section 83(b). Each AMNB Benefit Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) has a plan document that satisfies the requirements of Section 409A of the Code and is and has been in documentary and operational compliance with Section 409A of the Code and the terms of such plan document, in each case such that no Tax is or has been due or payable under Section 409A of the Code.
(o)   There are no pending or, to AMNB’s knowledge, threatened labor grievances or unfair labor practice claims or charges against AMNB or any of its Subsidiaries, or any strikes or other labor disputes against AMNB or any of its Subsidiaries. Neither AMNB nor any of its Subsidiaries is party to or bound by any collective bargaining or similar agreement. There are no organizing efforts by any union or other group seeking to represent any employees of AMNB or any of its Subsidiaries.
(p)   AMNB or its Subsidiaries have, or will have no later than the Closing Date, paid all accrued salaries, bonuses, commissions, wages, severance and accrued vacation pay of the employees due to be paid through the Closing Date. AMNB and its Subsidiaries are and at all times have been in material compliance with all applicable law governing the employment of labor and the withholding of Taxes, including all contractual commitments and all such laws relating to wages, hours, duration of work, overtime, affirmative action, collective bargaining, discrimination, civil rights, disability accommodation, employee leave, unemployment, worker classification, immigration, safety and health, workers’ compensation and the collection and payment of withholding or Social Security Taxes and similar Taxes and the reporting of Taxes with respect to compensation. AMNB and its Subsidiaries have properly classified, pursuant to applicable law, and for purposes of AMNB Benefit Plans, all independent contractors, consultants and other non-employee service providers engaged by AMNB and its Subsidiaries. No employee of AMNB or its Subsidiaries is a “leased employee” within the meaning of Section 414(n) of the Code.
(q)   To AMNB’s knowledge, no employee is a party to, or is otherwise bound by, any agreement or arrangement with a party other than AMNB, including any confidentiality or non-competition agreement, that in any way adversely affects or restricts the performance of such employee’s duties with AMNB. To AMNB’s knowledge, no employee intends to terminate such employee’s employment with AMNB or its Subsidiaries prior to the Effective Time.
(r)   To AMNB’s knowledge, each employee of AMNB and its Subsidiaries is (i) a United States citizen, (ii) a lawful permanent resident of the United States, or (iii) an alien authorized to work in the United States. AMNB and its Subsidiaries have completed a Form I-9 (Employment Eligibility Verification) for each employee and each such Form I-9 has since been updated as required by applicable law and is correct and complete in all material respects as of the date hereof. No employee of AMNB and its Subsidiaries has a principal place of employment outside the United States or is subject to the labor and employment laws of any country other than the United States. No investigation, lawsuit, complaint or proceeding by any Governmental Entity or current or former employee or other service provider with respect to AMNB and its Subsidiaries in relation to the employment of any individual is pending or, to the knowledge of AMNB, threatened, nor has AMNB or any of its Subsidiaries received any notice from any Governmental Entity indicating an intention to conduct the same.
(s)   To AMNB’s knowledge, since January 1, 2020, no allegations of sexual or other misconduct, harassment or discrimination have been made against any director, officer or executive employee of AMNB and its Subsidiaries. Since January 1, 2020, AMNB has not entered into any settlement agreement related to material allegations of sexual or other misconduct, harassment or discrimination by any director, officer or executive employee of AMNB and its Subsidiaries.
3.13   Compliance with Applicable Law.
(a)   AMNB and each of its Subsidiaries hold, and have at all times since January 1, 2020, held, all licenses, registrations, franchises, certificates, variances, permits, charters and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the failure to hold nor the cost of obtaining and holding such license, registration, franchise, certificate, variance, permit, charter or authorization (nor the failure to pay any fees or assessments) would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on AMNB. There has occurred no material default under any such necessary license, registration, franchise, certificate, variance, permit, charter or authorization. To the knowledge of AMNB, no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit, charter or authorization is threatened.
(b)   Since January 1, 2020, AMNB and each of its Subsidiaries have materially complied with and are not in material default or violation under any law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity applicable to AMNB or any of its Subsidiaries.
(c)   Subject to Section 9.14, neither AMNB nor its Subsidiaries has, since January 1, 2020, received a written notification or communication from any Governmental Entity or the staff thereof asserting that AMNB or its Subsidiaries are not in compliance with any law, statute, order, rule, regulation, policy and/or guideline or engaging in an unsafe or unsound activity or in troubled condition.
(d)   Since January 1, 2020, AMNB Bank has, in all material respects, (i) properly certified all foreign deposit accounts and has made all necessary Tax withholdings on all of its deposit accounts, (ii) timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including any requisite custom reports required by any agency of the U.S. Department of the Treasury, including the IRS, and (iii) timely filed all Suspicious Activity Reports with the Financial Crimes Enforcement Network (bureau of the U.S. Department of the Treasury) required to be filed by it pursuant to all applicable laws.
(e)   AMNB Bank has a Community Reinvestment Act (“CRA”) rating of “satisfactory” or better as of its most recently completed CRA examination.
(f)   AMNB maintains a written information privacy and security program that maintains reasonable measures to protect the privacy, confidentiality and security of all data or information that constitutes personal data or personal information under applicable law (“Personal Data”) against any (i) loss or misuse of Personal Data, (ii) unauthorized or unlawful operations performed upon Personal Data, or (iii) other act or omission that compromises the security or confidentiality of Personal Data (clauses (i) through (iii), a “Security Breach”). AMNB has not experienced any Security Breach that is, or was, material to the business or operations of AMNB or its Subsidiaries.
(g)   Without limitation, none of AMNB or any of its Subsidiaries, or to the knowledge of AMNB, any director, officer, employee, agent or other person acting on behalf of AMNB or any of its Subsidiaries has, directly or indirectly, (i) used any funds of AMNB or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of AMNB or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices

Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of AMNB or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of AMNB or any of its Subsidiaries, (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for AMNB or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for AMNB or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department or (vii) violated or is in violation of the Currency and Foreign Transactions Reporting Act of 1970, the Bank Secrecy Act, the USA PATRIOT ACT of 2001, the money laundering laws of any jurisdiction, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Entity or any arbitrator involving AMNB or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of AMNB, threatened. AMNB and each of its Subsidiaries has been conducting operations at all times in material compliance with applicable financial recordkeeping and reporting requirements of all Money Laundering Laws administered and AMNB and each of its Subsidiaries has established and maintained a system of internal controls designed to ensure compliance by AMNB and its Subsidiaries with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws.
(h)   Neither AMNB nor its Subsidiaries, nor, to AMNB’s knowledge, any director, officer or any other Representative or other person acting on behalf of any of AMNB or its Subsidiaries (i) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (A) Cuba, Iran, North Korea, Sudan, Syria or the Crimea, Luhansk People’s Republic or Donetsk People’s Republic regions of Ukraine (“Sanctioned Countries”), (B) the government of any Sanctioned Country, (C) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (D) any person made subject of any sanctions administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals of the U.S. Department of the Treasury’s Office of Foreign Assets Control, or by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), (ii) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States law, (iii) is a person currently the subject of any Sanctions, or (iv) is located, organized or resident in any Sanctioned Country.
(i)   As of the date hereof, AMNB and each insured depository institution Subsidiary of AMNB is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary bank regulator) and, as of the date hereof, neither AMNB nor any of its Subsidiaries has received any indication from a Governmental Entity that within one (1) year from the date of this Agreement its status as “well-capitalized” will change or that AMNB’s CRA rating will change to be less than “satisfactory.”
(j)   None of AMNB or its Subsidiaries has directly contracted with an agent for providing assistance to eligible borrowers in connection with (i) any covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. No. 116-136 (H.R. 748)), or (ii) any loan that is an extension or expansion of, or is similar to, any covered loan described in clause (i).
3.14   Certain Contracts.
(a)   As of the date hereof, other than any AMNB Benefit Plan, neither AMNB nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral):
(i)   which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii)   that is an employment, severance, termination, consulting or retirement contract;
(iii)   with or to a labor union or guild (including any collective bargaining agreement);
(iv)   which contains a non-compete or client, employee or customer non-solicit requirement or any other provision, in each case, that materially restricts the ability of AMNB or any of its Subsidiaries (or upon consummation of the Merger, the Surviving Corporation, Buyer or any of their respective Subsidiaries) to engage in any line of business or in any geographic region (in each case, other than non-exclusive, inbound licenses to Intellectual Property rights that are subject to territorial limitations and covenants not to assert, sue or challenge);
(v)   (A) that relates to the incurrence of indebtedness by AMNB or any of its Subsidiaries, including any sale and leaseback transactions, capitalized leases and other similar financing arrangements (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from any Federal Home Loan Bank and securities sold under agreements to repurchase, in each case incurred in the Ordinary Course), or (B) that provides for the guarantee, credit support, indemnification, assumption or endorsement by AMNB or any of its Subsidiaries of, or any similar commitment by AMNB or any of its Subsidiaries with respect to, the obligations, liabilities or indebtedness of any other person, in the case of each of clauses (A) and (B), in the principal amount of $500,000 or more;
(vi)   relating to the purchase or sale of any goods or services by AMNB or its Subsidiaries (other than contracts entered into in the Ordinary Course and involving payments under any individual contract not in excess of $500,000 over its remaining term or involving Loans, borrowings or guarantees originated or purchased by any of AMNB or its Subsidiaries in the Ordinary Course);
(vii)   entered into by AMNB or any of its Subsidiaries in connection with an interest rate, exchange rate or commodities swap, option, future, forward or other derivative or hedging transaction or risk management arrangement, in each case with a notional value in excess of $1,000,000;
(viii)   which limits the payment of dividends by AMNB or any of its Subsidiaries;
(ix)   that (A) grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of AMNB and its Subsidiaries, taken as a whole or (B) contains any exclusive dealing or “most favored nation” or similar provision granted by AMNB or any of its Subsidiaries and which is not terminable at will (subject to the giving of notice, passage of time, or both) by AMNB;
(x)   that involves the payment of more than $250,000 per annum (other than any such contracts which are terminable by AMNB or any of its Subsidiaries on sixty (60) days or less notice without any required payment or other conditions, other than the condition of notice);
(xi)   pursuant to which any of AMNB or its Subsidiary has agreed with any third parties to become a member of, manage or control a joint venture, partnership, limited liability company or other similar entity;
(xii)   that is a settlement, consent or similar agreement and contains any material continuing obligations of AMNB or any of its Subsidiaries;
(xiii)   that provides for indemnification by AMNB or its Subsidiaries of any person, except for any such contracts entered into in the Ordinary Course;
(xiv)   between AMNB or its Subsidiaries, on the one hand, and (A) any officer or director of AMNB or its Subsidiaries, or (B) any (x) record or beneficial owner of five percent (5%) or more of the voting securities of AMNB, (y) affiliate or family member of any such officer, director or record or beneficial owner, or (z) any other affiliate of AMNB, on the other hand, except those of a type available to employees of AMNB generally;

(xv)   containing any standstill or similar agreement pursuant to which AMNB or its Subsidiaries have agreed not to acquire assets or equity interests of another person;
(xvi)   that provides for (A) the disposition of any significant portion of the assets or business of AMNB or its Subsidiaries, (B) the acquisition, directly or indirectly, of a material portion of the assets or business of any other person (whether by merger, sale of stock or assets or otherwise), or (C) related to any disposition or acquisition that contains continuing representations, covenants, indemnities or other obligations (including “earn out” or other contingent payment obligations);
(xvii)   that is a consulting contract or data processing, software programming or licensing contract involving the payment of more than $250,000 per annum (other than any such contracts which are terminable by AMNB or any of its Subsidiaries on thirty (30) days or less notice without any required payment or other conditions, other than the condition of notice); and
(xviii)   that is material to AMNB or its Subsidiaries or their respective business or assets and not otherwise entered into in the Ordinary Course.
Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in the AMNB Disclosure Schedule is referred to herein as a “AMNB Contract.” AMNB has made available to Buyer true and complete copies of each AMNB Contract in effect as of the date hereof.
(b)   (i) Each AMNB Contract is legal, valid and binding on AMNB or one of its Subsidiaries, as applicable, and in full force and effect and is enforceable in accordance with its terms, (ii) AMNB and each of its Subsidiaries have complied with and performed in all material respects all obligations required to be complied with or performed by any of them to date under each AMNB Contract, (iii) to the knowledge of AMNB, each third-party counterparty to each AMNB Contract has complied with and performed all obligations required to be complied with and performed by it to date under such AMNB Contract, (iv) neither AMNB nor any of its Subsidiaries has knowledge of, or has received written notice of, any violation of any AMNB Contract by any of the other parties thereto, (v) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a breach or default on the part of AMNB or any of its Subsidiaries, or to the knowledge of AMNB, any other party thereto, of or under any such AMNB Contract, (vi) there is not pending or, to the knowledge of AMNB, threatened cancellations of any AMNB Contract and (vii) neither AMNB nor any of its Subsidiaries have repudiated or waived any material provision of AMNB Contract. All of the indebtedness of AMNB and its Subsidiaries for money borrowed is pre-payable at any time by AMNB or its Subsidiaries without penalty or premium.
3.15   Agreements with Regulatory Agencies.   Subject to Section 9.14, neither AMNB nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2020, a recipient of any supervisory letter from, or since January 1, 2020, has adopted any policies, procedures or board resolutions at the request of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the AMNB Disclosure Schedule, a “AMNB Regulatory Agreement”), nor has AMNB or any of its Subsidiaries been advised since January 1, 2020, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such AMNB Regulatory Agreement.
3.16   Risk Management Instruments.   All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of AMNB or any of its Subsidiaries or for the account of a customer of AMNB or one of its Subsidiaries, were entered into in the Ordinary Course and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties reasonably believed to be financially responsible at the time and are legal, valid and binding obligations of AMNB or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions), and are in full force and effect. AMNB and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to AMNB’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereto.
3.17   Environmental Matters.   AMNB and its Subsidiaries are in material compliance, and since January 1, 2020, have materially complied, with any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (a) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (b) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, or (c) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other proceedings, claims or actions or, to the knowledge of AMNB, any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on AMNB or any of its Subsidiaries of any liability or obligation arising under any Environmental Law pending or threatened against AMNB. There is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation. AMNB is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, Governmental Entity or other third party imposing any liability or obligation with respect to the foregoing.
3.18   Investment Securities and Commodities.
(a)   Each of AMNB and its Subsidiaries has good title to all securities and commodities owned by it that are material to AMNB’s business on a consolidated basis (except those sold under repurchase agreements), free and clear of any Lien, except to the extent such securities or commodities are pledged in the Ordinary Course to secure obligations of AMNB or its Subsidiaries. Such securities and commodities are valued on the books of AMNB in accordance with GAAP.
(b)   AMNB and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that AMNB believes are prudent and reasonable in the context of such businesses, and AMNB and its Subsidiaries has, since January 1, 2020, been in material compliance with such policies, practices and procedures. Prior to the date of this Agreement, AMNB has made available to Buyer such policies, practices and procedures.
3.19   Real Property.   AMNB or a AMNB Subsidiary (a) has good and marketable title to all the real property reflected in the latest audited balance sheet included in the AMNB SEC Reports as being owned by AMNB or a AMNB Subsidiary or acquired after the date thereof which are material to AMNB’s business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the Ordinary Course) (the “AMNB Owned Properties”), free and clear of all material Liens, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iv) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Liens”), and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such AMNB SEC Reports or acquired after the date thereof which are material to AMNB’s business on a consolidated basis (except for leases that have expired by their terms since the date thereof) (such leasehold estates, collectively with the AMNB Owned Properties, the “AMNB Real Property”), free and clear of all material Liens, except for Permitted Liens, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the knowledge of AMNB, the lessor. There are no pending or threatened condemnation proceedings against the AMNB Real Property.

3.20   Intellectual Property.
(a)   AMNB and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens other than any Permitted Liens), all Intellectual Property necessary for the conduct of its business as currently conducted. Each of AMNB and its Subsidiaries is the owner of or has a license, with the right to sublicense, to any Intellectual Property sold or licensed to a third party by AMNB or its Subsidiaries in connection with its business operations, and AMNB and its Subsidiaries has the right to convey by sale or license any Intellectual Property so conveyed. To the knowledge of AMNB, the conduct of the business of AMNB or any of its Subsidiaries and use of any Intellectual Property by AMNB and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which AMNB or any AMNB Subsidiary acquired the right to use any Intellectual Property, and no person has asserted in writing to AMNB that AMNB or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person. No person is challenging, infringing on or otherwise violating any right of AMNB or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to AMNB or its Subsidiaries, and neither AMNB nor any AMNB Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property owned by AMNB or any AMNB Subsidiary, and AMNB and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by AMNB and its Subsidiaries. The validity, continuation and effectiveness of all licenses and other agreements relating to Intellectual Property used by AMNB and its Subsidiaries in the course of its business and the current terms thereof will not be affected by the transactions contemplated by this Agreement, the use of the “AMNB” and “AMNB Bank” trademarks will be transferred to Buyer or Buyer Bank in connection with the transactions contemplated by this Agreement and after the Effective Time, no person besides Buyer shall have right and title to the “AMNB” and “AMNB Bank” trademarks and trade names. For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto, and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and know-how, including processes, technologies, protocols, formulae, prototypes and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not and whether in published or unpublished works, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.
(b)   (i) The computer, information technology and data processing systems, facilities and services used by AMNB and its Subsidiaries, including all software, hardware, networks, communications facilities, platforms and related systems and services (collectively, the “Systems”), are reasonably sufficient for the conduct of the respective businesses of AMNB and its Subsidiaries as currently conducted, and (ii) the Systems are in good working condition to effectively perform all computing, information technology and data processing operations necessary for the operation of the respective businesses of AMNB and its Subsidiaries as currently conducted. No third party or Representative has gained unauthorized access to any Systems owned or controlled by any of AMNB or its Subsidiaries, and AMNB and its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable safeguards to ensure that the Systems are secure from unauthorized access and free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials. Each of AMNB and its Subsidiaries has implemented backup and disaster recovery policies, procedures and systems consistent with generally accepted industry standards and sufficient to reasonably maintain the operation of the respective businesses of AMNB and its Subsidiaries in all material respects. Each of AMNB and its Subsidiaries has implemented and maintained commercially reasonable measures and procedures designed to reasonably mitigate the risks of cybersecurity attacks and Security Breaches.
(c)   Each of AMNB and its Subsidiaries has taken commercially reasonable measures to protect the confidentiality of all trade secrets that are included in the Intellectual Property owned by them, and, to the knowledge of AMNB, such trade secrets have not been disclosed by any of AMNB and its Subsidiaries to any person except pursuant to appropriate nondisclosure agreements.
(d)   Each current or former employee, consultant or contractor of AMNB and its Subsidiaries who has contributed to the creation or development of any Intellectual Property owned by AMNB or any of its Subsidiaries has executed a nondisclosure and assignment-of-rights agreement for the benefit of AMNB and its Subsidiaries, and AMNB or its Subsidiaries is the owner of all rights in and to all Intellectual Property created by each such employee, consultant or contractor in performing services for any of AMNB and its Subsidiaries vesting all rights in work product created in AMNB and its Subsidiaries.
3.21   Customer Relationships.
(a)   Each wealth management customer of AMNB or any of its Subsidiaries has been originated and serviced, (i) in all material respects, in conformity with the applicable policies of AMNB and its Subsidiaries, (ii) in all material respects, in accordance with the terms of any applicable contract governing the relationship with such customer, (iii) in accordance with any written instructions received from such customers and their authorized representatives and authorized signers, (iv) consistent with each customer’s risk profile, where applicable, and (v) in all material respects, in compliance with all applicable laws and AMNB’s and its Subsidiaries’ constituent documents, including any policies and procedures adopted thereunder.
(b)   Each contract governing a relationship with a wealth management customer of AMNB or any of its Subsidiaries has been duly and validly executed and delivered by AMNB and each Subsidiary and, to the knowledge of AMNB, the other contracting parties, each such contract constitutes a valid and binding obligation of the parties thereto, except as such enforceability may be limited by the Enforceability Exceptions, and AMNB and its Subsidiaries have duly performed their obligations thereunder, and AMNB and its Subsidiaries and, to the knowledge of AMNB, such other contracting parties are in compliance with each of the terms thereof.
(c)   No contract governing a relationship with a wealth management customer of AMNB or any of its Subsidiaries provides for any material reduction of fees charged (or in compensation payable to AMNB or any of its Subsidiaries thereunder) by reason of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.
(d)   None of AMNB, any of its Subsidiaries or any of their respective directors, officers or employees has committed any material breach of fiduciary duty with respect to any of the accounts maintained on behalf of any wealth management customer of AMNB or any of its Subsidiaries.
3.22   Related Party Transactions.   There are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between AMNB or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of AMNB or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding AMNB Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of AMNB) on the other hand, except those of a type available to employees of AMNB or its Subsidiaries generally, and in the case of AMNB Bank, that are in compliance with Regulation O and Regulation W.
3.23   State Takeover Laws.   The Board of Directors of AMNB has approved this Agreement and the transactions contemplated hereby and has taken all such other necessary actions as required to render inapplicable to such agreements and transactions the provisions of any potentially applicable takeover laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” law or any similar provisions of the AMNB Articles or AMNB Bylaws (collectively, with any similar provisions of Buyer Articles, Buyer Bylaws, Buyer Bank Articles and Buyer Bank Bylaws, “Takeover Statutes”). In accordance with Section 13.1-730 of the VSCA, no appraisal or dissenters’ rights will be available to the holders of AMNB Common Stock in connection with the Merger. Neither AMNB nor its Subsidiaries is the beneficial owner (directly or indirectly) of more than ten percent (10%) of the outstanding capital stock of Buyer entitled to vote in the election of Buyer’s directors.
3.24   Reorganization.   AMNB has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
3.25   Opinion.   Prior to the execution of this Agreement, the Board of Directors of AMNB has received an opinion (which if initially rendered orally, has been or will be confirmed by a written opinion dated the same date) from Keefe, Bruyette & Woods, Inc., to the effect that as of the date of such opinion and based upon and subject to the matters set forth therein, the Exchange Ratio in the Merger is fair from a financial point of view to the holders of AMNB Common Stock. Such opinion has not been amended or rescinded.
3.26   AMNB Information.   The information relating to AMNB and its Subsidiaries or that is provided by AMNB or its Subsidiaries or their respective Representatives for inclusion in the Registration Statement, the Proxy Statement/Prospectus or in any other document filed with any Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement/Prospectus relating to AMNB and its Subsidiaries and other portions within the reasonable control of AMNB and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by AMNB with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of Buyer or its Subsidiaries for inclusion in the Registration Statement, the Proxy Statement/Prospectus or in any other document filed with any Governmental Entity in connection herewith.
3.27   Loan Portfolio.
(a)   As of the date hereof, neither AMNB nor any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which AMNB or any Subsidiary of AMNB is a creditor that, as of June 30, 2023, had an outstanding balance of $500,000 or more and under the terms of which the obligor was, as of June 30, 2023, over ninety (90) days or more delinquent in payment of principal or interest, or (ii) Loans with any director, executive officer or five percent (5%) or greater shareholder of AMNB or any of its Subsidiaries, or to the knowledge of AMNB, any affiliate of any of the foregoing. Section 3.27(a) of the AMNB Disclosure Schedule sets forth a true and complete list of (A) all of the Loans of AMNB and its Subsidiaries that, as of June 30, 2023, had an outstanding balance of $500,000 and were classified by AMNB as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of and accrued and unpaid interest on such Loans, by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category and (B) each asset of AMNB or any of its Subsidiaries that, as of June 30, 2023, is classified as “Other Real Estate Owned” and the book value thereof.
(b)   Each Loan of AMNB or any of its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of AMNB and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.
(c)   Each outstanding Loan of AMNB or any of its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in accordance with the relevant notes or other credit or security documents, the written underwriting and servicing standards of AMNB and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.
(d)   None of the agreements pursuant to which AMNB or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contain any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.
(e)   Neither AMNB nor any of its Subsidiaries is now nor has it ever been since January 1, 2020 subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity relating to the origination, sale or servicing of mortgage or consumer Loans.
3.28   Deposits.   All of the deposits held by AMNB Bank (including the records and documentation pertaining to such deposits) are held in compliance, in all material respects, with (a) all applicable policies, practices and procedures of AMNB Bank and (b) all applicable laws, including Money Laundering Laws and anti-terrorism or embargoed persons requirements. All deposit account applications for deposits held by AMNB Bank have been solicited, taken and evaluated and applicants notified in a manner that complied, in all material respects, with all applicable laws. All deposit accounts for deposits held by AMNB Bank have been, in all material respects, maintained and serviced by AMNB Bank or its affiliates in accordance with the deposit account agreements and AMNB’s applicable policies, practices and procedures.
3.29   Insurance.   AMNB and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of AMNB reasonably has determined to be prudent, and AMNB and its Subsidiaries are in material compliance with their insurance policies and are not in default under any of the terms thereof. Each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of AMNB and its Subsidiaries, AMNB or the relevant Subsidiary thereof is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion. There is no claim for coverage by AMNB or any of its Subsidiaries pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy. Neither AMNB nor any of its Subsidiaries has received written notice of any threatened termination of, premium increase with respect to, or alteration of coverage under, any insurance policies.
3.30   Investment Advisory, Insurance and Broker-Dealer Matters.
(a)   No Subsidiary of AMNB is required to register with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”).
(b)   No Subsidiary of AMNB is a broker-dealer or is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or, directly or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) any member firm of FINRA.
(c)   No Subsidiary of AMNB conducts insurance operations that require a license from any national, state or local Governmental Entity under any applicable law.
(d)   Since January 1, 2020, at the time each agent, representative, producer, reinsurance intermediary, wholesaler, third-party administrator, distributor, broker, employee or other person authorized to sell, produce, manage or administer products on behalf of AMNB or any AMNB Subsidiary (“AMNB Agent”) wrote, sold, produced, managed, administered or procured business for AMNB or a AMNB Subsidiary, such AMNB Agent was, at the time the AMNB Agent wrote or sold business, duly licensed for the type of activity and business written, sold, produced, managed, administered or produced to the extent required by applicable law, except where the failure to be so licensed would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AMNB. No AMNB Agent has been since January 1, 2020, or is currently, in violation (or with or without notice or lapse of time or both, would be in violation) of any law, rule or regulation applicable to such AMNB Agent’s writing, sale, management, administration or production of insurance business for AMNB or any AMNB Subsidiary, except for violations that would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AMNB. Each AMNB Agent was appointed by AMNB or a AMNB Subsidiary in material compliance with applicable insurance laws, rules and regulations and all processes and procedures undertaken with respect to such AMNB Agent were undertaken in material compliance with applicable insurance laws, rules and regulations. Since January 1, 2020, (i) AMNB and the AMNB Subsidiaries have made all required notices, submissions, reports or other filings under applicable insurance holding company statutes, except where the failure to make such notices, submissions reports or other filings would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on AMNB, (ii) all contracts, agreements, arrangements and transactions in effect between AMNB or any AMNB Subsidiary and any affiliate are in material compliance with the requirements of all applicable insurance holding company statutes, and (iii) AMNB and each AMNB Subsidiary has operated and otherwise been in material compliance with all applicable insurance laws, rules and regulations.
3.31   No Other Representations or Warranties.
(a)   Except for the representations and warranties made by AMNB in this Article III, neither AMNB nor any other person makes any express or implied representation or warranty with respect to AMNB, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and AMNB hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither AMNB nor any other person makes or has made any representation or warranty to Buyer or any of its affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to AMNB, any of its Subsidiaries or their respective businesses or (ii) any oral or written information presented to Buyer or any of its affiliates or Representatives in the course of their due diligence investigation of AMNB, the negotiation of this Agreement or in the course of the transactions contemplated hereby, except in each case for the representations and warranties made by AMNB in this Article III.
(b)   AMNB acknowledges and agrees that neither Buyer nor any other person has made or is making any express or implied representation or warranty other than those contained in Article IV.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER
Except (a) as disclosed in the disclosure schedule delivered by Buyer to AMNB concurrently herewith (the “Buyer Disclosure Schedule”); provided, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Buyer Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Buyer that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have a Material Adverse Effect and (iii) any disclosures made with respect to a section of this Article IV shall be deemed to qualify (A) any other section of this Article IV specifically referenced or cross referenced and (B) other sections of this Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to other sections or (b) as disclosed in any Buyer SEC Report (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Buyer hereby represents and warrants to AMNB as follows:
4.1   Corporate Organization.
(a)   Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and is a bank holding company duly registered under the BHC Act. Buyer has the power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. Buyer is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer. True and complete copies of the Buyer Articles, and Buyer Bylaws, in each case as in effect as of the date of this Agreement, have previously been made available by Buyer to AMNB. The Buyer Articles and the Buyer Bylaws comply with applicable law.
(b)   Buyer Bank is a bank duly chartered, validly existing and in good standing under the laws of the Commonwealth of Virginia and a direct, wholly owned Subsidiary of Buyer. Buyer Bank has the power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. Buyer Bank is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer. True and complete copies of the articles of incorporation of Buyer Bank, as amended (the “Buyer Bank Articles”), and the bylaws of Buyer Bank (the “Buyer Bank Bylaws”), in each case as in effect as of the date of this Agreement, have previously been made available by Buyer to AMNB. The Buyer Bank Articles and the Buyer Bank Bylaws comply with applicable law.
(c)   Each Subsidiary of Buyer other than Buyer Bank (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing, except for jurisdictions where the failure to be so licensed or qualified or in good standing would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer and (iii) has all requisite corporate or similar power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of Buyer or any Subsidiary of Buyer to pay dividends or distributions except, in the case of Buyer or a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all similarly regulated entities (including under federal laws or the laws of the Commonwealth of Virginia or state law applicable to such Subsidiary). The deposit accounts of Buyer Bank are insured by the FDIC through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the knowledge of Buyer, threatened. Neither Buyer nor any Subsidiary of Buyer is in material violation of any of the provisions of their respective articles or certificate of incorporation or bylaws (or comparable organizational documents).
4.2   Capitalization.
(a)   The authorized capital stock of Buyer consists of 200,000,000 shares of Buyer Common Stock, and 500,000 shares of serial preferred stock, par value $10.00 per share. As of the date of this Agreement, there are (i) 75,005,226 shares of Buyer Common Stock issued and outstanding, including 492,313 shares of Buyer Common Stock granted in respect of outstanding restricted stock award with respect to shares of Buyer Common Stock (“Buyer Restricted Stock Awards”), (ii) no shares of Buyer Common Stock held in treasury, (iii) 20,535 shares of Buyer Common Stock reserved for issuance upon the exercise of outstanding stock option with respect to Buyer Common Stock (“Buyer Stock Options”), (iv) 234,098 shares of Buyer Common Stock (assuming performance goals are satisfied at the target level) or 468,196 shares of Buyer Common Stock (assuming performance goals are satisfied at the maximum level) reserved for issuance upon the settlement of outstanding restricted stock unit awards with respect to Buyer Common Stock that vests based on the achievement of performance goals (“Buyer Performance-Based RSU Awards”), (v) 17,250 shares of Buyer’s 6.875% Perpetual Non-Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”) and 6,900,000 depositary shares, each representing a 1/400th ownership interest in a share of the Series A Preferred Stock, and (vi) no other shares of capital stock or other voting securities or equity interests of Buyer issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and have been issued or granted, as applicable, in material compliance with all applicable laws. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Buyer may vote. None of the outstanding shares of capital stock of Buyer has been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the current or past shareholders of Buyer.
(b)   Other than Buyer Restricted Stock Awards, Buyer Stock Options and Buyer Performance-Based RSU Awards (collectively, “Buyer Equity Awards”) issued prior to the date of this Agreement as described in Section 4.2(a), as of the date of this Agreement there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, shares of capital stock or other voting or equity securities of or ownership interest in Buyer, or contracts, commitments, understandings or arrangements by which Buyer may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in Buyer or that otherwise obligate Buyer to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing.
(c)   Other than Buyer Equity Awards, no equity-based awards (including any cash awards where the amount of payment is determined, in whole or in part, based on the price of any capital stock of Buyer or any of its Subsidiaries) are outstanding.
4.3   Buyer Subsidiaries.   Buyer owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of its Subsidiaries, free and clear of any Liens (other than any restriction on the right to sell or otherwise dispose of such capital stock under applicable securities laws) and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid and nonassessable (except, with respect to Subsidiaries that are depository institutions), with no personal liability attaching to the ownership thereof, and all such shares of capital stock have been issued or granted, as applicable, in material compliance with all applicable laws.
4.4   Authority; No Violation.
(a)   Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the Mergers have been duly and validly approved by the Board of Directors of Buyer. The Board of Directors of Buyer has determined that this Agreement and the Mergers, on the terms and conditions set forth in this Agreement, are advisable and in the best interests of Buyer and its shareholders, has adopted and approved this Agreement and the transactions contemplated hereby (including the Mergers). No other corporate proceedings on the part of Buyer is necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and (assuming due authorization, execution and delivery by AMNB) constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). The shares of Buyer Common Stock to be issued in the Merger have been validly authorized, and when issued, will be validly issued, fully paid and nonassessable, and no current or past shareholder of Buyer will have any preemptive right or similar rights in respect thereof.
(b)   Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby (including the Mergers), nor compliance by Buyer with any of the terms or provisions hereof, will (i) violate any provision of the Buyer Articles or the Buyer Bylaws, or the articles or certificate of incorporation or bylaws (or similar organizational documents) of any Subsidiary of Buyer or (ii) assuming that the consents and approvals referred to in Section 4.5 are duly obtained, (A) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Buyer or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (B) above) for such violations, conflicts, breaches or defaults that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer.
4.5   Consents and Approvals.   Except for (a) the filing of any required applications, filings and notices, as applicable, with the NYSE or Nasdaq, (b) the filing of any required applications, filings and notices, as applicable, with the Federal Reserve Board under the BHC Act and Bank Merger Act and approval of such applications, filings and notices, (c) the filing of any required applications, filings and notices, as applicable, with the SEC, and approval of such applications, filings and notices, (d) the filing of any required notices with the OCC, (e) the filing of any required applications, filings and notices, as applicable, with the BFI of the VSCC in connection with the Mergers, and approval of such applications, filings and notices, (f) the filing with the SEC of the Proxy Statement/Prospectus and the Registration Statement (in which the Proxy Statement/Prospectus will be included), and the declaration of effectiveness of the Registration Statement, (g) the filing of the Articles of Merger with the VSCC pursuant to the VSCA, and (h) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Buyer Common Stock pursuant to this Agreement and the approval of the listing of such Buyer Common Stock on the NYSE, no consents or approvals of or filings or registrations with any Governmental Entity or any third party are necessary in connection with (i) the execution and delivery by Buyer of this Agreement or (ii) the consummation by Buyer of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, Buyer is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Mergers on a timely basis.
4.6   Regulatory Reports.
(a)   Buyer and each of its Subsidiaries have timely filed (or furnished, as applicable) all forms, filings, registrations, submissions, statements, certifications, returns, information, data, reports and documents, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2020 with any Regulatory Agencies, including any Regulatory Reports, and have paid all fees and assessments due and payable in connection therewith in compliance in all material respects with applicable law. Subject to Section 9.14, except for normal examinations conducted by a Regulatory Agency in the Ordinary Course, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Buyer, investigation into the business or operations of Buyer or any of its Subsidiaries since January 1, 2020, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer. All such forms, filings, registrations, submissions, statements, certifications, returns, information, data, reports and documents were true and complete in all material respects and in compliance in all material respects with the requirements of any applicable law and of the applicable Regulatory Agency. Subject to Section 9.14, except for normal examinations conducted by a Regulatory Agency in the Ordinary Course, there (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Buyer or any of its Subsidiaries and (ii) are not any unresolved inquiries by or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Buyer or any of its Subsidiaries since January 1, 2020, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer. Since January 18, 2023, Buyer has been in material compliance with applicable listing and corporate governance rules and regulations of the NYSE.
(b)   A true and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by any of Buyer or its Subsidiaries pursuant to the Securities Act or the Exchange Act, as the case may be, since January 1, 2020 (the “Buyer

SEC Reports”) is publicly available. No such Buyer SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements, prospectuses and proxy statements, on the dates of effectiveness, dates of first sale of securities and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Buyer SEC Reports filed or furnished under the Securities Act and the Exchange Act complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Buyer has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Buyer SEC Reports.
4.7   Financial Statements.
(a)   The financial statements of Buyer and its Subsidiaries included (or incorporated by reference) in the Buyer SEC Reports (including the related notes, where applicable) (“Buyer Financial Statements”) (i) are true and complete in all material respects, (ii) have been prepared from, and are in accordance with, the books and records of Buyer and its Subsidiaries, (iii) fairly present in all material respects the consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows and consolidated balance sheets of Buyer and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iv) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (v) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. Since January 1, 2020, no independent public accounting firm of Buyer has resigned (or informed Buyer that it intends to resign) or been dismissed as independent public accountants of Buyer as a result of or in connection with any disagreements with Buyer on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(b)   The financial statements contained in the Call Reports of Buyer Bank for the periods ended on or after January 1, 2020, (i) are true and complete in all material respects, (ii) have been prepared from, and are in accordance with, the books and records of Buyer Bank, (iii) fairly present in all material respects the consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows and consolidated balance sheets of Buyer Bank for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iv) complied, as of their respective dates of filing, in all material respects with applicable accounting requirements and with the published rules and regulations with respect thereto, and (v) have been prepared in accordance with GAAP and regulatory accounting principles consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto.
(c)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer, neither Buyer nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Buyer included in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 (including any notes thereto) and for liabilities incurred in the Ordinary Course since March 31, 2023, or in connection with this Agreement and the transactions contemplated hereby.
(d)   The records, systems, controls, data and information of Buyer and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of, or leased or provided as a service to, Buyer or its Subsidiaries or accountants (including all means of access thereto and therefrom). Buyer and Buyer Bank (i) have implemented and maintain disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) and a system of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) to ensure the reliability of the Buyer Financial Statements and to ensure that information relating to Buyer, including its Subsidiaries, is made known to the chief executive officer, the chief financial officer or other members of executive management of Buyer by others within those entities (A) as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, (B) which allow for maintenance of records that in reasonable detail accurately and fairly reflect the transactions of Buyer and provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (C) that receipts and expenditures of Buyer are being made only in accordance with authorizations of members of executive management of Buyer, and (D) that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Buyer that could have a material effect on its financial statements, and (ii) have disclosed, based on its most recent evaluation prior to the date hereof, to Buyer’s outside auditors and the audit committee of Buyer’s Board of Directors (x) any significant deficiencies and material weaknesses (in each case, as defined in Rule 12b-2 of the Exchange Act) in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Buyer’s ability to record, process, summarize and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Buyer’s internal controls over financial reporting. These disclosures were made in writing by management to Buyer’s auditors and audit committee. To the knowledge of Buyer, there is no reason to believe that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.
(e)   Since January 1, 2020, (i) neither Buyer nor any of its Subsidiaries, nor, to the knowledge of Buyer, any Representative of Buyer or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Buyer or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Buyer, or any of its Subsidiaries, has engaged in questionable accounting or auditing practices, and (ii) no employee of or attorney representing Buyer, or any of its Subsidiaries, whether or not employed by Buyer or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Buyer or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of Buyer, or any committee thereof or the Board of Directors or similar governing body of any Subsidiary of Buyer or any committee thereof, or to the knowledge of Buyer, to any director or officer of Buyer or any of its Subsidiaries. To Buyer’s knowledge, there has been no instance of fraud by any Subsidiary of Buyer, whether or not material.
(f)   The independent registered public accounting firm engaged to express its opinion with respect to the Buyer Financial Statements included in Buyer SEC Reports is, and has been throughout the periods covered thereby, “independent” within the meaning of Rule 2-01 of Regulation S-X.
4.8   Broker’s Fees.   With the exception of the engagement of Piper Sandler & Co., neither Buyer nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement.
4.9   Absence of Certain Changes or Events.
(a)   Since December 31, 2022, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer.
(b)   Since December 31, 2022, Buyer and its Subsidiaries have carried on their respective businesses in all material respects only in the Ordinary Course.

4.10   Legal Proceedings.   Neither Buyer nor any of its Subsidiaries is a party to any, and there are no outstanding or pending or, to the knowledge of Buyer, threatened Litigation against Buyer or any of its Subsidiaries or any of their current or former directors, executive officers or employees that (a) if adversely determined, would, individually or in the aggregate, be reasonably likely to result in a material restriction on Buyer or any of its Subsidiaries’ businesses or (b) would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer, or (c) is challenging the validity, enforceability or propriety of this Agreement or the transactions contemplated by this Agreement.
4.11   Taxes and Tax Returns.   Each of Buyer and its Subsidiaries has duly and timely filed (including all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true and complete in all material respects. Neither Buyer nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the Ordinary Course). All material Taxes of Buyer and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of Buyer and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. The accrual for Taxes on the most recent balance sheet of Buyer would be adequate to pay all Tax liabilities of Buyer and its Subsidiaries if its current tax year were treated as ending on the Closing Date. There are no liens with respect to Taxes upon any asset of Buyer or any of its Subsidiaries other than liens for Taxes not yet due and payable. Neither Buyer nor any of its Subsidiaries is required to make any adjustment pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign Tax law by reason of any change in any accounting methods, and will not be required to make such an adjustment as a result of the transactions contemplated by this Agreement, and there is no application pending with any governmental authority requesting permission for any changes in any of accounting methods of the Buyer or any of its Subsidiaries for Tax purposes. Neither Buyer nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of Buyer and its Subsidiaries or the assets of Buyer and its Subsidiaries. Neither Buyer nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement. Neither Buyer nor any of its Subsidiaries (i) has been a member of an affiliated group filing a (other than either an agreement or arrangement exclusively between or among Buyer and its Subsidiaries or a commercial Tax indemnity in a contract the primary purpose of which is not Taxes) consolidated federal income Tax Return for which the statute of limitations is open (other than a group the common parent of which was Buyer) or (ii) has any liability for the Taxes of any person (other than Buyer or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither Buyer nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither Buyer nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1) or any “tax shelter” within the meaning of Section 6662 of the Code. At no time during the time period specified in Section 897(c)(1)(A)(ii) of the Code has Buyer been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.
4.12   Compliance with Applicable Law.
(a)   Buyer and each of its Subsidiaries hold, and have at all times since January 1, 2020, held, all licenses, registrations, franchises, certificates, variances, permits, charters and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the failure to hold nor the cost of obtaining and holding such license, registration, franchise, certificate, variance, permit, charter or authorization (nor the failure to pay any fees or assessments) would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer. There has occurred no material default under any such necessary license, registration, franchise, certificate, variance, permit, charter or authorization. To the knowledge of Buyer, no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit, charter or authorization is threatened.
(b)   Since January 1, 2020, Buyer and each of its Subsidiaries have materially complied with and are not in material default or violation under any law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity applicable to Buyer or any of its Subsidiaries.
(c)   Subject to Section 9.14, neither Buyer nor its Subsidiaries has, since January 1, 2020, received a written notification or communication from any Governmental Entity or the staff thereof asserting that Buyer or its Subsidiaries are not in compliance with any law, statute, order, rule, regulation, policy and/or guideline or engaging in an unsafe or unsound activity or in troubled condition.
(d)   Buyer Bank has a CRA rating of “satisfactory” or better as of its most recently completed CRA examination.
(e)   As of the date hereof, Buyer and each insured depository institution Subsidiary of Buyer is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary bank regulator) and, as of the date hereof, neither Buyer nor any of its Subsidiaries has received any indication from a Governmental Entity that within one (1) year from the date of this Agreement its status as “well-capitalized” will change or that Buyer’s CRA rating will change to be less than “satisfactory.”
4.13   State Takeover Laws.   The Board of Directors of Buyer has approved this Agreement and the transactions contemplated hereby and has taken all such other necessary actions as required to render inapplicable to such agreements and transactions the provisions of any potentially applicable Takeover Statutes.
4.14   Reorganization.   Buyer has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
4.15   Buyer Information.   The information relating to Buyer and its Subsidiaries or that is provided by Buyer or its Subsidiaries or their respective Representatives for inclusion in the Registration Statement, the Proxy Statement/Prospectus or in any other document filed with any Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement/Prospectus relating to Buyer and its Subsidiaries and other portions within the reasonable control of Buyer and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by Buyer with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of AMNB or its Subsidiaries for inclusion in the Registration Statement, the Proxy Statement/Prospectus or in any other document filed with any Governmental Entity in connection herewith.
4.16   Insurance.   Buyer and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Buyer reasonably has determined to be prudent, and Buyer and its Subsidiaries are in material compliance with their insurance policies and are not in default under any of the terms thereof. Each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of Buyer and its Subsidiaries, Buyer or the relevant Subsidiary thereof is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion. There is no claim for coverage by Buyer or any of its Subsidiaries pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy. Neither Buyer nor any of its Subsidiaries has received written notice of any threatened termination of, premium increase with respect to, or alteration of coverage under, any insurance policies.
4.17   No Other Representations or Warranties.
(a)   Except for the representations and warranties made by Buyer in this Article IV, neither Buyer nor any other person makes any express or implied representation or warranty with respect to Buyer,

its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Buyer hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Buyer nor any other person makes or has made any representation or warranty to AMNB or any of its affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Buyer or any of its Subsidiaries or their respective businesses or (ii) any oral or written information presented to AMNB or any of its affiliates or Representatives in the course of their due diligence investigation of Buyer, the negotiation of this Agreement or in the course of the transactions contemplated hereby, except in each case for the representations and warranties made by Buyer in this Article IV.
(b)   Buyer acknowledges and agrees that AMNB has not made or is making any express or implied representation or warranty other than those contained in Article III.
ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS
5.1   Conduct of Business Prior to the Effective Time.   During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement, as set forth in the AMNB Disclosure Schedule, as required by law or as consented to in writing by Buyer (such consent not to be unreasonably withheld, conditioned or delayed), AMNB shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the Ordinary Course and (b) use reasonable best efforts to maintain and preserve intact its business organization, rights, permits, franchises, business relationships with customers, vendors, strategic partners, suppliers, distributors and others doing business with it, and the services of its officers and key employees. As used in this Agreement, “Ordinary Course” shall mean the conduct of the business of a party in substantially the same manner in all material respects as such business was operated on the date of this Agreement, including operations in conformance and consistent in all material respects with the party’s practices and procedures prior to and as of such date.
5.2   AMNB Forbearances.   During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement, as set forth in the AMNB Disclosure Schedule or as required by law, AMNB shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed):
(a)   incur, assume, guarantee, endorse or otherwise as an accommodation become responsible for any debt obligation or other indebtedness or obligation for borrowed money (other than indebtedness of AMNB to AMNB Bank or of AMNB Bank to AMNB, or the creation of deposit liabilities, purchases of federal funds with a maturity not in excess of six (6) months, borrowings from any Federal Home Loan Bank with a maturity not in excess of six (6) months, or sales of certificates of deposits, in each case incurred in the Ordinary Course);
(b)   (i)   adjust, split, combine or reclassify any capital stock;
(ii)   make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into or exercisable for any shares of its capital stock or other equity or voting securities, including any AMNB Securities or AMNB Subsidiary Securities, except (A) regular quarterly cash dividends at a rate not in excess of the amounts set forth in Section 5.2(b)(ii) of the AMNB Disclosure Schedule, (B) dividends paid by any of the Subsidiaries of AMNB to AMNB or any of their wholly owned Subsidiaries in the Ordinary Course, or (C) regular distributions on outstanding trust preferred securities in accordance with their terms, in each case, outstanding as of the date hereof or granted after the date hereof as expressly permitted by this Agreement and in the Ordinary Course and the terms of the applicable award agreements as in effect as of the date hereof or entered into after the date hereof as expressly permitted by this Agreement;

(iii)   grant any stock options, restricted stock units, performance stock units, phantom stock units, restricted shares or other equity-based awards or interests, or grant any person any right to acquire any AMNB Securities or AMNB Subsidiary Securities;
(iv)   make any new Loans to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of AMNB and its Subsidiaries in excess of $500,000;
(v)   issue, sell, transfer, encumber or otherwise permit to become outstanding any shares of capital stock or voting securities or equity interests or securities convertible (whether currently convertible or convertible only after the passage of time of the occurrence of certain events) or exchangeable into, or exercisable for, any shares of its capital stock or other equity or voting securities, including any AMNB Securities or AMNB Subsidiary Securities, or any options, warrants, or other rights of any kind to acquire any shares of capital stock or other equity or voting securities, including any AMNB Securities or AMNB Subsidiary Securities, except (i) pursuant to the vesting or settlement of equity-based awards outstanding as of the date hereof or granted after the date hereof as expressly permitted by this Agreement and in accordance with their terms as in effect on the date hereof or entered into after the date hereof as expressly permitted by this Agreement, and (ii) pursuant to AMNB’s dividend reinvestment plan;
(c)   adopt or implement any shareholder rights plan or similar arrangement;
(d)   (i) purchase any securities (other than investment securities in the Ordinary Course) or make any acquisition of or investment in, either by purchase of stock or other securities or equity interests, contributions to capital, asset transfers, purchase of any assets (including any investments or commitments to invest in real estate or any real estate development project) or other business combination, or by formation of any joint venture or other business organization or by contributions to capital (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course), any person other than AMNB Bank, or otherwise acquire direct or indirect control over any person, or (ii) enter into a plan of consolidation, merger, share exchange, share acquisition, reorganization, recapitalization or complete or partial liquidation or dissolution (other than consolidations, mergers or reorganizations solely among wholly owned AMNB Subsidiaries), or a letter of intent, memorandum of understanding or agreement in principle with respect thereto;
(e)   sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets (other than investment securities in the Ordinary Course) to any person other than a wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than pursuant to contracts or agreements in force at the date of this Agreement;
(f)   in each case except for transactions in the Ordinary Course, (i) terminate, materially amend, or waive any material provision of, or waive, release, compromise or assign any material rights or claims under, any AMNB Contract, or make any change in any instrument or agreement governing the terms of any of its securities, other than normal renewals of contracts without material adverse changes of terms with respect to AMNB, or (ii) enter into any contract that would constitute a AMNB Contract, if it were in effect on the date of this Agreement;
(g)   except as required under the terms of any of AMNB Benefit Plans existing as of the date hereof, including for compliance with applicable law or as required by third-party benefit administrators, as such plans may be renewed or operated in the Ordinary Course, as applicable, or as permitted under Section 6.5(g), (i) enter into, adopt or terminate any employee benefit or compensation plan, program, policy or arrangement for the benefit or welfare of any current or former employee, officer, director or individual consultant, other than in connection with a new hire expressly permitted by this Section 5.2 or a promotion, in each instance, in the Ordinary Course, (ii) amend (whether in writing or through the interpretation of) any employee benefit or compensation plan, program, policy or arrangement for the benefit or welfare of any current or former employee, officer, director or individual consultant, (iii) increase the compensation or benefits payable to current or former employees, officers, directors or individual consultants (other than in connection with a promotion) by an amount greater than three percent (3%) of the total compensation and benefits payable to such individuals as of the date hereof in the aggregate, (iv) pay or award, or commit to pay or award, or accelerate the vesting of, any non-equity-based bonuses or incentive compensation, (v) waive any stock repurchase rights, or grant, accelerate, amend or change the period of exercisability of any equity-based awards or other equity-based compensation, or authorize cash payments in exchange for any equity-based awards or other equity-based compensation, (vi) enter into any new, or amend any existing, employment, severance, change in control, retention or bonus agreement or similar agreement or arrangement, other than in connection with a new hire expressly permitted by this Section 5.2 or a promotion, (vii) fund any rabbi trust or similar arrangement, (viii) terminate the employment or services of any officer or any employee whose annual base salary or wage rate is greater than $200,000, other than for cause, (ix) hire any officer, employee or individual consultant who has an annual base salary or wage rate greater than $200,000 other than to replace a departed employee or fill an open position, or (x) become a party to or bound by any collective bargaining agreement or other agreement with a labor union or labor organization with respect to its employees;
(h)   (i) commence any claim, suit, action or proceeding other than in the Ordinary Course, or (ii) settle any claim, suit, action or proceeding, except in the Ordinary Course involving solely monetary remedies in an amount, individually and in the aggregate, greater than $500,000, and that would not impose any material restriction on, or create any adverse precedent the business of it or its Subsidiaries, the Surviving Corporation or the Surviving Bank;
(i)   take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
(j)   amend, waive, rescind or otherwise modify its articles of incorporation, its bylaws or comparable governing documents of its Subsidiaries;
(k)   implement or adopt any change in its accounting principles, practices, methods or systems and internal accounting controls or disclosure controls, other than as may be required by GAAP;
(l)   enter into any new line of business or, other than in the Ordinary Course, change in any material respect its lending, investment, risk and asset liability management, interest rate, fee pricing or other material banking or operating policies and practices and other banking and operating, securitization and servicing policies and practices (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by applicable regulation or policies imposed by any Governmental Entity;
(m)   other than in the Ordinary Course, make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing or buying or selling rights to service Loans, or (ii) its investment securities portfolio, hedging practices and policies or its policies with respect to the classification or reporting of such portfolios, in each case except as requested by a Governmental Entity or required by GAAP;
(n)   make or acquire any Loan or issue a commitment (including a letter of credit) or renew or extend an existing commitment for any Loan, or amend or modify in any material respect any Loan (including in any manner that would result in any additional extension of credit, principal forgiveness, or effect any uncompensated release of collateral), except (i) Loans or commitments for Loans with a principal balance less than $15,000,000 in full compliance with AMNB Bank’s underwriting policy and related Loan policies in effect as of the date of this Agreement without utilization of any of the exceptions provided in such underwriting policy and related Loan policies (provided, that this exception shall not permit AMNB or its Subsidiaries to acquire such Loans), (ii) Loans or commitments for Loans with a principal balance less than $10,000,000 in full compliance with AMNB Bank’s underwriting policy and related Loan policies in effect as of the date of this Agreement, including pursuant to an exception to such underwriting policy and related Loan policies that is reasonable in light of the underwriting of the borrower for such Loan or commitment; provided, that this exception shall not permit AMNB or its Subsidiaries to acquire any such Loans, and (iii) amendments or modifications of any existing Loan in full compliance with AMNB Bank’s underwriting policy and related Loan policies in effect as of the date of this Agreement without utilization of any of the exceptions provided in such underwriting policy and related loan policies; provided, that, if AMNB shall request the prior approval of Buyer in accordance with this Section 5.2(n) and Buyer shall not have disapproved such request within five (5) business days from the date on which Buyer received such request and all information that would be necessary for Buyer to make a determination to underwrite the Loan, then such request shall be deemed to be approved by Buyer;
(o)   enter into any securitizations of any Loans or create any special purpose funding or variable interest entity other than on behalf of clients;
(p)   make, or commit to make, any capital expenditures in excess of $500,000 in the aggregate;
(q)   make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any material amended Tax Return, enter into any closing agreement with respect to a material amount of Taxes, or settle any material Tax claim, audit, assessment or dispute or surrender any material right to claim a refund of Taxes;
(r)   cancel, compromise, waive, or release any material indebtedness owed to any person or any rights or claims held by any person, except for (i) sales of Loans and sales of investment securities, in each case in the Ordinary Course, or (ii) as expressly required by the terms of any AMNB Contract in force at the date of the Agreement;
(s)   permit the commencement of any construction of new structures or facilities upon, or purchase or lease any real property in respect of any branch or other facility, or make any application to open, relocate or close any branch or other facility;
(t)   except for non-exclusive licenses and the expiration of Intellectual Property in the Ordinary Course, sell, assign, dispose of, abandon, allow to expire, license or transfer any material Intellectual Property of AMNB or its Subsidiaries;
(u)   materially reduce the amount of insurance coverage currently in place or fail to renew or replace any existing insurance policies;
(v)   notwithstanding any other provisions hereof, take any action that is intended to or which would reasonably be expected to (i) adversely affect, impede or materially delay (A) consummation of the transactions contemplated by this Agreement on a timely basis, (B) the receipt of any consents or approvals of any Regulatory Agency or third party required to consummate the transactions contemplated by this Agreement, or (C) the performance of its obligations, covenants or agreements under this Agreement, or (ii) result in any of the conditions set forth in Article VII not being satisfied; or
(w)   agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.2.
5.3   Buyer Forbearances.   During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement, as set forth in the Buyer Disclosure Schedule or as required by law, Buyer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the prior written consent of AMNB (such consent not to be unreasonably withheld, conditioned or delayed):
(a)   amend any provision of the Buyer Articles or Buyer Bylaws in a manner that would adversely affect AMNB or the holders of AMNB Common Stock relative to other holders of Buyer Common Stock;
(b)   adjust, split, combine or reclassify any capital stock of Buyer;
(c)   adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, in each case, of Buyer;

(d)   notwithstanding any other provisions hereof, take any action that is intended to or which would reasonably be expected to (i) adversely affect, impede or materially delay (A) consummation of the transactions contemplated by this Agreement on a timely basis, (B) the receipt of any consent or approval required to consummate the transactions contemplated by this Agreement, or (C) the performance of its obligations, covenants or agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis, or (ii) result in any of the conditions set forth in Article VII not being satisfied; or
(e)   agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 5.3.
ARTICLE VI
ADDITIONAL AGREEMENTS
6.1   Regulatory Matters.
(a)   Promptly after the date of this Agreement, Buyer and AMNB shall prepare and shall file with the SEC the Proxy Statement/Prospectus and Buyer shall file with the SEC a registration statement on Form S-4 with respect to the issuance of Buyer Common Stock in the Merger (such Form S-4, and any amendments or supplements thereto, the “Registration Statement”). The Registration Statement shall contain proxy materials relating to the matters to be submitted to AMNB shareholders at the AMNB Meeting. Such proxy materials shall also constitute a prospectus relating to the shares of Buyer Common Stock to be issued in the Merger (such proxy statement/prospectus, and any amendments or supplements thereto, the “Proxy Statement/Prospectus”). Buyer and AMNB agree to cooperate, and to cause their respective Subsidiaries to cooperate, with the other party and its counsel and its accountants in the preparation of the Registration Statement and the Proxy Statement/Prospectus. Each of Buyer and AMNB shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and AMNB shall thereafter mail or deliver the Proxy Statement/Prospectus to its shareholders as promptly as practical after the Registration Statement is declared effective under the Securities Act. Buyer shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and AMNB shall furnish all information concerning AMNB and the holders of AMNB Common Stock as may be reasonably requested in connection with any such action.
(b)   The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, orders, approvals, waivers, non-objections and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Mergers), and to comply with the terms and conditions of all such permits, consents, orders, approvals, waivers, non-objections and authorizations of all such Governmental Entities. Buyer and AMNB shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement; provided, that AMNB shall not have the right to review portions of material filed by Buyer or Buyer Bank with a Governmental Entity that contain competitively sensitive business information or confidential supervisory information, in which case, to the extent reasonably practicable, the Buyer or Buyer Bank will make appropriate substitute disclosure arrangements to AMNB. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, orders, approvals, waivers, non-objections and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. As used in this Agreement, the term “Requisite Regulatory Approvals” shall mean all regulatory authorizations, consents, permits, waivers, non-objections, orders and approvals (and the expiration or termination of all statutory waiting periods in respect thereof) (i) from the Federal Reserve Board and the BFI of the VSCC, and (ii) set forth in Section 3.5 or Section 4.5 that are necessary to consummate the transactions contemplated by this Agreement (including the Mergers) or those the failure of which to be obtained would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer, the Surviving Corporation or the Surviving Bank following the Effective Time.
(c)   Each party shall use its reasonable best efforts to resolve any objection that may be asserted by any Governmental Entity with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, nothing contained herein shall be deemed to require Buyer or any of its Subsidiaries, and AMNB or any of its Subsidiaries shall not be permitted (without the written consent of Buyer), to take any action, or commit to take any action, or agree to any condition, commitment or restriction, in connection with obtaining the foregoing permits, consents, orders, approvals, waivers, non-objections and authorizations of Governmental Entities that would be materially financially burdensome to the business, operations, financial condition or results of operations of Buyer, the Surviving Corporation or the Surviving Bank, or their respective Subsidiaries, in each case, after giving effect to the Merger (a “Materially Burdensome Regulatory Condition”).
(d)   Buyer and AMNB shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus, the Registration Statement or any other statement, filing, notice or application made by or on behalf of Buyer, AMNB or any of their respective Subsidiaries to any Governmental Entity in connection with the Mergers and the other transactions contemplated by this Agreement.
(e)   Buyer and AMNB shall promptly advise each other upon receiving any material communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement.
6.2   Access to Information; Confidentiality.
(a)   Upon reasonable notice and subject to applicable laws, AMNB shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other Representatives of Buyer, access, during normal business hours during the period prior to the Effective Time, to all of its properties, books, contracts, commitments, personnel, information technology systems and records, provided, that such investigation or requests shall not interfere unnecessarily with normal operations of AMNB or its Subsidiaries, and, during such period, AMNB shall, and shall cause its Subsidiaries to, make available to Buyer (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents that AMNB is not permitted to disclose under applicable law), and (ii) all other information concerning its business, properties and personnel as Buyer may reasonably request. Neither Buyer nor AMNB nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Buyer’s or AMNB’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties), or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.
(b)   Each of Buyer and AMNB shall hold all information furnished by or on behalf of the other party or any of such party’s Subsidiaries or Representatives pursuant to this Agreement in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated June 8, 2023, between Buyer and AMNB (the “Confidentiality Agreement”).
(c)   No investigation by Buyer or its Representatives shall affect or be deemed to modify or waive the representations, warranties, covenants and agreements of AMNB set forth herein. Nothing contained in this Agreement shall give either party, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
6.3   Shareholder Approval.   AMNB shall call a meeting of its shareholders (the “AMNB Meeting,”) to be held as soon as reasonably practicable after the Registration Statement is declared effective, for the purpose of obtaining (a) the Requisite AMNB Vote and (b) if so desired and mutually agreed, a vote upon other matters of the type customarily brought before a meeting of shareholders in connection with the approval of a merger agreement or the transactions contemplated thereby, and AMNB shall use its reasonable best efforts to cause such meeting to occur as soon as reasonably practicable after the date of this Agreement. AMNB and its Board of Directors shall use its reasonable best efforts to obtain from the shareholders of AMNB, the Requisite AMNB Vote, including by communicating to the shareholders of AMNB its recommendation (and including such recommendation in the Proxy Statement/Prospectus) that the shareholders of AMNB adopt and approve this Agreement and the transactions contemplated hereby (the “AMNB Board Recommendation”). AMNB and its Board of Directors shall not (i) withhold, withdraw, modify or qualify in a manner adverse to Buyer, the AMNB Board Recommendation, (ii) fail to make the AMNB Board Recommendation in the Proxy Statement/Prospectus, or otherwise submit this Agreement to its shareholders for adoption and approval without recommendation, (iii) adopt, approve, agree to, accept, recommend or endorse an Acquisition Proposal or publicly announce an intention to adopt, approve, recommend or endorse an Acquisition Proposal, (iv) fail to publicly and without qualification (A) recommend against any Acquisition Proposal or (B) reaffirm the AMNB Board Recommendation within ten (10) business days (or such fewer number of days as remains prior to the AMNB Meeting, as applicable) after an Acquisition Proposal is made public or any request by Buyer to do so, (v) take any action, or make any public statement, filing or release inconsistent with the AMNB Board Recommendation or (vi) publicly propose to do any of the foregoing (any of the foregoing, a “Recommendation Change”). Notwithstanding anything in this Agreement to the contrary, if (x) after the date hereof, AMNB receives a Superior Proposal and (y) the Board of Directors of AMNB, after consulting with its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would nevertheless be reasonably likely to be a violation of its fiduciary duties under applicable law to make or continue to make the AMNB Board Recommendation, AMNB’s Board of Directors may, prior to the receipt of the Requisite AMNB Vote, (A) submit this Agreement to AMNB shareholders without recommendation (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), in which event AMNB’s Board of Directors may communicate the basis for its lack of a recommendation to its shareholders in the Proxy Statement/Prospectus or an appropriate amendment or supplement thereto to the extent required by law, or (B) terminate this Agreement pursuant to Section 8.1(g) and enter into an Acquisition Agreement with respect to a Superior Proposal subject to compliance with Section 8.2(b)(ii); provided, that AMNB’s Board of Directors may not take any actions under this sentence unless it (I) has complied in all material respects with Section 6.11, (II) gives Buyer at least five (5) business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including the latest material terms and conditions and the identity of the third party in any such Superior Proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances, including the information under Section 6.11(b)) and (III) at the end of such notice period, takes into account any amendment or modification to this Agreement proposed by Buyer and, after consulting with its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that such Superior Proposal remains a Superior Proposal and it would nevertheless be reasonably likely to be a violation of its fiduciary duties under applicable law to make or continue to make the AMNB Board Recommendation. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.3 and will require a new notice period as referred to in this Section 6.3, except that the notice period shall be three (3) business days rather than the five (5) business day notice period otherwise contemplated by the preceding sentence. AMNB shall adjourn or postpone the AMNB Meeting if, as of the time for which such meeting is originally scheduled there are insufficient shares of AMNB Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, the AMNB Meeting shall be convened and this Agreement shall be submitted to the shareholders of AMNB at the AMNB Meeting, and nothing contained herein shall be deemed to relieve AMNB of such obligation.

6.4   Operating Functions.   AMNB and AMNB Bank shall cooperate with Buyer and Buyer Bank in connection with planning for the efficient and orderly combination of the parties and the operation of the Surviving Corporation and Surviving Bank, and in preparing for the consolidation of appropriate operating functions to be effective at the Effective Time or such later date as Buyer may decide. Each party shall cooperate with the other party in preparing to execute after the Effective Time conversion or consolidation of systems and business operations generally (including by entering into customary confidentiality, non-disclosure and similar agreements with such service providers or the other party). Prior to the Effective Time, each party shall exercise, consistent with terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
6.5   AMNB Benefit Plans.
(a)   During the period commencing at the Effective Time and ending on the first anniversary of the Closing Date, except as contemplated by this Agreement, Buyer shall cause to be provided (i) to employees who are actively employed by AMNB or its Subsidiaries on the Closing Date (“Current Employees”), who continue to be employed by Buyer or its Subsidiaries immediately following the Closing Date for so long as such employee is employed following the Closing Date (“Covered Employees”) employee benefits (other than severance benefits) under Buyer Benefit Plans and compensation, on terms and conditions which are, in the aggregate, substantially comparable to those provided by Buyer or its Subsidiaries to their similarly situated employees; provided, that in no event shall any Covered Employee be eligible to participate in any closed or frozen plan of any of Buyer or its Subsidiaries; and (ii) to Current Employees whose employment is terminated due to restructuring, reorganization, or position elimination or who resign as a result of a relocation of more than thirty-five (35) miles during such period (other than any such employee who is (A) party to an individual agreement or letter that entitles such person to severance or termination benefits or (B) entitled to a change in control payment in connection with the transactions contemplated hereby) the severance benefits described in Section 6.5(a) of the AMNB Disclosure Schedule, subject to the applicable employee entering into and not revoking a standard release of claims. Until such time as Buyer shall cause the Covered Employees to participate in the applicable Buyer Benefit Plans, the continued participation of the Covered Employees in the analogous AMNB Benefit Plan, if any, shall be deemed to satisfy the foregoing provisions of this clause (it being understood that participation in Buyer Benefit Plan may commence at different times with respect to each Buyer Benefit Plan). For purposes of determining eligibility to participate and vesting under the Buyer Benefit Plans, and for purposes of determining a Covered Employee’s entitlement to paid time off under Buyer’s paid time off program, Buyer shall amend the Buyer Benefit Plans (to the extent necessary), prior to and effective at the Effective Time, such that the service of the Covered Employees with AMNB or its Subsidiaries prior to the Effective Time shall be treated as service with Buyer or any of its Subsidiaries participating in such Buyer Benefit Plan, to the same extent that such service was recognized by AMNB and its Subsidiaries for purposes of a similar benefit plan; provided, that such recognition of service shall not (x) operate to duplicate any benefits of a Covered Employee with respect to the same period of service, or (y) apply for purposes of any plan, program or arrangement (A) under which similarly-situated employees of Buyer and its Subsidiaries do not receive credit for prior service, (B) that is grandfathered or frozen, either with respect to level of benefits or participation, or (C) for purposes of retiree medical benefits or level of benefits under a defined benefit pension plan.
(b)   From and after the Effective Time, without limiting the generality of Section 6.5(a), with respect to each Covered Employee (and their beneficiaries), Buyer shall use commercially reasonable efforts to cause each life, disability, medical, dental or vision plan of Buyer or its Subsidiaries in which each such Covered Employee becomes eligible to participate (to the extent permitted by the applicable carrier) to (i) waive any preexisting condition limitations to the extent such conditions were covered under the applicable life, disability, medical, dental or vision plans of AMNB and its Subsidiaries, (ii) provide credit under medical, dental and vision plans for any deductibles, co-payment and out-of-pocket expenses incurred by the Covered Employees (and their beneficiaries) under analogous plans of AMNB or its Subsidiaries prior to the Effective Time during the portion of the applicable plan year prior to participation, and (iii) waive any waiting period limitation, actively-at-work requirement or evidence of insurability requirement that would otherwise be applicable to such Covered Employees and their beneficiaries on or after the Effective Time to the extent such employee or beneficiary had satisfied any similar limitation or requirement under an analogous AMNB Benefit Plan prior to the Effective Time.
(c)   Notwithstanding anything herein to the contrary, from the date hereof through the Effective Time, neither AMNB nor any of its affiliates shall take any material action (or cause or authorize any service provider or other third party to take any such action) regarding the termination of the AMNB Pension Plan, or the related wind-down, asset distribution, or other administration thereof (collectively, the “Pension Plan Termination”) without Buyer’s consent (which consent shall not be unreasonably withheld or delayed). AMNB shall provide Buyer with a copy of any resolutions, plan amendments, notices or other documents relating to the Pension Plan Termination in advance and give Buyer a reasonable opportunity to comment on such documents (which comments shall be considered in good faith).
(d)   Upon request by Buyer in writing at least twenty (20) days prior to the Closing Date, AMNB and its Subsidiaries shall cooperate in good faith with Buyer prior to the Closing Date to amend, freeze, terminate or modify any other AMNB Benefit Plan to the extent and in the manner determined by Buyer effective upon the Closing Date (or at such different time mutually agreed to by the parties) and consistent with applicable law. AMNB shall provide Buyer with a copy of the resolutions, plan amendments, notices and other documents prepared to effectuate the actions contemplated by this Section 6.5(d), as applicable, and give AMNB a reasonable opportunity to comment on such documents (which comments shall be considered in good faith), and prior to the Closing Date, AMNB shall provide Buyer with the final documentation evidencing that the actions contemplated herein have been effectuated.
(e)   Nothing in this Agreement is intended to confer upon any person, including any current or former employee, officer, director or consultant of AMNB or any of its Subsidiaries or affiliates, any rights, remedies, obligations, or liabilities under or by reason of this Agreement. In no event shall the terms of this Agreement: (i) establish, amend, or modify any AMNB Benefit Plan or any “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit plan, program, agreement or arrangement maintained or sponsored by Buyer (“Buyer Benefit Plan”), AMNB or any of their respective affiliates; (ii) alter or limit the ability of Surviving Corporation, Buyer or any of their Subsidiaries or affiliates to amend, modify or terminate any AMNB Benefit Plan, employment agreement, or any other benefit or employment plan, program, agreement or arrangement after the Closing Date; or (iii) confer upon any current or former employee, officer, director or consultant of AMNB or any of its Subsidiaries or affiliates, any right to employment or continued employment or continued service with Buyer or any of its Subsidiaries, the Surviving Corporation or AMNB or its Subsidiaries, or constitute or create an employment agreement with any employee, or interfere with or restrict in any way the rights of the Surviving Corporation, AMNB, Buyer or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of AMNB or any of its Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause.
(f)   On the Closing Date, AMNB shall provide Buyer with a list of employees who have suffered an “employment loss” (as defined in the WARN Act) in the 90 days preceding the Closing Date or had a reduction in hours of a least fifty percent (50%) in the 180 days preceding the Closing Date, each identified by date of employment loss or reduction in hours, employing entity, and facility location.
(g)   To the extent AMNB determines, based on calculations reasonably satisfactory to AMNB and Buyer, that any payments or benefits made with respect to, or which could arise as a result of, this Agreement or the transactions contemplated hereby, could be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code, AMNB shall, prior to the Closing Date, cooperate in good faith with Buyer to effect reasonable measures to minimize the likelihood that any such payments or benefits may be characterized as “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code. Notwithstanding the foregoing, AMNB reserves the right to amend the terms of any of the AMNB Benefit Plans to modify the payment timing of amounts thereunder, subject to the consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), in order to minimize the likelihood that any payments or benefits may be characterized as “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code.

(h)   Buyer will, as of and after the Effective Time, assume and honor all employment, severance, change in control, salary continuation, supplemental executive retirement and deferred compensation agreements or plans that AMNB and the AMNB Subsidiaries have with their current and former officers, directors and employees and which are set forth in Section 3.12(a)(i) of the AMNB Disclosure Schedule, except to the extent (i) the affected individual has consented to alternative treatment, (ii) subject to the consent of each affected individual to the extent required by the terms of such agreements or plans, any such agreements or plans shall be superseded or amended on or after the Effective Time in the Ordinary Course for transactions of this type and in accordance with their terms; or (iii) any such agreements or plans shall have been materially amended, terminated or superseded without Buyer’s consent after the date hereof but prior to the Effective Time. For the avoidance of doubt, the foregoing does not limit Buyer’s rights under the terms of the applicable agreements or plans (including with respect to amendment or termination) or limit AMNB’s obligations under Section 5.2.
(i)   As of the date hereof, Buyer has entered into executive consulting agreements with certain employee of AMNB set forth in Exhibit B hereto, to be effective upon the Closing. After the date hereof but prior to the Closing, Buyer will enter into executive agreements with, or otherwise provide offers of employment to, certain employees of AMNB set forth in Schedule II hereto, to be effective upon the Closing.
6.6   Indemnification; Directors’ and Officers’ Insurance.
(a)   From and after the Effective Time, to the extent permitted by applicable law, the Surviving Corporation or Buyer shall indemnify, defend and hold harmless and shall advance expenses as incurred, in each case to the extent (subject to applicable law) any person who is entitled to indemnification (each, a “AMNB Indemnified Party” and collectively, the “AMNB Indemnified Parties”) as of the date of this Agreement by AMNB pursuant to the AMNB Articles, the AMNB Bylaws, the governing or organizational documents of any Subsidiary of AMNB and any indemnification agreements in existence as of the date hereof and set forth in Section 6.6(a) of the AMNB Disclosure Schedule (collectively, the “AMNB Charters”), pertaining to matters existing or occurring at or prior to the Effective Time, including matters, acts or omissions occurring in connection with the approval of this Agreement and the transactions contemplated by this Agreement; provided, that in the case of advancement of expenses, any AMNB Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such AMNB Indemnified Party is not entitled to indemnification.
(b)   For a period of six (6) years after the Effective Time, the Surviving Corporation or Buyer shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by AMNB (provided, that the Surviving Corporation or Buyer may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured) with respect to claims arising from facts or events which occurred at or before the Effective Time, including matters, acts or omissions occurring in connection with the approval of this Agreement and the transactions contemplated by this Agreement; provided, that the Surviving Corporation and Buyer shall not be obligated to expend, on an annual basis, an amount in excess of three hundred percent (300%) of the current annual premium paid as of the date hereof by AMNB for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then the Surviving Corporation or Buyer shall cause to be maintained policies of insurance which, in the Surviving Corporation’s or Buyer’s good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, Buyer or AMNB, in consultation with the other party, may obtain at or prior to the Effective Time a six (6)-year “tail” policy under AMNB’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap.
(c)   The provisions of this Section 6.6 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each AMNB Indemnified Party and his or her heirs and representatives. If the Surviving Corporation or Buyer or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its assets or deposits to any other person or engages in any similar transaction, then in each such case, the Surviving Corporation or Buyer will cause proper provision to be made so that the successors and assigns of the Surviving Corporation or Buyer will expressly assume the obligations set forth in this Section 6.6.
6.7   Additional Agreements.   At any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Buyer with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Mergers, each of AMNB and Buyer shall, and shall cause each of their Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal and regulatory requirements that may be imposed on such party or its Subsidiaries with respect to the Mergers and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any consent or approval by any Governmental Entity and any other third party that is required to be obtained by AMNB or Buyer or any of their respective Subsidiaries in connection with, or to effect, the Mergers and the other transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation and the Surviving Bank with full title to all assets, rights, consents, permits, immunities and franchises of any of the parties to the Mergers, the proper officers and directors of each party and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Buyer.
6.8   Advice of Changes.   Buyer and AMNB shall each promptly advise the other party of any effect, change, event, circumstance, condition, occurrence or development (a) that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on it or (b) that it believes would or would reasonably be expected to cause or constitute a material breach of any of its representations, warranties, obligations, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VII; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.8 or the failure of any condition set forth in Section 7.2 or 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or 7.3 to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 6.8 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.
6.9   Litigation.   Each of AMNB and Buyer shall promptly notify each other in writing of any Litigation, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator pending or, to the knowledge of AMNB or Buyer, as applicable, threatened against AMNB, Buyer or any of their respective Subsidiaries or Representatives that (a) questions or would reasonably be expected to question the validity of this Agreement or the other agreements contemplated hereby or any actions taken or to be taken by AMNB, Buyer or their respective Subsidiaries with respect hereto or thereto, or (b) seeks to enjoin or otherwise restrain the transactions contemplated hereby. AMNB shall give Buyer prompt notice of any shareholder Litigation, subpoena or summons against AMNB or its directors or officers relating to the transactions contemplated by this Agreement and shall give Buyer every opportunity to participate (at its own expense) in the defense or settlement of any such Litigation, subpoena or summons. AMNB shall give Buyer the right to review and comment on all filings or responses to be made by AMNB in connection with any such Litigation, subpoena or summons. No settlement shall be agreed to by AMNB or its Subsidiaries without Buyer’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned); provided, that Buyer shall not be obligated to consent to any settlement which does not include a full release of Buyer and its affiliates or which imposes an injunction or other equitable relief after the Effective Time upon the Surviving Corporation, Buyer or any of their respective affiliates.
6.10   Corporate Governance.
(a)   On or prior to the Effective Time, the Board of Directors of each of Buyer and Buyer Bank shall cause the number of directors that will comprise the full Board of Directors of each of the Surviving Corporation and the Surviving Bank at the Effective Time to be increased by two (2) members, and as of the Effective Time shall appoint the individuals set forth in Schedule I to the Boards of Directors of the Surviving Corporation and the Surviving Bank (the “AMNB Directors”).
(b)   Subject to compliance by the Board of Directors of the Surviving Corporation with its fiduciary duties (including compliance with the Surviving Corporation’s organizational documents and corporate governance guidelines) and applicable law, the Surviving Corporation shall nominate and recommend each of the AMNB Directors for reelection to the Board of Directors of the Surviving Corporation at each meeting of the shareholders of the Surviving Corporation at which directors are elected from the Effective Time at least until the 2027 annual meeting of shareholders of the Surviving Corporation, and the Surviving Corporation’s proxy materials with respect to such meetings shall include the recommendation of the Board of Directors of the Surviving Corporation that its shareholders vote to reelect each AMNB Director to the same extent as recommendations are made with respect to other directors on the Board of Directors of the Surviving Corporation.
(c)   Subject to compliance by the Board of Directors of each of the Surviving Corporation and Surviving Bank with its fiduciary duties (including compliance with the organizational documents and corporate governance guidelines of the Surviving Corporation and Surviving Bank) and applicable law, the Surviving Corporation and the Surviving Bank shall cause each of the AMNB Directors to continue to serve as directors of the Surviving Bank from the Effective Time at least until the 2027 annual meeting of shareholders of the Surviving Corporation.
(d)   Notwithstanding the foregoing, the obligations of Buyer, Buyer Bank, the Surviving Corporation and the Surviving Bank to appoint the AMNB Directors and nominate them for election are subject to each AMNB Director’s compliance with Buyer’s governance and ethics policies in place from time to time, as reasonably determined by Buyer’s Board of Directors.
6.11   Acquisition Proposals.
(a)   AMNB agrees that it will not, and will cause each of its Subsidiaries and its and their Representatives not to, directly or indirectly, (i) initiate, solicit, encourage or facilitate any inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to, have or participate in any discussions with any person relating to any Acquisition Proposal, (iv) grant any waiver, amendment or release of or under, or fail to enforce, any confidentiality, standstill or similar agreement (or any confidentiality, standstill or similar provision of any other contract), or (v) unless this Agreement has been terminated in accordance with its terms, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (whether written or oral, binding or nonbinding) (other than a confidentiality agreement referred to and entered into in accordance with this Section 6.11) in connection with or relating to any Acquisition Proposal. Notwithstanding the foregoing, in the event that after the date of this Agreement and prior to the receipt of the Requisite AMNB Vote, AMNB receives an unsolicited bona fide written Acquisition Proposal that did not result from or arise in connection with a breach of this Section 6.11(a), AMNB may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished confidential or nonpublic information or data (but only if AMNB shall have provided such information to Buyer concurrently or prior to furnishing it to any such person) and participate in such negotiations or discussions with the person making the Acquisition Proposal if the Board of Directors of AMNB concludes in good faith (after consulting with its outside counsel, and with respect to financial matters, its financial advisors) that such Acquisition Proposal constitutes or could reasonably be expected to lead to, a Superior Proposal and that the failure to take such actions would be reasonably likely be a violation of its fiduciary duties under applicable law; provided, that prior to furnishing any confidential or nonpublic information permitted to be provided pursuant to this sentence, AMNB shall have (A) provided such information to Buyer and entered into a confidentiality agreement with the person making such Acquisition Proposal on terms no less favorable to it than the Confidentiality Agreement, which confidentiality agreement shall not provide such person with any exclusive right to negotiate with AMNB or otherwise prevent AMNB from providing any information to Buyer in accordance with this Agreement or otherwise comply with its obligations under this Agreement, and (B) provided Buyer with at least one (1) business day prior notice of taking any such action. AMNB will, and will cause its Representatives to, (x) immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than the parties hereto, as applicable, with respect to any offer or proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, and (y) request the prompt return or destruction of all confidential information previously furnished to any person (other than the parties hereto and its Representatives) that has made or indicated an intention to make an Acquisition Proposal.
(b)   AMNB will promptly (within twenty-four (24) hours) advise Buyer following receipt of (i) any Acquisition Proposal or (ii) any request for nonpublic information or any other inquiry which could reasonably be expected to lead to an Acquisition Proposal, and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or Acquisition Proposal), will provide Buyer with an unredacted copy of any such Acquisition Proposal and any draft agreements, proposals or other materials received in connection with any such inquiry or Acquisition Proposal (or a written summary of the material terms of such Acquisition Proposal, request or inquiry, if oral), and will keep Buyer apprised (and in any event within twenty-four (24) hours) of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or Acquisition Proposal.
(c)   As used in this Agreement, (i) “Acquisition Proposal” shall mean, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of twenty-five percent (25%) or more of the consolidated assets of AMNB and its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of AMNB, or twenty-five percent (25%) or more of any class of equity or voting securities of AMNB or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of AMNB, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning twenty-five percent (25%) or more of any class of equity or voting securities of AMNB or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of AMNB, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving AMNB or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of AMNB and (ii) “Superior Proposal” shall mean any unsolicited bona fide written Acquisition Proposal with respect to which the Board of Directors of AMNB determines in its good faith judgment (after consulting with its outside legal counsel and its financial advisor) is reasonably likely to be consummated in accordance with the terms proposed, and if consummated, would result in a transaction more favorable, from a financial point of view, to AMNB’s shareholders than the Merger and the other transactions contemplated by this Agreement (as it may be proposed to be amended by Buyer), taking into account all legal, financial, regulatory and other relevant factors (including (A) the Acquisition Proposal and this Agreement (including any proposed changes to this Agreement that may be proposed by Buyer in response to such Acquisition Proposal), and (B) any conditions to closing and certainty of closing, timing, any applicable break-up fees and expense reimbursement provisions, and ability of such offeree to consummate the Acquisition Proposal); provided, that for purposes of the definition of “Superior Proposal,” the references to “twenty-five percent (25%)” in the definitions of Acquisition Proposal shall be deemed to be references to “fifty percent (50%)”.
(d)   Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 6.11 by any Subsidiary or Representative of AMNB shall constitute a breach of this Section 6.11 by AMNB. In addition to the foregoing, AMNB shall not submit to the vote of its shareholders any Acquisition Proposal other than the Merger.
(e)   Nothing contained in this Agreement shall prevent AMNB or its Board of Directors from (i) taking and disclosing to the shareholders of AMNB a position contemplated by Rule 14d-9 and Rule 14e-2 under the Exchange Act or (ii) making any “stop, look and listen” communication to the shareholders of AMNB pursuant to Rule 14d-9(f) under the Exchange Act with respect to an Acquisition Proposal; provided, that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under this Agreement.

6.12   Public Announcements.   AMNB and Buyer agree that the initial press release with respect to the execution and delivery of this Agreement shall be a release mutually agreed to by the parties. Thereafter, each of the parties agrees that no public release or announcement or statement concerning this Agreement or the transactions contemplated hereby shall be issued by any party without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (a) as required by applicable law or the rules or regulations of any applicable Governmental Entity or stock exchange to which the relevant party is subject, in which case the party required to make the release or announcement shall, subject to applicable law, consult with the other party about, and allow the other party reasonable time to comment on, such release or announcement in advance of such issuance or (b) for such releases, announcements or statements that are consistent with other such releases, announcement or statements made after the date of this Agreement in compliance with this Section 6.12.
6.13   Change of Method.   Buyer may, at any time prior to the Effective Time, change the method or structure of effecting the combination of AMNB and Buyer and their respective Subsidiaries (including the provisions of Article I) and, if and to the extent requested by Buyer, AMNB agrees to enter into such amendments to this Agreement to give effect to such restructuring; provided, that unless this Agreement is amended by agreement of each party in accordance with Section 9.1, no such change shall (a) alter or change the Exchange Ratio or the number of shares of Buyer Common Stock received by holders of AMNB Common Stock in exchange for each share of AMNB Common Stock, (b) adversely affect the Tax treatment of the Merger with respect to AMNB’s shareholders or any of the parties or (c) materially impede or delay the consummation of the transactions contemplated by this Agreement in a timely manner.
6.14   Restructuring Efforts.   If AMNB shall have failed to obtain the Requisite AMNB Vote at the duly convened AMNB Meeting, or any adjournment or postponement thereof, each of the parties shall in good faith use its reasonable best efforts to negotiate a restructuring of the transactions provided for herein (it being understood that neither party shall have any obligation to alter or change any material terms, including the amount or kind of the consideration to be issued to holders of the capital stock of AMNB as provided for in this Agreement, in a manner adverse to such party or its shareholders) and/or resubmit this Agreement and the transactions contemplated hereby (or as restructured pursuant to this Section 6.14) to AMNB’s shareholders for approval; provided that the parties shall have no obligations under this Section 6.14 if AMNB has received a Superior Proposal without breaching this Agreement.
6.15   Takeover Statutes.   None of AMNB, Buyer or their respective Boards of Directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Mergers, or any of the other transactions contemplated hereby, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Mergers and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each party and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.
6.16   Tax Treatment.
(a)   Each party intends, and undertakes and agrees to use its reasonable best efforts to cause the Merger to, and to take no action which would cause the Merger not to, in each case, qualify as a “reorganization” within the meaning of Section 368(a) of the Code for federal income tax purposes. The parties shall cooperate and use their reasonable best efforts in order for (i) Buyer to receive the opinion described in Section 7.2(d) and (ii) AMNB to receive the opinion described in Section 7.3(c). The parties adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) and for purposes of Sections 354, 361 and 368 of the Code.
(b)   Each of the parties shall use its reasonable best efforts to cause their appropriate officers to execute and deliver to Covington & Burling LLP and Williams Mullen, as applicable, certificates containing appropriate representations and covenants, reasonably satisfactory in form and substance to such counsel, at such time or times as may be reasonably requested by such counsel, including as of the effective date of the Proxy Statement/Prospectus and the Closing Date, in connection with deliveries of tax opinions by such counsels with respect to the Tax treatment of the Merger.
(c)   Unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, each of the parties shall report the Merger as a “reorganization” within the meaning of Section 368(a) of the Code and shall not take any inconsistent position therewith in any Tax Return.
6.17   Exemption from Liability Under Section 16(b).   The parties agree that, in order to most effectively compensate and retain AMNB Insiders, both prior to and after the Effective Time, it is desirable that AMNB Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of AMNB Common Stock into shares of Buyer Common Stock in the Merger, and for that compensatory and retentive purposes agree to the provisions of this Section 6.17. AMNB shall deliver to Buyer in a reasonably timely fashion prior to the Effective Time accurate information regarding those officers and directors of AMNB subject to the reporting requirements of Section 16(a) of the Exchange Act (the “AMNB Insiders”), and the Boards of Directors of Buyer and of AMNB, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter, and in any event prior to the Effective Time, take all such steps as may be required to cause (in the case of AMNB) any dispositions of AMNB Common Stock or AMNB Restricted Stock Awards by the AMNB Insiders, and (in the case of Buyer) any acquisitions of Buyer Common Stock by any AMNB Insiders who, immediately following the Merger, will be officers or directors of Buyer subject to the reporting requirements of Section 16(a) of the Exchange Act, in each case pursuant to the transactions contemplated by this Agreement, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable law.
6.18   Listing.   Buyer shall use its reasonable best efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of Buyer Common Stock to be issued to the holders of AMNB Common Stock pursuant to this Agreement, and Buyer shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.
6.19   Treatment of AMNB Indebtedness.   Upon the Effective Time, Buyer shall assume the due and punctual performance and observance of the covenants to be performed by AMNB under the indentures set forth in Section 6.19 of the AMNB Disclosure Schedule, and the due and punctual payment of the principal of (and premium, if any) and interest on, the debt securities governed thereby. In connection therewith, AMNB and Buyer shall, and shall cause their respective Subsidiaries to, as applicable, (a) execute and deliver, at or prior to the Effective Time, to the relevant agents and trustees under each of the indentures and related agreements governing AMNB’s and its Subsidiaries’ debt securities set forth in Section 6.19 of the AMNB Disclosure Schedule, such documents or instruments as are required to comply with the requirements of each such indenture in connection with the Merger and the other transactions contemplated hereby and to make such assumption effective as of the Effective Time, which documents or instruments shall be effective at, or conditioned upon the occurrence of, the Effective Time, and (b) take all actions reasonably necessary in connection with obtaining the execution of such instruments by the other parties required to execute such documents and instruments and take any other actions that are customary or necessary in connection therewith, including the execution and delivery by AMNB, Buyer or their respective Subsidiaries (as applicable) of customary officers’ certificates, supplemental indentures and legal opinions, respectively, to the relevant trustee under the applicable indenture, to the extent such certificates, supplemental indentures and opinions are required thereby or requested by the applicable trustee pursuant to the terms of the applicable indenture to make such assumption effective as of the Effective Time.
ARTICLE VII
CONDITIONS PRECEDENT
7.1   Conditions to Each Party’s Obligation to Effect the Mergers.   The respective obligations of the parties to effect the Mergers shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:
(a)   Shareholder Approval.   This Agreement shall have been approved by the shareholders of AMNB by the Requisite AMNB Vote.

(b)   NYSE Listing.   The shares of Buyer Common Stock that shall be issuable pursuant to this Agreement shall have been authorized for listing on the NYSE, subject to official notice of issuance.
(c)   Regulatory Approvals.   All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated.
(d)   Registration Statement.   The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for such purpose shall have been initiated or threatened by the SEC and not withdrawn.
(e)   No Injunctions or Restraints; Illegality.   No order, injunction or decree issued by any court or Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers or any of the other transactions contemplated by this Agreement shall be in effect. No law, statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Mergers or any of the other transactions contemplated by this Agreement.
7.2   Conditions to Obligations of Buyer.   The obligation of Buyer to effect the Mergers is also subject to the satisfaction, or waiver by Buyer, at or prior to the Effective Time, of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of AMNB set forth in Sections 3.1, 3.2(a) (except for inaccuracies which are de minimis in amount), 3.3, 3.4, 3.8, 3.9(a), 3.13(h) and 3.23, after giving effect to the lead-in to Article III, shall be true and correct, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and the representations and warranties of AMNB set forth in Sections 3.2(b), 3.2(c), and 3.2(d), in each case, after giving effect to the lead-in to Article III, shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of AMNB set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article III) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on AMNB. Buyer shall have received a certificate dated as of the Closing Date and signed on behalf of AMNB by the Chief Executive Officer or the Chief Financial Officer of AMNB to the foregoing effect.
(b)   Performance of Obligations of AMNB.   AMNB shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Buyer shall have received a certificate dated as of the Closing Date and signed on behalf of AMNB by the Chief Executive Officer or the Chief Financial Officer of AMNB to such effect.
(c)   Burdensome Condition.   No Requisite Regulatory Approval contains, shall have resulted in or would reasonably be expected to result in, the imposition of a Materially Burdensome Regulatory Condition.
(d)   Federal Tax Opinion.   Buyer shall have received the opinion of Covington & Burling LLP, in form and substance reasonably satisfactory to Buyer, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Buyer, reasonably satisfactory in form and substance to such counsel.
7.3   Conditions to Obligations of AMNB.   The obligation of AMNB to effect the Merger is also subject to the satisfaction, or waiver by AMNB, at or prior to the Effective Time of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of Buyer set forth in Sections 4.1, 4.2(a) (except for inaccuracies which are de minimis in amount), 4.3, 4.4, 4.8, 4.9 and 4.13, after giving effect to the lead-in to Article IV, shall be true and correct, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and the representations and warranties of Buyer set forth in Section 4.2(b), after giving effect to the lead-in to Article IV, shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of Buyer set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on Buyer. AMNB shall have received a certificate dated as of the Closing Date and signed on behalf of Buyer by the Chief Executive Officer or the Chief Financial Officer of Buyer to the foregoing effect.
(b)   Performance of Obligations of Buyer.   Buyer shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and AMNB shall have received a certificate dated as of the Closing Date and signed on behalf of Buyer by the Chief Executive Officer or the Chief Financial Officer of Buyer to such effect.
(c)   Federal Tax Opinion.   AMNB shall have received the opinion of Williams Mullen, in form and substance reasonably satisfactory to AMNB, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of AMNB, reasonably satisfactory in form and substance to such counsel.
ARTICLE VIII
TERMINATION AND AMENDMENT
8.1   Termination.   This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Requisite AMNB Vote:
(a)   by mutual written consent of Buyer and AMNB;
(b)   by Buyer or AMNB, if (i) (A) any Governmental Entity has denied a Requisite Regulatory Approval and such denial has become final and non-appealable or has advised Buyer in writing or orally that it will not grant (or intends to rescind or revoke) a Requisite Regulatory Approval, or (B) any Governmental Entity shall have requested in writing that any party or any of their respective affiliates withdraw (other than for technical reasons) and not be permitted to resubmit within 60 days, any application with respect to a Requisite Regulatory Approval; provided, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or resulted in, the failure to obtain a Requisite

Regulatory Approval, (ii) any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of the Mergers; provided, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have used its reasonable best efforts to contest, appeal and remove such order, injunction, decree or other legal restraint or prohibition; or (iii) the Requisite AMNB Vote is not obtained at the AMNB Meeting where such matters were presented to such shareholders for approval and voted upon;
(c)   by Buyer or AMNB, if the Merger shall not have been consummated on or before July 24, 2024 (the “Termination Date”), if the failure to consummate the transactions contemplated hereby on or before the Termination Date is not caused by any breach of this Agreement by the party electing to terminate pursuant to this Section 8.1(c);
(d)   by Buyer or AMNB (provided, that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained herein) if there shall have been a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of AMNB, in the case of a termination by Buyer, or Buyer, in the case of a termination by AMNB, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2, in the case of a termination by Buyer, or Section 7.3, in the case of a termination by AMNB, and which is not cured within forty-five (45) days following written notice to AMNB, in the case of a termination by Buyer, or Buyer, in the case of a termination by AMNB, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date);
(e)   by Buyer, prior to the receipt of the Requisite AMNB Vote, if (i) AMNB or the Board of Directors of AMNB shall have made a Recommendation Change or (ii) AMNB or the Board of Directors of AMNB shall have breached its obligations under Section 6.3 or Section 6.11;
(f)   by Buyer, if any Regulatory Agency has granted a Requisite Regulatory Approval but such Requisite Regulatory Approval contains, or shall have resulted in or would reasonably be expected to result in, the imposition of a Materially Burdensome Regulatory Condition; or
(g)   by AMNB, prior to the receipt of the Requisite AMNB Vote, in order to concurrently enter into an agreement with respect to a Superior Proposal that was received and considered by AMNB in compliance with Sections 6.3 and Section 6.11.
8.2   Effect of Termination.
(a)   In the event of termination of this Agreement by Buyer or AMNB as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Buyer, AMNB, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.2(b) (Access to Information; Confidentiality), Section 6.12 (Public Announcements), this Section 8.2 and Article IX shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Buyer nor AMNB shall be relieved or released from any liabilities or damages arising out of fraud or its willful and material breach of any provision of this Agreement.
(b)   (i)   In the event that after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been communicated to or otherwise made known to the Board of Directors or senior management of AMNB or shall have been made directly to the shareholders of AMNB or any person shall have publicly announced an Acquisition Proposal (whether or not withdrawn) and (A) thereafter this Agreement is terminated (x) by Buyer or AMNB pursuant to Section 8.1(b)(iii), (y) by Buyer or AMNB pursuant to Section 8.1(c) (and the Requisite AMNB Vote has not been obtained), or (z) by Buyer pursuant to Section 8.1(d), and (B) prior to the date that is twelve (12) months after the date of such termination, AMNB enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same

Acquisition Proposal as that referred to above), then AMNB shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay Buyer, by wire transfer of same-day funds, a fee equal to $17,232,000 (the “Termination Fee”); provided, that for purposes of this Section 8.2(b)(i), all references in the definition of Acquisition Proposal to “twenty-five percent (25%)” shall instead refer to “fifty percent (50%).”
(ii)   In the event that this Agreement is terminated by Buyer pursuant to Section 8.1(e) or by AMNB pursuant to Section 8.1(g), then AMNB shall pay Buyer, by wire transfer of same-day funds, the Termination Fee within two (2) business days of the date of termination.
(c)   Notwithstanding anything to the contrary herein, but without limiting the right of Buyer to recover liabilities or damages to the extent permitted herein, in no event shall AMNB be required to pay the Termination Fee more than once.
(d)   The payment of the Termination Fee by AMNB pursuant to Section 8.2(b) constitutes liquidated damages and not a penalty, and shall be the sole remedy of Buyer in the event the Termination Fee is payable as specified in such section. Each of the parties acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if AMNB fails promptly to pay the amount due pursuant to this Section 8.2, and, in order to obtain such payment, Buyer commences a suit which results in a judgment against AMNB for the Termination Fee or any portion thereof, AMNB shall pay the costs and expenses of Buyer (including attorneys’ fees and expenses) in connection with such suit. In addition, if AMNB fails to pay the amounts payable pursuant to this Section 8.2, then AMNB shall pay interest on such overdue amounts at a rate per annum equal to the “prime rate” published in the Wall Street Journal on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full.
ARTICLE IX
GENERAL PROVISIONS
9.1   Amendment.   Subject to compliance with applicable law, this Agreement may be amended by the parties hereto at any time before or after the receipt of the Requisite AMNB Vote; provided, that after the receipt of the Requisite AMNB Vote, there may not be, without further approval of the shareholders AMNB, any amendment of this Agreement that requires such further approval under applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
9.2   Extension; Waiver.   At any time prior to the Effective Time, each of the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by such other party pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained herein; provided, that after the receipt of the Requisite AMNB Vote, there may not be, without further approval of the shareholders of AMNB, any extension or waiver of this Agreement or any portion thereof that requires such further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if and to the extent set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
9.3   Nonsurvival of Representations, Warranties and Agreements.   None of the representations, warranties, obligations, covenants and agreements in this Agreement (or in any certificate delivered pursuant to this Agreement) shall survive the Effective Time, except for Sections 6.2(b), 6.5(a), 6.5(b), 6.6, 6.10, 6.13 and 6.16 and this Article IX, and for those other obligations, covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.
9.4   Expenses.   Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, that the costs and expenses of printing and mailing the Proxy Statement/Prospectus and all filing and other fees paid to Governmental Entities in connection with the Merger and the other transactions contemplated hereby shall be borne equally by Buyer and AMNB.
9.5   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
(a)
if to AMNB, to:

American National Bankshares Inc.
628 Main Street
Danville, Virginia 24541
Attention:
Jeffrey V. Haley

E-mail:
haleyj@amnb.com

With a copy (which shall not constitute notice) to:
Williams Mullen
200 South 10th Street, Suite 1600
Richmond, Virginia 23219
Attention:
Scott H. Richter
Benjamin A. McCall

E-mail:
srichter@williamsmullen.com
bmccall@williamsmullen.com

and
(b)
if to Buyer, to:

Atlantic Union Bankshares Corporation
1051 East Cary Street, Suite 1200
Richmond, Virginia 23219
Attention:
John C. Asbury

E-mail:
john.asbury@atlanticunionbank.com

With a copy (which shall not constitute notice) to:
Covington & Burling LLP
One CityCenter
850 Tenth Street NW
Washington, District of Columbia 20001
Attention:
Frank M. Conner III
Michael P. Reed
Charlotte May

E-mail:
rconner@cov.com
mreed@cov.com
cmay@cov.com

9.6   Interpretation.   The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of AMNB means the actual knowledge of any of the officers of AMNB set forth in Section 9.6 of the AMNB Disclosure Schedule and all facts of which any such person or persons would reasonably be expected to know in the normal course of exercising his or her duties based on applicable title or position, and the “knowledge” of Buyer means the actual knowledge of any of the officers of Buyer set forth in Section 9.6 of the Buyer Disclosure Schedule and all facts of which any such person or persons would reasonably be expected to know in the normal course of exercising his or her duties based on applicable title or position. As used herein, (a) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (b) an “affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person, (c) the term “made available” means any document or other information that was (i) provided (whether by physical or electronic delivery) by one party or its Representatives to the other party and its Representatives at least three (3) business day prior to the date hereof, (ii) included in the virtual data room (on a continuation basis without subsequent modification) of a party at least three (3) business day prior to the date hereof or (iii) filed by a party with the SEC and publicly available on EDGAR, at least three (3) business day prior to the date hereof and (d) the term “business day” means any day other than a Saturday, a Sunday or a day on which banks in Richmond, Virginia are authorized by law or executive order to be closed. The AMNB Disclosure Schedule and the Buyer Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. Nothing contained herein shall require any party or person to take any action in violation of applicable law.
9.7   Counterparts.   This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
9.8   Entire Agreement.   This Agreement (including the documents and instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
9.9   Governing Law; Jurisdiction.
(a)   This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to any applicable conflicts of law principles.
(b)   Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any state or federal court located in the Commonwealth of Virginia (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.5.
9.10   Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING

WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
9.11   Assignment; Third-Party Beneficiaries.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.6, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
9.12   Specific Performance.   The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.
9.13   Severability.   Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.
9.14   Confidential Supervisory Information.   Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(c) and as identified in 12 C.F.R. § 4.32(b) and Va. Code § 6.2-904(A)) of a Governmental Entity by any party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.
9.15   Delivery by Facsimile or Electronic Transmission.   This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.
[Signature Page Follows]

IN WITNESS WHEREOF, American National Bankshares Inc. and Buyer have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.
AMERICAN NATIONAL BANKSHARES INC.
By:
/s/ Jeffrey V. Haley

Name: Jeffrey V. Haley
Title:  President and Chief Executive Officer
ATLANTIC UNION BANKSHARES CORPORATION
By:
/s/ John C. Asbury

Name: John C. Asbury
Title:  President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

Annex B
FORM OF AFFILIATE AGREEMENT
THIS AFFILIATE AGREEMENT (the “Agreement”), dated as of July 24, 2023, is by and among Atlantic Union Bankshares Corporation, a Virginia corporation (“Buyer”), American National Bankshares Inc., a Virginia corporation (“AMNB”), and the undersigned shareholder [and director][and executive officer] of AMNB (the “Shareholder”), in such person’s capacity as a shareholder of AMNB, and not in his or her capacity as a director or officer of AMNB, as applicable. All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).
WHEREAS, concurrently with the execution of this Agreement, Buyer and AMNB are entering into an Agreement and Plan of Merger, dated as of the date hereof, between Buyer and AMNB (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, AMNB will merge with and into Buyer, with Buyer as the surviving corporation (the “Merger”), and American National Bank and Trust Company, a national banking association and wholly owned subsidiary of AMNB (“AMNB Bank”), will merge with and into Buyer Bank, a bank duly chartered under the laws of the Commonwealth of Virginia and wholly owned subsidiary of Buyer (“Buyer Bank”), with Buyer Bank as the surviving bank (together with the Merger, the “Mergers”);
WHEREAS, the Shareholder is a [director][officer] of AMNB and has beneficial ownership of and Sole Authority (defined below) over the number of shares of common stock, par value $1.00 per share, of AMNB (“AMNB Common Stock”) set forth opposite the Shareholder’s name on Schedule A hereto (the “Existing Shares” and together with any shares of AMNB Common Stock or other capital stock of AMNB and any securities convertible into or exchangeable for shares of AMNB Common Stock or other capital stock of AMNB, in each case that is subsequently acquired by the Shareholder during the term of this Agreement, are referred to herein as the “Shares”); provided, that the terms “Existing Shares” and “Shares” shall not include any securities beneficially owned by the Shareholder as a trustee or fiduciary and over which the Shareholder does not have Sole Authority, and this Agreement is not in any way intended to affect the exercise by the Shareholder of his or her fiduciary duties in respect of any such securities; and
WHEREAS, as a condition and material inducement to Buyer entering into the Merger Agreement, the Shareholder has agreed to enter into and perform this Agreement.
NOW, THEREFORE, in consideration of the covenants, representations, warranties and agreements set forth herein and in the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.   Agreement to Vote.
During the term of this Agreement and at the AMNB Meeting or at any other meeting of the shareholders of AMNB, however called, including any adjournment or postponement thereof, and in connection with any written consent of the shareholders of AMNB (collectively, the “AMNB Shareholder Meeting”), the Shareholder irrevocably and unconditionally agrees that it shall, in each case to the fullest extent that such matters are submitted for the vote or written consent of the Shareholder and that the Shares are entitled to vote thereon or consent thereto:
(a)   appear at each AMNB Shareholder Meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and
(b)   to vote (or cause to be voted) or deliver (or cause to be delivered) a written consent covering, all of the Shares, and to cause any holder of record of the Shares to vote all such Shares, in person or by proxy: (i) in favor of the approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Mergers, and any actions required in furtherance thereof, at the AMNB Shareholder Meeting; and (ii) against (A) any Acquisition Proposal, (B) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of AMNB under the Merger Agreement or of the Shareholder under this Agreement, and (C) any action, proposal, transaction or agreement that is intended or could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, frustrate the purposes of, or inhibit the timely consummation of the Mergers or the other transactions contemplated by the Merger Agreement or this Agreement or the fulfillment of AMNB’s or Buyer’s obligations or conditions under the Merger Agreement.
2.   Representations and Warranties and Covenants of Shareholder.
The Shareholder represents, warrants, covenants and/or agrees as follows:
(a)   Ownership.   The Shareholder is the beneficial owner of the Existing Shares, and all of the Shares owned by the Shareholder from the date hereof through and on the Closing Date will be beneficially owned by the Shareholder, in each case, subject to Section 13.1-662H of the Virginia Stock Corporation Act, as amended (the “VSCA”). Except for the Existing Shares, the Shareholder is not the beneficial or registered owner with Sole Authority of any other shares of AMNB Common Stock or rights to acquire shares of AMNB Common Stock as of the date hereof. The Shareholder has and will have, at all times through the Closing Date, (i) sole voting power, including the right to control such vote as contemplated herein, (ii) sole power of disposition, including the right to control any disposition, (iii) sole power to issue instructions with respect to the matters set forth in Section 1 hereof, including the right to control the making or issuing any such instructions, and (iv) sole power to agree to all of the matters set forth in this Agreement, including the right to cause such agreements (clause (i) through (iv), collectively, “Sole Authority”), in each case, with respect to all of the Shares, subject to Section 13.1-662H of the VSCA. The Shareholder has possession of an outstanding certificate or outstanding certificates representing all of the Shares (other than Shares held at the Depository Trust Company and/or in book-entry form) and such certificate or certificates does or do not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby. For purposes of this Agreement, the term “beneficial ownership” and correlative terms shall be interpreted in accordance with Rule 13d-3 under the Exchange Act.
(b)   Restrictions on Transfer.   During the term of this Agreement, the Shareholder will not (i) sell, pledge, hypothecate, tender, grant a security interest in, transfer or otherwise dispose of or grant or create a Lien in or upon, or gift or place in trust, any of the Shares and will not offer to make such a sale, transfer or other disposition or enter into any agreement, arrangement or understanding (other than a proxy for the purpose of voting the Shareholder’s Shares in accordance with Section 1 hereof) which would during that term (A) restrict, (B) establish a right of first refusal to, or (C) otherwise relate to, the transfer of the Shares (including transfer by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest in the Shares (including, but not limited to, any right or power to vote to which the Shareholder may be entitled, whether such right or power is granted by proxy or otherwise) or the record of legal or beneficial ownership of the Shares (“Transfer”), (ii) except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, take any action that could restrict or otherwise affect the Shareholder’s legal power, authority and right to vote all of the Shares then beneficially owned by him or her, or otherwise comply with and perform his or her covenants and obligations under this Agreement, or (iii) publicly announce any intention to do any of the foregoing. Any Transfer in violation of this provision shall be void. The Shareholder understands and agrees that if the Shareholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, AMNB shall not, and the Shareholder hereby unconditionally and irrevocably instructs AMNB to not (i) permit such Transfer on its books and records, (ii) issue a new certificate representing any of the Shares, or (iii) record such vote unless and until the Shareholder shall have complied with the terms of this Agreement.
(c)   Authority.   The Shareholder has full power, authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully the Shareholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms.

(d)   No Liens.   The Shareholder has good and marketable title to the Shares and the Shares and the certificates representing any of the Shares are now, and at all times during the term of this Agreement, will be, held by the Shareholder, or by a nominee or custodian for the benefit of the Shareholder, free and clear of all pledges, liens (statutory or other), mortgages, security interests, charges, options to purchase, leases, claims, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement) (each, a “Lien”), except for (i) any Liens arising hereunder, and (ii) Liens, if any, which have been disclosed on Schedule B attached hereto.
(e)   No Breach.   None of the execution and delivery of this Agreement nor the performance by the Shareholder of his or her obligations hereunder will result in a violation of, or a default under, result in the creation of any Liens on the assets of the Shareholder or conflict with, any law, order, contract, loan and credit arrangements, Liens, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or bound or to which the Shares are subject.
(f)   No Prior Proxies.   Except as contemplated by this Agreement, neither the Shareholder nor any of his or her affiliates has entered into any voting agreement or voting trust with respect to any Shares or entered into any other arrangement relating to the voting of the Shares. Any prior proxies or voting rights previously given by the Shareholder in respect of the Shares are revocable, and the Shareholder covenants that any such proxies or voting rights are hereby irrevocably revoked.
(g)   Consents and Approvals.   The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his or her obligations under this Agreement and the consummation by him or her of the transactions contemplated hereby will not, require the Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any third party or Governmental Entity. No consent or approval of Shareholder’s spouse is necessary under any “community property” or other laws in order for Shareholder to enter into and perform its obligations under this Agreement.
(h)   Absence of Litigation.   There is no suit, action, investigation or proceeding pending or, to the knowledge of the Shareholder, threatened against or affecting the Shareholder or any of his or her affiliates before or by any Governmental Entity that could reasonably be expected to impair the ability of the Shareholder to perform his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(i)   Statements.   The Shareholder shall not make any statement, written or oral, to the effect that he or she does not support the Mergers or that other shareholders of AMNB should not support the Mergers.
(j)   No Inconsistent Agreements.   Except for this Agreement, the Shareholder shall not (i) enter into at any time while this Agreement remains in effect, any voting agreement or voting trust or any other agreement, arrangement or understanding with respect to the Shares, (ii) grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney in contravention of the obligations of the Shareholder under this Agreement with respect to the Shares, (iii) commit any act that could restrict or affect his or her legal power, authority and right to vote any of the Shares then held of record or beneficially owned by the shareholder or otherwise reasonably be expected to prevent or disable the Shareholder from performing any of his or her obligations under this Agreement, (iv) take any action that would reasonably be expected to make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of impeding, preventing, delaying, interfering with, disabling or adversely affect the performance by, the Shareholder from performing any of his or her obligations under this Agreement, and (v) publicly announce any intention to do any of the foregoing.
(k)   Further Assurances.   From time to time, at the request of AMNB or Buyer and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement.

(l)   Disclosure.   The Shareholder hereby authorizes AMNB and Buyer to publish and disclose in any announcement or disclosure required by applicable law and any proxy statement filed in connection with the transactions contemplated by the Merger Agreement the Shareholder’s identity and ownership of the Shares and the nature of the Shareholder’s obligation under this Agreement.
(m)   No Fees.   The Shareholder has not employed any broker or finder or incurred any liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby.
(n)   Reliance by Buyer.   The Shareholder understands and acknowledges that Buyer is entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement and the representations and warranties of Shareholder contained herein.
3.   Certain Events.
The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person to which legal or beneficial ownership of the Shares shall pass, whether by operation of law or otherwise, including the Shareholder’s successors or assigns. In the event of any stock split, stock dividend, merger, exchange, reorganization, recapitalization or other change in the capital structure of AMNB affecting the Shares, the number of Shares subject to the terms of this Agreement shall be appropriately adjusted, and this Agreement and the obligations hereunder shall attach to any additional securities of AMNB issued to or acquired by the Shareholder, and the terms “Existing Shares” and “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction. The Shareholder hereby agrees to notify AMNB and Buyer as promptly as practicable (and in any event within two business days after receipt) in writing of the number of any additional shares of AMNB Common Stock or other securities of AMNB of which the Shareholder acquires legal or beneficial ownership on or after the date hereof.
4.   Capacity; Obligation to Vote.
Notwithstanding anything in this Agreement to the contrary, with respect to the terms of this Agreement relating to the Shares, this Agreement relates solely to the capacity of the Shareholder as a shareholder or other beneficial owner of the Shares and is not in any way intended to affect or prevent the exercise by the Shareholder of his or her responsibilities as a director or officer of AMNB, as applicable, to the extent permitted by the Merger Agreement or required by law.
5.   Acquisition Proposals.
The Shareholder shall not, and shall cause his or her affiliates and Representatives not to, directly or indirectly, (a) initiate, solicit, encourage or facilitate any inquiries or proposals with respect to any Acquisition Proposal, (b) engage or participate in any negotiations with any person concerning any Acquisition Proposal, (c) provide any confidential or nonpublic information or data to, have or participate in any discussions with any person relating to any Acquisition Proposal, (d) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined under the Exchange Act) with respect to an Acquisition Proposal or otherwise encourage or assist any party in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (e) initiate a shareholders’ vote or action by consent of Seller’s shareholders with respect to an Acquisition Proposal, (f) except by reason of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Seller that takes any action in support of an Acquisition Proposal, or (g) unless this Agreement has been terminated in accordance with its terms, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (whether written or oral, binding or nonbinding) in connection with or relating to any Acquisition Proposal.

6.   Term; Termination.
The term of this Agreement shall commence on the date hereof. This Agreement shall terminate upon the earlier of (i) the Effective Time of the Mergers, or (ii) termination of the Merger Agreement in accordance with Article VIII of the Merger Agreement; provided, that the provisions of Sections 6, 8, 9, 10, 11, 12, 13, 14, 15, 16 and 17 of this Agreement shall survive any termination of this Agreement. Other than as provided for herein, following the termination of this Agreement, there shall be no further liabilities or obligations hereunder on the part of the Shareholder, Buyer or AMNB, or their respective officers or directors, except that nothing in this Section 6 and no termination of this Agreement shall relieve any party hereto from any liability for fraud or breach of this Agreement.
7.   Stop Transfer Order.
In furtherance of this Agreement, as soon as practicable after the date hereof, the Shareholder shall hereby authorize and instruct AMNB to instruct its transfer agent to enter a stop transfer order with respect to all of Shares for the period from the date hereof through the date this Agreement is terminated in accordance with Section 6 hereof and agrees and that this Agreement places limits on the voting of the Shares subject to the provisions of this Agreement.
8.   Specific Performance.
The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.
9.   Amendments; Waivers.
This Agreement may not be amended or waived except by an instrument in writing signed on behalf of each of the parties hereto. If Section 1 of this Agreement is in conflict with any applicable banking law, the number of the Shares subject to Section 1 shall automatically be reduced to the minimum extent necessary to avoid such conflict. Such reduction shall be made pro rata among the Shareholder and any other shareholders of AMNB who have executed a voting agreement on the date hereof with substantially similar provisions based on the relative share of the Shares beneficially owned by such shareholders.
10.   Governing Law; Jurisdiction; Waiver of Jury Trial.
(a)   This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to any applicable conflicts of law principles.
(b)   Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any state or federal court located in the Commonwealth of Virginia (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 11.
(c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY

MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(C).
11.   Notices.
All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (A) with respect to Buyer or AMNB, the applicable address set forth in Section 9.5 of the Merger Agreement, and (B) with respect to the Shareholder, at the address for the Shareholder on Schedule A.
12.   Benefit of Agreement; Assignment.
(a)   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
(b)   The parties hereto agree and designate Buyer and AMNB as third-party beneficiaries of this Agreement, with Buyer and AMNB each having the right to enforce the terms hereof. Except as specifically provided in this Section 12, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
13.   Counterparts; Facsimile Signature.
This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

14.   Severability.
Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.
15.   No Ownership Interest.
Nothing contained in this Agreement shall be deemed to vest in AMNB or Buyer any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Shareholder, and AMNB or Buyer shall not have any authority to direct the Shareholder in the voting or disposition of any of the Shares, except as otherwise provided herein.
16.   Entire Agreement.
This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
17.   Interpretation.
The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement.
[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.
ATLANTIC UNION BANKSHARES CORPORATION
By:

Name: John C. Asbury
Title:  President and Chief Executive Officer
AMERICAN NATIONAL BANKSHARES INC.
By:

Name: Jeffrey V. Haley
Title:  President and Chief Executive Officer
SHAREHOLDER

Name:

SCHEDULE A
Number of Shares and Notice Information
Name	Share
Address for notice:
Name:
Street:
City, State:
Zip Code:
Telephone:
Fax:
Email:

SCHEDULE B
Liens
[None]

Annex C
July 24, 2023
The Board of Directors
American National Bankshares Inc.
628 Main Street
Danville, Virginia 24541
Members of the Board:
You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to the common shareholders of American National Bankshares Inc. (“American National”) of the Exchange Ratio (as defined below) in the proposed merger (the “Merger”) of American National with and into Atlantic Union Bankshares Corporation (“Atlantic Union”), pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and between American National and Atlantic Union. Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, at the Effective Time (as defined in the Agreement), by virtue of the Merger and without any action on the part of Atlantic Union, American National or the holder of any securities of Atlantic Union or American National, each share of common stock, par value $1.00 per share, of American National (“American National Common Stock”) issued and outstanding immediately prior to the Effective Time, except for shares of American National Common Stock owned by American National or Atlantic Union (in each case other than shares of American National Common Stock (i) held in trust accounts, managed accounts, mutual funds, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties or held in American National benefit plans or (ii) held, directly or indirectly, by American National or Atlantic Union in respect of debts previously contracted), shall be converted into the right to receive 1.35 shares of common stock, par value $1.33 per share, of Atlantic Union (“Atlantic Union Common Stock”). The ratio of 1.35 shares of Atlantic Union Common Stock for one share of American National Common Stock is referred to herein as the “Exchange Ratio.” The terms and conditions of the Merger are more fully set forth in the Agreement.
The Agreement further provides that, immediately following the Merger, American National Bank and Trust Company, a wholly-owned subsidiary of American National, will merge with and into Atlantic Union Bank, a wholly-owned subsidiary of Atlantic Union (the “Bank Merger”), pursuant to a subsidiary plan of merger.
KBW has acted as financial advisor to American National and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. We and our affiliates, in the ordinary course of our and their broker-dealer businesses (and further to existing sales and trading relationships between each of American National and Atlantic Union and a KBW broker-dealer affiliate), may from time to time purchase securities from, and sell securities to, American National and Atlantic Union. In addition, as a market maker in securities, we and our affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of American National or Atlantic Union for our and their own respective accounts and for the accounts of our and their respective customers and clients. We have acted exclusively for the board of directors of American National (the “Board”) in rendering this opinion and will receive a fee from

Keefe, Bruyette & Woods, A Stifel Company
787 Seventh Avenue • New York, New York 10019
212.887.7777 • www.kbw.com

American National for our services. A portion of our fee is payable upon the rendering of this opinion, and a significant portion is contingent upon the successful completion of the Merger. In addition, American National has agreed to indemnify us for certain liabilities arising out of our engagement.
Other than in connection with this present engagement, in the past two years, KBW has not provided investment banking or financial advisory services to American National. In the past two years, KBW has provided investment banking and financial advisory services to Atlantic Union and received compensation for such services. KBW acted as lead book-running manager in Atlantic Union’s December 2021 offering of subordinated notes. We may in the future provide investment banking and financial advisory services to American National or Atlantic Union and receive compensation for such services.
In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of American National and Atlantic Union and bearing upon the Merger, including among other things, the following: (i) a draft of the Agreement dated July 20, 2023 (the most recent draft made available to us); (ii) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2022 of American National; (iii) the unaudited quarterly financial statements and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 of American National; (iv) certain preliminary draft and unaudited financial results for the quarter ended June 30, 2023 of American National (provided by American National); (v) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2022 of Atlantic Union; (vi) the unaudited quarterly financial statements and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 of Atlantic Union; (vii) certain preliminary draft and unaudited financial results for the quarter ended June 30, 2023 of Atlantic Union (provided by Atlantic Union); (vii) certain regulatory filings of American National and Atlantic Union and their respective subsidiaries, including as applicable, the quarterly reports on Form FR Y-9C and the quarterly call reports required to be filed (as the case may be) with respect to each quarter during the three-year period ended December 31, 2022 and the quarter ended March 31, 2023; (ix) certain other interim reports and other communications of American National and Atlantic Union to their respective shareholders; and (x) other financial information concerning the businesses and operations of American National and Atlantic Union furnished to us by American National and Atlantic Union or that we were otherwise directed to use for purposes of our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of American National and Atlantic Union; (ii) the assets and liabilities of American National and Atlantic Union; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information for American National and Atlantic Union with similar information for certain other companies the securities of which are publicly traded; (v) financial and operating forecasts and projections of American National that were provided to and discussed with us by American National management and used and relied upon by us at the direction of such management and with the consent of the Board; (vi) publicly available consensus “street estimates” of Atlantic Union, as well as assumed long-term Atlantic Union growth rates provided to us by Atlantic Union management, all of which information was discussed with us by Atlantic Union management and used and relied upon by us based on such discussions, at the direction of American National management and with the consent of the Board; and (vii) estimates regarding certain pro forma financial effects of the Merger on Atlantic Union (including, without limitation, the cost savings expected to result or be derived from the Merger) that were provided to and discussed with us by Atlantic Union management and used and relied upon by us based on such discussions, at the direction of American National management and with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also participated in discussions held by the managements of American National and Atlantic Union regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. We have not been requested to assist, and have not assisted, American National with soliciting indications of interest from third parties regarding a potential transaction with American National.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to or discussed with us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of American National as to the reasonableness and achievability of the financial and operating forecasts and projections of American National referred to above (and the assumptions and bases therefor), and we have assumed that such forecasts and projections represent the best currently available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. We have further relied, with the consent of American National, upon Atlantic Union management as to the reasonableness and achievability of the publicly available consensus “street estimates” of Atlantic Union, the assumed long-term Atlantic Union growth rates, and the estimates regarding certain pro forma financial effects of the Merger on Atlantic Union (including, without limitation, the cost savings expected to result or be derived from the Merger), all as referred to above (and the assumptions and bases for all such information), and we have assumed that all such information represents, or in the case of the Atlantic Union “street estimates” referred to above that such estimates are consistent with, the best currently available estimates and judgments of Atlantic Union management and that the forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated.
It is understood that the portion of the foregoing financial information of American National and Atlantic Union that was provided to us was not prepared with the expectation of public disclosure and that all of the foregoing financial information, including the publicly available consensus “street estimates” of Atlantic Union referred to above, is based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions and, in particular, the widespread disruption, extraordinary uncertainty and unusual volatility arising from global tensions and political unrest, economic uncertainty, inflation, rising interest rates, the COVID-19 pandemic and, in the case of the banking industry, recent actual or threatened regional bank failures, including the effect of evolving governmental interventions and non-interventions) and, accordingly, actual results could vary significantly from those set forth in such information. We have assumed, based on discussions with the respective managements of American National and Atlantic Union and with the consent of the Board, that all such information provides a reasonable basis upon which we can form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof. We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either American National or Atlantic Union since the date of the last financial statements of each such entity that were made available to us. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for loan and lease losses for each of American National and Atlantic Union are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of American National or Atlantic Union, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of American National or Atlantic Union under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. We have made note of the classification by each of American National and Atlantic Union of its loans and owned securities as either held to maturity or held for investment, on the one hand, or held for sale, on the other hand, and have also reviewed reported fair value marks-to-market and other reported valuation information, if any, relating to such loans or owned securities contained in the respective financial statements of American National and Atlantic Union, but we express no view as to any such matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as our view of the actual value of any companies or assets.
We have assumed, in all respects material to our analyses, the following: (i) that the Merger and any related transactions (including, without limitation, the Bank Merger) will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which we have assumed will not differ in any respect material to our analyses from the draft reviewed by us and referred to above), with no adjustments to the Exchange Ratio and with no other consideration or payments in respect of American National Common Stock; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transactions and that all conditions to the completion of the Merger and any related transactions will be satisfied without any waivers or modifications to the Agreement or any of the related documents; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transactions, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of American National, Atlantic Union or the pro forma entity, or the contemplated benefits of the Merger, including without limitation the cost savings expected to result or be derived from the Merger. We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further been advised by representatives of American National that American National has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to American National, Atlantic Union, the Merger and any related transaction, and the Agreement. KBW has not provided advice with respect to any such matters.
This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Exchange Ratio in the Merger to the holders of American National Common Stock. We express no view or opinion as to any other terms or aspects of the Merger or any term or aspect of any related transactions (including the Bank Merger), including without limitation, the form or structure of the Merger or any such related transaction, any consequences of the Merger or any such related transaction to American National, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. There is currently significant volatility in the stock and other financial markets arising from global tensions and political unrest, economic uncertainty, inflation, rising interest rates, the COVID-19 pandemic and, in the case of the banking industry, recent actual or threatened regional bank failures, including the effect of evolving governmental interventions and non-interventions. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of American National to engage in the Merger or enter into the Agreement; (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by American National or the Board; (iii) the fairness of the amount or nature of any compensation to any of American National’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of American National Common Stock; (iv) the effect of the Merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of American National (other than the holders of American National Common Stock, solely with respect to the Exchange Ratio as described herein and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of Atlantic Union or any other party to any transaction contemplated by the Agreement; (v) the actual value of Atlantic Union Common Stock to be issued in the Merger; (vi) the prices, trading range or volume at which American National Common Stock or Atlantic Union Common Stock will trade following the public announcement of the Merger or the prices, trading range or volume at which Atlantic Union Common Stock will trade following the consummation of the Merger; (vii) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement; or (viii) any legal, regulatory, accounting, tax or similar matters relating to American National, Atlantic Union, their respective shareholders, or relating to or arising out of or as a consequence of the Merger or any related transactions (including the Bank Merger), including whether or not the Merger would qualify as a tax-free reorganization for United States federal income tax purposes.

This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger, or to any holder of American National Common Stock or any shareholder of any other entity as to how to vote in connection with the Merger or any other matter, nor does it constitute a recommendation regarding whether or not any such shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.
This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of American National Common Stock.
Very truly yours,
/s/ Keefe, Bruyette & Woods, Inc.
Keefe, Bruyette & Woods, Inc.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.
Indemnification of Directors and Officers.

The laws of the Commonwealth of Virginia pursuant to which Atlantic Union Bankshares Corporation, or Atlantic Union, is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. Atlantic Union’s articles of incorporation, which we refer to as the Atlantic Union articles, provide that, to the full extent permitted by the Virginia Stock Corporation Act, or VSCA, Atlantic Union is required to indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of Atlantic Union or brought by or on behalf of shareholders of Atlantic Union, by reason of the fact that he or she is or was a director or officer of Atlantic Union, or (ii) any director or officer who is or was serving at the request of Atlantic Union as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him or her in connection with such proceeding unless he or she engaged in willful misconduct or a knowing violation of criminal law.
Atlantic Union has purchased officers’ and directors’ liability insurance policies. Within the limits of their coverage, the policies insure (i) the directors and officers of Atlantic Union against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by Atlantic Union and (ii) Atlantic Union to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.
The VSCA establishes a statutory limit on liability of directors and officers of a corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation and authorizes a corporation, to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation’s articles of incorporation or bylaws; however, the liability of a director or officer shall not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law. The Atlantic Union articles eliminate the personal liability of directors and officers to Atlantic Union or its shareholders for monetary damages to the full extent permitted by Virginia law.
Item 21.
Exhibits and Financial Statement Schedules.

Exhibit Index
Exhibit	Description
2.1
Agreement and Plan of Merger, dated as of July 24, 2023, by and between Atlantic Union Bankshares Corporation and American National Bankshares Inc. (contained in Annex A to the proxy statement/prospectus which is included in this registration statement)**

3.1	Amended and Restated Articles of Incorporation of Atlantic Union Bankshares Corporation,
effective May 7, 2020 (incorporated by reference to Exhibit 3.1 to Atlantic Union’s Current Report on Form 8-K filed on May 7, 2020)
3.1.1	Articles of Amendment designating the 6.875% Perpetual Non-Cumulative Preferred Stock, Series A, of Atlantic Union Bankshares Corporation, effective June 9, 2020 (incorporated by reference to Exhibit 3.1 to Atlantic Union’s Current Report on Form 8-K filed on June 9, 2020)
3.2	Amended and Restated Bylaws of Atlantic Union Bankshares Corporation, effective as of
December 5, 2019 (incorporated by reference to Exhibit 3.3 to Atlantic Union’s Annual Report on
Form 10-K filed on February 25, 2020)
4.1	Specimen certificate of common stock of Atlantic Union Bankshares Corporation (incorporated by reference to Exhibit 4.1 to Atlantic Union’s Registration Statement on Form S-4 filed on August 16, 2017)
5.1*	Opinion of Rachael R. Lape, Executive Vice President, General Counsel and Corporate Secretary of Atlantic Union Bankshares Corporation, regarding the legality of the securities being registered
8.1	Opinion of Covington & Burling LLP regarding certain federal income tax matters

Exhibit	Description
8.2	Opinion of Williams Mullen regarding certain federal income tax matters
15.1	Acknowledgement of Ernst & Young LLP, Atlantic Union Bankshares Corporation’s independent registered accounting firm
21.1	Subsidiaries of Atlantic Union Bankshares Corporation (incorporated herein by reference to Exhibit 21.1 to Atlantic Union’s Annual Report on Form 10-K for the year ended December 31, 2022 filed February 24, 2023)
23.1*	Consent of Rachael R. Lape, Executive Vice President, General Counsel and Corporate Secretary of Atlantic Union Bankshares Corporation (contained in the opinion filed as Exhibit 5.1)
23.2	Consent of Covington & Burling LLP (contained in the opinion filed as Exhibit 8.1)
23.3	Consent of Williams Mullen (contained in the opinion filed as Exhibit 8.2)
23.4	Consent of Ernst & Young LLP, Atlantic Union Bankshares Corporation’s independent registered accounting firm
23.5	Consent of Yount, Hyde & Barbour, P.C., American National Bankshares, Inc.’s independent registered accounting firm
24.1*	Power of Attorney
99.1
Form of Affiliate Agreement, by and among Atlantic Union Bankshares Corporation, American
National Bankshares Inc. and directors and certain executive officers of American National
Bankshares Inc. (contained in Annex B to the proxy statement/prospectus which is included in this registration statement)

99.2	Consent of Keefe, Bruyette & Woods, Inc.
99.3*	Consent of Nancy Howell Agee
99.4*	Consent of Joel R. Shepherd
99.5	Form of proxy to be mailed to shareholders of American National Bankshares Inc.
107	Filing Fee Table

*
Previously filed.

**
The disclosure schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Atlantic Union agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Item 22.
Undertakings.

The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, referred to as the Securities Act, (2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement), and (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6)
That every prospectus (1) that is filed pursuant to paragraph (5) above, or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(9)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 26th day of September, 2023.
ATLANTIC UNION BANKSHARES CORPORATION
By:
/s/ John C. Asbury

John C. Asbury
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ John C. Asbury John C. Asbury	President and Chief Executive Officer and Director (principal executive officer)	September 26, 2023
/s/ Robert M. Gorman Robert M. Gorman	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	September 26, 2023
* Ronald L. Tillett	Director and Chairman of the Board of Directors	September 26, 2023
* Patrick E. Corbin	Director	September 26, 2023
* Rilla S. Delorier	Director	September 26, 2023
* Frank Russell Ellett	Director	September 26, 2023
* Patrick J. McCann	Director and Vice Chairman of the Board of Directors	September 26, 2023
* Thomas P. Rohman	Director	September 26, 2023
* Linda V. Schreiner	Director	September 26, 2023

Signature	Title	Date
* Thomas G. Snead, Jr	Director	September 26, 2023
* Keith L. Wampler	Director	September 26, 2023
* F. Blair Wimbush	Director	September 26, 2023
*By: /s/ John C. Asbury John C. Asbury Attorney-in-Fact